Exhibit 10.21

CREDIT AGREEMENT

DATED AS OF DECEMBER 4, 2020,

AMONG

CLEAR STREET LLC,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

AND

BMO HARRIS BANK N.A.,

AS ADMINISTRATIVE AGENT

BMO HARRIS BANK N.A.,

AS SOLE LEAD ARRANGER AND SOLE BOOK RUNNER

EXHIBIT A	—	Notice of Borrowing

EXHIBIT B	—	Revolving Note

EXHIBIT C	—	Compliance Certificate

EXHIBIT D	—	Eligible NSCC Margin Deposits

EXHIBIT E	—	Assignment and Assumption

SCHEDULE 2.1	—	Commitments

SCHEDULE 5.2	—	Subsidiaries

CREDIT AGREEMENT

This Credit Agreement is entered into as of December 4, 2020, by and among Clear Street LLC, a Delaware limited liability company (the “Borrower”), the several financial institutions from time to time party to this Agreement, as Lenders, and BMO Harris Bank N.A., as Administrative Agent as provided herein.

PRELIMINARY STATEMENT

The Borrower has requested, and the Lenders have agreed to extend, certain credit facilities on the terms and conditions of this Agreement.

Now, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. DEFINITIONS; INTERPRETATION.

Section 1.1. Definitions. The following terms when used herein shall have the following meanings:

“Account(s)” means one or more pledged accounts (i) maintained by the Administrative Agent with the DTC and (ii) in the name of and maintained with the Administrative Agent.

“Adequate Assurance Deposit” means an NSCC deposit requirement, in excess of ordinary course NSCC deposit requirements, pursuant to NSCC Rule 15, section 2(b).

“Administrative Agent” means BMO Harris Bank N.A., in its capacity as administrative agent hereunder, and any successor in such capacity pursuant to Section 9.6.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 20% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 20% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

“Agreement” means this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms hereof.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to the Borrower or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Patriot Act.

“Applicable Interest Rate” means (i) a rate per annum equal to Overnight Base Rate in effect from time to time plus 1.50% for the Margin Loans, and (ii) a rate per annum equal to Overnight Base Rate in effect from time to time plus 2.50% for the NSCC Loans, in each case with any change in the Applicable Interest Rate resulting from a change in the Overnight Base Rate to be effective as of the date of the relevant change in said Overnight Base Rate.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.2(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 4.1 or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

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“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrowing” means the total of Loans of a single type advanced by the Lenders. Borrowings of Loans are made and maintained ratably from each of the Lenders according to their Percentages. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the advance or payment of a Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England.

“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any of (a) the Cohen Affiliates ceases at any time and for any reason (including death or incapacity) to own, legally and beneficially, at least 50.1% of the Voting Stock of the Parent, (b) the failure of the Parent to own, directly or indirectly, less than 100% of the Voting Stock of the Borrower, (c) the failure of individuals who are members of the board of directors (or similar governing body) of the Borrower or the Parent on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the on date hereof or previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Borrower or the Parent, as applicable, or (d) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness of the Parent or the Borrower shall occur.

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“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 4.1 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Cohen Affiliates” means collectively (i) Uriel Cohen, (ii) any Family Member of Uriel Cohen, (iii) any trust or estate planning vehicle established for the benefit of Uriel Cohen or his Family Members, and (iv) any charitable trust controlled by any Person in clause (i), (ii) or (iii) above.

“Collateral” means the Margin Collateral and NSCC Margin Collateral, as the case may be.

“Commitment” means, as to any Lender, the obligation of such Lender to make Loans in an aggregate principal at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the aggregate Commitments of the Lenders is $75,000,000 on the Closing Date.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Event” means the advancing of any Loan.

“Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans at such time.

“Customer Loan” means any Margin Loan that has been designated by the Borrower in the Notice of Borrowing as a “Customer Loan”.

“Customer Loan Limit” means the Margin Borrowing Base as determined and computed with Customer Securities only.

“Customer Obligations” means all Obligations of the Borrower with respect to Customer Loans.

“Customer Securities” means, at any time, Collateral that is pledged at such time to the Administrative Agent to secure Customer Obligations.

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“Debt Subordination Agreement” means that certain Debt Subordination Agreement dated as of December 4, 2020 from WBI, LP in favor of the Administrative Agent and the Lenders, as such Debt Subordination Agreement may be amended, modified, supplemented or restated from time to time.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, at any time after the Closing Date (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

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“Designated Disbursement Account” means the account of the Borrower maintained with the Administrative Agent or its Affiliate and designated in writing to the Administrative Agent as the Borrower’s Designated Disbursement Account (or such other account as the Borrower and the Administrative Agent may otherwise agree from time to time).

“Designated Examining Authority” means the exchange that has been designated as the Borrower’s securities designated examining authority, as defined in Rule 15c3-l(c)(12) of the SEC.

“Designated Jurisdiction” means, at any time, any country, region or territory which is itself the subject or target of any Sanctions.

“Designated Seif-Regulatory Organization” shall have the meaning assigned to such term in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended.

“DTC” means The Depository Trust Company and its successors and assigns.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee’’ means any Person that meets the requirements to be an assignee under Section 11,2(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11,2(b)(iii)).

“Eligible Bond Security” means an Eligible Security that satisfies each of the following requirements:

(a) it is either (i) a bond issued by a corporation, partnership or limited liability company with a maturity date not less than one year from the date of issuance, or (ii) a marketable obligation of a State of the United States of America or any political subdivision, agency or instrumentality of any of the foregoing, or the District of Columbia, or (iii) a marketable obligation of any territory or local government of a State of the United States or any political subdivision, agency, or instrumentality of such territory or local government;

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(b) it has a Market Value of not less than $5.00;

(c) the issuer of such security has not defaulted in the payment when due of any principal of or interest on any debt securities issued by it or loans or other extensions of credit made to it;

(d) the issuer of such security (i) is not the subject of any bankruptcy, arrangement, receivership, conservatorship, reorganization proceeding or other proceeding for relief of debtors, (ii) is not insolvent, and (iii) has not admitted its inability to pay its debts generally;

(e) it is Investment Grade;

(f) would not cause the Market Value of such security issued by any one issuer and its Affiliates to exceed 15% of all of the Collateral; provided, that only the excess Market Value shall be excluded for purposes of determining the Margin Borrowing Base; and

(g) the issuer of such security is not an Affiliate of the Administrative Agent.

“Eligible Equity Security” means an Eligible Security that satisfies each of the following requirements:

(a) it is a security consisting of common stock and other equity securities of an issuer;

(b) it has a Market Value of at least $5.00;

(c) the issuer of such security (i) is not the subject of any bankruptcy, arrangement, receivership, conservatorship, reorganization proceeding or other proceeding for relief of debtors, (ii) is not insolvent, and (iii) has not admitted its inability to pay its debts generally;

(d) it would not cause the Market Value of such security to exceed 15% of the Market Value of all of the Collateral; provided, that only the excess Market Value shall be excluded for purposes of determining the Margin Borrowing Base; and

(e) the issuer of such security is not an Affiliate of the Administrative Agent.

“Eligible Federal Government Security” means an Eligible Security that satisfies each of the following requirements:

(a) it is a direct obligation of the United States of America or of any agency or instrumentality thereof whose obligations constitute the full faith and credit obligations of the United States of America;

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(b) the issuer of such security has not defaulted in the payment when due of any principal of or interest on any debt securities issued by it or loans or other extensions of credit made to it;

(c) the issuer of such security (i) is not the subject of any bankruptcy, arrangement, receivership, conservatorship, reorganization proceeding or other proceeding for relief of debtors, (ii) is not insolvent, and (iii) has not admitted its inability to pay its debts generally; and

(d) it is Investment Grade.

“Eligible NSCC Margin Deposits” means those NSCC Margin Deposits of the Borrower, excluding such portions of NSCC Margin Deposits that (a) relate to losses incurred by the Borrower for its own account or the account of any of its Subsidiaries or (b) as reasonably determined by the Borrower, acting in good faith, are subject to any counterclaim, deduction, defense, setoff or similar rights by NSCC or DTC other than to the extent constituting or arising out of the obligations for which such deposit was delivered (but only to the extent of any such counterclaim, deduction, defense, setoff or similar rights); provided, however, that the value of Eligible NSCC Margin Deposits shall not at any time exceed the NSCC Deposit Requirements applicable to the Borrower at such time.

“Eligible Security” means a security that satisfies each of the following requirements:

(a) it is traded on an Exchange and is not subject to any restriction on transfer (including without limitation Rule 144 and Rule 144A promulgated by the SEC);

(b) is not a security that has been held in the Borrower’s inventory for more than thirty (30) consecutive days;

(c) it is available to be pledged, repledged, hypothecated, rehypothecated, or otherwise transferred by the Borrower in favor the Administrative Agent;

(d) it is subject to a perfected first priority Lien in favor of the Administrative Agent and is free of all other Liens, adverse claims and other encumbrances of every type or nature whatsoever, including without limitation any of the foregoing in favor of any brokers;

(e) it is held in an Account;

(f) the Market Value of such security is readily available through the Reporting Service or is otherwise available to the Administrative Agent;

(g) if such security is a callable or convertible security it has not matured or been called prior to its stated maturity date;

(h) it is not an option, warrant, put, call, strip, repurchase agreement, reverse repurchase agreement, mutual fund share or interest, derivative or similar security; and

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(i) is not otherwise deemed to be ineligible in the reasonable judgment of the Administrative Agent (it being acknowledged and agreed that with five (5) Business Days prior written notice any such security or categories thereof may be deemed ineligible by the Administrative Agent acting in its reasonable judgment).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of section 414(b) or (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code and section 302 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate under, or the treatment of a Plan amendment as a termination under, Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the determination that any Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Reserve Percentage” means the maximum reserve percentage, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the relevant Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

“Event of Default” means any event or condition identified as such in Section 8.1.

“Excess Net Capital” means, as of any date the same is to be determined, the Borrower’s net capital as shown on line 3910 of the Borrower’s most recent FOCUS Part 2 report.

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“Exchange” means a nationally recognized securities exchange located in the United States of America or on a recognized over-the-counter market located in the United States of America.

“Excluded Accounts” means each of the Borrower’s deposit accounts maintained with the Administrative Agent as a “Special Reserve Account For the Exclusive Benefit of Customers” pursuant to Rule 15c3-3 of the Rules.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.15) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.1 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Family Member” means a Person who is a spouse, child, parent, brother, sister, brother- in-law or sister-in-law.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided that if the Federal Funds Rate as so determined would be less than one percent (1.00%), the Federal Funds Rate will be deemed to be one percent (1.00%) for purposes of this Agreement.

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“Fee Letter” means that certain letter agreement dated as of August 21,2020, between the Administrative Agent and the Borrower.

“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Firm Loan” means any Margin Loan that has been designated by the Borrower in the Notice of Borrowing as a “Firm Loan”.

“Firm Loan Limit” means the Margin Borrowing Base as determined and computed with Firm Securities only.

“Firm Obligations” means all Obligations of the Borrower with respect to Firm Loans to the Borrower.

“Firm Securities” means at any time, Collateral that is pledged at such time to the Administrative Agent to secure Obligations with respect to Firm Loans.

“Fitch” means Fitch, Inc.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain

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working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranty Agreement” means the guaranty agreement executed and delivered by the Parent in order to guarantee the Obligations or any part thereof in form and substance acceptable to the Administrative Agent, as such agreement may be amended, modified, or supplemented from time to time.

“Indebtedness” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than ninety (90) days past due), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person or any warrant, right or option to acquire such equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all net obligations (determined as of any time based on the termination value thereof) of such Person under any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes’’ means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Payment Date” means the last day of every calendar month and on the maturity date (whether by acceleration or otherwise).

“IRS” means the United States Internal Revenue Service.

“Investment Grade” means a security having a long-term rating of BBB or better by S&P, Baa or better by Moody’s, or BBB or better by Fitch; provided that if more than one long-term rating applies to such security, then the lowest rating shall apply.

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“Legal Requirement” means any treaty, convention, statute, law, common law, rule, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, whether federal, state, or local.

“Lenders” means and includes BMO Harris Bank N.A. and the other Persons listed on Schedule 2.1 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” is defined in Section 3.4.

“LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one month interest period as reported on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (ii) one (1) minus the Eurodollar Reserve Percentage, provided that in no event shall the “LIBOR Quoted Rate” be less than 0.00%.

“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Loan” is defined in Section 2.1, and as so defined, includes a Margin Loan and NSCC Loan, each of which is a “type” of Loan hereunder.

“Loan Documents” means this Agreement, the Notes (if any), the Guaranty Agreement, the Debt Subordination Agreement, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Margin Borrowing Base” means, as of any time it is to be determined, the sum of:

(a) 90% of the Market Value of Eligible Federal Government Securities; plus

(b) 90% of the Market Value of Eligible Bond Securities; plus

(c) 80% of the Market Value of Eligible Equity Securities.

“Margin Collateral” means and includes (a) the Accounts, (b) all securities and other Property described in each borrowing request (including a Notice of Borrowing) delivered to the Administrative Agent pursuant to this Agreement, (c) all other securities or Property delivered or deliverable on the sale, exchange, collection, reclassification, conversion, merger or consolidation and other dispositions of or distributions on any of the foregoing, and (d) any and all proceeds thereof (including all income payable thereon), both cash and non-cash.

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“Margin Loans” means Loans the proceeds of which are used to finance the purchase and settlement of securities and for the Borrower’s general working capital purposes.

“Margin Obligations” means all obligations of the Borrower to pay principal and interest on the Margin Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held, or acquired.

“Market Value” means, for each unit of a security of any class at a particular time, the closing price for such security for the immediately preceding Business Day reported by the Reporting Service, but excluding accrued and unpaid interest on interest-bearing securities from such determination.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, or condition (financial or otherwise) of the Borrower or of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder or (ii) the perfection or priority of any Lien granted under any Loan Document.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 11.3 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” and “Notes” each is defined in Section 2.8.

“Notice of Borrowing” means that certain Notice of Borrowing in the form of Exhibit A attached hereto or in such other form acceptable to the Administrative Agent.

“NSCC” means the National Securities Clearing Corporation.

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“NSCC Borrowing Base” means, as of any time it is to be determined, an amount equal to 80% of the excess, if any, of the Eligible NSCC Margin Deposits of the Borrower at such time over the Eligible NSCC Margin Deposits of the Borrower in effect as at the close of business on the day in the prior calendar month (or if the certificate for such prior calendar month with respect to the Borrower’s Eligible NSCC Margin Deposit has not been delivered pursuant to Section 6.5 hereof, the preceding calendar month) that was the day having the 10th lowest Eligible NSCC Margin Deposits of the Borrower during such calendar month; provided, that the NSCC Borrowing Base (after giving effect to the advance rate) shall not, at any time, exceed the amount of the Eligible NSCC Margin Deposits of the Borrower at such time.

“NSCC Deposit Requirements” means cash collateral requirements established by NSCC in connection with securities clearing services provided by NSCC, as such requirements may be amended, supplemented or otherwise modified from time to time.

“NSCC Margin Collateral” means all of the Borrower’s right, title and interest in (i) the right to the return from NSCC of NSCC Margin Deposits pursuant to the terms of the rules and procedures of the NSCC in effect from time to time, (ii) the Settlement Account, all balances in the Settlement Account, and all income, distributions, and sums distributable or payable from, upon, or in respect of the foregoing, and (iii) any and all proceeds thereof (including cash and noncash proceeds and all income payable on any of the foregoing items (i), (ii) or (iii), whether now owned or held or hereafter acquired.

“NSCC Margin Deposits “ means deposits made by the Borrower with NSCC in connection with securities clearing services provided to it by NSCC.

“NSCC Margin Loans” means Loans the proceeds of which are used to finance NSCC Deposit Requirements.

“NSCC Margin Obligations” means all obligations of the Borrower to pay principal and interest on the NSCC Margin Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held, or acquired.

“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.

“Organizational Documents” means the certificate of organization, limited liability company agreement, operating agreement, or such other agreement under which the Borrower or such Subsidiary is organized, as each of the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

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“Other Connection Taxes “ means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.15).

“Overnight Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) LIBOR Quoted Rate for such day, (b) the Target Rate for such day and (c) 0.25%; provided, that in the event that the LIBOR Quoted Rate is not available for any reason, then the Overnight Base Rate shall be the greater of clause (b) and (c) above without reference to clause (a) above.

“Parent” means Clear Street Holdings, LLC, a Delaware limited liability company.

“Participant” has the meaning assigned to such term in clause (d) of Section 11.2.

“Participant Register” has the meaning specified in clause (d) of Section 11.2.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and any sections of the Code or ERISA related thereto that are enacted after the date of this Agreement.

“Percentage” means, for each Lender, the percentage of the total Commitments represented by such Lender’s Commitment or, if the Commitments have been terminated or expired, the percentage of the total Credit Exposure then outstanding held by such Lender.

“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

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“Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

“PPE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Recipient” means (a) the Administrative Agent, and (b) any Lender, as applicable.

“Reg U” means Regulation U of the Board of Governors of the Federal Reserve System.

“Regulatory Authority” means Designated Examining Authority, Designated Self- Regulatory Organization, the SEC and all other examining and regulating authorities with jurisdiction over the Borrower or any Subsidiary.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reporting Service “ means ISDI-Interactive Data or, to the extent pricing and other market data is not available, any other independent pricing service selected by the Administrative Agent in accordance with its ordinary and customary business practices.

“Required Lenders” means, at any time, two or more Lenders having Total Credit Exposures representing more than 66.0% of the Total Credit Exposures of all Lenders. To the extent provided in the last paragraph of Section 11.3, the Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person means any executive officer or Financial Officer of such Person and any other officer, general partner or managing member or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement whose signature and incumbency shall have been certified to the Administrative Agent on or after the Closing Date pursuant to an incumbency certificate of the type contemplated by Section 4.1.

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“Rules “ means the rules and regulations of the SEC under the Securities Exchange Act of 1934, as amended concerning the hypothecation of Customer Securities, including Rule 8c-1, Rule 15c2-l, and Rule 15c3-3.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including the OFAC SDN List), the United States Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority, (b) any Person located, organized or resident in a Designated Jurisdiction or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) or (b) above.

“Sanctions” means all economic or financial sanctions, sectoral sanctions, secondary sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government (including those administered by OFAC or the United States Department of State) or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority with jurisdiction over the Borrower or any of its Subsidiaries or Affiliates.

“SEC” means the Securities and Exchange Commission.

“Settlement Account” means that certain account of the Borrower (account number 265- 6387) maintained with the Administrative Agent together with any account established in connection with any extension, renewal or substitution thereof, in each case as such Settlement Account may be renumbered or re-titled from time to time.

“Settlement Bank Obligations” means obligations of the Borrower owing to the Administrative Agent, in its capacity as the settlement bank, solely in connection with the settlement of securities.

“SIPA” means Securities Investor Protection Act of 1970, as amended.

“S1PC” means the Securities Investor Protection Corporation established pursuant to SIPA, or any other corporation that succeeds to the functions thereof.

“S&P” means Standard & Poor’s Ratings Services Group, a Standard & Poor’s Financial Services LLC business.

“Subordinated Debt” means Indebtedness which (i) qualifies as the Borrower’s regulatory capital calculated in accordance with Exchange Act Rule 15c3-l, (ii) is unsecured, and (iii) is subordinated in right of payment to the prior payment of the Obligations pursuant to subordination provisions reasonably acceptable to the Administrative Agent (which shall include the subordination provisions required pursuant to Appendix D to the Exchange Act Rule 15c3-1).

“Subsidiary” means, any corporation or other Person more than 50% of the ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by such parent corporation or organization or by one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.

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“Tangible Net Worth” means, at any time the same is to be determined, the difference between total assets of the Borrower, less the sum of (i) the aggregate book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and similar assets, (ii) the write-up of assets above cost and (iii) total liabilities and reserves of the Borrower, all as determined in accordance with GAAP.

“Target Rate” means, for any day, the rate per annum equal to the Federal Funds Target Range - Upper Limit as announced by the Federal Open Market Committee of the Federal Reserve Board; provided that in no event shall Target Rate be less than 0.00%.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means (i) December 3, 2021, (ii) the date upon which a Termination Event occurs, or (iii) or such earlier date on which the Commitment is terminated in whole pursuant to Section 2.14, 8.2 or 8.3.

“Termination Event” means the occurrence of any of the following:

(a) the NSCC requires the Borrower to make an Adequate Assurance Deposit or any other clearinghouse imposes a similar requirement on the Borrower;

(b) one or more Regulatory Authorities imposes fines, levies, or other monetary penalties (including the disgorgement of profits) against the Borrower in excess of $500,000 individually or in the aggregate;

(c) any Regulatory Authority requires that a material portion of the Borrower’s business be suspended or otherwise prohibited from operating for a period of five (5) or more Business Days, including, as applicable, the suspension, revocation or termination of the Borrower as a broker-dealer with the SEC or as a member of a Regulatory Authority;

(d) the Borrower enters into a settlement with any Person (including any Regulatory Authority), and the Borrower is obligated to pay an amount in excess of $500,000 as part of such settlement;

(e) one or more Regulatory Authorities imposes a fine, levy or other monetary penalty against the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer in excess of $100,000;

(f) the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer enters into a settlement with any Person (including any Regulatory Authority), and such Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer is obligated to pay an amount in excess of $100,000 as part of such settlement; or

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(g) the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer is suspended in any capacity for any reason for a period of five (5) or more Business Days or expelled by a Regulatory Authority.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Credit Exposure of such Lender at such time.

“Threshold Amount” means $1,500,000.

“Total Assets to Total Equity Ratio” means, at any time the same is to be determined, the ratio of (i) total assets of the Borrower and its Subsidiaries at such time, less assets constituting matched repos and matched securities loans to (ii) the difference between total assets of the Borrower and its Subsidiaries, less total liabilities and reserves of the Borrower and its Subsidiaries at such time, all as determined on a consolidated basis in accordance with GAAP.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Dollars” and “$” each means the lawful currency of the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in subsection (f) of Section 3.1.

“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Wholly-owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.

“Withholding Agent” means the Borrower and the Administrative Agent.

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“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zero Loan Day” means, at any time, a Business Day in which no principal amount of the NSCC Margin Loans is outstanding.

Section 1.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

Section 1.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 5.5 and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the

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same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof. Notwithstanding anything to the contrary contained herein or in the definition of “Capital Lease” or “Capitalized Lease Obligation”, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases in conformity with GAAP on the date hereof shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.4. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division (whether under Delaware law or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 2. THE FACILITIES.

Section 2.1. Revolving Facility. (a) Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Loan” and collectively for all the Lenders the “Loans”) in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of such Lender’s Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof. Each Borrowing of Loans shall be made ratably by the Lenders in proportion to their respective Percentages.

(b) The foregoing notwithstanding:

(i) the aggregate principal amount of Loans at any time outstanding shall not exceed the Commitments in effect at such time,

(ii) the aggregate principal amount of Margin Loans at any time outstanding shall not exceed the Margin Borrowing Base as then determined and computed,

(iii) the aggregate principal amount of NSCC Margin Loans at any time outstanding shall not exceed the NSCC Borrowing Base as then determined and computed,

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(iv) the aggregate principal amount of Customer Loans at any time outstanding shall not exceed the Customer Loan Limit,

(v) the aggregate principal amount of Firms Loans at any time outstanding shall not exceed the Firm Loan Limit, and

(vi) the Lenders shall not be obligated to make a NSCC Margin Loan during any calendar month if such NSCC Margin Loan would cause the number of Zero Loan Days during such calendar month to be less than eight (8).

Section 2.2. Applicable Interest Rates.

(a) Each Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days and the actual days elapsed on the unpaid principal amount thereof from the date such Loan is advanced until maturity (whether by acceleration or otherwise) at the Applicable Interest Rate, payable by the Borrower on each Interest Payment Date.

(b) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

Section 2.3. Minimum Borrowing Amounts; Maximum Eurodollar Loans. Each Borrowing advanced hereunder shall be in an amount not less than $100,000.

Section 2.4. Manner of Borrowing Loans and Designating Applicable Interest Rates.

(a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 2:30 p.m. (Chicago time) on the date the Borrower requests the Lenders to advance a Borrowing of a Loan. The Borrower shall give all such notices requesting the advance of a Borrowing to the Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing in a manner acceptable to the Administrative Agent), substantially in the form the Notice of Borrowing. Each such notice shall specify the date of the Loan requested (which must be a Business Day), the amount of such Loan, whether such Loan is a Customer Loan, Firm Loan, or NSCC Margin Loan, and, with respect to a Margin Loan, shall describe all Margin Collateral being transferred into the Account with such detail as the Administrative Agent may require, including which such securities delivered (including any securities that are listed on a schedule to be delivered) pursuant hereto are Customer Securities or Firm Securities. The Borrower shall be deemed to warrant to the Administrative Agent with each such delivery of securities that it has full legal power and authority to grant to the Administrative Agent a first security interest in the Margin Collateral consisting of Customer Securities. All Customer Loans shall be secured by Customer Securities and no Customer Securities will be substituted hereunder for Firm Securities. No Customer Securities shall be pledged hereunder to secure Firm Obligations. The Borrower agrees that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

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(b) Notice to the Renders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from the Borrower received pursuant to Section 2.4(a) above.

(c) Disbursement of Loans. Not later than 3:30 p.m. (Chicago time) on the date of any requested advance of a Borrowing, subject to Section 4, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois (or at such other location as the Administrative Agent shall designate). The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at the Administrative Agent’s principal office in Chicago, Illinois (or at such other location as the Administrative Agent shall designate), by depositing or wire transferring such proceeds to the credit of the Borrower’s Designated Disbursement Account or as the Borrower and the Administrative Agent may otherwise agree.

(d) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to 3:30 p.m. (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.5. Maturity of Loans. Each Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Termination Date.

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Section 2.6. Prepayments.

(a) Optional. The Borrower shall have the privilege of prepaying the Loans in whole or in part (but, if in part, then in an amount not less than $100,000), at any time upon prior notice to the Administrative Agent (such notice if received subsequent to 2:30 p.m. (Chicago time) on a given day to be treated as though received at the opening of business on the next Business Day) by paying to the Administrative Agent the principal amount to be prepaid and if such a prepayment prepays the Note in full and is accompanied by the termination of the Commitment in whole, accrued interest thereon to the date of prepayment.

(b) Mandatory, (i) (A)The Borrower covenants and agrees that if at any time the sum of the principal amount of the Margin Loans then outstanding shall be in excess of the Margin Borrowing Base as then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Obligations.

(8) The Borrower covenants and agrees that if at any time the sum of the principal amount of the NSCC Margin Loans then outstanding shall be in excess of the NSCC Borrowing Base as then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Obligations

(i) If at any time the sum of the unpaid principal balance of the Customer Loans then outstanding shall be in excess of the Customer Loan Limit then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Customer Loans.

(ii) If at any time the sum of the unpaid principal balance of the Firm Loans then outstanding shall be in excess of the Firm Loan Limit then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Firm Loans.

(iii) The Borrower shall, without notice or demand, prepay any NSCC Margin Loan in full on the earlier to occur of (a) the date upon which the NSCC Margin Deposits funded from the proceeds of such NSCC Margin Loan are returned to the Borrower, and (b) the date which is five (5) days after the date of such NSCC Margin Loan was advanced.

(iv) Without limiting the Borrower’s obligation to repay the NSCC Margin Loans pursuant to any other provision of this Section 2.6(b), on any Business Day in a calendar month (other than the last Business Day in a calendar month), if (A) the sum of (x) the number of Business Days remaining in such calendar month (not including such Business Day) plus (y) the number of Zero Loan Days occurring in such calendar month on or prior to such Business Day is less than (B) eight (8), then the Borrower shall not later than 3:00 pan. on such Business Day, without notice or demand, prepay over the full amount of all outstanding NSCC Margin Loans to the Administrative Agent as and for a mandatory prepayment on the Obligations.

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(c) Any amount of Loans paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

Section 2.7. Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and other amounts at a rate per annum equal to:

(a) for any Loan, the sum of 2.0% plus the Applicable Interest Rate from time to time in effect with respect to such Loan; and

(b) for any other amount owing hereunder not covered by clause (a) above, the sum of 2% plus the Applicable Interest Rate from time to time in effect;

provided, however, that in the absence of acceleration pursuant to Section 8.2 or 8.3, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower (which election may be retroactively effective to the date of such Event of Default). While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

Section 2.8. Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c) The entries in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d) Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit B (such promissory notes being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the Commitment. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 11.2) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 11.2, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

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Section 2.9 Fees.

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Percentages a commitment fee at the rate per annum equal to 0.50% (computed on the basis of a year of 360 days and the actual number of days elapsed) times the daily amount by which the aggregate Commitments exceeds the principal amount of Loans then outstanding. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the Closing Date) and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

(b) Administrative Agent Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit, the fees agreed to between the Administrative Agent and the Borrower in the Fee Letter.

Section 2.10. Place and Application of Payments. All payments of principal of and interest on the Loans and all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 3:00 p.m. (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), for the benefit of the Lender(s) entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.

Section 2.11. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

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Section 2.12. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day.

Section 2.13. Account Debit. The Borrower hereby irrevocably authorizes the Administrative Agent to charge any of the Borrower’s deposit accounts maintained with the Administrative Agent (other than the Excluded Accounts) for the amounts from time to time necessary to pay any then due Obligations; provided that the Borrower acknowledges and agrees that the Administrative Agent shall not be under an obligation to do so and the Administrative Agent shall not incur any liability to the Borrower or any other Person for the Administrative Agent’s failure to do so.

Section 2.14. Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days’ prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Percentages, provided that the Commitments may not be reduced to an amount less than the aggregate principal amount of Loans then outstanding. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Commitments. Any termination of the Commitments pursuant to this Section may not be reinstated.

Section 2.15. Replacement of Lenders. If any Lender requests compensation under Section 3.2, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.4, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.2), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or Section 3.2) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

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(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.2;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.2 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.16. Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.7 hereto shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this

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Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Percentages of the Commitments.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Percentages of the relevant Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 3. TAXES; CHANGE IN CIRCUMSTANCES , INCREASED COSTS , AND FUNDING INDEMNITY.

Section 3.1. Taxes.

(a) Certain Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Parent or the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable

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Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Parent or the Borrower shall be increased as necessary so that after such deduction or withholding of Indemnified Taxes has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Parent and the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.2(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Parent or the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.1 (g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in form and substance acceptable to the Administrative Agent to the effect that such Foreign Lender is not a “bank”

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within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate in form and substance acceptable to the Administrative Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate in form and substance acceptable to the Administrative Agent on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 147l(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

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(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.2. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or such other Recipient of participating in, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

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(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.3. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit.

Section 3.4. Lending Offices; Mitigation Obligations. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified in its Administrative Questionnaire (each a “Lending Office”) for each Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. If any Lender requests compensation under Section 3.2, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.2, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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Section 4. CONDITIONS PRECEDENT.

Section 4.1. Initial Credit Event. Before or concurrently with the initial Credit Event:

(a) the Administrative Agent shall have received this Agreement duly executed by the Borrower and the Lenders;

(b) if requested by any Lender, the Administrative Agent shall have received for such Lender such Lender’s duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 2.8;

(c) the Administrative Agent shall have received the Guaranty Agreement duly executed by the Parent;

(d) the Administrative Agent shall have received UCC financing statements to be filed against the Borrower, as debtor, in favor of the Administrative Agent, as secured party;

(e) the Administrative Agent shall have received copies of the Parent’s and the Borrower’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);

(f) the Administrative Agent shall have received copies of resolutions the Parent’s and the Borrower’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on the Parent’s and the Borrower’s behalf, all certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);

(g) the Administrative Agent shall have received copies of the certificates of good standing for the Parent and the Borrower (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization;

(h) the Administrative Agent shall have received a list of the Borrower’s Authorized Representatives;

(i) the Administrative Agent shall have received a certificate as to the Borrower’s Designated Disbursement Account;

(j) the Administrative Agent shall have received the initial fees called for by Section 2.9, including an upfront fee equal to 0.20% of the Commitments in effect on the Closing Date, which such upfront fee shall be shared ratably with the Lenders based on the Percentages;

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(k) the Administrative Agent shall have received copies of all documents evidencing preferred equity and subordinated debt of the Borrower, which such documents shall be in form and substance reasonably satisfactory to the Administrative Agent;

(l) the Administrative Agent shall have received a certificate in the form of Exhibit C attached hereto dated as of the date hereof evidencing that the Borrower is in compliance with the financial covenants set forth in Section 7.12 hereof on a pro forma basis after giving effect to any Loan hereunder;

(m) the Administrative Agent shall have received a certificate signed by an officer of the Borrower confirming that the conditions set forth in Sections 4.1,4.2(a) and 4.2(b) hereof have been satisfied as of the date of this Agreement;

(n) the Administrative Agent shall have received evidence satisfactory to it that the Borrower is a broker-dealer regulated by the SEC and the Designated Examining Authority;

(o) the Administrative Agent shall have received evidence satisfactory to it that the Borrower has directed NSCC to return NSCC Margin Deposits to the Borrower by deposit into the Settlement Account;

(p) the Administrative Agent shall have received financing statement, tax, and judgment lien search results against the Parent, the Borrower and their Property evidencing the absence of Liens thereon except as permitted by Section 7.2;

(q) the Administrative Agent shall have received pay-off letters from secured creditors of the Borrower (other than secured parties intended to remain outstanding after the Closing Date with Indebtedness and Liens permitted by Sections 7.1 and 7.2) setting forth, among other things, the total amount of indebtedness outstanding and owing to them (or outstanding letters of credit issued for the account of the Borrower), which pay-off letters shall be in form and substance acceptable to the Administrative Agent;

(r) the Administrative Agent shall have received the favorable written opinion of counsel to the Parent and the Borrower, in form and substance satisfactory to the Administrative Agent;

(s) the Administrative Agent shall have received the FOCUS Part 2 of the Borrower as at September 30, 2020, which such report shall be in form and substance acceptable to the Administrative Agent;

(t) each of the Lenders shall have received, in advance of the Closing Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and the information described in Section 11.19; and the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 (or its equivalent) for the Parent and the Borrower;

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(u) at least five days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver a Beneficial Ownership Certification in relation to it;

(v) the Administrative Agent shall have received the fully executed Debt Subordination Agreement from WBI, LP, which such agreement shall be on terms and conditions reasonably acceptable to the Administrative Agent; and

(w) the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

Section 4.2. All Credit Events. At the time of each Credit Event hereunder:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;

(b) no Default shall have occurred and be continuing or would occur as a result of such Credit Event;

(c) the Administrative Agent shall have received a Notice of Borrowing, which shall include evidence that after giving effect to such Credit Event: (i) the aggregate principal amount of all Loans outstanding under this Agreement shall not exceed the Commitment; (ii) the aggregate principal amount of Margin Loans at any time outstanding shall not exceed the Margin Borrowing Base as then determined and computed, (iii) the aggregate principal amount of NSCC Margin Loans at any time outstanding shall not exceed the NSCC Borrowing Base as then determined and computed, (iv) the aggregate principal amount of Customer Loans at any time outstanding shall not exceed the Customer Loan Limit, and (v) the aggregate principal amount of Firms Loans at any time outstanding shall not exceed the Firm Loan Limit;

(d) after giving effect to such extension of credit, the number of Zero Loan Days during the current calendar month shall not be less than eight (8); and

(e) such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in subsections (a) through (d), both inclusive, of this Section.

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Section 5. REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

Section 5.1. Organization and Qualification. The Borrower is duly organized, validly existing, and in good standing as a limited liability company under the laws of the State of Delaware, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying where the failure to do so would reasonably be expected to have a Material Adverse Effect.

Section 5.2. Subsidiaries. Each Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying where the failure to do so would reasonably be expected to have a Material Adverse Effect. Schedule 5.2 hereto identifies each Subsidiary, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 5.2 as owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary, other than with respect to shares of capital stock or other equity interests of any Subsidiary that may be acquired after the date of this Agreement.

Section 5.3. Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to grant to the Administrative Agent the Liens described in the Loan Documents, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. The Loan Documents delivered by the Borrower have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of the Borrower enforceable against each of them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrower of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of applicable law or any judgment, injunction, order or decree binding upon the Borrower or any provision of the Organizational Documents of the Borrower, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Borrower or any Subsidiary or any of their respective Property, in each case where such contravention or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary other than the Liens granted in favor of the Administrative Agent pursuant to the Loan Documents.

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Section 5.4. Use of Proceeds. The Borrower shall use the proceeds of the Loans solely (i) to finance the purchase and settlement of securities, (ii) to finance NSCC Deposit Requirements (other than an Adequate Assurance Deposit), and (iii) for the Borrower’s general working capital purposes.

Section 5.5. Financial Reports. The balance sheet of the Borrower as at December 31, 2019, and the related statements of income, retained earnings, and cash flows of the Borrower for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of RSM US LLP, independent public accountants, and a FOCUS Part 2 of the Borrower as at September 30, 2020, and the related statements of income, retained earnings, and cash flows of the Borrower for the nine (9) months then ended, heretofore furnished to the Administrative Agent, fairly present the financial condition of the Borrower as at said dates and the results of its operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. The Borrower does not have any contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 6.5 hereof.

Section 5.6. No Material Adverse Change. Since December 31, 2019, there has been no change in the condition (financial or otherwise) or business of the Borrower or of the Borrower and its Subsidiaries taken as a whole except those occurring in the ordinary course of business, none of which individually or in the aggregate would be expected to have a Material Adverse Effect.

Section 5.7. Full Disclosure. The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent Administrative Agent and the Lenders acknowledging that as to any projections furnished to them, the Borrower only represents that the same were prepared on the basis of information, assumptions and estimates the Borrower believed to be reasonable at the time made and that actual results during the period or periods covered by any such projections may differ from projected or forecasted results.

Section 5.8. Trademarks, Franchises, and Licenses. The Borrower and its Subsidiaries own, possess, or have the right to use all patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their business as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

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Section 5.9. Governmental Authority and Licensing. The Borrower and its Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same would reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, would reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of the Borrower, threatened.

Section 5.10. Good Title. The Borrower and its Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries furnished to the Administrative Agent (except for sales of assets by the Borrower and its Subsidiaries in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 7.2 hereof and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such assets for their intended purposes.

Section 5.11. Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary or any of their Property which, if adversely determined would reasonably be expected to have a Material Adverse Effect.

Section 5.12. Taxes. All material Tax returns required to be filed by the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all material Taxes upon the Borrower or any Subsidiary or upon any of their Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. The Borrower does not know of any proposed additional material Tax against it or its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for Taxes on the books of the Borrower and its Subsidiaries have been made for all open years, and for the current fiscal period.

Section 5.13. Approvals. No authorization, consent, license or exemption from, or filing or registration with, or approval of any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower of any Loan Document, except for (i) such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect and (ii) filings which are necessary to perfect the security interests under the Loan Documents.

Section 5.14. Affiliate Transactions. Neither the Borrower nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

Section 5.15. Investment Company. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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Section 5.16. ERISA. (a) Each Plan is in material compliance with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Borrower, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that have not been corrected under established IRS or US Department of Labor correction programs.

(c) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, would reasonably be expected to constitute or result in an ERISA Event with respect to any Plan that, either individually or in the aggregate, would result in material liability.

(d)(i) the present value of all accrued benefits under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, and (ii) as of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero.

Section 5.17. Compliance with Laws. The Borrower and its Subsidiaries are in compliance with all Legal Requirements applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non-compliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the Legal Requirements of applicable federal, state or local environmental, health, and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, where any such non-compliance or remedial action, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.18. Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws. (a) None of the Parent, the Borrower, any of their Subsidiaries, any director, officer or employee of the Parent, the Borrower or any of their Subsidiaries, nor, to the knowledge of the Borrower, any agent or representative of the Parent, the Borrower or any of their Subsidiaries, is a Sanctioned Person or currently the subject or target of any Sanctions.

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(b) The Parent, the Borrower, each of their Subsidiaries, and each of their respective directors, officers and employees, and, to the knowledge of the Borrower, each of the Parent’s, the Borrower’s and their Subsidiaries’ respective agents and representatives, is in compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(c) The Parent, the Borrower and their Subsidiaries have instituted and maintain in effect policies and procedures reasonably designed to ensure compliance by the Parent, the Borrower, and their Subsidiaries’ respective directors, officers, employees and agents (acting in their capacity as such) with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

Section 5.19. EEA Financial Institution. The Borrower is not an EEA Financial Institution.

Section 5.20. Other Agreements. Neither the Borrower nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Borrower, any Subsidiary or any of their Property, which default if uncured would be expected to have a Material Adverse Effect.

Section 5.21. Solvency. The Borrower is solvent, able to pay its debts as they become due, and has sufficient capital to carry on its business and all businesses in which it is about to engage.

Section 5.22. No Default or Termination Event. No Default has occurred and is continuing. No Termination Event has occurred.

Section 5.23. Registration; Qualifications. The Borrower (i) has been duly registered with the SEC as a registered broker dealer, is approved as a clearing corporation of DTC and the National Securities Clearing Corporation, (iii) is an “exempted borrower” within the meaning of Reg U of the Board of Governors of the Federal Reserve System, and (iv) is excluded as a “Legal Entity Customer” for purposes of the beneficial ownership rule under 31 CFR 1010.230.

Section 5.24. S1PC Assessments. The Borrower is not in arrears with respect to any assessment made upon it by the SIPC.

Section 5.25. Designated Examining Authority. Financial Industry Regulatory Authority (“FINRA “) has been designated as the Designated Examining Authority for the Borrower, and the Borrower’s Designated Self-Regulatory Organizations are FINRA and the New York Stock Exchange.

Section 5.26. Perfection of Security Interest. Upon the crediting of Collateral to the Accounts or as otherwise specified in Section 10 hereof, the Administrative Agent shall have “control” over such Collateral (as such term is defined under Section 8-106 of the Uniform Commercial Code) and shall have a perfected pledge of and security interest in such Collateral and all proceeds thereof (subject to Section 9-315 of the Uniform Commercial Code), which security interest shall be prior to all other interests in such Collateral to the extent provided under Articles 8 and 9 of the Uniform Commercial Code.

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Section 5.27. Ownership, No Liens, etc. Immediately before giving effect to each delivery of Collateral by the Borrower to the Administrative Agent, the Borrower has the authority to pledge, repledge, hypothecate, rehypothecate, or otherwise transfer the Collateral and will have the right to receive all payments on such Collateral, in each case free and clear of all Liens and adverse claims other than the Lien of the Administrative Agent and any interests in such Collateral created or permitted to exist under this Agreement.

Section 5.28. Valid Security Interest. The delivery of Collateral to the Administrative Agent, together with the actions described in the foregoing Section 5.26, is effective to create a valid, perfected, first priority security interest in all such Collateral and all proceeds thereof, securing the Obligations. No filings or other actions will be necessary to perfect such security interest.

Section 5.29. Broker Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated thereby; and the Borrower hereby indemnifies the Administrative Agent against, and agrees that it will hold the Administrative Agent harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.

Section 6. AFFIRMATIVE COVENANTS.

The Borrower agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 11.3:

Section 6.1. Maintenance of Business. The Borrower shall, and shall cause each Subsidiary to, preserve and maintain its existence, except as otherwise provided in Section 7.4(c). The Borrower shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 6.2. Maintenance of Properties. The Borrower shall maintain, preserve, and keep its property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted); shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained; and shall cause each Subsidiary to do so in respect of Property owned or used by it, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 6.3. Taxes and Assessments. The Borrower shall duly pay and discharge, and shall cause each of its Subsidiaries to duly pay and discharge, all material Taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

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Section 6.4. Insurance. The Borrower shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including, without limitation, employers’ and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall, upon request of the Administrative Agent, furnish to the Administrative Agent a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section 6.4.

Section 6.5. Financial Reports; Notices. The Borrower shall, and shall cause each of their Subsidiaries to, maintain proper books of records and accounts reasonably necessary to prepare financial statements required to be delivered pursuant to this Section 6.5 in accordance with GAAP and shall furnish to the Administrative Agent and each Lender:

(a) as soon as available, and in any event within 45 days after the last day of each month of the Borrower, a copy of financial statements and reports of the Borrower, including a calculation of the Borrower’s Net Capital, for each monthly accounting period consisting of a balance sheet and a profit and loss statement of the Borrower in the form of Focus-Part 2 prepared by the Borrower as of the end of and for such month in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments) and certified by its chief financial officer or such other officer acceptable to the Administrative Agent;

(b) as soon as available, and in any event within 90 days after the last day of each fiscal year of the Borrower, copies of the consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such period and the consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for such period, and accompanying notes thereto, each in reasonable detail, accompanied by an unqualified opinion (subject to normal year-end adjustments and except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by Borrower’s independent certified public accountants) thereon of a firm of independent public accountants of recognized national standing, selected by the Borrower and reasonably satisfactory to the Administrative Agent, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

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(c) as soon as available, and in any event no later than 90 days after the last day of each fiscal year of the Parent, a copy of the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as of the last day of such period and the consolidated and consolidating statements of income, retained earnings, and cash flows of the Parent and its Subsidiaries for the fiscal year then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Parent in accordance with GAAP and certified to by its chief financial officer or such other officer acceptable to Administrative Agent;

(d) as soon as available, and in any event within five (5) days after the close of each fiscal month, a certificate in the form of Exhibit D attached hereto from the Borrower indicating the Eligible NSCC Margin Deposits of the Borrower in effect for each Business Day in the most recently ended fiscal month;

(e) as soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, any additional written reports or management letters concerning significant aspects of the Borrower’s affairs given to its managers (or other governing body) by its independent public accountants in connection with the audit of the Borrower;

(f) promptly after knowledge thereof shall have come to the attention of any Responsible Officer of the Borrower, written notice of (i) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against the Parent, the Borrower or any Subsidiary or any of their Property which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (ii) the occurrence of any Default hereunder, or, (iii) the occurrence of any Material Adverse Effect, or (iv) any ERISA Event;

(g) promptly after receipt thereof, and in any event within five (5) Business Days after receipt thereof, a copy of any financial report performed or required to be performed by any Designated Examining Authority of the Borrower and permitted to be disclosed under applicable law;

(h) notice of any Change of Control or the occurrence of any Termination Event;

(i) promptly after it is filed with the SEC, and in any event within five (5) Business Days after sending or filing thereof, copies of each regular, periodic or special report, registration statement or prospectus, if any (including all Form 10-K, Form 10-Q and Form 8-K reports) filed publicly by the Parent, the Borrower or any Subsidiary with any securities exchange or the SEC;

(j) promptly after receipt thereof, a copy of notice of any material noncompliance with any applicable law, regulation or guideline relating to the Parent, the Borrower or any Subsidiary or their respective business;

(k) as soon as available, and in any event within 45 days after the last day of each month, a written certificate in the form attached hereto as Exhibit C signed by a Financial Officer of the Borrower to the effect that to the best of such officer’s knowledge and belief no Default has occurred during the period covered by such statements or, if any such Default has occurred during such period, setting forth a description of such Default and specifying the action, if any, taken by the Borrower or its Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 7.12 (Financial Covenants); and

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(l) promptly, from time to time, (i) such other information regarding the operations, business affairs and financial condition of the Parent, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act or other applicable Anti-Corruption Laws and the Beneficial Ownership Regulation.

Section 6.6. Inspection. The Borrower shall, and shall cause each Subsidiary to, permit the Administrative Agent and each Lender, and each of their duly authorized representatives and agents to visit and inspect any of the Properties, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, its officers, employees, and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with the Administrative Agent and the Lenders the finances and affairs of the Borrower and of each Subsidiary) during business hours at such reasonable times and reasonable intervals as the Administrative Agent or any such Lender may designate; provided that, excluding any inspections during the continuation of an Event of Default, the Administrative Agent or such Lender shall provide reasonable prior notice of its exercise of such inspection rights and the Administrative Agent and each Lender, collectively, shall not exercise such inspection rights more often than one time during any calendar year.

Section 6.7. ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws; (b) cause each Plan which is qualified under section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to the Pension Funding Rules.

Section 6.8. Compliance with Laws. The Borrower shall, and shall cause each Subsidiary to, comply in all respects with all Legal Requirements applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of the Collateral.

Section 6.9. Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. (a) The Borrower shall at all times comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to the Borrower and shall cause each of its respective Subsidiaries to comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to such Persons.

(b) The Borrower shall provide the Administrative Agent and the Lenders any information regarding the Parent, the Borrower and each of their respective owners, Affiliates, and Subsidiaries necessary for the Administrative Agent and each Lender to comply with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, subject however, in the case of Affiliates, to the Borrower’s ability to provide information applicable to them.

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(c) The Borrower will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Parent, the Borrower, their Subsidiaries, and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti Money- Laundering Laws and Sanctions.

Section 6.10. Formation of Subsidiaries. Promptly upon the formation or acquisition of any Subsidiary, the Borrower shall provide the Administrative Agent notice thereof (at which time Schedule 5.2 shall be deemed amended to include reference to such Subsidiary).

Section 6.11. Use of Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 5.4. None of the proceeds from the Loans shall be used to make any Adequate Assurance Deposit.

Section 6.12. Settlement Account. The Borrower shall at all times maintain the Settlement Account with the Administrative Agent and the Administrative Agent shall at all times be designated with DTC and NSCC as the Administrative Agent’s settlement bank. The Borrower shall, and shall cause its Subsidiaries to, promptly remit all assets of the Borrower’s customers from the Settlement Account into another account not subject to the Administrative Agent’s Lien granted hereunder.

Section 7. NEGATIVE COVENANTS AND FINANCIAL COVENANTS.

The Borrower agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 11.3:

Section 7.1. Borrowings and Guaranties. The Borrower shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create, or have outstanding any Indebtedness, or incur liabilities for interest rate, currency, or commodity cap, collar, swap, or similar hedging arrangements, or be or become liable as endorser, guarantor, surety, or otherwise for any Indebtedness or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, to supply funds thereto or to invest therein, or to otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not restrict nor operate to prevent:

(a) the Obligations of the Borrower and its Subsidiaries owing to the Administrative Agent and the Lenders under the Loan Documents, and any Indebtedness owing by the Borrower to the Administrative Agent pursuant to any uncommitted demand line of credit that may be extended by the Administrative Agent to the Borrower from time to time;

(b) purchase money indebtedness and Capitalized Lease Obligations of the Borrower and its Subsidiaries in an amount not to exceed $2,000,000 in the aggregate at any one time outstanding;

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(c) obligations of the Borrower or any Subsidiaries arising out of interest rate, foreign currency, and commodity hedging agreements entered into with financial institutions in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;

(d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(e) financing of securities and other financial instruments held in the normal day to day conduct of the Borrower’s or such Subsidiary’s business, including but not limited to any margin facility or other margin-related Indebtedness incurred to finance such securities or instruments;

(f) any letters of credit (and related obligations) obtained by Borrower or any Subsidiary and provided to lessors in connection with leases of real property;

(g) Subordinated Debt of the Borrower so long as (i) no Default has occurred and is continuing or would result from the incurrence thereof, (ii) after giving effect to the incurrence of such Subordinated Debt, the Borrower is in compliance with the financial covenants set forth in Section 7.12 hereof; and (iii) such Indebtedness is unsecured;

(h) cash management obligations and Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit, securities and commodities accounts arising in the ordinary course of business;

(i) Indebtedness of any Subsidiary arising under Guarantees of Indebtedness to the extent such Indebtedness is permitted hereunder;

(j) Indebtedness of the Borrower owing to WBI, LP so long as such Indebtedness is subject to the Debt Subordination Agreement; and

(k) other Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed $2,000,000 at any one time so long as, at the time of issuance, incurrence, assumption or creation of such Indebtedness, no Default or Event of Default exists or would occur as a result of the incurrence of such Indebtedness.

Section 7.2. Liens. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

(a) Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

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(b) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of such judgment liens and attachments and liabilities of the Borrower and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of the Threshold Amount at any one time outstanding;

(d) Liens on equipment of the Borrower or any Subsidiary created solely for the purpose of securing indebtedness permitted by Section 7.1(b) hereof, representing or incurred to finance the purchase price of such Property, provided that no such Lien shall extend to or cover other Property of the Borrower or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon;

(e) any interest or title of a lessor under any operating lease;

(f) easements, rights-of-way, restrictions, and other similar encumbrances against real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(g) required deposits maintained with commodity or securities exchanges or their associated clearing corporations in the ordinary course of the business of the Borrower or any Subsidiary;

(h) Liens granted in favor of the Administrative Agent pursuant hereto and the other Loan Documents;

(i) Liens securing Indebtedness permitted under Section 7.1(e) so long as no such Liens attach to the Collateral;

(j) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts or relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry and (iv) in the nature of contractual rights of set-off relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary or otherwise in the ordinary course of business and customary holdbacks under credit cards or similar merchant processing;

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(k) Liens arising from precautionary Uniform Commercial Code financing statement filings;

(l) Liens in connection with sales, transfers, leases, assignments or other conveyances or dispositions of securities permitted under this Agreement, including (x) Liens on securities granted or deemed to arise in connection with and as a result of the execution, delivery or performance of contracts to sell such securities if such sale is otherwise permitted hereunder, or is required by such contracts to be permitted hereunder, and (y) rights of first refusal, options or other contractual rights or obligations to sell, assign or otherwise dispose of any securities or interest therein, which rights of first refusal, option or contractual rights are granted in connection with a sale, transfer or other disposition of securities permitted hereunder; and

(m) Liens securing Indebtedness owing by any Subsidiary permitted under Section 7.1(k).

Section 7.3. Investments, Acquisitions, Loans and Advances. The Borrower shall not, nor shall it permit any Subsidiary to, make or retain any investment (whether through the purchase of stock, obligations or otherwise) in or make any loan or advance to, any other Person or acquire substantially as an entirety the Property or business of any other Person, to the extent prohibited by the Borrower’s or such Subsidiary’s Organizational Documents.

Section 7.4. Mergers, Consolidations, Divisions and Sales. The Borrower shall not, nor shall it permit any of its Subsidiaries to, be a party to any merger, consolidation, amalgamation or division, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:

(a) the sale of securities or other financial instruments in the ordinary course of business;

(b) the sale, transfer, or other disposition of any tangible personal property that, in the reasonable business judgment of the Borrower or its Subsidiary, has become uneconomical, obsolete, or worn out, or which is surplus property or which is no longer necessary for the proper conduct of the Borrower’s business and which is disposed of in the ordinary course of business;

(c) (i) the amalgamation, merger or consolidation of any Person (including any Subsidiary of the Borrower) into the Borrower, provided the Borrower is the surviving entity and no Change of Control results from the merger, (ii) the amalgamation, merger or consolidation of any Subsidiary into or with any other Subsidiary, (iii) the sale, conveyance, transfer, lease or other disposition of some, all or substantially all of the assets of any Subsidiary to any other Subsidiary or to the Borrower, and (iv) the liquidation or dissolution of any Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and not materially disadvantageous to the Lenders;

(d) the sale of equipment in connection with a sale and leaseback transaction so long as no Default has occurred and is continuing or would result from such sale and leaseback transaction; and

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(e) the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction).

Section 7.5. Maintenance of Subsidiaries. The Borrower shall not assign, sell or transfer, nor shall it permit any of its Subsidiaries to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) the issuance, sale and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, or (b) any transaction permitted by Section 7.4(c) hereof.

Section 7.6. Dividends and Certain Other Restricted Payments. (a) The Borrower shall not, nor shall it permit any Subsidiary to, (i) declare or pay any dividends on or make any other distributions in respect of any class or series of its member’s interests or other equity interests or (ii) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its equity interests or any warrants, options or similar instruments to acquire the same (collectively “Restricted Payments”); provided, however, that the foregoing shall not operate to prevent (A) the making of any Restricted Payments by any Wholly-owned Subsidiary to the Borrower, or (B) the making of any Restricted Payments by the Borrower so long as (1) each such Restricted Payments is permitted under all rules and regulations applicable to the Borrower, and (2) both before and after giving effect thereto, no Default shall exist.

(b) The Borrower shall not permit any member of the Borrower to withdraw any capital from the Borrower without giving the Administrative Agent not less than 10 days prior notice thereof and receiving the Administrative Agent’s prior approval of such withdrawal; provided that no such notice or approval shall be required if at the time of such withdrawal, no Default shall have occurred and be continuing or would result from such withdrawal and the Borrower is in compliance with Section 7.12 hereof.

Section 7.7. Burdensome Contracts With Affiliates. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

Section 7.8. No Changes in Fiscal Year. The fiscal year of the Borrower and its Subsidiaries ends on December 31 of each year; and the Borrower shall not, nor shall it permit any Subsidiary to, change its fiscal year from its present basis.

Section 7.9. Change in the Nature of Business. The Borrower shall not, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Borrower or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date, and any Subsidiary acquired or formed after the date hereof shall be in the same or similar line of business as the Borrower is engaged in as of the date hereof.

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Section 7.10. No Restrictions. Except as provided herein, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower or any Subsidiary to: (a) pay dividends or make any other distribution on any Subsidiary’s capital stock or other equity interests owned by the Borrower or any other Subsidiary, (b) pay any indebtedness owed to the Borrower or any other Subsidiary, (c) make loans or advances to the Borrower or any other Subsidiary, (d) transfer any of its Property to the Borrower or any other Subsidiary, or (e) guarantee the Obligations, and/or grant Liens on its assets to the Administrative Agent as required by the Loan Documents; provided, the foregoing shall not operate to prevent: (i) restrictions imposed by any Legal Requirement, (ii) customary restrictions on joint ventures or interests therein arising from joint venture agreements, (iii) restrictions imposed by the holder of any Lien permitted by Section 7.2 on the transfer of the asset or assets subject thereto, (iv) customary provisions restricting subletting or assignment of any lease or license governing a leasehold interest or license interest of the Borrower or any Subsidiary, (v) customary provisions restricting assignment of any agreement entered into by the Borrower or a Subsidiary, (vi) any customary restrictions with respect to a Subsidiary or other Property imposed pursuant to an agreement that has been entered into relating to the sale of all or substantially all of the equity interests or assets of such Subsidiary or any other Property permitted under Section 7.4 pending the consummation of such sale, (vii) restrictions imposed on the ability of the Borrower to make Restricted Payments pursuant to the Borrower’s or such Subsidiary’s Organizational Documents, (viii) restrictions in agreements or instruments relating to any Indebtedness permitted to be incurred subsequent to the date of this Agreement pursuant to Section 7.1, and (ix) customary restrictions in connection with any depository, cash management and treasury management services and products (including clearing trades, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

Section 7.11. Use of Proceeds. The Borrower will not request any Loan, and the Borrower shall not use, and shall ensure that its Subsidiaries and Affiliates, and its or their respective directors, officers, employees and agents not use, the proceeds of any Loan, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person or in any Designated Jurisdiction, or (iii) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.12. Financial Covenants.

(a) Minimum Tangible Net Worth. The Borrower shall at all times maintain its Tangible Net Worth of not less than (i) $75,000,000 from the Closing Date to but not including December 31,2020, and (ii) $100,000,000 from January 1,2021 and thereafter.

(b) Minimum Excess Net Capital. The Borrower shall at all times maintain Excess Net Capital of not less than (i) $50,000,000 from the Closing Date to but not including December 31, 2020, and (ii) $75,000,000 from January 1,2021 and thereafter.

(c) Total Assets to Total Equity Ratio. The Borrower shall not, at any time, permit the Total Assets to Total Equity Ratio to exceed 13.0 to 1.0.

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Section 8. EVENTS OF DEFAULT AND REMEDIES.

Section 8.1. Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a) default in the payment when due of all or any part of the principal of any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement), or default for a period of three (3) Business Days in the payment when due of any interest, fee or other Obligation payable hereunder or under any other Loan Document;

(b) default in the observance or performance of any covenant set forth in Sections 6.5, 6.11, or 6.12 or Section 7 of this Agreement;

(c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of the Borrower or (ii) written notice thereof is given to the Borrower by the Administrative Agent;

(d) any representation or warranty made by the Parent, the Borrower or any Subsidiary herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of making or deemed making thereof;

(e) (i) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or (ii) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or (iii) any of the Loan Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms hereof, or (iv) the Parent or the Borrower takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder, or (v) the Borrower makes any payment on account of any Subordinated Debt which is prohibited under the terms of any instrument subordinating such Subordinated Debt to any Obligations, or any subordination provision in any document or instrument (including, without limitation, any intercreditor or subordination agreement) relating to any Subordinated Debt shall cease to be in full force and effect, or any Person (including the holder of any Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision;

(f) default shall occur under any Indebtedness issued, assumed or guaranteed by the Borrower or any Subsidiary aggregating more than the Threshold Amount, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated), or any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

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(g) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of the Threshold Amount (except to the extent fully covered by insurance as to which the insurer has acknowledged coverage) shall be entered or filed against the Borrower or any Subsidiary or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of 30 days;

(h) (i) an ERISA Event occurs with respect to a Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Borrower or any Subsidiary under Title IV of ERISA to the Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of Threshold Amount, (ii) the existence of any Lien under Section 430(k) of the Code or Section 303(k) or Section 4068 of ERISA on any assets of a the Borrower, or (iii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount;

(i) any Change of Control shall occur;

(j) the Parent, the Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate or similar action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1 (k);

(k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Parent, the Borrower or any Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 8.1 (j)(v) shall be instituted against the Parent, the Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days;

(l) the SIPC shall have applied or shall have announced its intention to apply for a decree adjudicating that customers of the Borrower are in need of protection under SIPA;

(m) the Borrower shall fail to comply with the capital requirements of the SEC for a period of more than five (5) Business Days; or

(n) (i) WBI, LP takes any action for the purpose of terminating, repudiating or rescinding the Debt Subordination Agreement or any of its obligations thereunder, or (ii) the Borrower makes any payment on account of any Indebtedness owing to WBI, LP which is prohibited under the Debt Subordination Agreement, or any subordination provision in the Debt Subordination Agreement shall cease to be in full force and effect, or any Person shall contest in any manner the validity, binding nature or enforceability of any such provision.

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Section 8.2. Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsection (j) or (k) of Section 8.1 with respect to the Borrower) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind. In addition, the Administrative Agent may exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law or equity when any such Event of Default has occurred and is continuing. The Administrative Agent shall give notice to the Borrower under Section 8.1(c) promptly upon being requested to do so by any Lender. The Administrative Agent, after giving notice to the Borrower pursuant to Section 8.1(c) or this Section 8.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 8.1 with respect to the Borrower has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

Section 8.4. Post-Default Collections. Anything contained herein or in the other Loan Documents to the contrary notwithstanding (including, without limitation, Section 2.6(b)), all payments and collections received in respect of the Obligations and all proceeds of the Collateral and payments made under or in respect of the Guaranty Agreement received, in each instance, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

(a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 11.4 (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(b) second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

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(c) third, to the payment of principal on the Loans to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(d) fourth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower secured by the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(e) finally, to the Borrower or whoever else may be lawfully entitled thereto.

Section 9. THE ADMINISTRATIVE AGENT.

Section 9.1. Appointment and Authority. Each of the Lenders hereby irrevocably appoints BMO Harris Bank N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.2. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.3. Action by Administrative Agent; Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents),

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provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. The Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.2, 8.3, 8.4 and 11.3), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, or a Lender.

(c) Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 4.1 or 4.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting

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or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.5. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.6. Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. If on the Resignation Effective Date no successor has been appointed and accepted such appointment, the Administrative Agent’s rights in the Loan Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall

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succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 9 and Section 11.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.7. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.8. Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

Section 9.9. Enforcement of the Loan Documents; Possession of Collateral. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Loan Documents upon the execution and delivery thereof by the Administrative Agent. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or their Affiliates for any failure to monitor or maintain any portion of the Collateral. The Lenders hereby irrevocably authorize the Administrative Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by the Administrative Agent (or any security trustee therefore) under the provisions of the Uniform Commercial Code, including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code, at any sale thereof conducted under the

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provisions of the United States Bankruptcy Code, including Section 363 of the United States Bankruptcy Code, or at any sale or foreclosure conducted by the Administrative Agent or any security trustee therefore (whether by judicial action or otherwise) in accordance with applicable law. Except as otherwise specifically provided for herein, no Lender or their Affiliates, other than the Administrative Agent, shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Loan Documents; it being understood and intended that no one or more of the Lenders or their Affiliates shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Loan Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Loan Documents for the benefit of the Administrative Agent and the other Secured Parties. Each Lender hereby appointed agent for the purpose of perfecting the Administrative Agent’s security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code or other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions.

Section 9.10. Authorization to Release or Limit Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders and their Affiliates to (a) release any Lien covering any Collateral that is sold, transferred, or otherwise disposed of in accordance with the terms and conditions of this Agreement (including a sale, transfer, or disposition permitted by the terms of Section 7.4 or which has otherwise been consented to in accordance with Section 11.3), (b) reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax, and (c) release Liens on the Collateral following termination or expiration of the Commitments and payment in full in cash of the Obligations (other than contingent indemnification obligations). Upon the Administrative Agent’s request, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property or to release any Person from its obligations as a guarantor under the Loan Documents.

Section 9.11. Authorization of Administrative Agent to File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Parent or the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under the Loan Documents including, but not limited to, Sections 2.9, 3.2, and 11.4) allowed in such judicial proceeding; and

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(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9 and 11.4. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.12. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or the Parent, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

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(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of, the Parent or the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 10. THE COLLATERAL AND GUARANTIES.

Section 10.1. Collateral and Collateral Accounts. (a) To secure the payment and performance of the Margin Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing lien on and security interest in, and right of set-off against, all right, title, and interest of the Borrower, whether now owned or existing or hereafter created, acquired or arising, in and to all of the Margin Collateral. All of the Margin Collateral shall be credited to one or more of the Accounts and shall be held by the Administrative Agent. No later than the close of business in Chicago, Illinois on the date of each request for a Margin Loan hereunder, the Borrower shall transfer into one or more of the Accounts Margin Collateral having a Market Value such that after giving effect to the requested Margin Loan the aggregate principal amount of all Margin Loans shall not exceed the Margin Borrowing Base as then determined and computed by the Administrative Agent. All of the Margin Collateral shall be at all times subject to the exclusive dominion and control of the Administrative Agent.

(b) NSCC Margin Collateral. To secure the payment and performance of the NSCC Margin Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing lien on and security interest in, and right of set-off against, all right, title, and interest of the Borrower, whether now owned or existing or hereafter created, acquired or arising, in and to all of the NSCC Margin Collateral.

Section 10.2. Delivery of Collateral; Inspection. The Administrative Agent shall have the right, whether before or after the occurrence of any Default hereunder, to notify any third party holding any of the Collateral of the pledge thereof hereunder and require delivery thereof to the Administrative Agent and may take such steps with respect to any Collateral to insure that the Lien of the Administrative Agent is fully perfected and protected in compliance with the Uniform

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Commercial Code and applicable Federal rules and regulations. The Borrower shall permit the Administrative Agent or its representatives to inspect and make copies of the books and records relating to the Collateral of the Borrower and of the DTC or any other party holding the Collateral and to conduct an audit or inventory of the Collateral at any reasonable time or times either with or without prior notice.

Section 10.3. Payments and Other Proceeds. All cash proceeds of the Collateral shall be promptly remitted to the Administrative Agent to be held as additional Collateral in one of the Accounts or another deposit account under control of the Administrative Agent and shall be subject to release in accordance with Section 10.5.

Section 10.4. Voting Rights and Income. Unless and until an Event of Default has occurred and is continuing and thereafter until notified to the contrary by the Administrative Agent pursuant to Section 10.7 hereof, (a) the Borrower shall be entitled to exercise all voting and/or consensual powers pertaining to the Collateral or any part thereof, for all purposes not inconsistent with the terms of this Agreement or any other document evidencing or otherwise relating to any Obligations; and (b) the Borrower shall be entitled to receive and retain all cash interest and other distributions paid upon or in respect of the Collateral.

Section 10.5. Release of Collateral. (a) If the Borrower shall at any time desire the release of any item of Margin Collateral (including any Margin Collateral consisting of cash), the Borrower shall deliver to the Administrative Agent a written request for such release and on the day the Administrative Agent receives such request (if such request is received prior to 3:00 p.m. (Chicago time) on such day), the Administrative Agent may cause such item of Margin Collateral to be released from the relevant Account to an account of the Borrower maintained with DTC or another securities intermediary, provided that (i) no Default shall exist both before and immediately after giving effect to such release, and (ii) the aggregate principal amount of all Margin Loans outstanding as of 5:00 p.m. (Chicago time) shall not exceed the lesser of the Commitment and the Margin Borrowing Base, as determined and computed by the Administrative Agent at such time.

(b) Notwithstanding anything contained herein to the contrary, in the event that the Administrative Agent releases the Margin Collateral in accordance with clause (a) above (the “Released Collateral”) but the aggregate principal amount of all Loans exceed the Margin Borrowing Base at the time of such release, the Borrower hereby acknowledges and agrees that (i) the Administrative Agent continues to have a security interest in such Released Collateral and every portion or part thereof and in all proceeds thereof, (ii) the Borrower shall hold such Released Collateral and the proceeds thereof in trust for the Administrative Agent separate from all other Property of the Borrower and free and clear of all Liens and claims other than the Administrative Agent’s security interest herein, and (iii) the Borrower shall promptly (but no later than the next Business Day) and without notice or demand return such Released Collateral or the proceeds thereof to the Administrative Agent as a mandatory prepayment of the Loans in the event that the Borrower has failed to comply with clause (a)(ii) above.

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Section 10.6. Settlement Account. (i) The Borrower hereby agrees that during any period when it may itself make withdrawals, transfers or other dispositions of funds in the Settlement Account it shall do so only (A) to the extent that immediately after such withdrawal, transfer or other disposition, the sum of (x) the aggregate amount of cash in the Settlement Account (other than with respect to amounts on deposit therein that can fairly be identified by the Borrower as being attributable to the Settlement Bank Obligations) plus (y) an amount equal to 80% of the Eligible NSCC Margin Deposits is at least equal to the aggregate principal amount of NSCC Margin Loans outstanding at such time or (B) to make payments on account of the Obligations. On or prior to the date of this Agreement, the Borrower shall direct NSCC to return any NSCC Margin Deposits to be returned to the Borrower to the Settlement Account. The Borrower shall cause such direction to be in full force and effect at all times until all the Obligations have been fully paid and performed and the Commitments have been terminated.

(ii) The Borrower agrees that the Settlement Account shall be at all times subject to the “control” (within the meaning of Section 9-104 of the UCC) of and held by the Administrative Agent as the depositary bank during the term of this Agreement, provided that unless an Event of Default has occurred and is continuing, the Borrower shall have the right to transfer or otherwise dispose of any funds in the Settlement Account. The Settlement Account shall be deemed to be a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC). For the purposes of this Agreement and Section 9-304 of the UCC, the Administrative Agent’s jurisdiction shall be deemed to be the State of Illinois.

Section 10.7. Further Acts. The Borrower hereby appoints the Administrative Agent, its nominee, and any other person whom the Administrative Agent may designate, as the Borrower’s attorney-in-fact, with full power, after the occurrence and during the continuation of any Event of Default, to liquidate the Collateral or any part thereof prior to its stated maturity, if any, without thereby incurring any liability whatsoever to the Borrower and, in the name of the Borrower or in the Administrative Agent’s own name or both, to demand, collect, withdraw, receipt for or sue for all amounts due or to become due and payable in respect of the Collateral, to execute any withdrawal receipts respecting the Collateral, to endorse the name of the Borrower on any and all commercial paper given in payment thereof, and to take any other action, including, without limitation, transfer any certificate evidencing the Collateral into the Administrative Agent’s own name or the name of its nominee, which the Administrative Agent deems necessary or appropriate to preserve or protect its interest in the Collateral. The Borrower hereby ratifies and approves all acts of any such attorney and agrees that neither the Administrative Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct. The foregoing power of attorney, being coupled with an interest, is irrevocable until the Obligations have been fully paid and satisfied and the commitment to extend additional credit to the Borrower has terminated.

Section 10.8. Remedies on Default. Upon the occurrence and during the continuation of any Event of Default hereunder, the Administrative Agent shall have such rights and remedies with respect to the Collateral or any part thereof and the proceeds thereof as are provided by the Uniform Commercial Code and such other rights and remedies with respect thereto which it may have at law or in equity or under this Agreement, including without limitation, to the extent not inconsistent with the provisions of the Uniform Commercial Code or other applicable law, the right to (a) transfer into the Administrative Agent’s name or into the name of its nominee or nominees or into an account at DTC in the name of, and for the benefit of, the Administrative Agent all or any portion of the Collateral and thereafter receive, for the benefit of the

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Administrative Agent, all cash payments made thereon, vote the same, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it was the outright owner thereof, and (b) sell all or any portion of the Collateral at any broker’s board or at public or private sale, without prior notice to the Borrower or any other person, except as otherwise required by law (and if notice is required by law, after 5 (five) days’ prior written notice), at such place or places and at such time or times and in such manner and for such consideration as the Administrative Agent may determine, and remit all amounts realized from the Collateral to the Administrative Agent for application to the repayment of the Obligations, whether on account of principal, interest, fees, charges, advances or expenses (to the extent the Borrower is obligated to reimburse the Administrative Agent and the Lenders for such expenses hereunder or under the other Loan Documents) or otherwise as the Administrative Agent in its sole discretion may elect, and then to pay the balance, if any, to the Borrower or as otherwise required by law; and if such proceeds are insufficient to pay the Obligations in full, the Borrower shall be liable for the deficiency.

Section 10.9. Rights of Administrative Agent With Respect to Calculations. (a) Schedules, Notices, Reports, etc. The Administrative Agent shall calculate the Margin Borrowing Base on each Business Day (or with respect to the Margin Collateral consisting of Corporate Bonds, each week), and in connection with such calculations, the Administrative Agent shall (i) obtain all necessary pricing and other market data from the Reporting Service in the determination of the Margin Borrowing Base, (ii) be entitled to rely on the information provided by the Borrower in any notice of a pledge of securities with respect to ratings of, and any restrictions on resale of, the securities described therein, (iii) not give effect to any increase in either Margin Borrowing Base as a result of the transfer by the Borrower of additional Margin Collateral unless it has received and verified the pricing information applicable to such additional Margin Collateral, (iv) not give effect to any decrease in the Margin Borrowing Base as a result of a request by the Borrower for release of Collateral unless it has verified the satisfaction of the conditions set forth in Section 10.5 and (v) be entitled to rely on the information provided by the Administrative Agent or the Borrower pursuant to the other provisions hereof.

(b) Limitation on Liability. In no event shall the Administrative Agent be liable to the Borrower or any other Person for the accuracy of the value of any item of the Margin Collateral, for any determinations regarding the eligibility of any securities for inclusion in the Margin Collateral or for determinations regarding the amount of any Obligation, except in the case of its gross negligence or willful misconduct. In furtherance of the foregoing, the parties hereto acknowledge and agree that the obligations of the Administrative Agent hereunder, including without limitation, to make determinations of the Margin Borrowing Base and to provide reports and notices hereunder, are based upon information provided to the Administrative Agent as set forth herein. In no event shall the Administrative Agent have any duty or obligation to independently verify the information so provided to it (or the accuracy or completeness thereof).

Section 10.10. Waiver of Administrative Agent’s Rights Against Collateral. The Administrative Agent hereby acknowledges and agrees that any right it may now have or hereafter acquire against any item of Collateral (prior to its release pursuant to Section 10.5 hereof), by way of right of set-off, Administrative Agent’s lien, by enforcement of any rights under any security agreement or otherwise, shall be used solely to satisfy outstanding Obligations in the manner provided for herein until all Obligations have been repaid in full and the Commitment has been terminated or expired.

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Section 10.11. Agreement Regarding Customers Securities and Firm Securities. To ensure that the Borrower is in compliance with the Rules, the Borrower and the Administrative Agent hereby agree that, notwithstanding anything to the contrary contained herein or in any other Loan Document:

(a) None of the Firm Obligations shall be secured by or be any charge against any Customer Securities.

(b) None of the Customer Obligations shall be secured by or be any charge against securities other than Customer Securities and Firm Securities unless (i) the Borrower agrees such Customer Securities as it is informed by the Borrower, pursuant to and in compliance with the Rules, are securities for account of one or more of the Borrower’s customers, will be segregated by the Administrative Agent from any other securities (and the Administrative Agent hereby agrees to make such segregation), and (ii) only Customer Securities are identified by the Administrative Agent as substitutes for other Customer Securities.

(c) In consequence of (a) above, all Customer Securities shall be security for any and all Customer Obligations, provided, however, that any part of such Customer Obligations secured by Customer Securities may be treated as a separate Customer Loan if, and only if, upon the creation of such part the Administrative Agent approves a notation in the Notice of Borrowing to the effect that such part is to be treated as a separate Customer Loan and that the Customer Securities specifically pledged therefor are carried for the account of a single customer of the Borrower whereupon (without prejudice to the rights of the Administrative Agent in connection with any other Customer Securities) the Customer Securities specifically pledged therefor shall be held separate and apart from all other Customer Securities and shall not be security for any other part of such Customer Obligations.

(d) No rehypothecation, assignment or other transfer of any Customer Securities or any interest therein shall be made by the Administrative Agent except subject to the limitations and restrictions contained herein.

(e) For the purposes of this Agreement, and in addition, wherever used herein or any other Loan Document, (i) the term “Customer Securities” shall be deemed to mean securities (A) which, according to a Notice of Borrowing received by the Administrative Agent from the Borrower pursuant to and in compliance with the Rules, are securities for the account of one or more of its customers, or (B) which are securities carried for one or more of the Borrower’s customers and hypothecated to secure a Customer Loan made and to be repaid on the same calendar day, and (ii) a Customer Loan shall be deemed to be a “Loan against Customer Securities” if only Customer Securities are identified by the Administrative Agent as security used for the purpose of obtaining or increasing such Customer Loan.

Section 10.12. Guaranties. The payment and performance of the Obligations shall at all times be guaranteed by the Parent pursuant to the Guaranty Agreement.

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Section 11. MISCELLANEOUS.

Section 11.1. Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to the Borrower, to it at 55 Broadway, Suite 2102, New York, NY 10006, Attention of Chris Pento (Telephone No. (646) 738-4068; electronic mail: cpento @ clear street .io);

(ii) if to the Administrative Agent, to BMO Harris Bank N.A at 111 West Monroe Street, Chicago, Illinois 60603, Attention of Futures and Securities (Facsimile No. (312) 765-8201; Telephone No. (312) 461-2491);

(iii) if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Sections 2.1 and 2.4 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

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(c) Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform, (i)(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

Section 11.2. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the relevant Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) days after having received notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

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(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.2 and 11.4 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

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(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Parent, the Borrower or any of their Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.4(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1 and 3.2 (subject to the requirements and limitations therein, including the requirements under Section 3.1(g) (it being understood that the documentation required under Section 3.1(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.15 and 3.4 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.2, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.15 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.6 (Right of Setoff) as though it were a Lender; provided that such Participant agrees to be subject to Section 11.7 (Sharing of Payments by Lenders) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under

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the Loan Documents (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 11.3. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders (or the Administrative Agent acting at the direction of the Required Lenders) (except as otherwise stated below to require only the consent of the Lenders affected thereby), and (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; provided that:

(i) no amendment or waiver pursuant to this Section 11.3 shall (A) increase any Commitment of any Lender without the consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section IV or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender) or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan hereunder; provided, however, that only the consent of the Required Lenders shall be necessary to amend the default rate provided in Section 2.7 or to waive any obligation of the Borrower to pay interest or fees at the default rate as set forth therein;

(ii) no amendment or waiver pursuant to this Section 11.3 shall, unless signed by each Lender, change the definition of Required Lenders, change the provisions of this Section 11.3, change Section 11.7 in a manner that would affect the ratable sharing of setoffs required thereby, change the application of payments contained in Section 2.10 or 8.4, release the Parent as the guarantor or all or substantially all of the Collateral (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document;

(iii) no amendment or waiver pursuant to this Section 11.3 shall, unless signed by each Lender affected thereby, extend the Termination Date; and

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(iv) no waiver or amendment shall, unless signed by each Lender, change the definition of Borrowing Base or any definition thereof (or waive any mandatory prepayment due under Section 2.6(b)) so as to make more credit available as a consequence thereof.

Notwithstanding anything to the contrary herein, (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (2) if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, (3) guarantees, collateral security documents and related documents executed by the Borrower in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents, and (4) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Section 11.4. Costs and Expenses; Indemnification.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including, without limitation, such reasonable and documented fees and expenses incurred in connection with the creation, perfection or protection of the Liens under the Loan Documents (including all reasonable and documented title insurance fees and all search, filing and recording fees), and (ii) all out-of-pocket reasonable and documented expenses incurred by the Administrative Agent or any Lender (including the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket reasonable and documented expenses incurred during any workout, restructuring or negotiations in respect of such Loans (including all such reasonable and documented costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Parent or the Borrower as a debtor thereunder). The foregoing notwithstanding, the Borrower’s obligations under this Section 11.4(a) for fees and expenses of legal counsel shall be limited to

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fees and expenses of (x) one outside legal counsel for all Persons described in clauses (i) and (ii), taken as a whole, (y) in the case of any conflict of interest, one outside legal counsel for such affected Person or group of Persons, and (z) if necessary, one specialist counsel and local legal counsel in each material relevant jurisdiction.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any third party or the Parent or the Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and their Related Parties, the administration and enforcement of this Agreement and the other Loan Documents (including all such reasonable and documented costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Parent or the Borrower as a debtor thereunder), (ii) any Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Parent or the Borrower, and regardless of whether any Indemnitee is a party thereto (including, without limitation, any settlement arrangement arising from or relating to the foregoing); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Parent or the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Parent or the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) result from a claim not involving an act or omission of the Borrower and that is brought by an Indemnitee against another Indemnitee (other than against the arranger or the Administrative Agent in their capacities as such). This subsection (b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. The foregoing notwithstanding, the Borrower’s obligations under this Section 11.4(b) for fees and expenses of legal counsel shall be limited to fees and expenses of (i) one outside legal counsel for all Indemnitees, taken as a whole, (y) in the case of any conflict of interest, one outside legal counsel for such affected Indemnitee or group of Indemnitees, and (z) if necessary, one specialist counsel and local legal counsel in each material relevant jurisdiction.

(c) Reimbursement by Lenders. To the extent that (i) the Parent or the Borrower for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by any of them to the Administrative Agent (or any sub-agent thereof) or any Related Party or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are imposed on, incurred by, or asserted against, Administrative Agent or a Related Party in any way relating to or arising out of this Agreement or

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any other Loan Document or any action taken or omitted to be taken by Administrative Agent or a Related Party in connection therewith, then, in each case, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender). The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 11.15.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party shall assert, and each party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

Section 11.5. No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Section 11.6. Right of Setoff. In addition to any rights now or hereafter granted under the Loan Documents or applicable law and not by way of limitation of any such rights, if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Parent or the Borrower against any and all of the obligations of the Parent or the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Parent or the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate

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of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the other Secured Parties, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative

Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.7. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Parent, the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Parent and the Borrower consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Parent and the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 11.8. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

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Section 11.9. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to, Sections 3.1,3.2 and 11.4, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

Section 11.10. Counterparts; Integration; Effectiveness.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf’ or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

(b) Electronic Execution of Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents, including any Assignment and Assumption, shall be deemed to include electronic signatures and electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronics Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.11. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 11.12. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

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SECTION 11.13. Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Borrower has one or more Subsidiaries. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION WHICH IS PROHIBITED BY THE TERMS OF ANY OTHER LOAN DOCUMENT, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN SUCH OTHER LOAN DOCUMENTS.

Section 11.14. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.

Section 11.15. Lender’s Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

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Section 11.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Parent, the Borrower and their Subsidiaries and the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Parent, the Borrower or any of their Subsidiaries on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Parent, the Borrower and their Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent, the Borrower or any of their Affiliates, or any other Person; (ii) none of the Administrative Agent or any Lender has any obligation to the Parent, the Borrower or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Parent, the Borrower and their Affiliates, and none of the Administrative Agent and the Lenders has any obligation to disclose any of such interests to any of the Parent, the Borrower or their Affiliates. To the fullest extent permitted by law, the Parent and the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.17. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE SPECIFIED THEREIN), AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Parent or the Borrower or their respective properties in the courts of any jurisdiction.

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(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.17(b). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e-mail) in Section 11.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.

Section 11.18. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.19. USA Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 11.20. Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties that have a need to know such Information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee

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of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to any rating agency in connection with rating the Parent, the Borrower or their Subsidiaries or the Facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the WBI, LP (“WBI”), the Parent, the Borrower or any of the Subsidiaries or from any other Person on behalf of the Borrower or any Subsidiary relating to WBI, the Parent, the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent, the Borrower or any of their Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.21. Acknowledgement and Consent to Bail-ln of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto (including any party becoming a party hereto by virtue of an Assignment and Assumption) acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the Applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 11.22. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the

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resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841 (k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81,47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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Section 11.23. Time is of the Essence. Time is of the essence of this Agreement and each of the other Loan Documents.

[SIGNATURE PAGES TO FOLLOW]

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This Credit Agreement is entered into by and between us for the uses and purposes hereinabove set forth as of the date first written.

“BORROWER”

CLEAR STREET LLC

By:	/s/ Chris Pento
Name: Chris Pento
Title: CEO

“ADMINISTRATIVE AGENT AND LENDERS”

BMO HARRIS BANK N.A., as Administrative Agent and a Lender

By:
Name:
Title:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]

This Credit Agreement is entered into by and between us for the uses and purposes hereinabove set forth as of the date first written.

“BORROWER”

CLEAR STREET LLC

By:
Name:
Title:

“ADMINISTRATIVE AGENT AND LENDERS”

BMO HARRIS BANK N.A., as Administrative Agent and a Lender

By:	/s/ Krupa Tantuwaya
Name: Krupa Tantuwaya
Title: Director

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]

This Credit Agreement is entered into by and between us for the uses and purposes hereinabove set forth as of the date first written.

“BORROWER”

CLEAR STREET LLC

By:
Name:
Title:

“ADMINISTRATIVE AGENT AND LENDERS”

BMO HARRIS BANK N.A., as Administrative Agent and a Lender

By:
Name:
Title:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Bart McCain
Name: Bart McCain
Title: SVP

CIBC BANK USA, as a Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]

This Credit Agreement is entered into by and between us for the uses and purposes hereinabove set forth as of the date first written.

“BORROWER”

CLEAR STREET LLC

By:
Name:
Title:

“ADMINISTRATIVE AGENT AND LENDERS”

BMO HARRIS BANK N.A., as Administrative Agent and a Lender

By:
Name:
Title:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:	/s/ Michael King
Name: Michael King
Title: Managing Director

[Signature Page to Credit Agreement]

EXHIBIT A

NOTICE OF BORROWING

Date: ______________, ____

To:	BMO Harris Bank N.A., as Administrative Agent for the Lenders party to the Credit Agreement dated as of December 4,2020 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Clear Street LLC, certain Lenders which are signatories thereto, BMO Harris Bank N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, __________________ (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the Borrowing specified below:

(1)	Borrowing Date

(2)	Dollar Amount of Loan Requested

(3)	Type of Loan	[Margin Loan] / [NSCC Margin Loan]

Annex I attached hereto sets forth data and computations evidencing the Borrowing Base, and all of such data and computations are true, correct and complete and have been made in accordance with the relevant sections of the Credit Agreement.

For new value received the undersigned hereby pledges to the Administrative Agent and grants to the Administrative Agent, for the benefit of the Lenders, a security interest in the securities and other Property listed on the schedule(s) attached hereto as Annex II and made a part hereof and confirms a pledge of and security interest in the same now in effect in favor of the Administrative Agent, together with all rights related thereto and all proceeds thereof pursuant to the terms of the Credit Agreement.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;

(b) no Default has occurred and is continuing or would result from such proposed Loan; and

(c) after giving effect to the Loan: (i) the aggregate principal amount of all Loans shall not exceed the Commitment; (ii) the aggregate principal amount of Margin Loans outstanding shall not exceed the Margin Borrowing Base, (iii) the aggregate principal amount of NSCC Margin Loans outstanding shall not exceed the NSCC Borrowing Base, (iv) the aggregate principal amount of Customer Loans outstanding shall not exceed the Customer Loan Limit, and (v) the aggregate principal amount of Firms Loans outstanding shall not exceed the Firm Loan Limit.

(4)	With respect to NSCC Margin Loan, the Number of Zero Loan Days during the current month: ____________. [Number of Zero Loan Days during any calendar month cannot be less than 8]

(5)	To the extent such Loan is a Margin Loan, then such requested Borrowing is (select one):

[____]	Customer Loan secured by Customer Securities; or
[____]	Firm Loan secured by Firm Securities.

CLEAR STREET LLC

By:
Name:
Title:

2

ANNEX I

TO

NOTICE OF BORROWING

BORROWING BASE (MARGIN LOANS)**
(1)	Market Value of Eligible Federal Government Securities	x 90%	$	_____________
(2)	Market Value of Eligible Bond Securities	x 90%	$	_____________
(3)	the Market Value of Eligible Equity Securities	x 80%	$	_____________
(4)	Sum of Lines (1), (2) and (3)		$	_____________
(5)	Outstanding Margin Loans		$	_____________
(6)	Availability (Line (5) minus Line (4))		$	_____________

BORROWING BASE (NSCC MARGIN LOANS)
(a)	Previous month 10th lowest Eligible NSCC Margin Deposits		$	_____________
(b)	Current Eligible NSCC Margin Deposits		$	_____________
(c)	Line (b) minus Line (a)		$	_____________
(d)	Line (c) multiplied by 80% (to the extent positive)		$	_____________
(e)	Outstanding NSCC Margin Loans		$	_____________
(f)	Availability (Line (e) minus Line (d))		$	_____________

**

Eligible Securities shall exclude securities held in the Borrower’s inventory for more than thirty (30) consecutive days and the calculation of Eligible Bond Securities and Eligible Equity Securities shall exclude the Market Value of any security that exceeds 15% of the Borrowing Base (Margin Loans)

A	Line (4) plus Line (d)	$	_____________
B	Commitment		$75,000,000
C	Lesser of Line (A) or Line (B)	$	_____________
D	Outstanding Loans	$	_____________

2

ANNEX II

TO

NOTICE OF BORROWING

EXHIBIT B

REVOLVING NOTE

U .S. $	December 4, 2020

FOR VALUE RECEIVED, the undersigned, CLEAR STREET LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to(the “Lender”) or its registered assigns on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of the Administrative Agent in Chicago Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of Dollars ($) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of December 4, 2020, among the Borrower, the Lenders and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

CLEAR STREET LLC

By:
Name:
Title:

EXHIBIT C

CLEAR STREET LLC

COMPLIANCE CERTIFICATE

To:	BMO Harris Bank N.A., as Administrative

Agent under, and the Lenders party to, the

Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of December 4,2020, among Clear Street LLC, as Borrower, the Lenders party thereto from time to time, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected of the Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4. The financial statements required by Section 6.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5. The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement. In the event of a conflict between the attached spreadsheet and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ____________________ 20__.

CLEAR STREET LLC

By:
Name:
Title:

2

SCHEDULE I

TO COMPLIANCE CERTIFICATE

CLEAR STREET LLC

COMPLIANCE CALCULATIONS

FOR CREDIT AGREEMENT DATED AS OF DECEMBER 4, 2020

Calculations as of _____________, _____

Minimum Tangible Net Worth (Section 7.12(a))

A.	Minimum Tangible Net Worth (Section 7.12(a))

1.	Tangible Net Worth	$	____________
2.	Line Al shall not be less than[1]	$	____________
3.	The Borrower is in compliance (circle yes or no)		yes/no

B.	Minimum Excess Net Capital (Section 7.12(b))

1.	Excess Net Capital	$	____________
2.	Line B1 shall not be less than[2]	$	____________
3.	The Borrower is in compliance (circle yes or no)		yes/no

C.	Total Assets to Total Equity (Section 7.12(c))

1.	Total Assets	$	____________
2.	Matched repurchased agreements	$	____________
3.	Loans consisting of securities	$	____________
4.	Line C1 minus Line C2 minus Line C3	$	____________
5.	Total equity	$	____________
6.	Ratio of Line C4 to C5		_____ to _____
7.	Line C6 shall not exceed		13.0 to 1.0
8.	The Borrower’s in Compliance		yes/no

[1]	Tangible Net Worth shall not be less than (i) $75,000,000 from the Closing Date to but not including December 31, 2020, and (ii) $100,000,000 from January 1, 2021 and thereafter.
[2]	Excess Net Capital shall not be less than (i) $50,000,000 from the Closing Date to but not including December 31,2020, and (ii) $75,000,000 from January 1,2021 and thereafter.

EXHIBIT D

CERTIFICATE RE: ELIGIBLE NSCC MARGIN DEPOSITS

To:	BMO Harris Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

This Certificate re: Eligible NSCC Margin Deposits is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of December 4, 2020 among, Clear Street LLC, the Lenders party thereto from time to time, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). The undersigned hereby certifies that the Eligible NSCC Margin Deposits in effect for each Business Day in the most recently ended calendar month were as described on the schedule attached hereto.

Unless otherwise defined herein, the terms used in this Certificate have the meanings ascribed thereto in the Credit Agreement.

In Witness Whereof, the undersigned has hereunto set my name as of the date set forth below.

CLEAR STREET LLC

By:

Name:
Its:

Date:	, 20

SCHEDULE

ELIGIBLE NSCC MARGIN DEPOSITS

Date of Business Day	Eligible NSCC Margin Deposits
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
	$	__________________
10th Lowest Eligible NSCC Margin Deposits during the calendar month	$	__________________

2

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]3 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]4 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]5 hereunder are several and not joint.]6 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and

[3]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[4]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[5]	Select as appropriate.
[6]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower:	Clear Street LLC

4.	Administrative Agent: BMO Harris Bank N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement dated as of December 4, 2020 among Clear Street LLC, the Lenders parties thereto, BMO Harris Bank N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

Assignor[s][7]	Assignee[s][8]	Facility Assigned[9]	Aggregate Amount of Commitment/ Loans for all Lenders[10]	Amount of Commitment/ Loans Assigned[11]	Percentage Assigned of Commitment/ Loans
			$	$	%
			$	$	%
			$	$	%

[7]	List each Assignor, as appropriate.
[8]	List each Assignee, as appropriate.
[9]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment
[10]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[11]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

[7.	Trade Date: ][12]

[Page Break]

[12]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

3

Effective Date: __________________, 20__ [To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][13]

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][14]

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[13]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[14]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and]15 Accepted:

BMO Harris Bank N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:]16

CLEAR STREET LLC

By:
Name:
Title:

[15]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[16]	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

5

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

SECTION 1. REPRESENTATIONS AND WARRANTIES .

Section 1.1. Assignors]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

Section 1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11,2(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11,2(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.5 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

SECTION 2. PAYMENTS.

From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

SECTION 3. GENERAL PROVISIONS.

This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

SCHEDULE 2.1

COMMITMENTS

NAME OF LENDER	COMMITMENT
BMO Harris Bank N.A.	$30,000,000
Texas Capital Bank, National Association	$25,000,000
CIBC Bank USA	$20,000,000

Total	$75,000,000.00

SCHEDULE 5.2

SUBSIDIARIES

Clear Street Markets LLC

FIRST AMENDMENT

TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of June 1, 2020 (the “Effective Date”), by and among Clear Street LLC, a Delaware limited liability company (the “Borrower”), Clear Street Capital LLC (f/k/a Clear Street Capital Holdings, LLC and referred to herein as the “Parent”), and BMO Harris Bank N.A., a national banking association (the “Bank”).

PRELIMINARY STATEMENTS

A. The Borrower and the Bank entered into a certain Credit Agreement, dated as of June 3, 2019 (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower and the Bank have agreed to amend the Credit Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended to incorporate the changes reflected on Exhibit A hereto.

SECTION 2. CONDITIONS.

2.1. Conditions Precedent. This Amendment shall become effective on the Effective Date upon satisfaction of all of the following conditions precedent:

(a) The Borrower, the Parent and the Bank shall have executed and delivered this Amendment.

(b) The Borrower shall have executed and delivered a new Note.

(c) The Bank shall have received copies (executed or certified, as may be appropriate) of resolutions of the Managers or other governing body of the Parent and the Borrower authorizing the execution, delivery, and performance of this Amendment.

(d) The Bank shall have received copies of the certificates of good standing for the Borrower and the Parent (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of their organization.

(e) The Bank shall have received financing statement, tax, and judgment lien search results against the Property of the Borrower and the Parent evidencing the absence of Liens on its Property except as permitted by Section 8.8 of the Credit Agreement.

(f) The Bank shall have received such valuations and certifications as it may reasonably require in order to satisfy itself as to the value of the Collateral, the financial condition of the Borrower and the Parent, and the lack of material contingent liabilities of the Parent and the Borrower.

(g) The Bank shall have received all filings and recordations that are necessary to perfect the security interest of the Bank in the Collateral.

(h) The Bank shall have received evidence satisfactory to it that the Borrower has directed NSCC to return NSCC Margin Deposits to the Borrower by deposit into the Settlement Account.

(i) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

(j) The Bank shall have received a non-refundable upfront fee equal to 0.20% of the Commitment in effect on the date hereof.

2.2. Conditions Subsequent. No later than seven (7) Business Days after the Effective Date, the Borrower shall deliver a favorable written opinion of counsel for the Borrower in form and substance reasonably satisfactory to the Bank and its counsel.

SECTION 3. REPRESENTATIONS.

In order to induce the Bank to enter into this Amendment, the Borrower and the Parent signing below (collectively, the “Loan Parties”) hereby represent and warrant to the Bank that as of the date hereof:

3.1. Authorization, Etc. The Loan Parties have the power and authority to execute, deliver and perform this Amendment and the other Loan Documents (if any) called for hereby. The Loan Parties have taken all necessary action (including, without limitation, obtaining approval of its equity holders, if necessary) to authorize its execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with such Loan Party’s execution, delivery and performance of this Amendment or such other Loan Documents, except for those already duly obtained. This Amendment and the other Loan Documents (if any) called for hereby have been duly executed and delivered by the Loan Parties and constitute the legal, valid and binding obligation of the Loan Parties, enforceable against them in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. The execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby by the relevant Loan Parties does not (i) contravenes the terms of any Loan Party’s Organizational Documents; (ii) conflict with or constitute a violation or breach of, or constitutes a default under, or results in the creation or imposition of any Lien (other than pursuant to the Credit Agreement) upon the Property of any Loan Party by reason of the terms of any material contractual obligation (including without limitation contractual obligations arising from any material agreements to which any Loan Party is a party or which is binding upon it); or (iii) violates any requirement of law in any material respect.

2

3.2. No Change to Organizational Documents. Each Loan Party hereby certifies that: (w) except as specifically set forth herein, the copies of such Loan Party’s Organizational Documents previously delivered to the Bank under the Loan Documents continue to be true, correct and complete, have not been amended or otherwise modified since the date of such delivery, and are in full force and effect on the date hereof; (x) attached hereto as Exhibit B is a true and correct copy of the Third Amended and Restated Limited Liability Company of the Borrower as of the date hereof; (y) except for the name change amendment attached hereto as Exhibit C, the Certificate of Formation of the Parent previously delivered to the Bank has not been amended or otherwise modified since the date of such delivery, and is in full force and effect on the date hereof; and (z) each Person previously identified by such Loan Party to sign any Loan Document on behalf of such Loan Party continues to be so authorized on the date hereof and is authorized to sign this Amendment. The Bank may conclusively rely on this certification until it is otherwise notified by the applicable Loan Party in writing.

3.3. Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct in all material respects (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

3.4. No Default. No Default or Event of Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

3.5. No Material Adverse Change. Since December 31, 2019, there has been no change in the condition (financial or otherwise) or business of the Borrower or of the Borrower and its Subsidiaries taken as a whole except those occurring in the ordinary course of business, none of which individually or in the aggregate could be expected to have a Material Adverse Effect.

SECTION 4. REAFFIRMATIONS.

4.1. Collateral. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Loan Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Loan Documents and the rights and remedies of the Bank thereunder, the obligations of the Loan Parties thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

3

4.2. Guaranties. The Parent hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. The Parent hereby confirms to the Bank that, after giving effect to this Amendment, the Guaranty and each other Loan Document to which the Parent is a party continues in full force and effect and is the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Parent acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Parent is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of the Parent to any future waivers or modifications to the Credit Agreement.

SECTION 5. MISCELLANEOUS.

5.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or the other Loan Documents, except as specifically set forth herein. Without limiting the foregoing, the Borrower and the other Loan Parties agree to comply with all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.

5.2. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of counsel for the Bank.

5.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of Amendment. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York) without regard to principles of conflicts of laws.

[Remainder Left Intentionally Blank]

4

This First Amendment to Credit Agreement is entered into as of the date and year first above written.

“BORROWER”

CLEAR STREET LLC

By:	/s/ Chris Pento
Name: Chris Pento
Title: CFO

“PARENT”

CLEAR STREET CAPITAL LLC (f/k/a Clear Street Capital Holdings, LLC)

By:	/s/ Elliot Gulkowitz
Name: Elliot Gulkowitz
Title: Manager

“BANK”

BMO HARRIS BANK N.A.

By:	/s/ Krupa Tantuwaya
Name: Krupa Tantuwaya
Title: Director

5

EXHIBIT A

CREDIT AGREEMENT

CREDIT AGREEMENT

DATED AS OF

JUNE 3, 20191

BETWEEN

CLEAR STREET LLC

AND

4293320

BMO HARRIS BANK N.A.

[1]

A redline of this version is to be attached as Exhibit A to the First Amendment to Credit Agreement dated as of June 1, 2020, between the Borrower and the Bank to reflect the amendments to the Credit Agreement.

i

ii

EXHIBIT A	—	Revolving Note
EXHIBIT B	—	Compliance Certificate
EXHIBIT C	—	Notice of Borrowing
EXHIBIT D	—	Certificate Re: Eligible NSCC Margin Deposits
SCHEDULE 6.2	—	Subsidiaries

iii

CREDIT AGREEMENT

This Credit Agreement is entered into as of June 3, 2019 by and between Clear Street LLC, a Delaware limited liability company (the “Borrower”) and BMO Harris Bank N.A., a national banking association (the “Bank”). All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.

PRELIMINARY STATEMENT

The Borrower has requested, and the Bank has agreed to extend, certain credit facilities on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. THE CREDIS.

Section 1.1. Revolving Credit. Subject to the terms and conditions hereof, the Bank agrees to extend a revolving credit (the “Revolving Credit”) to the Borrower which may be availed of by the Borrower from time to time during the period from and including the date hereof to but not including the Termination Date, at which time the commitment of the Bank to extend credit under the Revolving Credit shall expire. The Revolving Credit may be utilized by the Borrower in the form of Loans, all as more fully hereinafter set forth, provided that:

(i) the aggregate principal amount of Loans outstanding at any one time shall not exceed $25,000,000 (the “Commitment”, as such amount may be reduced pursuant to the terms hereof);

(ii) the aggregate principal amount of the Broker Loans outstanding at any one time shall not exceed the Broker Borrowing Base as then determined and computed by the Bank;

(iii) the aggregate principal amount of Customer Loans at any time outstanding shall not exceed the Customer Loan Limit,

(iv) the aggregate principal amount of Firms Loans at any time outstanding shall not exceed the Firm Loan Limit,

(v) the aggregate principal amount of NSCC Margin Loans outstanding at any one time shall not exceed the lesser of (x) the NSCC Sublimit and (y) the NSCC Margin Loans Borrowing Base as then determined and computed, and

(vi) the Bank shall not be obligated to make an NSCC Margin Loan during any calendar month if such NSCC Margin Loan would cause the number of Zero Loan Days during such calendar month to be less than eight (8).

During the period from and including the date hereof to but not including the Termination Date, the Borrower may use the Commitment by borrowing, repaying, and reborrowing Loans in whole or in part, all in accordance with the terms and conditions of this Agreement.

Section 1.2. Revolving Credit Loans. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by the Borrower in the form of loans (individually a “Loan” and collectively the “Loans”). Each Loan shall be in a minimum amount of $100,000. The Loans shall be made against and evidenced by a single promissory note of the Borrower in the form (with appropriate insertions) attached hereto as Exhibit A (the “Note”). The Note shall be dated the date of issuance thereof and be expressed to bear interest as set forth in Section 2 hereof. The Note, and all Loans evidenced thereby, shall mature and become due and payable in full on the Termination Date. Without regard to the principal amount of the Note stated on its face, the actual principal amount at any time outstanding and owing by the Borrower on account of the Note shall be the sum of all Loans made hereunder less all payments of principal actually received by the Bank.

Section 1.3. Manner and Disbursement of Loans. The Borrower shall give the Bank an executed Notice of Borrowing (which notice shall be irrevocable once given) by no later than 3:00 p.m. (Chicago time) on the date the Borrower requests the Bank to make a Loan hereunder. Each such notice shall specify the date of the Loan requested (which must be a Business Day), the amount of such Loan, whether such Loan is a Customer Loan, Firm Loan or a NSCC Margin Loan, and, with respect to a Broker Loan, shall describe all Broker Collateral being transferred into the Account with such detail as the Bank may require, including which such securities delivered (including any securities that are listed on a schedule to be delivered) pursuant hereto are Customer Securities or Firm Securities. The Borrower shall be deemed to warrant to the Bank with each such delivery of securities that it has full legal power and authority to grant to the Bank a first security interest in the Broker Collateral consisting of Customer Securities. All Customer Loans shall be secured by Customer Securities and no Customer Securities will be substituted hereunder for Firm Securities. No Customer Securities shall be pledged hereunder to secure Obligations other than Customer Obligations. Each Loan shall bear interest in accordance with Section 2 below. The Borrower agrees that the Bank may rely upon any written notice given by any person the Bank in good faith believes is an Authorized Representative without the necessity of independent investigation. Subject to the provisions of Section 7 hereof, the proceeds of each Loan shall be made available to the Borrower at the principal office of the Bank in Chicago, Illinois, in immediately available funds by deposit to the Borrower’s primary operating account maintained with the Bank or as otherwise agreed upon by the Borrower and the Bank.

SECTION 2. INTEREST AND CHANGE IN CIRCUMSTANCES.

Section 2.1. Interest Rate. The outstanding principal balance of the Loans shall bear interest at the rate per annum equal to the Federal Funds Rate as in effect from time to time plus the Applicable Margin, provided that if the Loans or any part thereof is not paid when due (whether by lapse of time, acceleration, or otherwise), or at the election of the Bank during the existence of any other Event of Default, the outstanding principal balance of the Loans shall bear interest, whether before or after judgment until payment in full thereof, at the rate per annum determined by adding 2.0% to the interest rate which would otherwise be applicable thereto from

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time to time. Interest on the outstanding principal balance of the Loans shall be payable monthly in arrears on the last day of each month in each year (commencing on the first such date occurring after the date hereof) and at maturity of the Note, and interest after maturity (whether by lapse of time, acceleration, or otherwise) shall be due and payable upon demand. Any change in the interest rate resulting from a change in the Federal Funds Rate shall be effective on the date of the relevant change in the Federal Funds Rate.

Section 2.2. Computation of Interest. All interest on the Note shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

Section 2.3. Change in Capital Adequacy Requirements. If the Bank shall determine that any Change in Law has or would have the effect of reducing the rate of return on the Bank’s capital as a consequence of its obligations hereunder or for the credit which is the subject matter hereof to a level below that which the Bank could have achieved but for such Change in Law (taking into consideration the Bank’s policies with respect to liquidity and capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts reasonably determined by the Bank as will compensate the Bank for such reduction; provided that the Borrower shall not be required to compensate the Bank pursuant to this Section for any reductions suffered more then six months prior to the date the Bank notifies the Borrower of such Change in Law (except if such Change in Law gives rise to such reduction is retroactive, then the six-months referred to above shall be extended to include the period of retroactive thereof).

Section 2.4. Lending Branch. The Bank may, at its option, elect to make, fund or maintain any portion of the Loans hereunder at such of its branches or offices as the Bank may from time to time elect.

SECTION 3. FEES, PREPAYMENTS, TERMINATIONS, AND APPLICATIONS.

Section 3.1. Fees. For the period from and including the date hereof to but not including the Termination Date, the Borrower shall pay to the Bank a commitment fee at the rate of one-half of one percent (0.50%) per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily unused portion of the Commitment. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September and December in each year (commencing on the first such date occurring after the date hereof) and on the Termination Date.

Section 3.2. Voluntary Prepayments. The Borrower shall have the privilege of prepaying the Loans in whole or in part (but, if in part, then in an amount not less than $100,000), at any time upon prior notice to the Bank (such notice if received subsequent to 3:00 p.m. (Chicago time) on a given day to be treated as though received at the opening of business on the next Business Day) by paying to the Bank the principal amount to be prepaid and if such a prepayment prepays the Note in full and is accompanied by the termination of the Commitment in whole, accrued interest thereon to the date of prepayment.

Section 3.3. Mandatory Prepayments. (a) The Borrower covenants and agrees that if at any time the sum of the principal amount of the Broker Loans then outstanding shall be in excess of the Collateral Borrowing Base as then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Bank as and for a mandatory prepayment on such Obligations.

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(a) The Borrower covenants and agrees that if at any time the sum of the principal amount of the NSCC Margin Loans then outstanding shall be in excess of the NSCC Margin Borrowing Base as then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Bank as and for a mandatory prepayment on such Obligations.

(b) If at any time the sum of the unpaid principal balance of the Customer Loans then outstanding shall be in excess of the Customer Loan Limit then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Bank as and for a mandatory prepayment on such Customer Loans.

(c) If at any time the sum of the unpaid principal balance of the Firm Loans then outstanding shall be in excess of the Firm Loan Limit then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Bank as and for a mandatory prepayment on such Firm Loans.

(d) The Borrower shall, without notice or demand, prepay any NSCC Margin Loan in full on the earlier to occur of (a) the date upon which the NSCC Margin Deposits funded from the proceeds of such NSCC Margin Loan are returned to the Borrower, and (b) the date which is five (5) days after the date of such NSCC Margin Loan was advanced.

(e) Without limiting the Borrower’s obligation to repay the NSCC Margin Loans pursuant to any other provision of this Section 3.3, on any Business Day in a calendar month (other than the last Business Day in a calendar month), if (A) the sum of (x) the number of Business Days remaining in such calendar month (not including such Business Day) plus (y) the number of Zero Loan Days occurring in such calendar month on or prior to such Business Day is less than (B) eight (8), then the Borrower shall not later than 3:00 p.m. on such Business Day, without notice or demand, prepay over the full amount of all outstanding NSCC Margin Loans as and for a mandatory prepayment on the Obligations.

Section 3.4. Terminations. The Borrower shall have the right, at any time and from time to time, upon five (5) Business Days prior notice to the Bank, to terminate the Commitment without premium or penalty and in whole or in part (but if in part, then in an amount not less than $1,000,000), provided that the Commitment may not be reduced to an amount less than the aggregate principal amount of the Loans then outstanding. Any termination of the Commitment pursuant to this Section may not be reinstated.

Section 3.5. Place and Application of Payments. All payments of principal, interest, fees, and all other Obligations payable under the Loan Documents shall be made to the Bank at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Bank may specify) no later than 3:00 p.m. (Chicago time) on the date any such payment is due and payable. Payments received by the Bank after 3:00 p.m. (Chicago time) shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made in lawful money

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of the United States of America, in immediately available funds at the place of payment, without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions, and conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of the Bank). The Borrower hereby irrevocably authorizes the Bank to (a) charge from time to time any of the Borrower’s deposit accounts with the Bank (other than the Excluded Accounts) and/or (b) make Loans from time to time hereunder (and any such Loan may be made by the Bank hereunder without regard to the provisions of Section 7 hereof), in each case for payment of any Obligation then due and payable (whether such Obligation is for interest then due on a Loan, or otherwise); provided that the Bank shall not be under any obligation to charge any such deposit account or make any such Loan under this Section, and the Bank shall incur no liability to the Borrower or any other Person for its failure to do so.

Section 3.6. Notations. All Loans made against the Note shall be recorded by the Bank on its books and records or, at its option in any instance, endorsed on a schedule to the Note and the unpaid principal balance so recorded or endorsed by the Bank shall be prima facie evidence in any court or other proceeding brought to enforce the Note of the principal amount remaining unpaid thereon.

SECTION 4. COLLATERAL AND GUARANTY.

Section 4.1. Collateral.

(a) Broker Collateral. To secure the payment and performance of the Broker Obligations, the Borrower hereby grants to the Bank a continuing lien on and security interest in, and right of set-off against, all right, title, and interest of the Borrower, whether now owned or existing or hereafter created, acquired or arising, in and to all of the Broker Collateral. All of the Broker Collateral shall be credited to one or more of the Accounts and shall be held by the Bank. No later than the close of business in Chicago, Illinois on the date of each request for a Broker Loan hereunder, the Borrower shall transfer into one or more of the Accounts Broker Collateral having a Market Value such that after giving effect to the requested Broker Loan the aggregate principal amount of all Broker Loans shall not exceed the Broker Borrowing Base as then determined and computed by the Bank. All of the Broker Collateral shall be at all times subject to the exclusive dominion and control of the Bank.

(b) NSCC Margin Collateral. To secure the payment and performance of the NSCC Margin Obligations, the Borrower hereby grants to the Bank a continuing lien on and security interest in, and right of set-off against, all right, title, and interest of the Borrower, whether now owned or existing or hereafter created, acquired or arising, in and to all of the NSCC Margin Collateral.

Section 4.2. Delivery of Collateral; Inspection. The Bank shall have the right, whether before or after the occurrence of any Default or Event of Default hereunder, to notify any third party holding any of the Collateral of the pledge thereof hereunder and require delivery thereof to the Bank and may take such steps with respect to any Collateral to insure that the Lien of the Bank is fully perfected and protected in compliance with the Uniform Commercial Code

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and applicable Federal rules and regulations. The Borrower shall permit the Bank or its representatives to inspect and make copies of the books and records relating to the Collateral of the Borrower and of the DTC or any other party holding the Collateral and to conduct an audit or inventory of the Collateral at any reasonable time or times either with or without prior notice.

Section 4.3. Payments and Other Proceeds. All cash proceeds of the Collateral shall be promptly remitted to the Bank to be held as additional Collateral in one of the Accounts or another deposit account under control of the Bank and shall be subject to release in accordance with Section 4.5.

Section 4.4. Voting Rights and Income. Unless and until an Event of Default has occurred and is continuing and thereafter until notified to the contrary by the Bank pursuant to Section 4.7 hereof, (a) the Borrower shall be entitled to exercise all voting and/or consensual powers pertaining to the Collateral or any part thereof, for all purposes not inconsistent with the terms of this Agreement or any other document evidencing or otherwise relating to any Obligations; and (b) the Borrower shall be entitled to receive and retain all cash interest and other distributions paid upon or in respect of the Collateral.

Section 4.5. Release of Collateral. (a) If the Borrower shall at any time desire the release of any item of Broker Collateral (including any Broker Collateral consisting of cash), the Borrower shall deliver to the Bank a written request for such release and on the day the Bank receives such request (if such request is received prior to 3:00 p.m. (Chicago time) on such day), the Bank may cause such item of Broker Collateral to be released from the relevant Account to an account of the Borrower maintained with DTC or another securities intermediary, provided that (i) no Default or Event of Default shall exist both before and immediately after giving effect to such release, and (ii) the aggregate principal amount of all Broker Loans outstanding as of 5:00 p.m. (Chicago time) shall not exceed the lesser of the Commitment and the Broker Borrowing Base as determined and computed by the Bank at such time.

(a) Notwithstanding anything contained herein to the contrary, in the event that the Bank releases the Broker Collateral in accordance with clause (a) above (the “Released Collateral”) but the aggregate principal amount of all Broker Loans exceed the Broker Borrowing Base at the time of such release, the Borrower hereby acknowledges and agrees that (i) the Bank continues to have a security interest in such Released Collateral and every portion or part thereof and in all proceeds thereof, (ii) the Borrower shall hold such Released Collateral and the proceeds thereof in trust for the Bank separate from all other Property of the Borrower and free and clear of all Liens and claims other than the Bank’s security interest herein, and (iii) the Borrower shall promptly (but no later than the next Business Day) and without notice or demand return such Released Collateral or the proceeds thereof to the Bank as a mandatory prepayment of the Broker Loans in the event that the Borrower has failed to comply with clause (a)(ii) above.

Section 4.6. Further Acts. The Borrower will faithfully preserve and protect the Bank’s security interest in the Collateral and the proceeds thereof and will do all such acts and things and execute and deliver all such documents and instruments, including without limitation further pledges, assignments, financing statements and continuation statements, as the Bank in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, protect and perfect such security interest. The Borrower assumes full responsibility for taking

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any and all necessary steps to preserve rights with respect to the Collateral against prior parties. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral held by the Bank pursuant hereto if the Bank takes such action for that purpose as the Borrower shall request in writing, provided that such requested action will not, in the reasonable judgment of the Bank, impair the Bank’s first priority Lien in the Collateral or the proceeds thereof or its rights in, or the value of, the Collateral or such proceeds, and provided further that such written request is received by the Bank in sufficient time to permit the Bank to take the requested action.

Section 4.7. Remedies on Default. Upon the occurrence and during the continuation of any Event of Default hereunder, the Bank shall have such rights and remedies with respect to the Collateral or any part thereof and the proceeds thereof as are provided by the Uniform Commercial Code and such other rights and remedies with respect thereto which it may have at law or in equity or under this Agreement, including without limitation, to the extent not inconsistent with the provisions of the Uniform Commercial Code or other applicable law, the right to (a) transfer into the Bank’s name or into the name of its nominee or nominees or into an account at DTC in the name of, and for the benefit of, the Bank all or any portion of the Collateral and thereafter receive, for the benefit of the Bank, all cash payments made thereon, vote the same, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it was the outright owner thereof, and (b) sell all or any portion of the Collateral at any broker’s board or at public or private sale, without prior notice to the Borrower or any other person, except as otherwise required by law (and if notice is required by law, after 5 days’ prior written notice), at such place or places and at such time or times and in such manner and for such consideration as the Bank may determine, and remit all amounts realized from the Collateral to the Bank for application to the repayment of the Obligations, whether on account of principal, interest, fees, charges, advances or expenses (to the extent the Borrower is obligated to reimburse the Bank for such expenses hereunder or under the other Loan Documents) or otherwise as the Bank in its sole discretion may elect, and then to pay the balance, if any, to the Borrower or as otherwise required by law; and if such proceeds are insufficient to pay the Obligations in full, the Borrower shall be liable for the deficiency.

Section 4.8. Rights of Bank With Respect to Calculations. (a) Schedules, Notices, Reports, etc. The Bank shall calculate the applicable Borrowing Base on each Business Day (or with respect to the Collateral consisting of Corporate Bonds, each week), and in connection with such calculations, the Bank shall (i) obtain all necessary pricing and other market data from the Reporting Service in the determination of the Broker Borrowing Base, (ii) be entitled to rely on the information provided by the Borrower in any notice of a pledge of securities with respect to ratings of, and any restrictions on resale of, the securities described therein, (iii) not give effect to any increase in either Borrowing Base as a result of the transfer by the Borrower of additional Collateral unless it has received and verified the pricing information applicable to such additional Collateral, (iv) not give effect to any decrease in the Broker Borrowing Base as a result of a request by the Borrower for release of the Broker Collateral unless it has verified the satisfaction of the conditions set forth in Section 4.5 and (v) be entitled to rely on the information provided by the Bank or the Borrower pursuant to the other provisions hereof.

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(a) Limitation on Liability. In no event shall the Bank be liable to the Borrower or any other Person for the accuracy of the value of any item of Collateral, for any determinations regarding the eligibility of any securities for inclusion in the Collateral or for determinations regarding the amount of any Obligation, except in the case of its gross negligence or willful misconduct. In furtherance of the foregoing, the parties hereto acknowledge and agree that the obligations of the Bank hereunder, including without limitation, to make determinations of the Borrowing Base and to provide reports and notices hereunder, are based upon information provided to the Bank as set forth herein. In no event shall the Bank have any duty or obligation to independently verify the information so provided to it (or the accuracy or completeness thereof).

Section 4.9. Waiver of Bank’s Rights Against Collateral. The Bank hereby acknowledges and agrees that any right it may now have or hereafter acquire against any item of Collateral (prior to its release pursuant to Section 4.5 hereof), by way of right of set-off, banker’s lien, by enforcement of any rights under any security agreement or otherwise, shall be used solely to satisfy outstanding Obligations in the manner provided for herein (including Section 3.5 of this Agreement) until all Obligations have been repaid in full and the Commitment has been terminated or expired.

Section 4.10. Agreement Regarding Customers Securities and Firm Securities. To ensure that the Borrower is in compliance with the Rules, the Borrower and the Bank hereby agree that, notwithstanding anything to the contrary contained herein or in any other Loan Document:

(a) None of the Firm Obligations shall be secured by or be any charge against any Customer Securities.

(b) None of the Customer Obligations shall be secured by or be any charge against securities other than Customer Securities and Firm Securities unless (i) the Borrower agrees such Customer Securities as it is informed by the Borrower, pursuant to and in compliance with the Rules, are securities for account of one or more of the Borrower’s customers, will be segregated by the Bank from any other securities (and the Bank hereby agrees to make such segregation), and (ii) only Customer Securities are identified by the Bank as substitutes for other Customer Securities.

(c) In consequence of (a) above, all Customer Securities shall be security for any and all Customer Obligations, provided, however, that any part of such Customer Obligations secured by Customer Securities may be treated as a separate Customer Loan if, and only if, upon the creation of such part the Bank approves a notation in the Notice of Borrowing to the effect that such part is to be treated as a separate Customer Loan and that the Customer Securities specifically pledged therefor are carried for the account of a single customer of the Borrower whereupon (without prejudice to the rights of the Bank in connection with any other Customer Securities) the Customer Securities specifically pledged therefor shall be held separate and apart from all other Customer Securities and shall not be security for any other part of such Customer Obligations.

(d) No rehypothecation, assignment or other transfer of any Customer Securities or any interest therein shall be made by the Bank except subject to the limitations and restrictions contained herein.

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(e) For the purposes of this Agreement, and in addition, wherever used herein or any other Loan Document, (i) the term “Customer Securities” shall be deemed to mean securities (A) which, according to a Notice of Borrowing received by the Bank from the Borrower pursuant to and in compliance with the Rules, are securities for the account of one or more of its customers, or (B) which are securities carried for one or more of the Borrower’s customers and hypothecated to secure a Customer Loan made and to be repaid on the same calendar day, and (ii) a Customer Loan shall be deemed to be a “Loan against Customer Securities” if only Customer Securities are identified by the Bank as security used for the purpose of obtaining or increasing such Customer Loan.

Section 4.11. Guaranties. The payment and performance of the Obligations shall at all times be guaranteed by the Parent pursuant to a guaranty agreement in form and substance reasonably acceptable to the Bank, as the same may be amended, modified, or supplemented from time to time (the “Guaranty”).

Section 4.12. Settlement Account. (a) The Borrower hereby agrees that during any period when it may itself make withdrawals, transfers or other dispositions of funds in the Settlement Account it shall do so only (i) to the extent such withdrawal, transfer or other disposition would not result in either (x) the aggregate amount of cash in the Settlement Account (other than with respect to amounts on deposit therein that can fairly be identified as being attributable to the Settlement Bank Obligations) plus an amount equal to 80% of the face amount of any NSCC Margin Deposits that constitutes NSCC Margin Collateral being less than the aggregate principal amount of NSCC Margin Loans outstanding at such time or (y) the aggregate amount of cash in the Settlement Account (other than with respect to amounts on deposit therein that can fairly be identified by the Borrower as being attributable to the Settlement Bank Obligations) plus an amount equal to 80% of the face amount of any NSCC Margin Deposits that constitute NSCC Margin Collateral plus the Market Value of all other NSCC Margin Collateral at such time being less than the aggregate principal amount of all NSCC Margin Loans and outstanding at such time or (ii) to make payments on account of the Obligations. The Borrower shall cause such direction to be in full force and effect at all times until all the Obligations have been fully paid and performed and the Commitment has been terminated.

(a) The Settlement Account shall be at all times subject to the “control” (within the meaning of Sections 9-104 and 9-106 of the UCC) of the Bank and held by the Settlement Bank as the depositary bank. The Settlement Account shall be deemed to be a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC).

SECTION 5. DEFINITIONS; INTERPRETATION.

Section 5.1. Definitions. The following terms when used herein shall have the following meanings:

“Account(s)” means one or more pledged accounts (i) maintained by the Bank with the DTC and (ii) in the name of and maintained with the Bank.

“Adequate Assurance Deposit” means an NSCC deposit requirement, in excess of ordinary course NSCC deposit requirements, pursuant to NSCC Rule 15, section 2(b).

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“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 20% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

“Agreement” means this Credit Agreement, as the same may be amended, modified, or restated from time to time in accordance with the terms hereof.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to the Borrower or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Patriot Act.

“Applicable Margin” means a rate per annum equal to (i) 1.50% with respect to the Broker Loans and (ii) 2.50% with respect to the NSCC Margin Loans.

“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2 hereof or on any update of any such list provided by the Borrower to the Bank, or any further or different officer of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Bank.

“Bank” is defined in the introductory paragraph hereof.

“Borrower” is defined in the introductory paragraph hereof.

“Broker Borrowing Base” means, as of any time it is to be determined, the sum of:

(a) 90% of the Market Value of Eligible Federal Government Securities; plus

(b) 90% of the Market Value of Eligible Bond Securities; plus

(c) 80% of the Market Value of Eligible Equity Securities.

“Broker Collateral” means and includes (a) the Accounts, (b) all securities and other Property described in each borrowing request (including a Notice of Borrowing) delivered to the Bank pursuant to this Agreement, (c) all other securities or Property delivered or deliverable on the sale, exchange, collection, reclassification, conversion, merger or consolidation and other dispositions of or distributions on any of the foregoing, and (d) any and all proceeds thereof (including all income payable thereon), both cash and non-cash.

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“ Broker Loan” means either a Customer Loan or Firm Loan, and “Broker Loans” means collectively, the “Broker Loans”.

“ Broker Obligations” means all obligations of the Borrower to pay principal and interest on the Broker Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held, or acquired.

“Business Day” means any day other than a Saturday or Sunday on which the Bank is not authorized or required to close in Chicago, Illinois and, when used with respect to LIBOR Portions, a day on which the Bank is also dealing in United States Dollar deposits in London, England, and Nassau, Bahamas.

“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

“Capitalized Lease Obligation” means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one hundred twenty (120) days from the date of acquisition thereof, (b) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; (e) any investment fund registered with the SEC that is regulated as a “money market fund” as defined in Rule 2a-7 under the Investment Company Act of 1940, as amended; and (f) any offshore money market fund or similar investment vehicle rated “MR1+” by Moody’s or “AAA” by S&P.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines

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or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any of (a) Uriel Cohen (or any trust or other estate planning vehicle established for the benefit of Uriel Cohen and his immediately family members) ceases at any time and for any reason (including death or incapacity) to own, legally and beneficially, at least 50.1% of the equity interests of the Parent entitled to vote, (b) the failure of the Parent to own, directly or indirectly, less than 100% of the equity interest of the Borrower entitled to vote, (c) the failure of individuals who are members of the board of directors (or similar governing body) of the Borrower or the Parent on the date hereof (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the on date hereof or previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Borrower or the Parent, as applicable, or (d) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness of the Parent or the Borrower shall occur.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Collateral” means Broker Collateral and NSCC Margin Collateral, as the case may be.

“Commitment” is defined in Section 1.1 hereof.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Customer Loan” means any Broker Loan that has been designated by the Borrower in the Notice of Borrowing as a “Customer Loan”.

“Customer Loan Limit” means the Broker Borrowing Base as determined and computed with Customer Securities only.

“Customer Obligations” means all Broker Obligations of the Borrower with respect to Customer Loans.

“Customer Securities” means, at any time, Broker Collateral that is pledged at such time to the Bank to secure Customer Obligations.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

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“Designated Examining Authority” means the exchange that has been designated as the Borrower’s securities designated examining authority, as defined in Rule 15c3-1(c)(12) of the SEC.

“Designated Jurisdiction” means, at any time, any country, region or territory which is itself the subject or target of any Sanctions.

“Designated Self-Regulatory Organization” shall have the meaning assigned to such term in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended.

“DTC” means The Depository Trust Company and its successors and assigns.

“Eligible Bond Security” means an Eligible Security that satisfies each of the following requirements:

(a) it is either (i) a bond issued by a corporation, partnership or limited liability company with a maturity date not less than one year from the date of issuance, or (ii) a marketable obligation of a State of the United States of America or any political subdivision, agency or instrumentality of any of the foregoing, or the District of Columbia, or (iii) a marketable obligation of any territory or local government of a State of the United States or any political subdivision, agency, or instrumentality of such territory or local government;

(b) it has a Market Value of not less than $5.00;

(c) the issuer of such security has not defaulted in the payment when due of any principal of or interest on any debt securities issued by it or loans or other extensions of credit made to it;

(d) the issuer of such security (i) is not the subject of any bankruptcy, arrangement, receivership, conservatorship, reorganization proceeding or other proceeding for relief of debtors, (ii) is not insolvent, and (iii) has not admitted its inability to pay its debts generally;

(e) it is Investment Grade;

(f) would not cause the Market Value of such security issued by any one issuer and its Affiliates to exceed 15% of all of the the Collateral; provided, that only the excess Market Value shall be excluded for purposes of determining the Borrowing Base; and

(g) the issuer of such security is not an Affiliate of the Bank.

“Eligible NSCC Margin Deposits” means those NSCC Margin Deposits of the Borrower, excluding such portions of NSCC Margin Deposits that (a) relate to losses incurred by the Borrower for its own account or the account of any of its Subsidiaries or (b) as reasonably determined by the Borrower, acting in good faith, are subject to any counterclaim, deduction, defense, setoff or similar rights by NSCC or DTC other than to the extent constituting or arising out of the obligations for which such deposit was delivered (but only to the extent of any such counterclaim, deduction, defense, setoff or similar rights); provided, however, that the value of Eligible NSCC Margin Deposits shall not at any time exceed the NSCC Deposit Requirements applicable to the Borrower at such time.

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“Eligible Equity Security” means an Eligible Security that satisfies each of the following requirements:

(a) it is a security consisting of common stock and other equity securities of an issuer;

(b) it has a Market Value of at least $5.00;

(c) the issuer of such security (i) is not the subject of any bankruptcy, arrangement, receivership, conservatorship, reorganization proceeding or other proceeding for relief of debtors, (ii) is not insolvent, and (iii) has not admitted its inability to pay its debts generally;

(d) it would not cause the Market Value of such security to exceed 15% of the Market Value of all of the Collateral; provided, that only the excess Market Value shall be excluded for purposes of determining the Borrowing Base; and

(e) the issuer of such security is not an Affiliate of the Bank.

“Eligible Federal Government Security” means an Eligible Security that satisfies each of the following requirements:

(a) it is a direct obligation of the United States of America or of any agency or instrumentality thereof whose obligations constitute the full faith and credit obligations of the United States of America;

(b) the issuer of such security has not defaulted in the payment when due of any principal of or interest on any debt securities issued by it or loans or other extensions of credit made to it;

(c) the issuer of such security (i) is not the subject of any bankruptcy, arrangement, receivership, conservatorship, reorganization proceeding or other proceeding for relief of debtors, (ii) is not insolvent, and (iii) has not admitted its inability to pay its debts generally; and

(d) it is Investment Grade.

“Eligible Security” means a security that satisfies each of the following requirements:

(a) it is traded on an Exchange and is not subject to any restriction on transfer (including without limitation Rule 144 and Rule 144A promulgated by the SEC);

(b) is not a security that has been held in the Borrower’s inventory for more than thirty (30) consecutive days;

(c) it is available to be pledged, repledged, hypothecated, rehypothecated, or otherwise transferred by the Borrower in favor the Bank;

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(d) it is subject to a perfected first priority Lien in favor of the Bank and is free of all other Liens, adverse claims and other encumbrances of every type or nature whatsoever, including without limitation any of the foregoing in favor of any brokers;

(e) it is held in an Account;

(f) the Market Value of such security is readily available through the Reporting Service or is otherwise available to the Bank;

(g) if such security is a callable or convertible security it has not matured or been called prior to its stated maturity date;

(h) it is not an option, warrant, put, call, strip, repurchase agreement, reverse repurchase agreement, mutual fund share or interest, derivative or similar security; and

(j) is not otherwise deemed to be ineligible in the reasonable judgment of the Bank (it being acknowledged and agreed that with five (5) Business Days prior written notice any such security or categories thereof may be deemed ineligible by the Bank acting in its reasonable judgment).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

“Event of Default” means any event or condition identified as such in Section 9.1 hereof.

“Excess Net Capital” means, as of any date the same is to be determined, the Borrower’s net capital as shown on line 3910 of the Borrower’s most recent FOCUS Part 2 report.

“Exchange” means a nationally recognized securities exchange located in the United States of America or on a recognized over-the-counter market located in the United States of America.

“Excluded Accounts” means each of the Borrower’s deposit accounts maintained with the Bank as a “Special Reserve Account For the Exclusive Benefit of Customers” pursuant to Rule 15c3-3 of the Rules.

“Federal Funds Rate” means, for any day, the rate reasonably determined by Bank to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to Bank at approximately 10:00 a.m. (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by Bank for sale to Bank at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined.; provided, that in no event shall the Federal Funds Rate be less than 0.00%.

“Firm Loan” means any Broker Loan that has been designated by the Borrower in the Notice of Borrowing as a “Firm Loan”.

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“Firm Loan Limit” means the Broker Borrowing Base as determined and computed with Firm Securities only.

“Firm Obligations” means all Broker Obligations of the Borrower with respect to Firm Loans to the Borrower.

“Firm Securities” means at any time, Broker Collateral that is pledged at such time to the Bank to secure Firms Obligations.

“Fitch” means Fitch, Inc.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Guaranty” is defined in Section 4.11 hereof.

“Indebtedness” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than ninety (90) days past due), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money, and (f) all net obligations of such Person under any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement.

“Investment Grade” means a security having a long-term rating of BBB or better by S&P, Baa or better by Moody’s, or BBB or better by Fitch; provided that if more than one long-term rating applies to such security, then the lowest rating shall apply.

“Lien” means any mortgage, lien, security interest, pledge, charge, or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Loan” and “Loans” each is defined in Section 1.2 hereof.

“Loan Documents” means this Agreement, the Note, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Market Value” means, for each unit of a security of any class at a particular time, the closing price for such security for the immediately preceding Business Day reported by the Reporting Service, but excluding accrued and unpaid interest on interest-bearing securities from such determination.

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“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property or condition (financial or otherwise) of the Borrower or of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower or any Subsidiary to perform its obligations under any Loan Document, or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document or the rights and remedies of the Bank thereunder or (ii) the perfection or priority of any Lien granted under any Loan Document.

“Moody’s” means Moody’s Investors Service, Inc.

“Note” is defined in Section 1.2 hereof.

“Notice of Borrowing” means that certain Notice of Borrowing in the form of Exhibit C attached hereto.

“ NSCC” means the National Securities Clearing Corporation.

“NSCC Deposit Requirements” means cash collateral requirements established by NSCC in connection with securities clearing services provided by NSCC, as such requirements may be amended, supplemented or otherwise modified from time to time.

“ NSCC Margin Borrowing Base” means as of any time it is to be determined, an amount equal to 80% of the excess, if any, of the Eligible NSCC Margin Deposits at such time over the Eligible NSCC Margin Deposits in effect as at the close of business on the day in the prior calendar month (or if the certificate for such prior calendar month has not been delivered pursuant to Section 8.5 hereof, the preceding calendar month) that was the day having the 10th lowest Eligible NSCC Margin Deposits during such calendar month; provided, that in no event shall at any time the amount set forth herein exceed the amount of the Eligible NSCC Margin Deposits at such time.

“NSCC Margin Collateral” means all of the Borrower’s right, title and interest in (i) the right to the return from NSCC of NSCC Margin Deposits pursuant to the terms of the rules and procedures of the NSCC in effect from time to time, (ii) the Settlement Account, all balances in the Settlement Account, and all income, distributions, and sums distributable or payable from, upon, or in respect of the foregoing, and (iii) any and all proceeds thereof (including cash and non-cash proceeds and all income payable on any of the foregoing items (i), (ii) or (iii), whether now owned or held or hereafter acquired.

“ NSCC Margin Deposits” means deposits made by the Borrower with NSCC in connection with securities clearing services provided to it by NSCC.

“ NSCC Margin Loans” means any Loan that has been designated by the Borrower in the Notice of Borrowing as a “NSCC Margin Loan”.

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“ NSCC Margin Obligations” means all obligations of the Borrower to pay principal and interest on the NSCC Margin Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held, or acquired.

“ NSCC Sublimit” means $15,000,000.

“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held, or acquired.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.

“Organizational Documents” means the certificate of organization, limited liability company agreement, operating agreement, or such other agreement under which the Borrower or such Subsidiary is organized, as each of the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Parent” means Clear Street Capital LLC, a Delaware limited liability company and formerly known as Clear Street Capital Holdings, LLC.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or any other entity or organization, including a government or agency or political subdivision thereof.

“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

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“Reg U” means Regulation U of the Board of Governors of the Federal Reserve System.

“Regulatory Authority” means Designated Examining Authority, Designated Self-Regulatory Organization, the SEC and all other examining and regulating authorities with jurisdiction over such Loan Party or Subsidiary.

“Reporting Service” means ISDI-Interactive Data or, to the extent pricing and other market data is not available, any other independent pricing service selected by the Bank in accordance with its ordinary and customary business practices.

“Revolving Credit” is defined in Section 1.1 hereof.

“Rules” means the rules and regulations of the SEC under the Securities Exchange Act of 1934, as amended concerning the hypothecation of Customer Securities, including Rule 8c-1, Rule 15c2-1, and Rule 15c3-3.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including the OFAC SDN List), the United States Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority, (b) any Person located, organized or resident in a Designated Jurisdiction or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) or (b) above.

“Sanctions” means all economic or financial sanctions, sectoral sanctions, secondary sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government (including those administered by OFAC or the United States Department of State), or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority with jurisdiction over the Borrower and its Affiliates or any other Loan Party or any of their respective Subsidiaries.

“S&P” means Standard & Poor’s Ratings Services Group, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Settlement Account” means the Borrower (account number    ) maintained with the Bank.

“Settlement Bank Obligations” means the obligations of the Borrower owing to the Bank solely in connection with the settlement of securities.

“SIPA” means Securities Investor Protection Act of 1970, as amended.

“SIPC” means the Securities Investor Protection Corporation established pursuant to SIPA, or any other corporation that succeeds to the functions thereof.

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“Subordinated Debt” means Indebtedness which (i) qualifies as the Borrower’s regulatory capital calculated in accordance with Exchange Act Rule 15c3-1, (ii) is unsecured, and (iii) is subordinated in right of payment to the prior payment of the Obligations pursuant to subordination provisions reasonably acceptable to the Bank (which shall include the subordination provisions required pursuant to Appendix D to the Exchange Act Rule 15c3-1).

“Subsidiary” means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries.

“Tangible Net Worth” means, at any time the same is to be determined, the difference between (a) total assets of the Borrower less the sum of (i) the aggregate book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and similar assets, and (ii) the write-up of assets above cost minus (b) total liabilities and reserves of the Borrower, all as determined in accordance with GAAP.

“Termination Date” means the earliest to occur of: (i) May 31, 2021, (ii) the date upon which a Termination Event occurs, or (iii) or such earlier date on which the Commitment is terminated in whole pursuant to Section 3.4, 9.2, or 9.3 hereof.

“Termination Event” means the occurrence of any of the following:

(a) the NSCC requires the Borrower to make an Adequate Assurance Deposit or any other clearinghouse imposes a similar requirement on the Borrower;

(b) one or more Regulatory Authorities imposes fines, levies, or other monetary penalties (including the disgorgement of profits) against the Borrower in excess of $500,000 individually or in the aggregate;

(c) any Regulatory Authority requires that a material portion of the Borrower’s business be suspended or otherwise prohibited from operating for a period of five (5) or more Business Days, including, as applicable, the suspension, revocation or termination of the Borrower as a broker-dealer with the SEC or as a member of a Regulatory Authority;

(d) the Borrower enters into a settlement with any Person (including any Regulatory Authority), and the Borrower is obligated to pay an amount in excess of $500,000 as part of such settlement;

(e) one or more Regulatory Authorities imposes a fine, levy or other monetary penalty against the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer in excess of $100,000;

(f) the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer enters into a settlement with any Person (including any Regulatory Authority), and such Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer is obligated to pay an amount in excess of $100,000 as part of such settlement; or

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(g) the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer is suspended in any capacity for any reason for a period of five (5) or more Business Days or expelled by a Regulatory Authority.

“Threshold Amount” means $500,000.

“Total Assets to Total Equity Ratio” means, at any time the same is to be determined, the ratio of (i) total assets of the Borrower and its Subsidiaries at such time, less assets constituting matched repos and matched securities loans to (ii) the difference between total assets of the Borrower and its Subsidiaries minus total liabilities and reserves of the Borrower and its Subsidiaries at such time, all as determined on a consolidated basis in accordance with GAAP.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.

“Wholly-Owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more Wholly-Owned Subsidiaries within the meaning of this definition.

“Zero Loan Day” means, at any time, a Business Day in which no principal amount of the NSCC Margin Loans is outstanding.

Section 5.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP (as in effect from time to time) except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Bank as follows:

Section 6.1. Organization and Qualification. The Borrower is duly organized, validly existing, and in good standing as a limited liability company under the laws of the State of Delaware, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying where the failure to do so could reasonably be expected to have a Material Adverse Effect.

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Section 6.2. Subsidiaries. Each Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying where the failure to do so could reasonably be expected to have a Material Adverse Effect. Schedule 6.2 hereto identifies each Subsidiary, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary, other than with respect to shares of capital stock or other equity interests of any Subsidiary that may be acquired after the date of this Agreement.

Section 6.3. Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Note in evidence thereof, to grant to the Bank the Liens described herein, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. The Loan Documents delivered by the Borrower have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of the Borrower enforceable against it in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrower of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of applicable law or any judgment, injunction, order or decree binding upon the Borrower or any provision of the Borrower’s Organizational Documents or any material covenant, indenture or agreement of or affecting the Borrower or any of its Property, or (b) result in the creation or imposition of any Lien on any Property of the Borrower (other than Liens granted in favor of Bank created pursuant hereto).

Section 6.4. Use of Proceeds. The Borrower shall use the proceeds of the Loans solely to finance the purchase and settlement of securities, to finance NSCC Deposit Requirements (other than the Adequate Assurance Deposits), and for the Borrower’s general working capital purposes.

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Section 6.5. Financial Reports. The balance sheet of the Borrower as at December 31, 2019, and the related statements of income, retained earnings, and cash flows of the Borrower for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Lerner and Sipkin, independent public accountants, and a FOCUS Part 2 of the Borrower as at February 29, 2020, and the related statements of income, retained earnings, and cash flows of the Borrower for the two (2) months then ended, heretofore furnished to the Bank, fairly present the financial condition of the Borrower as at said dates and the results of its operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. The Borrower does not have any contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.

Section 6.6. No Material Adverse Change. Since December 31, 2019, there has been no change in the condition (financial or otherwise) or business of the Borrower or of the Borrower and its Subsidiaries taken as a whole except those occurring in the ordinary course of business, none of which individually or in the aggregate could be expected to have a Material Adverse Effect.

Section 6.7. Full Disclosure. The statements and information furnished to the Bank in connection with the negotiation of this Agreement and the other Loan Documents and the commitment by the Bank to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Bank acknowledging that as to any projections furnished to the Bank, the Borrower only represents that the same were prepared on the basis of information, assumptions and estimates the Borrower believed to be reasonable at the time made and that actual results during the period or periods covered by any such projections may differ from projected or forecasted results.

Section 6.8. Trademarks, Franchises, and Licenses. The Borrower and its Subsidiaries own, possess, or have the right to use all patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their business as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

Section 6.9. Governmental Authority and Licensing. The Borrower and its Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of the Borrower, threatened.

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Section 6.10. Good Title. The Borrower and its Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries furnished to the Bank (except for sales of assets by the Borrower and its Subsidiaries in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 8.8 hereof and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such assets for their intended purposes.

Section 6.11. Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary or any of their Property which, if adversely determined could reasonably be expected to have a Material Adverse Effect.

Section 6.12. Taxes. All material tax returns required to be filed by the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees, and other governmental charges upon the Borrower or any Subsidiary or upon any of their Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. The Borrower does not know of any proposed additional tax assessment against it or its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Borrower and its Subsidiaries have been made for all open years, and for the current fiscal period.

Section 6.13. Approvals. No authorization, consent, license or exemption from, or filing or registration with, or approval of any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower of any Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.

Section 6.14. Affiliate Transactions. Neither the Borrower nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

Section 6.15. Investment Company. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 6.16. ERISA. The Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

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Section 6.17. Compliance with Laws; Sanctions; Anti-Money Laundering and Anti-Corruption Laws. (a) The Borrower and its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health, and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, where any such non-compliance or remedial action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(a) None of the Parent, the Borrower, any of their Subsidiaries, any director, officer or employee of the Parent, the Borrower or any of their Subsidiaries, nor, to the knowledge of Borrower, any agent or representative of the Parent, the Borrower or any of their Subsidiaries, is a Sanctioned Person or currently the subject or target of any Sanctions.

(b) The Parent, the Borrower, each of their Subsidiaries, and each of their respective directors, officers and employees, and, to the knowledge of Borrower, each of the Parent, the Borrower’s and their Subsidiaries’ respective agents and representatives, is in compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(c) The Parent, the Borrower and their Subsidiaries have instituted and maintain in effect policies and procedures reasonably designed to ensure compliance by the Parent, the Borrower, their Subsidiaries, and their respective directors, officers, employees and agents (acting in their capacity as such) with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

Section 6.18. Other Agreements. Neither the Borrower nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Borrower, any Subsidiary or any of their Property, which default if uncured could be expected to have a Material Adverse Effect.

Section 6.19. Solvency. The Borrower is solvent, able to pay its debts as they become due, and has sufficient capital to carry on its business and all businesses in which it is about to engage.

Section 6.20. No Default; No Termination Event. No Default or Event of Default has occurred and is continuing. No Termination Event has occurred.

Section 6.21. Registration; Beneficial Ownership. The Borrower has been duly registered with the SEC as a registered broker dealer. The Borrower is approved as a clearing corporation of DTC and the National Securities Clearing Corporation. The Borrower is excluded as a “Legal Entity Customer” for purposes of the beneficial ownership rule under 31 CFR 1010.230.

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Section 6.22. SIPC Assessments. The Borrower is not in arrears with respect to any assessment made upon it by the SIPC.

Section 6.23. Designated Examining Authority. Financial Industry Regulatory Authority (“FINRA”) has been designated as the Designated Examining Authority for the Borrower, and the Borrower’s Designated Self-Regulatory Organizations are FINRA and the New York Stock Exchange.

Section 6.24. Perfection of Security Interest. Upon the crediting of Collateral to the Accounts or as otherwise specified in Section 4.1, the Bank shall have “control” over such Collateral (as such term is defined under Section 8-106 of the Uniform Commercial Code) and shall have a perfected pledge of and security interest in such Collateral and all proceeds thereof (subject to Section 9-315 of the Uniform Commercial Code), which security interest shall be prior to all other interests in such Collateral to the extent provided under Articles 8 and 9 of the Uniform Commercial Code.

Section 6.25. Ownership, No Liens, etc. Immediately before giving effect to each delivery of Collateral by the Borrower to the Bank, the Borrower has the authority to pledge, repledge, hypothecate, rehypothecate, or otherwise transfer the Collateral and will have the right to receive all payments on such Collateral, in each case free and clear of all Liens and adverse claims other than the Lien of the Bank and any interests in such Collateral created or permitted to exist under this Agreement.

Section 6.26. Valid Security Interest. The delivery of Collateral to the Bank, together with the actions described in the foregoing Section 6.24, is effective to create a valid, perfected, first priority security interest in all such Collateral and all proceeds thereof, securing the Obligations. No filings or other actions will be necessary to perfect such security interest.

Section 6.27. Broker Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated thereby; and the Borrower hereby indemnifies the Bank against, and agrees that it will hold the Bank harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.

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SECTION 7. CONDITIONS PRECEDENT.

The obligation of the Bank to make any extension of credit under this Agreement is subject to the following conditions precedent:

Section 7.1. All Advances. As of the date of this Agreement and thereafter as as of the time of the making of each extension of credit hereunder:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;

(b) no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such extension of credit;

(c) after giving effect to such extension of credit: (i) the aggregate principal amount of all Loans outstanding under this Agreement shall not exceed the Commitment, (ii) the aggregate principal amount of Broker Loans shall not exceed the Broker Borrowing Base, (iii) the aggregate principal amount of the NSCC Margin Loans shall not exceed the lesser of (x) the NSCC Margin Sublimit and (y) the NSCC Margin Borrowing Base, and (iv) with respect to NSCC Margin Loan, the number of Zero Loan Days during the current calendar month shall not be less than eight (8);

(d) the Bank shall have received a Notice of Borrowing;

(e) either (i) the Borrower is an “exempted borrower” within the meaning of Reg U of the Board of Governors of the Federal Reserve System or (ii) such extension of credit qualifies as a special purpose loan under Reg U; and

(f) such extension of credit shall not violate any order, judgment, or decree of any court or other authority or any provision of law or regulation applicable to the Bank (including, without limitation, Reg U of the Board of Governors of the Federal Reserve System) as then in effect.

The Borrower’s request for any extension of credit hereunder shall constitute its warranty as to the facts specified in subsections (a) through (e), both inclusive, above.

Section 7.2. Initial Advance. At or prior to the making of the initial extension of credit hereunder, the following conditions precedent shall also have been satisfied:

(a) the Bank shall have received the following (and, with respect to all documents, each to be properly executed and completed) and the same shall have been approved as to form and substance by the Bank:

(i) this Agreement;

(ii) the Note;

(iii) the Guaranty;

(iv) copies (executed or certified as may be appropriate) of resolutions of the Managers or other governing body of the Parent and the Borrower authorizing the execution, delivery, and performance of the Loan Documents;

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(v) certificate of organization (or equivalent organizational document) of the Parent and the Borrower certified by the appropriate governmental office of the state of its organization;

(vi) operating agreement (or equivalent organizational document) for the Parent and the Borrower certified by an appropriate officer of such Person acceptable to the Bank;

(vii) an incumbency certificate containing the name, title and genuine signature of the Borrower’s Authorized Representatives;

(viii) good standing certificates for the Parent and the Borrower, dated as of a date no earlier than 30 days prior to the date hereof, from the appropriate governmental offices in the state of organization;

(ix) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering rules and regulations, including without limitation the USA PATRIOT Act; and the Bank shall have received a fully-executed Internal Revenue Service Form W-9 for the Parent and the Borrower; and

(b) the Bank shall have received such valuations and certifications as it may reasonably require in order to satisfy itself as to the value of the Collateral, the financial condition of the Borrower and the Parent, and the lack of material contingent liabilities of the Parent and the Borrower;

(c) legal matters incident to the execution and delivery of the Loan Documents and to the transactions contemplated hereby shall be reasonably satisfactory to the Bank and its counsel; and the Bank shall have received the favorable written opinion of counsel for the Parent and the Borrower, in form and substance reasonably satisfactory to the Bank and its counsel;

(d) the Bank shall have received financing statement, tax and judgment lien search results against the Property of the Parent and the Borrower evidencing the absence of Liens on their Property except as permitted by Section 8.8 hereof;

(e) the Bank shall have received copies of all documents evidencing preferred equity and subordinated debt of the Borrower, which such documents shall be in form and substance reasonably satisfactory to the Bank;

(f) since December 31, 2018, no material adverse change in the business, condition (financial or otherwise), operations, performance or Properties of the Borrower shall have occurred;

(g) the Bank shall have received a Compliance Certificate dated as of the date hereof evidencing that the Borrower is in compliance with the financial covenants set forth in Section 8.20 hereof on a pro forma basis after giving effect to any Loan hereunder;

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(h) the Bank shall have received a certificate signed by an officer of the Borrower confirming that the conditions set forth in Section 7.1 hereof have been satisfied as of the date of this Agreement;

(i) the Bank shall have received evidence satisfactory to it that the Borrower is a broker-dealer regulated by the SEC and the Designated Examining Authority;

(j) the Bank shall have received a non-refundable upfront fee equal to 0.50% of the Commitment in effect on the date hereof; and

(k) the Bank shall have received such other agreements, instruments, documents and certificates as the Bank may reasonably request.

SECTION 8. COVENANTS.

The Borrower agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing by the Bank:

Section 8.1. Maintenance of Business. The Borrower shall, and shall cause each Subsidiary to, preserve and maintain its existence, except as otherwise provided in Section 8.10(c). The Borrower shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 8.2. Maintenance of Properties. The Borrower shall maintain, preserve, and keep its property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted); shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained; and shall cause each Subsidiary to do so in respect of Property owned or used by it, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.3. Taxes and Assessments. The Borrower shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

Section 8.4. Insurance. The Borrower shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including, without limitation, employers’ and public liability risks) with good and responsible

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insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall, upon request of the Bank, furnish to the Bank a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

Section 8.5. Financial Reports. The Borrower shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Bank and its duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as the Bank may reasonably request; and without any request, shall furnish to the Bank:

(a) as soon as available, and in any event within 45 days after the last day of each month of the Borrower, a copy of financial statements and reports of the Borrower, including a calculation of the Borrower’s Net Capital, for each monthly accounting period consisting of a balance sheet and a profit and loss statement of the Borrower in the form of FOCUS-Part 2 prepared by the Borrower as of the end of and for such month in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments) and certified by its chief financial officer or such other officer acceptable to the Bank;

(b) (i) as soon as available, and in any event within 90 days after the last day of each fiscal year of the Borrower, copies of the consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such period and the consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for such period, and accompanying notes thereto, each in reasonable detail, accompanied by an unqualified opinion (subject to normal year-end adjustments and except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by Borrower’s independent certified public accountants) thereon of a firm of independent public accountants of recognized national standing, selected by the Borrower and reasonably satisfactory to the Bank, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

(ii) as soon as available, and in any event no later than 90 days after the last day of each fiscal year of the Parent, a copy of the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as of the last day of such period and the consolidated and consolidating statements of income, retained earnings, and cash flows of Borrower and its Subsidiaries for the fiscal year then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Parent in accordance with GAAP and certified to by its chief financial officer or such other officer acceptable to Bank;

(c) as soon as available, and in any event within 45 days after the last day of each month, the Borrower shall deliver to the Bank a written certificate (a “Compliance Certificate”) in the form attached hereto as Exhibit B signed by the chief financial officer or chief operating officer of the Borrower, or such other officer of the Borrower satisfactory to the Bank;

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(d) as soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, any additional written reports or management letters concerning significant aspects of the Borrower’s affairs given to its managers (or other governing body) by its independent public accountants in connection with the audit of the Borrower;

(e) as soon as available, and in any event within five (5) Business Days after the close of each month, a certificate in the form of Exhibit D attached hereto from each Borrower indicating the Eligible NSCC Margin Deposits of such Borrower in effect for each Business Day in the most recently ended calendar month;

(f) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of (i) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against the Borrower or any Subsidiary or any of their Property which, if adversely determined, would be expected to have a Material Adverse Effect, (ii) the occurrence of any Default or Event of Default hereunder, or (iii) the occurrence of any event or the existence of any condition that would be expected to have a Material Adverse Effect;

(g) promptly after receipt thereof, and in any event within five (5) Business Days after receipt thereof, a copy of any financial report performed or required to be performed by any Designated Examining Authority of the Borrower and permitted to be disclosed under applicable law;

(h) notice of any Change of Control or the occurrence of any Termination Event; and

(i) promptly after it is filed with the SEC, and in any event within five (5) Business Days after sending or filing thereof, copies of each regular, periodic or special report, registration statement or prospectus, if any (including all Form 10-K, Form 10-Q and Form 8-K reports) filed publicly by the Parent, the Borrower or any Subsidiary with any securities exchange or the SEC.

Section 8.6. Inspection. The Borrower shall, and shall cause each Subsidiary to, permit the Bank and its duly authorized representatives and agents to visit and inspect any of the Properties, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, its officers, employees, and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with the Bank the finances and affairs of the Borrower and of each Subsidiary) during business hours at such reasonable times and reasonable intervals as the Bank may designate; provided that, excluding any inspections during the continuation of an Event of Default, the Bank shall provide reasonable prior notice of its exercise of such inspection rights and shall not exercise such inspection rights more often than one time during any calendar year.

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Section 8.7. Borrowings and Guaranties. The Borrower shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create, or have outstanding any Indebtedness, or incur liabilities for interest rate, currency, or commodity cap, collar, swap, or similar hedging arrangements, or be or become liable as endorser, guarantor, surety, or otherwise for any debt, obligation, or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, to supply funds thereto or to invest therein, or to otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not restrict nor operate to prevent:

(a) the Obligations of the Borrower and its Subsidiaries owing to the Bank under the Loan Documents, and any Indebtedness owing by the Borrower to the Bank pursuant to any uncommitted demand line of credit that may be extended by the Bank to the Borrower from time to time;

(b) purchase money indebtedness and Capitalized Lease Obligations of the Borrower and its Subsidiaries in an amount not to exceed $500,000 in the aggregate at any one time outstanding;

(c) obligations of the Borrower or any Subsidiaries arising out of interest rate, foreign currency, and commodity hedging agreements entered into with financial institutions in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;

(d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(e) financing of securities and other financial instruments held in the normal day to day conduct of the Borrower’s or such Subsidiary’s business, including but not limited to any margin facility or other margin-related Indebtedness incurred to finance such securities or instruments;

(f) any letters of credit (and related obligations) obtained by Borrower or any Subsidiary and provided to lessors in connection with leases of real property;

(g) Subordinated Debt of the Borrower so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence thereof, (ii) after giving effect to the incurrence of such Subordinated Debt, the Borrower is in compliance with the financial covenants set forth in Section 8.20 hereof; and (iii) such Indebtedness is unsecured; and

(h) other unsecured Indebtedness of the Borrower in an aggregate amount not to exceed $500,000 at any one time so long as no Default or Event of Default has occurred and is continuing or would occur as a result of the incurrence of such Indebtedness.

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Section 8.8. Liens. The Borrower shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

(a) Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(b) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of such judgment liens and attachments and liabilities of the Borrower and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of the Threshold Amount at any one time outstanding;

(d) Liens on equipment of the Borrower or any Subsidiary created solely for the purpose of securing indebtedness permitted by Section 8.7(b) hereof, representing or incurred to finance the purchase price of such Property, provided that no such Lien shall extend to or cover other Property of the Borrower or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon;

(e) any interest or title of a lessor under any operating lease;

(f) easements, rights-of-way, restrictions, and other similar encumbrances against real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(g) required deposits maintained with commodity or securities exchanges or their associated clearing corporations in the ordinary course of the business of the Borrower or any Subsidiary;

(h) Liens granted in favor of the Bank; and

(i) Liens securing Indebtedness permitted under Section 8.7(e) so long as no such Liens attach to the Collateral.

Section 8.9. Investments, Acquisitions, Loans and Advances. The Borrower shall not, nor shall it permit any Subsidiary to, make or retain any investment (whether through the purchase of stock, obligations or otherwise) in or make any loan or advance to, any other Person or acquire substantially as an entirety the Property or business of any other Person, to the extent prohibited by the Borrower’s or such Subsidiary’s Organizational Documents.

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Section 8.10. Mergers, Consolidations and Sales. The Borrower shall not, nor shall it permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:

(a) the sale of securities or other financial instruments in the ordinary course of business;

(b) the sale, transfer, or other disposition of any tangible personal property that, in the reasonable business judgment of the Borrower or its Subsidiary, has become uneconomical, obsolete, or worn out, or which is surplus property or which is no longer necessary for the proper conduct of the Borrower’s business and which is disposed of in the ordinary course of business;

(c) the merger of any Person (including any Subsidiary of the Borrower) into the Borrower, provided the Borrower is the surviving entity and no Change of Control results from the merger;

(d) the sale of equipment in connection with a sale and leaseback transaction so long as no Default or Event of Default has occurred and is continuing or would result from such sale and leaseback transaction; and

(e) the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction).

Section 8.11. Dividends and Certain Other Restricted Payments. (a) The Borrower shall not, nor shall it permit any Subsidiary to, (i) declare or pay any dividends on or make any other distributions in respect of any class or series of its member’s interests or other equity interests or (ii) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its equity interests or any warrants, options or similar instruments to acquire the same; provided, however, that the foregoing shall not operate to prevent (A) the making of dividends or distributions by any Wholly-Owned Subsidiary to the Borrower, and (B) the making of any dividends and distributions by the Borrower so long as (1) such distribution or dividend is permitted under all rules and regulations applicable to the Borrower, and (2) both before and after giving effect thereto, no Default or Event of Default shall exist.

(a) The Borrower shall not permit any member of the Borrower to withdraw any capital from the Borrower without giving the Bank not less than 10 days prior notice thereof and receiving the Bank’s prior approval of such withdrawal; provided that no such notice or approval shall be required if at the time of such withdrawal, no Default or Event of Default shall have occurred and be continuing or would result from such withdrawal and the Borrower is in compliance with Section 8.20 hereof.

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Section 8.12. ERISA. The Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. The Borrower shall, and shall cause each Subsidiary to, promptly notify the Bank of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

Section 8.13. Compliance with Laws; Compliance with Anti-Corruption Loans, Anti-Money Laws and Sanctions. (a) The Borrower shall, and shall cause each Subsidiary to, comply in all material respects with the requirements of all federal, state, and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any Collateral.

(a) The Borrower shall at all times comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to Borrower and shall cause each the Parent and each of their respective Subsidiaries to comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to such Persons.

(b) The Borrower shall provide Bank any information regarding Borrower, the Parent, and each of their respective owners, Affiliates, and Subsidiaries necessary for Bank to comply with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; subject however, in the case of Affiliates, to Borrower’s ability to provide information applicable to them.

(c) The Borrower will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Parent, the Borrower, their Subsidiaries, and the Parent’s, the Borrower’s and their Subsidiaries’ respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti Money-Laundering Laws and Sanctions.

Section 8.14. Burdensome Contracts With Affiliates. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

Section 8.15. No Changes in Fiscal Year. The fiscal year of the Borrower and its Subsidiaries ends on December 31 of each year; and the Borrower shall not, nor shall it permit any Subsidiary to, change its fiscal year from its present basis.

Section 8.16. Formation of Subsidiaries. Promptly upon the formation or acquisition of any Subsidiary, the Borrower shall provide the Bank notice thereof.

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Section 8.17. Change in the Nature of Business. The Borrower shall not, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Borrower or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the date the conditions set forth in Section 7.2 hereof have been satisfied or waived by the Bank in accordance with this Agreement, and any Subsidiary acquired or formed after the date hereof shall be in the same or similar line of business as the Borrower is engaged in as of the date hereof.

Section 8.18. Use of Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof. None of the proceeds from the Loans shall be used to make any Adequate Assurance Deposit. The Borrower will not request any Loan, and the Borrower shall not use, and shall ensure that its Subsidiaries and Affiliates, and its or their respective directors, officers, employees and agents not use, the proceeds of any Loan, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person or in any Designated Jurisdiction, or (iii) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 8.19. No Restrictions. Except as provided herein or in any other agreement between the Borrower and the Bank, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower or any Subsidiary to: (a) pay dividends or make any other distribution on any Subsidiary’s capital stock or other equity interests owned by the Borrower or any other Subsidiary, (b) pay any indebtedness owed to the Borrower or any other Subsidiary, (c) make loans or advances to the Borrower or any other Subsidiary, (d) transfer any of its Property to the Borrower or any other Subsidiary, or (e) guarantee the Obligations, and/or grant Liens on its assets to the Bank as required by the Loan Documents.

Section 8.20. Financial Covenants. (a) Minimum Tangible Net Worth. The Borrower shall, at all times, maintain its Tangible Net Worth of not less than $50,000,000.

(a) Minimum Excess Net Capital. The Borrower shall, at all times, maintain Net Capital of not less than $25,000,000.

(b) Total Assets to Total Equity Ratio. The Borrower shall not, at any time, permit the Total Assets to Total Equity Ratio to exceed 13.0 to 1.0.

Section 8.21. Maintenance of Accounts. The Borrower agrees that it shall maintain all of its clearinghouse settlement accounts at Bank or its Affiliates.

Section 8.22. Maintenance of Subsidiaries. The Borrower shall not assign, sell or transfer, nor shall it permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) the issuance, sale and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, or (b) any transaction permitted by Section 8.10(c) hereof.

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Section 8.23. Settlement Account. The Borrower shall at all times maintain the Settlement Account with the Bank and the Bank shall at all times be designated with DTC and NSCC as the settlement bank. The Borrower shall promptly remit all assets of the Borrower’s customers from the Settlement Account into another account not subject to the Bank’s Lien granted hereunder.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

Section 9.1. Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a) (i) default in the payment when due of all or any part of the principal of any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement) or the principal of any other Indebtedness for borrowed money of the Borrower owing to the Bank, or (ii) default for a period of three (3) Business Days in the payment when due of any interest, fee or other Obligation payable hereunder or under any other Loan Document, or under any other indebtedness or obligation (whether direct, contingent or otherwise) of the Borrower owing to the Bank; or

(b) default in the observance or performance of any covenant set forth in Section 8.5, 8.7, 8.8, 8.9, 8.10, 8.11, 8.14, 8.15, 8.16, 8.17, 8.18, 8.19, 8.20, 8.21, 8.22, or 8.23 hereof; or of any provision hereunder or under any other Loan Document dealing with the use or remittance of proceeds of Collateral; or

(c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of the Borrower or (ii) written notice thereof is given to the Borrower by the Bank; or

(d) any representation or warranty made by the Parent, the Borrower or any Subsidiary herein or in any other Loan Document, or in any statement or certificate furnished to Bank pursuant hereto or thereto, or in connection with any extension of credit made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

(e) (i) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect, or any of the Loan Documents is declared to be null and void, or (ii) the Parent or any Subsidiary takes any action for the purpose of terminating repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder, or (iii) any Loan Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Bank in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof, or (iv) the Borrower makes any payment on account of any Subordinated Debt which is prohibited under the terms of any instrument subordinating such Subordinated Debt to any Obligations owed to the Bank, or any subordination provision in any document or instrument

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(including, without limitation, any intercreditor or subordination agreement) relating to any Subordinated Debt shall cease to be in full force and effect, or any Person (including the holder of any Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision;

(f) default shall occur under any Indebtedness issued, assumed or guaranteed by the Borrower or any Subsidiary aggregating more than the Threshold Amount, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated), or any such Indebtedness shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

(g) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of the Threshold Amount (except to the extent fully covered by insurance as to which the insurer has acknowledged coverage) shall be entered or filed against the Parent, the Borrower or any Subsidiary or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of 30 days; or

(h) the Parent or the Borrower or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess the Threshold Amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of the Threshold Amount (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by the Parent, the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Parent, the Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

(i) dissolution or termination of the existence of the Borrower or any Subsidiary (except as permitted by Section 8.10(c) hereof), or any Change of Control shall occur; or

(j) The Parent, the Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k) hereof; or

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(k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Parent, the Borrower or any Subsidiary or any substantial part of any of their Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against the Borrower or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days; or

(l) the SIPC shall have applied or shall have announced its intention to apply for a decree adjudicating that customers of the Borrower are in need of protection under SIPA; or

(m) the Borrower shall fail to comply with the capital requirements of the SEC for a period of more than five (5) Business Days.

Section 9.2. Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsection (j) or (k) of Section 9.1 with respect to the Borrower) has occurred and is continuing, the Bank may, by written notice to the Borrower, take one or more of the following actions:

(a) terminate the obligation of the Bank to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

(b) declare the principal of and the accrued interest on the Note to be forthwith due and payable and thereupon the Note, including both principal and interest and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind; and

(c) enforce any and all rights and remedies available to it under the Loan Documents or applicable law.

Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsection (j) or (k) of Section 9.1 with respect to the Borrower has occurred and is continuing, then the Note, including both principal and interest, and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Bank to extend further credit pursuant to any of the terms hereof shall immediately terminate. In addition, the Bank may exercise any and all remedies available to it under the Loan Documents or applicable law.

SECTION 10. MISCELLANEOUS.

Section 10.1. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

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Section 10.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Bank or on the part of the holder of the Obligations in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Bank and of the holder of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Section 10.3. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Bank. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Section 10.4. Costs and Expenses; Indemnification. The Borrower agrees to pay on demand the reasonable and documented costs and out-of-pocket expenses of the Bank in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Loan Documents and the other instruments and documents to be delivered hereunder or thereunder, and in connection with the recording or filing of any of the foregoing, and in connection with the transactions contemplated hereby or thereby, and in connection with any consents hereunder or waivers or amendments hereto or thereto, including the reasonable fees and expenses of counsel for the Bank with respect to all of the foregoing (whether or not the transactions contemplated hereby are consummated). The Borrower further agrees to pay to the Bank or any other holder of the Obligations all reasonable and documented out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees), if any, incurred or paid by the Bank or any other holder of the Obligations in connection with any Default or Event of Default or in connection with the enforcement of this Agreement or any of the other Loan Documents or any other instrument or document delivered hereunder or thereunder (including, without limitation, all such reasonable and documented out-of-pocket costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any guarantor). The Borrower further agrees to indemnify the Bank, and any security trustee, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any extension of credit made available hereunder, other than those which arise from the bad faith, gross negligence or willful misconduct of the party claiming indemnification as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Borrower, upon demand by the Bank at any time, shall reimburse the Bank for any legal or other reasonable and documented out-of-pocket expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the bad faith, gross negligence or willful misconduct of the party to be indemnified as determined by a court of competent jurisdiction by a final and nonappealable judgment. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

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Section 10.5. Documentary Taxes. The Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

Section 10.6. Survival of Representations. All representations and warranties made herein or in any of the other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 10.7. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Bank of amounts sufficient to protect the yield of the Bank with respect to the Loans, including, but not limited to, Sections 2.7 and 2.9 hereof, shall survive the termination of this Agreement and the payment of the Note.

Section 10.8. Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the other given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents hereunder shall be addressed:

to the Borrower:	to the Bank:

Clear Street LLC 55 Broadway, Suite 2102 New York, NY 10006 Attention: Chris Pento Telephone: (646) 738-4068 Email: [ ]	BMO Harris Bank N.A. 111 West Monroe Street Chicago, Illinois 60603 Attention: Futures and Securities Telephone: (312) 461-2491 Telecopy: (312) 765-8201

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

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Section 10.9. Construction. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Borrower has one or more Subsidiaries and references herein to “consolidated” shall be deemed to refer to “unconsolidated” when Borrower has no Subsidiaries. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION WHICH IS PROHIBITED BY THE TERMS OF ANY OF THE OTHER LOAN DOCUMENTS, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN THE OTHER LOAN DOCUMENTS.

Section 10.10. Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

Section 10.11. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 10.12. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

Section 10.13. Binding Nature, Governing Law, Etc. (a) This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Bank and the benefit of its successors and assigns, including any subsequent holder of the Obligations. The Borrower may not assign its rights hereunder without the written consent of the Bank.

(a) The Bank shall have the right at any time to assign to another commercial bank or other financial institution this Agreement and other the Loan Documents, its Commitment and all Loans owing to it (in whole but not in part) with the prior written consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that no such consent shall be required (i) during the continuance of a Default or an Event of Default, (ii) for assignments to an Affiliate of the Bank, or (iii) in the event that the Borrower has not provided its consent or rejection to such assignment within 10 days after the Bank makes a request for the Borrower’s consent to such assignment.

(b) Notwithstanding anything herein to the contrary, the Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure its obligations, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release the Bank from any of its obligations hereunder or substitute any such pledgee or secured party for the Bank as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

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(C) This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Section 10.14. Submission to Jurisdiction; Waiver of Jury Trial. Each party hereby submits to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 10.15. USA Patriot Act. The Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Bank to identify the Borrower in accordance with the Act.

Section 10.16. Confidentiality. The Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary and its obligations, (f) with the prior written consent of the Borrower, (g) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Bank on a non-confidential basis from a source other than the Borrower or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, (h) to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans or the

43

Commitment, or (i) to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (j). For purposes of this Section, “Information” means all information received from the WBI, LP (“WBI”), the Parent, the Borrower or any of the Subsidiaries or from any other Person on behalf of the Borrower or any Subsidiary relating to WBI, the Parent, the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Bank on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries or from any other Person on behalf of the Borrower or any of the Subsidiaries.

[Signature Page to Follow]

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This Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

“BORROWER” CLEAR STREET LLC

By:
Name:
Title:

“BANK” BMO HARRIS BANK N.A.

By:
Name:
Title:

45

Exhibit A

Revolving Note

$25,000,000	Chicago, Illinois June 1, 2020

On the Termination Date, for value received, the undersigned, Clear Street LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of BMO Harris Bank N.A. (the “Bank”) at its office at 111 West Monroe Street, Chicago, Illinois, the principal sum of (i) Twenty-Five Million and No/100 Dollars ($25,000,000), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Loans owing from the Borrower to the Bank under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

This Note evidences Loans made and to be made to the Borrower by the Bank under the Revolving Credit provided for under that certain Credit Agreement dated as of June 3, 2019, between the Borrower and the Bank (said Credit Agreement, as the same has been or may be amended, modified or restated from time to time, being referred to herein as the “Credit Agreement”), and the Borrower hereby promises to pay interest at the office described above on such Loans evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

This Note is issued by the Borrower under the terms and provisions of the Credit Agreement and is secured by, among other things, the Loan Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

The Borrower hereby promises to pay all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor as required pursuant to Section 10.4 of the Credit Agreement. The Borrower hereby waives presentment for payment and demand. This Note shall be construed in accordance with, and governed by, the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York) without regard to principles of conflicts of laws.

This Note is being issued in substitution for and replacement of that certain Revolving Note dated June 3, 2019 from the Borrower to the Bank in the original principal amount of $10,000,000.

CLEAR STREET LLC

By:
Name:
Title:

2

Exhibit B

Clear Street LLC

Compliance Certificate

To:	BMO Harris Bank N.A.

This Compliance Certificate is furnished to BMO Harris Bank N.A. (the “Bank”) pursuant to that certain Credit Agreement dated as of June 3, 2019, as amended, between Clear Street LLC and the Bank (the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The Undersigned hereby certifies that:

1 I am the duly elected         2 of the Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

4. The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this certificate are, to the best of my knowledge, true, correct and complete as of the dates and for the periods covered thereby; and

5. The Attachment hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

[2]	Certificate provided by the chief financial officer, chief operating officer of the Borrower, or such other officer of the Borrower satisfactory to the Bank.

The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this    day of      ,  .

CLEAR STREET LLC

By:
Name:
Title:

2

Attachment to Compliance Certificate

Clear Street LLC

Compliance Calculations for Credit Agreement

Dated as of June 3, 2019, as amended

Calculations as of_________ ,__

A.	Minimum Tangible Net Worth (Section 8.20(a))
	1.	Tangible Net Worth	$	________
	2.	Line A1 shall not be less than		$50,000,000
	3.	The Borrower is in compliance (circle yes or no)		yes/no

B.	Minimum Excess Net Capital (Section 8.20(b))
	1.	Excess Net Capital	$	________
	2.	Line B1 shall not be less than		$25,000,000
	3.	The Borrower is in compliance (circle yes or no)		yes/no

C.	Total Assets to Total Equity (Section 8.20(c))
	1.	Total Assets	$	________
	2.	Matched repurchased Agreements	$	________
	3.	Loans consisting of securities	$	________
	4.	Line C1 minus Line C2 minus Line C3	$	________
	5.	Total equity	$	________
	6.	Ratio of Line C4 to C5		to
	7.	Line C6 shall not exceed		13.0 to 1.0
	8.	The Borrower’s in Compliance		yes/no

EXHIBIT C

NOTICE OF BORROWING

CLEAR STREET LLC

FORM OF BORROWING NOTICE

____________, ______

BMO Harris Bank N.A

111 West Monroe Street

Chicago, Illinois 60603

Attention: Terri Mikula

Fax: (312) 293-4339

Phone: (312) 461-3524

E-Mail: gfs.fsclients@bmo.com

Re:	Request for Loan

Reference is made to the Credit Agreement, as amended (the “Agreement”) dated as of June 3, 2019, between Clear Street LLC (the “Borrower”) and BMO Harris Bank N.A. (the “Bank”). Terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

The Borrower hereby gives you notice pursuant to Section 1.3 of the Agreement that it requests a Loan under the terms of the Agreement, and sets forth below certain terms on which such Loan is requested to be made:

(1)	Borrowing Date

(2)	Dollar Amount of Loan Requested

(3)	Excess Net Capital as of the Borrowing Date

(cannot be less than $25,000,000)

(4)	. Number of Zero Loan Days during the current month: . [Applicable only for NSCC Margin Loans and number of Zero Loan Days during any calendar month cannot be less than 8].

For new value received the undersigned hereby pledges to the Bank and grants to the Bank a security interest in the securities and other Property listed on the schedule(s) attached hereto as Annex I and made a part hereof and confirms a pledge of and security interest in the same now in effect in favor of the Bank, together with all rights related thereto and all proceeds thereof pursuant to the terms of the Credit Agreement.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;

(b) no Default or Event of Default has occurred and is continuing or would result from such proposed Loan;

(c) the aggregate principal amount of all Loans outstanding (after giving to the Loan requested hereby) does not exceed the lesser of the Commitment and the Borrowing Base; and

(d) Annex II attached hereto sets forth data and computations evidencing each Borrowing Base, and all of such data and computations are true, correct and complete and have been made in accordance with the relevant sections of the Credit Agreement.

(35) The Loan being requested is (select one):

[__] Customer Loan secured by Customer Securities;

[__] Firm Loan secured by Firm Securities;

[__] NSCC Margin Loan

VERY TRULY YOURS, CLEAR STREET LLC

By:
Name:
Title:

2

Annex I

The Collateral

Annex II

BROKER BORROWING BASE
(1)	the Market Value of Eligible Federal Government Securities	$
(2)	Line (1) multiplied by 90%	$
(3)	the Market Value of Eligible Bond Securities	$
(4)	Line (3) multiplied by 90%	$
(5)	the Market Value of Eligible Equity Securities	$
(6)	Line (5) multiplied by 80%	$
(7)	Sum of Line (2), (4) and (6)	$
(8)	Commitment		$25,000,000
(9)	Lesser of Line (7) and Line (8)	$
(10)	Outstanding Loans	$
(11)	Availability (Line (10) minus Line (9))	$
NSCC MARGIN BORROWING BASE
(a)	Previous month 10th lowest NSCC Margin Deposits	$
(b)	Current Eligible NSCC Margin Deposits	$
(c)	Line (9) minus Line (8)	$
(d)	Line (c) multiplied by 80% (to the extent positive)	$
(e)	Lesser of Line (d) and $15,000,000	$
(f)	Commitment		$25,000,000
(g)	Lesser of Line (e) and Line (f)	$
(h)	Outstanding Loans	$
(i)	Availability (Line (g) minus Line (h))	$

EXHIBIT D

CERTIFICATE RE: ELIGIBLE NSCC MARGIN DEPOSITS

To:	BMO Harris Bank N.A.

Reference is made to the Credit Agreement dated as of June 3, 2019, as amended (the “Agreement”) between Clear Street LLC (the “Borrower”) and BMO Harris Bank N.A. (the “Bank”). Terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.. The undersigned hereby certifies that the Eligible NSCC Margin Deposits in effect for each Business Day in the most recently ended calendar month were as described on the schedule attached hereto.

Unless otherwise defined herein, the terms used in this Certificate have the meanings ascribed thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set my name as of the date set forth below.

VERY TRULY YOURS, CLEAR STREET LLC

By:
Name:
its:

Date:     , 201___

SCHEDULE

ELIGIBLE NSCC MARGIN DEPOSITS

Date of Business Day	Eligible NSCC Margin Deposits
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
10th Lowest Eligible NSCC Margin Deposits during the calendar month	$

Schedule 6.2

Subsidiaries

None.

EXHIBIT B

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY

OF CLEAR STREET LLC

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY

OPERATING AGREEMENT OF

CLEAR STREET LLC

This Third Amended and Restated Limited Liability Company Operating Agreement (the “Agreement”) of Clear Street LLC, a Delaware limited liability company (the “Company”) is entered into as of September 12, 2019 by and between the Company and the members listed on the signature pages hereto (the “Members”).

RECITALS

A.

The Company was organized on December 20, 2016 under the name of Globecs LLC and filed a certificate of amendment with the State of Delaware amending the Company’s name to Clear Street LLC on November 7, 2018.

B.	The Company entered into that certain Operating Agreement of the Company dated December 27, 2016, as amended and restated on August 31, 2017 and on April 2, 2019.

C.	The parties hereto wish to amend and restate the Company’s operating agreement in its entirety as set forth herein.

D.

This Agreement constitutes a limited liability company agreement, as defined in 6 Del. Code §18-101(7), and is entered into for the purpose of providing for the operation and management of the business of the Company and the other matters hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and the agreements and undertakings contained in this Agreement, the parties agree as follows:

1.	Definitions. In addition to the abbreviations and terms otherwise defined in the text of this Agreement, the capitalized terms used herein shall be defined as provided below:

1.1.	“Act” means the Delaware Limited Liability Company Act, 6 Del. Code §18-101 et seq., as amended from time to time.

1.2.

“Agreement” means this Third Amended and Restated Limited Liability Company Operating Agreement, and all amendments and modifications hereto, including any schedules, exhibits, amendments or supplements to this Limited Liability Company Operating Agreement.

1.3.	“Approved Company Sale” shall have the meaning ascribed to such term in Section 9.2 below.

1.4.	“Board of Managers” shall have the meaning ascribed to such term in Section 7.1.1 below.

1.5.

“Book Basis” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) the initial Book Basis of any asset contributed (or deemed contributed) to the Company shall be such asset’s gross fair market value at the time of such contribution as reasonably determined by the CEO; (ii) the Book Basis of all Company assets may be adjusted in the discretion of the CEO to equal their respective gross fair market values, as reasonably determined by the CEO, at the times specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f); (iii) any adjustments to the adjusted basis of any asset of the Company pursuant to Section 734 or Section 743 of the Code shall be taken into account in determining such asset’s Book Basis in a manner consistent with Treasury Regulations Section 1.704- 1(b)(2)(iv)(m); (iv) the Book Basis of any Company asset distributed or deemed distributed by the Company to any Member shall be adjusted immediately prior to such distribution to equal its gross fair market value as of the date of distribution, as reasonably determined by the CEO; and (v) if the Book Basis of an asset has been determined pursuant to clause (i), (ii) or (iii) of this definition, such Book Basis shall thereafter be adjusted in the same manner as would the asset’s adjusted basis for federal income tax purposes, except that depreciation deductions shall be computed based on the asset’s Book Basis as so determined, rather than on its adjusted tax basis.

1.6.	“CEO” means the Chief Executive Officer of the Company, as appointed by the Board of Managers.

1.7.	“Certificate of Formation” means the initial Certificate of Formation of the Company filed with the Delaware Secretary of State, as the same may be further amended or restated from time to time.

1.8.	“Clear Street Holdings” shall mean Clear Street Holdings LLC.

1.9.	“Covered Person” shall have the meaning ascribed to such term in Section 12.4 below.

1.10.	“Member” means each person admitted as a Member of the Company and as reflected in the records of the Company who has signed this Agreement as permitted by the Act.

1.11.

“Membership Interest” shall mean a Member’s entire ownership interest in the Company, including any and all benefits to which such Member may be entitled as provided in this Agreement, any Side Letter and the Act, together with all duties and obligations of such Member to comply with the terms and provisions of this Agreement, any Side Letter and the Act.

1.12.

“Profits” and “Losses” means, for any period, the Company’s taxable income or loss determined in accordance with Code Section 703(a), with the following adjustments: (a) all items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing taxable income or loss; (b) any tax-exempt income of the Company, not otherwise taken into account in computing Profits or Losses, shall be included in computing taxable income or loss; (c) any expenditures of the Company described in Code Section 705(a)(2)(B) (or treated as such pursuant to Regulation Section 1.704- 1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses, shall be subtracted from taxable income or loss; (d) gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the book value as adjusted under Regulation Section 1.704-1(b) (“Adjusted Book Value”) of the property disposed of, notwithstanding the fact that the Adjusted Book Value differs from the adjusted basis of the property for federal income tax purposes; (e) in lieu of the depreciation, amortization, or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation, amortization or cost recovery computed based upon the Adjusted Book Value of the asset; and (f) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to this Agreement shall not be taken into account in computing Profits or Losses.

1.13.	“Unit” or “Units shall have the meaning ascribed to such term in Section 12.44.3 below

1.14.	“Side Letter” shall have the meaning ascribed to such term in Section 12.4 below.

2.	Organization.

2.1.	Name. The name of the Company is Clear Street LLC. The business of the Company may be conducted under any other name or names that the CEO deems advisable.

2.2.

Formation. The Company was formed on December 20, 2016. The rights, powers, duties and liabilities of the Board of Managers, the Company’s officers and the Members shall be as provided in the Act, except as provided in this Agreement.

2.3.

Registered Office; Registering Agent. The address of the registered office of the Company is 874 Walker Road, Suite C, Dover, Delaware 19904. The name of the Company’s registered agent is United Corporate Services, Inc.

2.4.

Term. The Company shall have perpetual existence, unless dissolved in accordance with the provisions of this Agreement. The existence of the Company shall continue until the cancellation of the Certificate of Formation of the Company in the manner required by the Act.

2.5.

FinancialAccounts. All funds of the Company shall be deposited in one or more accounts with one or more recognized financial institutions in the name of the Company, at such locations as shall be determined by the CEO.

3.	Purpose and Powers.

3.1.

Purpose. The Company may engage in any lawful business, purpose or activity for which a limited liability company may be organized, as set forth in §18-106 of the Act, including, without limiting the foregoing, all activities permitted pursuant to the rules and regulations of all exchanges and SROs of which it is a member.

3.2.

Powers. The Company shall have the powers set forth in this Agreement and the Act, including §18-106(b) of the Act, which powers shall include, in all events, the power to borrow money, to use leverage for trading, to invest in other derivatives, to acquire, sell, mortgage, convey, pledge or lease property or assets owned by the Company, to purchase, receive, lease or otherwise acquire, own, hold, improve, use and otherwise deal with property and assets, to make contracts, appoint agents and attorneys-in-fact, create corporations or other entities owned by the Company, and to undertake any and all other lawful activities as may be required to carry on the business permitted hereunder or under the Act.

4.	Members.

4.1.	Members; Admission of Members.

4.1.1.	The names and addresses of the Members shall be set forth on Schedule A, as the same may be amended from time to time at the approval of the majority of the Board of Managers.

4.1.2.

Subject to any restrictions or other applicable procedures detailed herein, the admission of any Member to the Company shall be subject to the prior approval of the majority of the Board of Managers. In connection with any such admission, Schedule A shall be amended by the CEO to reflect the inclusion of the additional Member.

4.2.	Membership Classes.

4.2.1

The Company shall have a Class A Member and Class B Members each with such rights, powers, preferences, obligations, qualifications, limitations and restrictions as set forth in this Agreement and any Side Letter.

4.2.2

The Board of Managers may create additional membership classes from time to time, each having separate rights, powers, preferences, obligations, qualifications, limitations and restrictions. Notwithstanding anything in this Agreement to the contrary, any such revision shall not be deemed an amendment to this Agreement, and shall not require any act, vote, or approval of any other person. References to any one class with respect to any Member shall refer solely to the Member’s interest in that class and not to any other class of interests, if any, held by such Member.

4.2.3

The Members of the Company will not take part in the management of the business of the Company in their capacity of being Members of the Company, will not have any right to vote on Company matters except as may be required under Delaware law or as detailed herein, and will not transact any business for the Company or have the power to sign for the Company or to bind the Company to any agreement or document in their capacity of being Members of the Company.

4.3.	Units.

4.3.1

The Company shall issue units of equity interests to the Class A and Class B Members representing their respective equity interests in the Company (the “Units”). The Company shall have 100,000,000 Class A Units and 100,000,000 Class B Units authorized for issuance. The number of authorized Units shall not be changed, modified or adjusted without the approval of the Board of Managers. Fractional Units may be issued. If the CEO determines that it is in the best interest of the Company to issue certificates representing the Units, certificates shall be issued and the Units shall be represented by such certificates.

4.3.2	Simultaneously with the execution and delivery of this Agreement, each Class A and Class B Member is issued the respective Units set forth in the Schedule of Members.

4.3.3

Any authorized but unissued Class B Units may be issued by the CEO provided that such Units are granted from the pool of reserved Units approved in advance by the Board of Managers (except that each person issued Units must, as a condition to such issuance, have executed this Agreement and a Member Agreement).

4.3.4	The issuance of additional Class A Units requires the prior unanimous consent of the Board of Managers of the Company.

5.	Accounts and Records.

5.1.	Records and Accounting. Proper and complete records and books of accounting of the business shall be maintained by the Company.

5.2.	Fiscal Year End. The fiscal year end shall be December 31.

5.3.

Capital Accounts. A capital account shall be maintained by the Company for each Member. Each Member’s capital account shall consist of its initial capital contribution, 5.3.1.increased by: (i) the amount of any cash contributed by such Member to the capital of the Company, (ii) the Book Basis (as defined in Section 1.5) of any property contributed by such Member to the capital of the Company (net of liabilities that the Company is considered to assume, or take property subject to, under Section 752 of the Code), (iii) such Member’s share of Profits (as determined in accordance with Section 6), (iv) any gross income and gain allocated to such Member and (v) any other increases required by Treasury Regulation Section 1.704-1(b)(2)(iv), without duplication;

5.3.1

and decreased by: (i) the amount of all cash distributions to such Member, (ii) the Book Basis of any property distributed to such Member by the Company (net of liabilities that the Member is considered to assume, or take property subject to, under Section 752 of the Code), (iii) such Member’s share of Losses (as determined in accordance with Section 6), (iv) any gross deductions and loss allocated to such Member pursuant to Section 6 and (v) any other decreases required by Treasury Regulation Section 1.704-1(b)(2)(iv), without duplication.

5.4.

Capital Account Risk. Each Member understands that his Capital Account is an asset of the Company, and as such, is subject to the obligations of the Company and third party claims of creditors of the Company. Further notwithstanding any other provisions contained in this Agreement or any Side Letter between the Company and a Member, each Member acknowledges and agrees that its respective Capital Account shares the capital risk of all other Members of the Company, and therefore is at risk of Company losses, whether or not such losses are attributed to or are the fault of a particular Member.

5.5.

6.	Allocation of profits and losses; Capital Transaction Proceeds; Withdrawal of Funds.

6.1.

Except as otherwise expressly provided in this Agreement or in any Side Letter, Profits and Losses from operations shall be allocated among the Members at the time and in the aggregate amounts as determined by the CEO.

6.2.

Profits and Losses from capital transactions shall be allocated, (i) first, to the Class B Member until its capital is returned, and (ii) second, subject to this Agreement and any Side Letter, among the members at the time and in the aggregate amounts as determined by the CEO.

6.3.	Distribution of allocated Profits and Losses.

6.3.1

Each Member shall be entitled to receive distributions from the Company equal to the amount of Profits allocated to such Member pursuant to Section 6 hereof according to the distribution schedules determined in a Side Letter between the Member and the Company or as otherwise approved by the CEO.

6.3.2

For the avoidance of doubt, the CEO may make distributions to any Member(s) at the CEO’s sole discretion aand no Member shall have a right to receive a distribution at any time as a result of another Member receiving a distribution at such time.

6.4.

Risk of Loss. Each Member understands and acknowledges that capital contributions to the Company constitute an investment in a business subject to a high level of risk. Members should only contribute capital if their lifestyle will be unaffected by its loss. As a financial services firm, the Company’s business is materially affected by conditions in the global financial markets and economic conditions throughout the world. Each Member acknowledges the risk to its capital, including principal.

7.	Board of Managers; Procedures.

7.1.	Board of Managers.

7.1.1

The business and affairs of the Company shall be under the direction of the Board of Managers (the “Board of Managers”) of Clear Street Holdings. The Board of Managers may appoint committees for such purpose or purposes as it shall determine. Subject to applicable law, each such committee of the Board of Managers shall have such powers as shall be specified in the resolution of appointment.

7.1.2	The Board of Managers shall appoint the CEO to manage and control the day to day business and affairs of the Company.

7.1.3

Except as otherwise expressly provided for herein, the Members hereby consent to the exercise by the Board of Managers of all such powers and rights conferred on it by this Agreement, the Act or otherwise by applicable law. Except as otherwise expressly provided for herein or as required by the Act, no other Member shall have any power to act for, sign for or do any act that would bind the Company without the authorization of the Board of Managers.

7.2.

Procedures of the Board of Managers. The procedures in relation to rights, votes and appointment of the Board of Managers shall be as detailed in the Operating Agreement of Clear Street Holdings, as amended from time to time.

8.	Officers and Employees.

8.1.

Officers. The day to day management of the Company shall be vested in the CEO, who shall be appointed and removed by the Board of Managers. The CEO shall have the authority and power to appoint additional officers to assist in the management of the day to day affairs of the Company.

8.2.

Officer Powers. The officers of the Company shall have the powers authorized by the Board of Managers in a written resolution, provided, however, that an officer shall not be authorized, without the consent of the Board of Managers to: (a) admit or remove a person as a Class A Member of the Company; (b) adopt, amend, restate or revoke any terms of this Agreement; (c) cause the Company to merge or consolidate with or into another limited liability company or other entity, or to enter into any business combination or joint venture or approve any other sale of the Company (including, without limitation, any sale of all or substantially all of the assets of the Company); or (d) create, incur, assume or otherwise become liable with respect to any obligation for borrowed money (including a guarantee of, or contingent liability for, the indebtedness or other obligation of any other person or entity), or to issue any bonds, debentures, notes or other evidences of indebtedness; provided however, that the CEO shall be authorized to enter into any margin, hypothecation, loan, swap arrangement, or similar credit agreement as he deems necessary for the Company’s regular conduct of its business.

8.3.

Certifications. Any person dealing with the Company or the CEO may rely on a certificate signed by the CEO: (i) as to the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the Company or are in any other manner germane to the affairs of the Company; (ii) as to who is authorized to execute and deliver any instrument or document on behalf of the Company, and as to whether any approval, consent, or other action is necessary under this Agreement and/or as to whether any such action or consent has been obtained; or (iii) as to any other matter whatsoever involving the Company or the CEO.

9.	Assignment, Sale, & Transfer of Interest.

9.1.	Sale, Transfer or Assignment of Interest.

9.1.1

Except as otherwise provided herein, the membership interest held by any Member, shall not be assigned, conveyed, exchanged, sold, encumbered, pledged or otherwise transferred or disposed of without the prior written consent of the Board of Managers, delivered to the CEO writing.

9.1.2

Any assignment, sale, exchange, transfer or other disposition in contravention of any of the provisions of this Section 9 shall be void and ineffective and shall not bind, or be recognized by, the Company.

9.2.	Drag Along Rights.

9.2.1.

In the event the Board of Managers approves a sale of the Company to any party (“Approved Company Sale”), then each Member shall take all actions as requested by the CEO to approve the consummation of the sale.

9.2.2.	Each Member shall take all necessary or desirable actions in connection with the consummation of the Approved Company Sale as requested by the CEO.

9.3.	Admission of Substituted Members; Death or Incapacity; Further Conditions

9.3.1.

No assignment or transfer of all or any part of the interest of a Member permitted to be made under this Agreement shall be binding upon the Company unless and until a duplicate original of such assignment or instrument of transfer, duly executed and acknowledged by the assignor and the transferee, has been delivered to the Company.

9.3.2.

As a condition to the admission of any substituted Member, as provided in this Article, the person so to be admitted shall execute and acknowledge such instruments, in form and substance reasonably satisfactory to the CEO, as the CEO may deem necessary or desirable to effectuate such admission and to confirm the agreement of the person to be admitted as such Member to be bound by all of the covenants, terms and conditions of this Agreement, as the same may have been amended.

9.3.3.

In the event of the death, dissolution, adjudication of incompetency, or bankruptcy of a Member, the legal representative of such Member, or the successor in interest of such Member, shall succeed only to the right of such Member to receive allocations and distributions previously accrued hereunder, and may be admitted to the Company as a Member in the place and stead of the deceased, dissolved, incompetent, or bankrupt Member in accordance with this Section 9 upon the consent of the CEO, which consent may be withheld or delayed for any reason, but shall not be deemed to be a substituted Member unless so admitted. In addition, upon the bankruptcy of a Member, the Class A Member shall be entitled, upon notice to the bankrupt Member given within twenty (20) business days of notice of such bankruptcy, to purchase the interest of the bankrupt Member for an amount equal to the fair market value of such interest (taking into account minority discounts, control premiums and other factors impacting the value of such interest), which fair market value shall be payable in ten equal annual installments with interest thereon at the “applicable federal rate” as determined pursuant to Code section 1274(d). The closing of such purchase shall take place no later than one hundred twenty (120) days following notice to the bankrupt Member as aforesaid.

10.	Exculpation; Indemnification.

10.1.

Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no member, manager, employee, officer, consultant or agent (each a “Covered Person”) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person. No Covered Person shall be personally liable for the return of all or any part of a Member’s capital contribution or payment of any amounts allocated to such Member or credited to its Capital Account, which return or payment shall be made solely from, and to the extent of, the Company’s assets pursuant to the terms of this Agreement.

10.2.

Indemnification. To the fullest extent permitted by law, the Company will indemnify, defend and hold harmless each Covered Person from any liability, loss or damage incurred by the Covered Person by reason of any act performed or omitted to be performed by the Covered Person in connection with the business of the Company and from liabilities or obligations of the Company imposed on such Person by virtue of such Person’s position with the Company, including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided, however, that if the liability, loss, damage or claim arises out of the fraud, bad faith or willful misconduct of a Covered Person, then such Covered Person shall indemnify the other Covered Persons for all such liabilities, losses and damages and shall indemnify the Company for all liabilities, losses and damages incurred by the Company as a result of such fraud, bad faith or willful misconduct.

11.	Dissolution.

11.1.	Dissolution. Notwithstanding any other provision of this Agreement, the Company shall be terminated and dissolved and its affairs wound up and terminated upon the first to occur of the following:

11.1.1.	The determination by the Board of Managers;

11.1.2.	The sale or distribution of all or substantially all of the assets of the Company;

11.1.3.	At any time there are no Members of the Company unless the Company is discontinued without dissolution in a manner permitted by the Act; or

11.1.4.	Entry of an order of judicial dissolution of the Company pursuant to the Act.

11.2.

Liquidation. Upon the dissolution of the Company as herein provided, a full and general accounting shall be taken of the Company business and the affairs of the Company shall be wound up. Any Profit or Loss occurring since the previous accounting shall be divided and allocated among the Members in accordance with clause 6.3 hereof. Within 30 days of the occurrence of any of the events set forth in clause 11.1 hereof, the Board of Managers shall wind up and liquidate the Company by selling the Company assets or distributing the Company assets to the Members in-kind after making adequate provision for the payment of all Company debts and liabilities, all expenses and fees incurred in connection with such liquidation. When the Board of Managers fully winds up the Company affairs and liquidation is completed, the Board of Managers shall cause the cancellation of the Certificate of Formation in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

12.	Miscellaneous.

12.1.	Amendments. This Agreement may be amended or restated from time to time by the consent of the Members holding the majority of the Company’s Units and of the Board of Managers.

12.2.	Governing Law. This Agreement and all rights and remedies hereunder shall be governed and construed under the laws of the State of Delaware.

12.3.

Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York, New York before one arbitrator. If the parties to the dispute, claim or controversy arises out of the Company’s securities business activities the dispute shall be submitted for binding arbitration in accordance with the rules of FINRA. All other disputes which do not arise out of the Company’s securities business activities shall be submitted for binding arbitration administered by Judicial Arbitration and Mediation Services (JAMS) pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the award of the arbitrator may be entered in any court having jurisdiction. The determination of the arbitrator shall be final and binding and the parties waive their right to appeal the determination of the arbitrator. In addition, the parties waive the right to jury trial, as well as the right to adjudication in a court.

12.4.

Entire Agreement. This Agreement and, in each case with respect to the applicable Member, any Side Letter between the Company and such applicable Member, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements relating thereto, whether written or oral. The Company, upon approval of the Board of Managers, may enter into agreements (“Side Letters”) with certain Members that vary the terms of this Agreement as applied to such Members. Any terms contained in any Side Letter with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement or of any application of the terms hereof. In the event of any conflict between a provision of this Agreement and any provision of the Act not subject to variation in this Agreement, the provisions of the Act shall govern.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties have entered into this Third Amended and Restated Limited Liability Company Operating Agreement of Clear Street LLC effective as of the day and year first written above.

COMPANY:

CLEAR STREET LLC

By:	/s/ Chris Pento
	Name:	Chris Pento
	Title:	CEO
Date:	09/13/2019

CLASS A MEMBER:

CLEAR STREET HOLDINGS LLC

By:	/s/ Chris Pento
	Name:	Chris Pento
	Title:	CEO
Date:	09/13/2019

Counterpart Signature Page for Class B Members of the Amended and Restated

Limited Liability Company Operating Agreement of Clear Street LLC

The terms and conditions of that Amended and Restated Limited Liability Company Operating Agreement of Clear Street LLC a Delaware limited liability company, effective as of September 12, 2019, as it may be amended from time to time (the “Operating Agreement”) are hereby accepted and agreed to by the undersigned, and the undersigned hereby acknowledges and agrees that it shall be bound as a Class B Member by all such terms and conditions of the Operating Agreement.

CLASS B MEMBER:

CLEAR STREET CAPITAL LLC

By:	/s/ Elliot Gulkowitz
	Name:	Elliot Gulkowitz
	Title:	CEO
Date:	09/17/2019

APPROVED:

Clear Street LLC

By:	/s/ Chris Pento
	Name:	Chris Pento
	Title:	CEO
Date:	09/13/2019

State of Delaware Secretary of State Division of Corporations Delivered 09:56 AM 07/17/2019 FILED 09:56 AM 07/17/2019 SR 20196008338 - File Number 5658340

SCHEDULE A

MEMBERS’ NAMES AND ADDRESSES

Class A Member: Clear Street Holdings LLC

Class B Member: Clear Street Capital LLC

EXHIBIT C

AMENDMENT TO CLEAR STREET CAPITAL LLC’S

CERTIFICATE OF FORMATION

State of Delaware Secretary of State Division of Corporations Delivered 09:56 AM 07/17/2019 FILED 09:56 AM 07/17/2019 SR 20196008338 - File Number 5658340

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CLEAR STREET CAPITAL HOLDINGS, LLC”, CHANGING ITS NAME FROM “CLEAR STREET CAPITAL HOLDINGS, LLC” TO “CLEAR STREET CAPITAL LLC”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JULY, A.D. 2019, AT 9:56 O’CLOCK A.M.

4570123 8100 SR# 20196008338	Authentication: 203230870 Date: 07-17-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Clear Street Capital Holdings, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

First: The name of the limited liability company is: Clear Street Capital LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 17th day of July, A.D. 2019.

By:
Authorized Person(s)

Name:	Ellion Gulkowit
Print or Type

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of December 3, 2021, by and among CLEAR STREET LLC, a Delaware limited liability company (the “Borrower”), CLEAR STREET HOLDINGS LLC, a Delaware limited liability company (the “Guarantor”), the several financial institutions from time to time party to this Agreement, as Lenders, and BMO HARRIS BANK N.A., as Administrative Agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS

A. The Borrower, the Lenders and the Administrative Agent entered into a certain Credit Agreement, dated as of December 4, 2020, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower has asked the Lenders to (i) remove Texas Capital Bank N.A., as a Lender, and (ii) make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENT.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1. The following defined terms appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in their entirety as follows:

“Applicable Interest Rate” means (i) a rate per annum equal to Overnight Base Rate in effect from time to time plus 1.50% for the Margin Loans, and (ii) a rate per annum equal to Overnight Base Rate in effect from time to time plus 2.50% for the NSCC Loans and Reserve Loans, in each case with any change in the Applicable Interest Rate resulting from a change in the Overnight Base Rate to be effective as of the date of the relevant change in said Overnight Base Rate.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois or, with respect to calculating Term SOFR, any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Cohen Affiliates” means collectively (i) Uriel Cohen, (ii) any Family Member of Uriel Cohen, (iii) any trust or estate planning vehicle established for the benefit of Uriel Cohen or his Family Members, (iv) any charitable trust Controlled by any Person in clause (i), (ii) or (iii) above, and (v) any other Person Controlled by one or more of the Persons in clause (i), (ii), (iii) or (iv) above.

“Commitment” means, as to any Lender, the obligation of such Lender to make Loans in an aggregate principal at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the aggregate Commitments of the Lenders is $200,000,000 as of the Second Amendment Effective Date.

“Loan” is defined in Section 2.1, and as so defined, includes a Margin Loan, an NSCC Loan and a Reserve Loan, each of which is a “type” of Loan hereunder.

“Overnight Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) Term SOFR for such day plus 0.11448%, (b) the Target Rate for such day, and (c) 0.25%.

“Required Lenders” means, at any time, two or more Lenders having Total Credit Exposures representing more than 50.0% of the Total Credit Exposures of all Lenders. To the extent provided in the last paragraph of Section 11.3, the Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time

“Target Rate” means, for any day, the rate per annum equal to the Federal Funds Target Range – Upper Limit as announced by the Federal Open Market Committee of the Federal Reserve Board.

“Termination Date” means (i) December 2, 2022, (ii) the date upon which a Level II Termination Event occurs unless such Level II Termination Event has been waived in accordance with this Agreement, or (iii) or such earlier date on which the Commitment is terminated in whole pursuant to Section 2.14, 8.2 or 8.3.

“Termination Event” means a Level I Termination Event and a Level II Termination Event.

“Zero Loan Day” means, at any time, a Business Day in which no principal amount of the NSCC Margin Loans and Reserve Loans is outstanding.

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1.2. Section 1.1 of the Credit Agreement shall be and hereby is amended by inserting the new defined terms in their appropriate alphabetical order, each such defined term to read in its entirety as follows:

“Level I Termination Event” means the occurrence of any of the following:

(a) the NSCC requires the Borrower to make an Adequate Assurance Deposit or any other clearinghouse imposes a similar requirement on the Borrower;

(b) one or more Regulatory Authorities imposes fines, levies, or other monetary penalties (including the disgorgement of profits) against the Borrower in excess of $1,000,000 individually or in the aggregate;

(c) the Borrower enters into a settlement with any Person (including any Regulatory Authority), and the Borrower is obligated to pay an amount in excess of $1,000,000 as part of such settlement;

(d) one or more Regulatory Authorities imposes a fine, levy or other monetary penalty against the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer in excess of $500,000; or

(e) the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer enters into a settlement with any Person (including any Regulatory Authority), and such Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer is obligated to pay an amount in excess of $500,000 as part of such settlement.

“Level II Termination Event” means the occurrence of any of the following:

(a) one or more Regulatory Authorities imposes fines, levies, or other monetary penalties (including the disgorgement of profits) against the Borrower in excess of $5,000,000 individually or in the aggregate;

(b) any Regulatory Authority requires that a material portion of the Borrower’s business be suspended or otherwise prohibited from operating for a period of five (5) or more Business Days, including, as applicable, the suspension, revocation or termination of the Borrower as a broker-dealer with the SEC or as a member of a Regulatory Authority;

(c) the Borrower enters into a settlement with any Person (including any Regulatory Authority), and the Borrower is obligated to pay an amount in excess of $5,000,000 as part of such settlement;

(d) one or more Regulatory Authorities imposes a fine, levy or other monetary penalty against the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer in excess of $1,000,000;

(e) the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer enters into a settlement with any Person (including any Regulatory Authority), and such Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer is obligated to pay an amount in excess of $1,000,000 as part of such settlement; or

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(f) the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer is suspended in any capacity for any reason for a period of five (5) or more Business Days or expelled by a Regulatory Authority.

“Reserve Borrowing Base” means, at any time, an amount equal to the difference between (A) the requested withdrawals of customers’ cash from the Excluded Account, less (B) cash received by the Borrower that is required to be deposited into the Excluded Account, in each case from the last computation date of the value of the Excluded Account through the date of determination.

“Reserve Loans” means Loans the proceeds of which are used to finance withdrawals from the Excluded Accounts.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of December 3, 2021, by and among the Borrower, the Lenders, and the Administrative Agent.

“Second Amendment Effective Date” means the date that the Second Amendment becomes effective in accordance with its terms

“Sublimit” means $125,000,000.

“Term SOFR” means the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Term SOFR Determination Day”) that is two (2) Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day, the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for a tenor of one month as published by the Term SOFR Administrator on the first preceding Business Dayfor which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

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1.3. Section 1.1 of the Credit Agreement shall be and is hereby amended by deleting the defined terms “Benchmark,” “Benchmark Replacement,” “Benchmark Replacement Adjustment,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Transition Event,” “Benchmark Unavailability Period,” “Daily Simple SOFR,” “Early Opt-in Election,” “Eurodollar Reserve Percentage,” “LIBOR Quoted Rate,” “SOFR”, “SOFR Administrator,” and “SOFR Administrator’s Website,” and any reference to any such term shall have no force or effect.

1.4. Clause (b) in the defined term “Change of Control” appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(b) the failure of the Parent to own, directly or indirectly, 100% of the Voting Stock of the Borrower

1.5. Section 2.1(b) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(b) The foregoing notwithstanding:

(i) the aggregate principal amount of Loans at any time outstanding shall not exceed the Commitments in effect at such time,

(ii) the aggregate principal amount of Margin Loans at any time outstanding shall not exceed the Margin Borrowing Base as then determined and computed,

(iii) the aggregate principal amount of NSCC Margin Loans at any time outstanding shall not exceed the NSCC Borrowing Base as then determined and computed,

(iv) the aggregate principal amount of Reserve Loans at any time outstanding shall not exceed the Reserve Borrowing Base as then determined and computed;

(v) the aggregate principal amount of Customer Loans at any time outstanding shall not exceed the Customer Loan Limit,

(vi) the aggregate principal amount of Firms Loans at any time outstanding shall not exceed the Firm Loan Limit,

(vii) the aggregate principal amount of NSCC Margin Loans and Reserve Loans at any time outstanding shall not exceed the Sublimit; and

(viii) the Lenders shall not be obligated to make an NSCC Margin Loan or a Reserve Loan during any calendar month if such NSCC Margin Loan or Reserve Loan would cause the number of Zero Loan Days during such calendar month to be less than eight (8).

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1.6. Section 2.6(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(b) Mandatory. (i) (A)The Borrower covenants and agrees that if at any time the sum of the principal amount of the Margin Loans then outstanding shall be in excess of the Margin Borrowing Base as then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Obligations.

(B) The Borrower covenants and agrees that if at any time the sum of the principal amount of the NSCC Margin Loans then outstanding shall be in excess of the NSCC Borrowing Base as then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Obligations.

(C) The Borrower covenants and agrees that if at any time the sum of the principal amount of the Reserve Loans then outstanding shall be in excess of the Reserve Borrowing Base as then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Obligations.

(ii) If at any time the sum of the unpaid principal balance of the Customer Loans then outstanding shall be in excess of the Customer Loan Limit then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Customer Loans.

(iii) If at any time the sum of the unpaid principal balance of the Firm Loans then outstanding shall be in excess of the Firm Loan Limit then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Firm Loans.

(iv) The Borrower shall, without notice or demand, prepay any NSCC Margin Loan in full on the earlier to occur of (a) the date upon which the NSCC Margin Deposits funded from the proceeds of such NSCC Margin Loan are returned to the Borrower, and (b) the date which is five (5) days after the date such NSCC Margin Loan was advanced.

(v) The Borrower shall, without notice or demand, prepay any Reserve Loan in full on the date which is five (5) days after the date such Reserve Loan was advanced.

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(vi) On any Business Day in a calendar month (other than the last Business Day in a calendar month), if (A) the sum of (x) the number of Business Days remaining in such calendar month (not including such Business Day) plus (y) the number of Zero Loan Days occurring in such calendar month on or prior to such Business Day is less than (B) eight (8), then the Borrower shall not later than 3:00 p.m. on such Business Day, without notice or demand, prepay the full amount of all outstanding NSCC Margin Loans and Reserve Loans to the Administrative Agent as and for a mandatory prepayment on the Obligations.

1.7. Section 3.5 of the Credit Agreement shall be and is hereby amended and restated in its entirety to read as follows:

Section 3.5. Intentionally Omitted.

1.8. Sections 4.2(b) and 4.2(c) of the Credit Agreement shall be amended and restated in their entirety to read as follows:

(b) (i) no Default shall have occurred and be continuing or would occur as a result of such Credit Event and (ii) no Level I Termination Event has occurred that has not been waived in accordance with this Agreement;

(c) the Administrative Agent shall have received a Notice of Borrowing, which shall include evidence that after giving effect to such Credit Event: (i) the aggregate principal amount of all Loans outstanding under this Agreement shall not exceed the Commitment; (ii) the aggregate principal amount of Margin Loans at any time outstanding shall not exceed the Margin Borrowing Base as then determined and computed, (iii) the aggregate principal amount of NSCC Margin Loans at any time outstanding shall not exceed the NSCC Borrowing Base as then determined and computed, (iv) the aggregate principal amount of Reserve Loans at any time outstanding shall not exceed the Reserve Borrowing Base as then determined and computed, (v) the aggregate principal amount of Customer Loans at any time outstanding shall not exceed the Customer Loan Limit, and (vi) the aggregate principal amount of Firms Loans at any time outstanding shall not exceed the Firm Loan Limit;

1.9. Section 5.4 of the Credit Agreement shall be and is hereby amended and restated in its entirety to read as follows:

Section 5.4. Use of Proceeds. The Borrower shall use the proceeds of the Loans solely (i) to finance the purchase and settlement of securities, (ii) to finance NSCC Deposit Requirements (other than an Adequate Assurance Deposit), (iii) to finance withdrawals from the Excluded Accounts, and (iv) for the Borrower’s general working capital purposes.

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1.10. Section 5.6 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 5.6. No Material Adverse Change. Since December 31, 2020, there has been no change in the condition (financial or otherwise) or business of the Borrower or of the Borrower and its Subsidiaries taken as a whole which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

1.11. Section 5.22 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 5.22. No Default or Termination Event. No Default has occurred and is continuing. No Level II Termination Event has occurred that has not been waived in accordance with this Agreement.

1.12. Sections 6.5(c) and (i) of the Credit Agreement shall be and hereby is amended by deleting reference to the “Parent” appearing therein and inserting in its place the reference to “Clear Street Group, Inc.”.

1.13. Sections 7.12(a) and (b) of the Credit Agreement shall be amended and restated in their entirety to read as follows:

(a) Minimum Tangible Net Worth. The Borrower shall at all times maintain its Tangible Net Worth of not less than $210,000,000.

(b) Minimum Excess Net Capital. The Borrower shall at all times maintain Excess Net Capital of not less than $125,000,000.

1.14. Section 11.1(a)(i) of the Credit Agreement shall be amended and restated in its entirety to read as follow:

“(i) if to the Borrower, to it at Four World Trade Center 45th Floor, 150 Greenwich Street, New York, NY 10007, Attention of Chris Pento (Telephone No. (646) 738-4068; electronic mail: [    ], and with a copy to Four World Trade Center 45th Floor, 150 Greenwich Street, New York, NY 10007 , Attention of Kenneth A. Sicklick; electronic mail: legal@clearstreet.io;”

1.15. Section 11.3(iii) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(iii) no amendment or waiver pursuant to this Section 11.3 shall, unless signed by each Lender affected thereby, extend the Termination Date; provided, that only the consent of the Required Lenders shall be necessary to amend or waive any Level II Termination Event; and

11.16. Exhibit A to the Credit Agreement shall be and is hereby amended and restated in the form of Exhibit A attached hereto.

1.18. Exhibit C to the Credit Agreement shall be and is hereby amended and restated in the form of Exhibit C attached hereto.

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1.19. Schedule 2.1 to the Credit Agreement shall be and is hereby amended and restated in the form of Schedule 2.1 attached hereto.

SECTION 2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. The Borrower, the Guarantor, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.

2.2. If requested by any Lender, the Borrower shall have executed and delivered to the Administrative Agent a Note for such Lender dated the date hereof and otherwise in compliance with the provisions of Section 2.8 of the Agreement.

2.3. WBI, LP shall have executed its reaffirmation, acknowledgment, and consent in the space provided for that purpose below.

2.4. The Administrative Agent shall have received copies of the Guarantor’s and the Borrower’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer).

2.5. The Administrative Agent shall have received copies (executed or certified as may be appropriate) of resolutions of the Board of Directors or other governing body of the Borrower and the Guarantor authorizing the execution, delivery, and performance of this Amendment.

2.6. The Administrative Agent shall have received an incumbency certificate containing the name, title and genuine signature of the Borrower’s Authorized Representatives.

2.7. The Administrative Agent shall have received good standing certificates for the Borrower and the Guarantor, dated as of a date no earlier than 30 days prior to the date hereof, from the Delaware Secretary of State.

2.8. Each of the Lenders shall have received, sufficiently in advance of the date of this Amendment, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the United States Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) including, without limitation, the information described in Section 11.19 of the Agreement; and the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 (or its equivalent) for the Borrower.

2.9. Legal matters incident to the execution and delivery of the Loan Documents and to the transactions contemplated hereby shall be satisfactory to the Administrative Agent and its counsel; and the Administrative Agent shall have received the favorable written opinion of inhouse counsel for the Borrower in form and substance satisfactory to the Agent and its counsel.

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2.10. The Administrative Agent shall have received financing statement, tax and judgment lien search results against the Property of the Borrower evidencing the absence of Liens on their Property except as permitted by Section 7.2 of the Credit Agreement.

2.11. The Administrative Agent shall have received, for the pro rata benefit of the Lenders, an upfront fee equal to (i) 0.10% of such Lender’s Commitment to the extent such Commitment is less than $20,000,000 and (ii) 0.20% of such Lender’s Commitment to the extent such Commitment is equal to or greater than $20,000,000, in each case after giving effect to this Amendment.

2.12. The Administrative Agent shall have received the fees set forth in separate agreement between the Borrower and the Administrative Agent.

SECTION 3. REPRESENTATIONS.

In order to induce the Lenders to enter into this Amendment, each of Borrower and the Guarantor (collectively, the “Credit Parties”) hereby represents and warrants to the Administrative Agent and the Lenders that as of the date hereof:

3.1. Authorization, Etc. Each Credit Party has the power and authority to execute, deliver and perform this Amendment and the other Loan Documents (if any) called for hereby. Each Credit Party has taken all necessary action (including, without limitation, obtaining approval of its equity holders, if necessary) to authorize its execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Credit Parties’ execution, delivery and performance of this Amendment or such other Loan Documents, except for those already duly obtained. This Amendment and the other Loan Documents (if any) called for hereby have been duly executed and delivered by the Credit Parties and constitute the legal, valid and binding obligation of the Credit Parties, enforceable against them in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. The execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby by the Credit Parties does not (i) contravene the terms of any of such Party’s Organizational Documents; (ii) conflict with or constitute a violation or breach of, or constitute a default under, or results in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon the Property of such Credit Party by reason of the terms of any material contractual obligation (including without limitation contractual obligations arising from any material agreements to which such Credit Party is a party or which is binding upon it); or (iii) violate any applicable law in any material respect.

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3.2. Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

3.3. No Default. No Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4. REAFFIRMATIONS.

4.1. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Loan Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Loan Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2. The Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. The Guarantor hereby confirms to the Administrative that, after giving effect to this Amendment, the Guarantee of the Guarantor and each other Loan Document to which the Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of the Guarantor to any future waivers or modifications to the Credit Agreement.

SECTION 5. JOINDER; DEPARTING LENDER.

5.1. Except as otherwise provided in the Credit Agreement, on the Second Amendment Effective Date, each of Customers Bank and TriState Capital Bank (each a “New Lender”, and collectively, the “New Lenders”) (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto. Each New Lender hereby confirm that it has received a

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copy of the Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. Each New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as they have deemed appropriate, its own credit analysis and decisions relating to the Loan Agreement. Each New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

5.2. On the Second Amendment Effective Date, the Commitment of Texas Capital Bank (the “Departing Lender”) shall be terminated, and the Departing Lender shall cease to be a Lender under the Credit Agreement and the other Loan Documents. The Departing Lender shall have relinquished its rights (other than rights to indemnification and reimbursements referred to in the Credit Agreement which survive the repayment of the Obligations owed to the Departing Lender in accordance with its terms) and be released from its obligations under the Credit Agreement. The parties hereto agree that, except as provided for in the preceding sentence, all references in the Loan Documents to the Lenders or any Lender shall from and after the date hereof no longer include the Departing Lender and the Departing Lender shall have no obligations under this Agreement other than those set out in this Section 5.

5.3. On the Second Amendment Effective Date, the Lenders each agree to make such purchases and sales of interests in the outstanding Loans among themselves so that each Lender is then holding its full pro rata share of all Loans in accordance with its Percentage. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

SECTION 6. MISCELLANEOUS.

6.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or the other Loan Documents, except as specifically set forth herein. Without limiting the foregoing, each party to this Amendment agrees to comply with all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.

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6.2. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent.

6.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of Amendment. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder Left Intentionally Blank]

13

This Second Amendment to Credit Agreement is entered into as of the date and year first above written.

CLEAR STREET LLC, as the Borrower

By:	/s/ Chris Pento
Name: Chris Pento
Title: Chief Executive Officer

CLEAR STREET HOLDINGS LLC, as the Guarantor

By:	/s/ Chris Pento
Name: Chris Pento
Title: Chief Executive Officer

[Second Amendment to Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By:	/s/ Krupa Tantawaya
Name: Krupa Tantawaya
Title: Director

CIBC BANK USA, as a Lender

By:
Name:
Title:

FIRST MIDWEST BANK, as a Lender

By:
Name:
Title:

“NEW LENDERS”

CUSTOMERS BANK

By:
Name:
Title:

TRISTATE CAPITAL BANK

By:
Name:
Title:

[Second Amendment to Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:	/s/ Morgan Donovan
Name: Morgan Donovan
Title: Associate Managing Director

FIRST MIDWEST BANK, as a Lender

By:
Name:
Title:

“NEW LENDERS”

CUSTOMERS BANK

By:
Name:
Title:

TRISTATE CAPITAL BANK

By:
Name:
Title:

[Second Amendment to Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:
Name:
Title:

FIRST MIDWEST BANK, as a Lender

By:	/s/ Zachary Flahaven
Name: Zachary Flahaven
Title: SVP

“NEW LENDERS”

CUSTOMERS BANK

By:
Name:
Title:

TRISTATE CAPITAL BANK

By:
Name:
Title:

[Second Amendment to Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:
Name:
Title:

FIRST MIDWEST BANK, as a Lender

By:
Name:
Title:

“NEW LENDERS”

CUSTOMERS BANK

By:	/s/ Brandon Troster
Name: Brandon Troster
Title: SVP, Financial Institutions Group

TRISTATE CAPITAL BANK

By:
Name:
Title:

[Second Amendment to Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:
Name:
Title:

FIRST MIDWEST BANK, as a Lender

By:
Name:
Title:

“NEW LENDERS”

CUSTOMERS BANK

By:
Name:
Title:

TRISTATE CAPITAL BANK

By:	/s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

[Second Amendment to Credit Agreement]

“DEPARTING LENDER”

TEXAS CAPITAL BANK

By:	/s/ Brook A. Silvestri
Name: Brook A. Silvestri
Title: SVP

[Second Amendment to Credit Agreement]

REAFFIRMATION, ACKNOWLEDGEMENT, AND CONSENT OF SUBORDINATED CREDITOR

The undersigned, WBI, LP, heretofore executed in favor of the Administrative Agent a Debt Subordination Agreement dated December 4, 2020. The undersigned hereby consents to the Amendment to the Credit Agreement as set forth above and confirms that the Debt Subordination Agreement, and all obligations of the undersigned thereunder, remains in full force and effect and, without limiting the foregoing, the undersigned acknowledges and agrees that increase in the Commitments constitutes Superior Indebtedness under the Debt Subordination Agreement. The undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained. The undersigned acknowledges that the Administrative Agent is relying on the assurances provided herein in entering into the Amendment set forth above.

WBI, LP

By:	/s/ Elli Ausubel
Name: Elli Ausubel
Title: Officer

21

EXHIBIT A

NOTICE OF BORROWING

Date: _________, ____

To:	BMO Harris Bank N.A., as Administrative Agent for the Lenders party to the Credit Agreement dated as of December 4, 2020 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Clear Street LLC, certain Lenders which are signatories thereto, BMO Harris Bank N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, ______________ (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the Borrowing specified below:

(1)	Borrowing Date

(2)	Dollar Amount of Loan Requested

(3)	Type of Loan	[Margin Loan] / [NSCC Margin Loan] / [Reserve Loan]

Annex I attached hereto sets forth data and computations evidencing the Borrowing Base, and all of such data and computations are true, correct and complete and have been made in accordance with the relevant sections of the Credit Agreement.

For new value received the undersigned hereby pledges to the Administrative Agent and grants to the Administrative Agent, for the benefit of the Lenders, a security interest in the securities and other Property listed on the schedule(s) attached hereto as Annex II and made a part hereof and confirms a pledge of and security interest in the same now in effect in favor of the Administrative Agent, together with all rights related thereto and all proceeds thereof pursuant to the terms of the Credit Agreement.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;

1

(b) no Default has occurred and is continuing or would result from such proposed Loan; and

(c) after giving effect to the Loan: (i) the aggregate principal amount of all Loans outstanding under this Agreement shall not exceed the Commitment; (ii) the aggregate principal amount of Margin Loans at any time outstanding shall not exceed the Margin Borrowing Base as then determined and computed, (iii) the aggregate principal amount of NSCC Margin Loans at any time outstanding shall not exceed the NSCC Borrowing Base as then determined and computed, (iv) the aggregate principal amount of Reserve Loans at any time outstanding shall not exceed the Reserve Borrowing Base as then determined and computed, (v) the aggregate principal amount of Customer Loans at any time outstanding shall not exceed the Customer Loan Limit, and (vi) the aggregate principal amount of Firms Loans at any time outstanding shall not exceed the Firm Loan Limit.

(4)	With respect to NSCC Margin Loan and Reserve Loans, the Number of Zero Loan Days during the current month: ____________. [Number of Zero Loan Days during any calendar month cannot be less than 8]

(5)	To the extent such Loan is a Margin Loan, then such requested Borrowing is (select one):

[ ] Customer Loan secured by Customer Securities; or

[ ] Firm Loan secured by Firm Securities.

CLEAR STREET LLC

By:
Name:
Title:

2

ANNEX I

TO

NOTICE OF BORROWING

BORROWING BASE (MARGIN LOANS)**
(1)	Market Value of Eligible Federal Government Securities	x 90%	$	___________
(2)	Market Value of Eligible Bond Securities	x 90%	$	___________
(3)	the Market Value of Eligible Equity Securities	x 80%	$	___________
(4)	Sum of Lines (1), (2) and (3)		$	___________
(5)	Outstanding Margin Loans		$	___________
(6)	Availability (Line (4) minus Line (5))		$	___________
BORROWING BASE (NSCC MARGIN LOANS)
(a)	Previous month 10th lowest Eligible NSCC Margin Deposits		$	___________
(b)	Current Eligible NSCC Margin Deposits		$	___________
(c)	Line (b) minus Line (a)		$	___________
(d)	Line (c) multiplied by 80% (to the extent positive)		$	___________
(e)	Outstanding NSCC Margin Loans		$	___________
(f)	Availability (Line (d) minus Line (e))		$	___________

**

Eligible Securities shall exclude securities held in the Borrower’s inventory for more than thirty (30) consecutive days and the calculation of Eligible Bond Securities and Eligible Equity Securities shall exclude the Market Value of any security that exceeds 15% of the Borrowing Base (Margin Loans)

3

ANNEX I

TO

NOTICE OF BORROWING

BORROWING BASE (RESERVE LOANS)
(i)	Amount in Reserve Account as of _______ (the “Requested Withdrawal Date”)	$	___________
(ii)	Requested customer withdrawals from the Requested Withdrawal Date	$	___________
(iii)	Deposits required to be made in the Excluded Account from the Requested Withdrawal Date	$	___________
(iv)	Line (ii) minus Line (iii) (to the extent positive)	$	___________
(v)	Outstanding Reserve Loans	$	___________
(vi)	Availability (Line (iv) minus Line (v)	$	___________
LIMITATIONS ON AVAILABILITY
A.	Outstanding Loans after giving effect to such requested Borrowing (sum of Line (5), Line (e) and Line (v))	$	___________
B.	The lesser of (i) $200,000,000 and (ii) Line A	$	___________
C.	Outstanding NSCC Margin Loans and Reserve Loans after giving effect to such requested Borrowing (sum of Line (e) and Line (v))	$	___________
D.	The lesser of (i) $125,000,000 and (ii) Line C	$	___________

4

ANNEX II

TO

NOTICE OF BORROWING

5

EXHIBIT C

CLEAR STREET LLC

COMPLIANCE CERTIFICATE

To:	BMO Harris Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of December 4, 2020, among Clear Street LLC, as Borrower, the Lenders party thereto from time to time, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected _______ of the Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4. The financial statements required by Section 6.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5. The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement. In the event of a conflict between the attached spreadsheet and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control.

6

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this __ day of ___________ 20___.

CLEAR STREET LLC

By:
Name:
Title:

7

SCHEDULE I

TO COMPLIANCE CERTIFICATE

CLEAR STREET LLC

COMPLIANCE CALCULATIONS

FOR CREDIT AGREEMENT DATED AS OF DECEMBER 4, 2020

CALCULATIONS AS OF         ,

A. Minimum Tangible Net Worth (Section 7.12(a))

A.	Minimum Tangible Net Worth (Section 7.12(a))

1.	Tangible Net Worth	$	___________
2.	Line A1 shall not be less than		$210,000,000
3.	The Borrower is in compliance (circle yes or no)		yes/no

B.	Minimum Excess Net Capital (Section 7.12(b))

1.	Excess Net Capital	$	___________
2.	Line B1 shall not be less than		$125,000,000
3.	The Borrower is in compliance (circle yes or no)		yes/no

C.	Total Assets to Total Equity (Section 7.12(c))

1.	Total Assets	$	___________
2.	Matched repurchased agreements	$	___________
3.	Loans consisting of securities	$	___________
4.	Line C1 minus Line C2 minus Line C3	$	___________
5.	Total equity	$	___________
6.	Ratio of Line C4 to C5		_____ to ____
7.	Line C6 shall not exceed		13.0 to 1.0
8.	The Borrower’s in Compliance		yes/no

8

SCHEDULE 2.1

COMMITMENTS

NAME OF LENDER	COMMITMENT
BMO Harris Bank N.A.	$75,000,000
Customers Bank	$50,000,000
CIBC Bank USA	$40,000,000
First Midwest Bank	$20,000,000
TriState Capital Bank	$15,000,000

TOTAL	$200,000,000

9

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of April 6, 2022, by and among CLEAR STREET LLC, a Delaware limited liability company (the “Borrower”), CLEAR STREET HOLDINGS LLC, a Delaware limited liability company (the “Guarantor”), the Lenders party hereto, and BMO HARRIS BANK N.A., as Administrative Agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS

A. The Borrower, the Lenders and the Administrative Agent entered into a certain Credit Agreement, dated as of December 4, 2020, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower has asked the Lenders to make certain amendments to the Credit Agreement, and the Lenders constituting “Required Lenders” under the terms of the Existing Credit Agreement are willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENT.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the following defined terms appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in their entirety as follows:

“Change of Control” means the occurrence of any of the following:

(a) the Cohen Affiliates shall cease at any time and for any reason (including death or incapacity) to own, directly or indirectly, at least 50.1% of the Voting Stock of the Parent and of Clear Street Group Inc. (the “Ultimate Parent”),

(b) the failure of the Parent to own, directly or indirectly, 100% of the Voting Stock of the Borrower,

(c) the Cohen Affiliates shall cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of the Ultimate Parent,

(d) the Ultimate Parent shall (i) at any time that Parent is managed by a board of directors (or equivalent governing body), cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of the Parent or (ii) at any time that Parent is managed by a managing member, cease to serve as the managing member of the Parent, or

(e) the Parent shall (i) at any time that Borrower is managed by a board of directors (or equivalent governing body), cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of the Borrower or (ii) at any time that Borrower is managed by a managing member, cease to serve as the managing member of the Borrower, or

(f) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness of the Ultimate Parent, the Parent or the Borrower shall occur.

“Voting Stock” of any Person means the voting power vested in capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

SECTION 2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the execution and delivery thereof by the Borrower, the Guarantor, the Required Lenders and the Administrative Agent.

SECTION 3. REPRESENTATIONS.

In order to induce the Lenders to enter into this Amendment, each of Borrower and the Guarantor (collectively, the “Credit Parties”) hereby represents and warrants to the Administrative Agent and the Required Lenders that as of the date hereof:

3.1. Authorization, Etc. Each Credit Party has the power and authority to execute, deliver and perform this Amendment. Each Credit Party has taken all necessary action (including, without limitation, obtaining approval of its equity holders, if necessary) to authorize its execution, delivery and performance of this Amendment. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Credit Parties’ execution, delivery and performance of this Amendment, except for those already duly obtained. This Amendment has been duly executed and delivered by the Credit Parties and constitutes the legal, valid and binding obligation of the Credit Parties, enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. The execution, delivery and performance of this Amendment by the Credit Parties does not (i) contravene the terms of any of such Credit Party’s Organizational Documents; (ii) conflict with or constitute a violation or breach of, or constitute a default under, or results in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon the Property of such Credit Party by reason of the terms of any material contractual obligation (including without limitation contractual obligations arising from any material agreements to which such Credit Party is a party or which is binding upon it); or (iii) violate any applicable law in any material respect.

2

3.2. Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

3.3. No Default. No Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4. REAFFIRMATIONS.

4.1. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Loan Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Loan Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2. The Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. The Guarantor hereby confirms to the Administrative that, after giving effect to this Amendment, the Guarantee of the Guarantor and each other Loan Document to which the Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of the Guarantor to any future waivers or modifications to the Credit Agreement.

3

SECTION 5. MISCELLANEOUS.

5.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or the other Loan Documents, except as specifically set forth herein. Without limiting the foregoing, each party to this Amendment agrees to comply with all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.

5.2. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent.

5.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of Amendment. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder Left Intentionally Blank]

4

This Third Amendment to Credit Agreement is entered into as of the date and year first above written.

CLEAR STREET LLC, as the Borrower

By:	/s/ Chris Pento
Name: Chris Pento
Title: CEO

CLEAR STREET HOLDINGS LLC, as the Guarantor

By:	/s/ Chris Pento
Name: Chris Pento
Title: CEO

[Signature Page to the Third Amendment to Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By:	/s/ Krupa Tantuwaya
Name: Krupa Tantuwaya
Title: Director

CIBC BANK USA, as a Lender

By:
Name:
Title:

FIRST MIDWEST BANK, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

TRISTATE CAPITAL BANK, as a Lender

By:
Name:
Title:

[Signature Page to the Third Amendment to Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:	/s/ Morgan Donovan
Name: Morgan Donovan
Title: Associate Managing Director

FIRST MIDWEST BANK, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

TRISTATE CAPITAL BANK, as a Lender

By:
Name:
Title:

[Signature Page to the Third Amendment to Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:
Name:
Title:

FIRST MIDWEST BANK, as a Lender

By:	/s/ Zachary Flahaven
Name: Zachary Flahaven
Title: SVP

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

TRISTATE CAPITAL BANK, as a Lender

By:
Name:
Title:

[Signature Page to the Third Amendment to Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:
Name:
Title:

FIRST MIDWEST BANK, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

TRISTATE CAPITAL BANK, as a Lender

By:	/s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

[Signature Page to the Third Amendment to Credit Agreement]

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (herein, this “Amendment”) is entered into as of December 2, 2022, by and among CLEAR STREET LLC, a Delaware limited liability company (the “Borrower”), CLEAR STREET HOLDINGS LLC, a Delaware limited liability company (the “Guarantor”), the financial institutions party to this Amendment, as Lenders, and BMO HARRIS BANK N.A., as Administrative Agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS

A. The Borrower, the Lenders and the Administrative Agent entered into a certain Credit Agreement, dated as of December 4, 2020, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. Each of Northbrook Bank & Trust Company, N.A., Signature Bank and Bank of America N.A. (each a “New Lender” and together with the other financial institutions party to this Amendment, the “Lenders”) will be joining the Credit Agreement as a New Lender.

C. The Borrower has asked the Lenders to make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1. The following defined terms appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in their entirety as follows:

“Commitment” means, as to any Lender, the obligation of such Lender to make Loans in an aggregate principal at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 attached hereto and made a part hereof, as the same may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the aggregate Commitments of the Lenders is $300,000,000 as of the Fourth Amendment Effective Date.

“Sublimit” means $187,500,000, as such amount may be increased pursuant to Section 2.17 hereof.

“Termination Date” means (i) December 1, 2023, (ii) the date upon which a Level II Termination Event occurs unless such Level II Termination Event has been waived in accordance with this Agreement, or (iii) or such earlier date on which the Commitment is terminated in whole pursuant to Section 2.14, 8.2 or 8.3.

[Signature Page to Revolving Note and Cash Subordination Agreement]

1.2. Section 1.1 of the Credit Agreement shall be and hereby is amended by inserting the following new defined terms in their appropriate alphabetical order to read in their entirety as follows:

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement dated as of December 2, 2022, by and among the Borrower, the Lenders, and the Administrative Agent.

“Fourth Amendment Effective Date” means the date that the Fourth Amendment becomes effective in accordance with its terms.

“Liquidity Ratio” means, at any time the same is to be determined, the ratio of (a) the sum of the (i) value of unencumbered marketable securities (determined after taking into account prudent and customary financing haircuts as reasonably determined by the Administrative Agent) of the Borrower (exclusive of any securities on deposit in a Customer Reserve Bank Account or a PAB Reserve Bank Account, as those terms are defined in Exchange Act rule 15c3-3), plus (ii) unencumbered cash held by the Borrower (exclusive of any cash on deposit in a Customer Reserve Bank Account or a PAB Reserve Bank Account, as those terms are defined in Exchange Act rule 15c3-3) unless such cash on deposit is available to satisfy any obligation of the Borrower, plus (iii) Eligible NSCC Margin Deposits (solely to the extent of the lesser of (x) the amount, if any, by which the Borrowing Base at such time exceeds the aggregate outstanding amount of Loans and (y) an amount equal to the Commitment minus the aggregate outstanding amount of Loans), to (b) the aggregate outstanding principal amount of unsecured Indebtedness of the Borrower at such time (other than the Loans, Subordinated Debt, and intercompany Indebtedness that is subordinated to the Obligations, and exclusive of any credit balances carried for the account of any customer, broker or dealer).

1.3. Section 2 of the Credit Agreement shall be and hereby is amended by inserting a new Section 2.17 immediately after Section 2.16 to read in its entirety as follows:

Section 2.17. Increase in Commitments. The Borrower may, on any Business Day prior to the Termination Date, with the written consent of the Administrative Agent, increase the aggregate amount of the Commitments by delivering an Increase Request substantially in the form attached hereto as Exhibit F (or in such other form acceptable to the Administrative Agent) to the Administrative Agent at least five (5) Business Days prior to the desired effective date of such increase (the “Increase”) identifying an additional Lender (or additional Commitment for an existing Lender) and the amount of its Commitment (or additional amount of its Commitment); provided, however, that:

(a) the aggregate amount of all such Revolver Increases shall not exceed $100,000,000 and any such Revolver Increase shall be in an amount not less than $5,000,000 (or such lesser amount then agreed to by the Administrative Agent);

(b) no Default shall have occurred and be continuing at the time of the request or the effective date of the Revolver Increase; and

(c) each of the representations and warranties set forth in Section 5 and in the other Loan Documents shall be and remain true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) on the effective date of such Revolver Increase, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

The effective date of the Revolver Increase shall be agreed upon by the Borrower and the Administrative Agent. Upon the effectiveness thereof, Schedule 2.1 shall be deemed amended to reflect the Revolver Increase and the new Lender (or, if applicable, existing Lender) shall advance Loans in an amount sufficient such that after giving effect to its Loans each Lender shall have outstanding its Percentage of all Loans outstanding under the Commitments. Any Revolver Increase shall increase the Sublimit by a proportionate amount (or such other amount as may be agreed upon between the Borrower and the Lender). It shall be a condition to such effectiveness that the Borrower shall not have terminated any portion of the Commitments pursuant to Section 2.14. The Borrower agrees to pay the expenses of the Administrative Agent (including reasonable attorneys’ fees) relating to any Revolver Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

1.4. Section 5.6 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 5.6. No Material Adverse Change. Since December 31, 2021, there has been no change in the condition (financial or otherwise) or business of the Borrower or of the Borrower and its Subsidiaries taken as a whole which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

1.5. Section 6.5(k) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(k) as soon as available, and in any event within 45 days after the last day of each quarter, a written certificate in the form attached hereto as Exhibit C signed by a Financial Officer of the Borrower to the effect that to the best of such officer’s knowledge and belief no Default has occurred during the period covered by such statements or, if any such Default has occurred during such period, setting forth a description of such Default and specifying the action, if any, taken by the Borrower or its Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 7.12 (Financial Covenants); and

1.6. Section 7.12 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

Section 7.12. Financial Covenants.

(a) Minimum Tangible Net Worth. The Borrower shall at all times maintain its Tangible Net Worth of not less than $350,000,000.

(b) Minimum Excess Net Capital. The Borrower shall at all times maintain Excess Net Capital of not less than $250,000,000.

(c) Total Assets to Total Equity Ratio. The Borrower shall not, at any time, permit the Total Assets to Total Equity Ratio to exceed 13.0 to 1.0.

(d) Minimum Liquidity Ratio. The Borrower shall, at all times, maintain a Liquidity Ratio of not less than 1.0 to 1.0.

1.7. Section 11.1(a)(ii) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(ii) if to the Administrative Agent, to BMO Harris Bank N.A at 320 South Canal Street, Chicago, Illinois 60606, Attention of Futures and Securities (Facsimile No. (312) 765-8201; Telephone No. (312) 461-2491);

1.8. Exhibit A to the Credit Agreement shall be and is hereby amended and restated in the form of Exhibit A attached hereto.

1.9. Exhibit C to the Credit Agreement shall be and is hereby amended and restated in the form of Exhibit C attached hereto.

1.10. Schedule 2.1 to the Credit Agreement shall be and is hereby amended and restated in the form of Schedule 2.1 attached hereto.

1.11. The Credit Agreement shall be and hereby is further amended by inserting new Exhibit F immediately after Exhibit E in the form of Exhibit F attached hereto.

SECTION 2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. The Borrower, the Guarantor, the Lenders, and the Administrative Agent shall have executed and delivered this Amendment.

2.2. If requested by any Lender, the Borrower shall have executed and delivered to the Administrative Agent a Note for such Lender dated the date hereof and otherwise in compliance with the provisions of Section 2.8 of the Credit Agreement.

2.3. WBI, LP shall have executed its reaffirmation, acknowledgment, and consent in the space provided for that purpose below.

2.4. The Administrative Agent shall have received copies of the Guarantor’s and the Borrower’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer).

2.5. The Administrative Agent shall have received copies (executed or certified as may be appropriate) of resolutions of the Board of Directors or other governing body of the Borrower and the Guarantor authorizing the execution, delivery, and performance of this Amendment.

2.6. The Administrative Agent shall have received an incumbency certificate containing the name, title and genuine signature of the Borrower’s Authorized Representatives.

2.7. The Administrative Agent shall have received good standing certificates for the Borrower and the Guarantor, dated as of a date no earlier than 30 days prior to the date hereof, from the Delaware Secretary of State.

2.8. Each of the Lenders shall have received, sufficiently in advance of the date of this Amendment, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the United States Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) including, without limitation, the information described in Section 11.19 of the Credit Agreement; and the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 (or its equivalent) for the Borrower.

2.9. Legal matters incident to the execution and delivery of the Loan Documents and to the transactions contemplated hereby shall be satisfactory to the Administrative Agent and its counsel; and the Administrative Agent shall have received the favorable written opinion of inhouse counsel for the Borrower in form and substance satisfactory to the Agent and its counsel.

2.10. The Administrative Agent shall have received financing statement, tax and judgment lien search results against the Property of the Borrower evidencing the absence of Liens on their Property except as permitted by Section 7.2 of the Credit Agreement.

2.11. The Administrative Agent shall have received, for the pro rata benefit of the Lenders, an upfront fee equal to 0.20% of such Lender’s Commitment after giving effect to this Amendment.

2.12. The Administrative Agent shall have received the fees set forth in separate agreement between the Borrower and the Administrative Agent.

SECTION 3. REPRESENTATIONS.

In order to induce the Lenders to enter into this Amendment, each of Borrower and the Guarantor (collectively, the “Credit Parties”) hereby represents and warrants to the Administrative Agent and the Lenders that as of the date hereof:

3.1. Authorization, Etc. Each Credit Party has the power and authority to execute, deliver and perform this Amendment. Each Credit Party has taken all necessary action (including,

without limitation, obtaining approval of its equity holders, if necessary) to authorize its execution, delivery and performance of this Amendment. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Credit Parties’ execution, delivery and performance of this Amendment, except for those already duly obtained. This Amendment has been duly executed and delivered by the Credit Parties and constitutes the legal, valid and binding obligation of the Credit Parties, enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. The execution, delivery and performance of this Amendment by the Credit Parties does not (i) contravene the terms of any of such Credit Party’s Organizational Documents; (ii) conflict with or constitute a violation or breach of, or constitute a default under, or results in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon the Property of such Credit Party by reason of the terms of any material contractual obligation (including without limitation contractual obligations arising from any material agreements to which such Credit Party is a party or which is binding upon it); or (iii) violate any applicable law in any material respect.

3.2. Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

3.3. No Default. No Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4. REAFFIRMATIONS.

4.1. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Loan Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Loan Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2. The Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. The Guarantor hereby confirms to the Administrative Agent that, after giving effect to this Amendment, the Guarantee of the Guarantor and each other Loan Document to which the Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of the Guarantor to any future waivers or modifications to the Credit Agreement.

SECTION 5. NEW LENDER; EQUALIZATION OF LOANS.

5.1. New Lender. Upon the satisfaction of the conditions precedent set forth in Section 2 hereof, each New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement as a Lender, and have all the rights and obligations of a “Lender” under the Credit Agreement, (ii) shall have a Commitment in the amount set forth on Schedule 2.1 to the Credit Agreement, and (iii) agrees to be bound by the terms and conditions of the Credit Agreement as if it were an original signatory thereto. Each New Lender hereby confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. Each New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. Each New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

5.2. Equalization of Loans. Upon the satisfaction of the conditions precedent set forth in Section 2 hereof, the Lenders each agree to make such purchases and sales of interests in the outstanding Loans among themselves so that each Lender is then holding its Percentage of outstanding Loans. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

SECTION 6. MISCELLANEOUS.

6.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or the other Loan Documents, except as specifically set forth herein. Without limiting the foregoing, each party to this Amendment agrees to comply with all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.

6.2. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent.

6.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of Amendment. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder Left Intentionally Blank]

This Fourth Amendment to Credit Agreement is entered into as of the date and year first above written.

CLEAR STREET LLC, as the Borrower

By:	/s/ Chris Pento
Name: Chris Pento
Title: Chief Executive Officer

CLEAR STREET HOLDINGS LLC, as the Guarantor

By:	/s/ Chris Pento
Name: Chris Pento
Title: Chief Executive Officer

[Signature Page to the Fourth Amendment to Credit Agreement]

ACCEPTED AND AGREED TO.

BMO HARRIS BANK N.A., AS A LENDER AND AS ADMINISTRATIVE AGENT

By:	/s/ Matthew Witt
Name: Matthew Witt
Title: Vice President

CIBC BANK USA, AS A LENDER

By:
Name:
Title:

OLD NATIONAL BANK (As successor by merger to First Midwest Bank), as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

TRISTATE CAPITAL BANK, AS A LENDER

By:
Name:
Title:

[Signature Page to the Fourth Amendment to Credit Agreement]

Accepted and Agreed to.

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, AS A LENDER

By:	/s/ Morgan Donovan
Name: Morgan Donovan
Title: Associate Managing Director

OLD NATIONAL BANK (As successor by merger to First Midwest Bank), as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

TRISTATE CAPITAL BANK, AS A LENDER

By:
Name:
Title:

[Signature Page to the Fourth Amendment to Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, AS A LENDER

By:
Name:
Title:

OLD NATIONAL BANK (As successor by merger to First Midwest Bank), as a Lender

By:	/s/ Zachary Flahaven
Name: Zachary Flahaven
Title: SVP

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

TRISTATE CAPITAL BANK, AS A LENDER

By:
Name:
Title:

[Signature Page to the Fourth Amendment to Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, AS A LENDER

By:
Name:
Title:

OLD NATIONAL BANK (As successor by merger to First Midwest Bank), as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:	/s/ Brandon Troster
Name: Brandon Troster
Title: Senior Vice President

TRISTATE CAPITAL BANK, AS A LENDER

By:
Name:
Title:

[Signature Page to the Fourth Amendment to Credit Agreement]

Accepted and agreed to. BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, AS A LENDER

By:
Name:
Title:

OLD NATIONAL BANK (As successor by merger to First Midwest Bank), as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

TRISTATE CAPITAL BANK, AS A LENDER

By:	/s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

[Signature Page to the Fourth Amendment to Credit Agreement]

NORTHBROOK BANK & TRUST COMPANY, N.A., AS A NEW LENDER

By:	/s/ Connor Huxable
Name: Connor Huxable
Title: Vice President

SIGNATURE BANK, AS A NEW LENDER

By:
Name:
Title:

BANK OF AMERICA, N.A., AS A NEW LENDER

By:
Name:
Title:

[Signature Page to the Fourth Amendment to Credit Agreement]

NORTHBROOK BANK & TRUST COMPANY, N.A., AS A NEW LENDER

By:
Name:
Title:

SIGNATURE BANK, AS A NEW LENDER

By:	/s/ Richard Ohl
Name: Richard Ohl
Title: Sr. Vice President/Sr. Lender

BANK OF AMERICA, N.A., AS A NEW LENDER

By:
Name:
Title:

[Signature Page to the Fourth Amendment to Credit Agreement]

NORTHBROOK BANK & TRUST COMPANY, N.A., AS A NEW LENDER

By:
Name:
Title:

SIGNATURE BANK, AS A NEW LENDER

By:
Name:
Title:

BANK OF AMERICA, N.A., AS A NEW LENDER

By:	/s/ Sherman Wong
Name: Sherman Wong
Title: Director

[Signature Page to the Fourth Amendment to Credit Agreement]

EXHIBIT A

NOTICE OF BORROWING

Date:       ,

To:  BMO Harris Bank N.A., as Administrative Agent for the Lenders party to the Credit Agreement dated as of December 4, 2020 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Clear Street LLC, certain Lenders which are signatories thereto, BMO Harris Bank N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned,          (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the Borrowing specified below:

(1)	Borrowing Date

(2)	Dollar Amount of Loan Requested

(3)	Type of Loan	[Margin Loan] / [NSCC Margin Loan] / [Reserve Loan]

Annex I attached hereto sets forth data and computations evidencing the Borrowing Base, and all of such data and computations are true, correct and complete and have been made in accordance with the relevant sections of the Credit Agreement.

For new value received the undersigned hereby pledges to the Administrative Agent and grants to the Administrative Agent, for the benefit of the Lenders, a security interest in the securities and other Property listed on the schedule(s) attached hereto as Annex II and made a part hereof and confirms a pledge of and security interest in the same now in effect in favor of the Administrative Agent, together with all rights related thereto and all proceeds thereof pursuant to the terms of the Credit Agreement.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true andcorrect in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;

(b) no Default has occurred and is continuing or would result from such proposed Loan; and

(c) after giving effect to the Loan: (i) the aggregate principal amount of all Loans outstanding under this Agreement shall not exceed the Commitment; (ii) the aggregate principal amount of Margin Loans at any time outstanding shall not exceed the Margin Borrowing Base as then determined and computed, (iii) the aggregate principal amount of NSCC Margin Loans at any time outstanding shall not exceed the NSCC Borrowing Base as then determined and computed, (iv) the aggregate principal amount of Reserve Loans at any time outstanding shall not exceed the Reserve Borrowing Base as then determined and computed, (v) the aggregate principal amount of Customer Loans at any time outstanding shall not exceed the Customer Loan Limit, and (vi) the aggregate principal amount of Firms Loans at any time outstanding shall not exceed the Firm Loan Limit.

(4)	With respect to NSCC Margin Loan and Reserve Loans, the Number of Zero Loan Days during the current month: . [Number of Zero Loan Days during any calendar month cannot be less than 8]

(5)	To the extent such Loan is a Margin Loan, then such requested Borrowing is (select one):

[ ] Customer Loan secured by Customer Securities; or

[ ] Firm Loan secured by Firm Securities.

CLEAR STREET LLC

By:
Name:
Title:

ANNEX I

TO

NOTICE OF BORROWING

BORROWING BASE (MARGIN LOANS)**
(1)	Market Value of Eligible Federal Government Securities	x 90%	$
(2)	Market Value of Eligible Bond Securities	x 90%	$
(3)	the Market Value of Eligible Equity Securities	x 80%	$
(4)	Sum of Lines (1), (2) and (3)		$
(5)	Outstanding Margin Loans		$
(6)	Availability (Line (4) minus Line (5))		$
BORROWING BASE (NSCC MARGIN LOANS)
(a)	Previous month 10th lowest Eligible NSCC Margin Deposits		$
(b)	Current Eligible NSCC Margin Deposits		$
(c)	Line (b) minus Line (a)		$
(d)	Line (c) multiplied by 80% (to the extent positive)		$
(e)	Outstanding NSCC Margin Loans		$
(f)	Availability (Line (d) minus Line (e))		$

**

Eligible Securities shall exclude securities held in the Borrower’s inventory for more than thirty (30) consecutive days and the calculation of Eligible Bond Securities and Eligible Equity Securities shall exclude the Market Value of any security that exceeds 15% of the Borrowing Base (Margin Loans)

BORROWING BASE (RESERVE LOANS)
(i)	Amount in Reserve Account as of (the“Requested Withdrawal Date”)	$
(ii)	Requested customer withdrawals from the Requested Withdrawal Date	$
(iii)	Deposits required to be made in the Excluded Account from the Requested Withdrawal Date	$
(iv)	Line (ii) minus Line (iii) (to the extent positive)	$
(v)	Outstanding Reserve Loans	$
(vi)	Availability (Line (iv) minus Line (v)	$
LIMITATIONS ON AVAILABILITY
A.	Outstanding Loans after giving effect to such requested Borrowing (sum of Line (5), Line (e) and Line (v))	$
B.	The lesser of (i) the Commitment and (ii) Line A	$
C.	Outstanding NSCC Margin Loans and Reserve Loans after giving effect to such requested Borrowing (sum of Line (e) and Line (v))	$
D.	The lesser of (i) the Sublimit and (ii) Line C	$

ANNEX II

TO

NOTICE OF BORROWING

EXHIBIT C

CLEAR STREET LLC

COMPLIANCE CERTIFICATE

To:	BMO Harris Bank N.A., as Administrative Agent under,

and the Lenders party to, the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of December 4, 2020, among Clear Street LLC, as Borrower, the Lenders party thereto from time to time, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected      of the Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4. The financial statements required by Section 6.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5. The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement. In the event of a conflict between the attached spreadsheet and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this    day of       20 .

CLEAR STREET LLC

By:
Name:
Title:

SCHEDULE I

TO COMPLIANCE CERTIFICATE

CLEAR STREET LLC

COMPLIANCE CALCULATIONS

FOR CREDIT AGREEMENT DATED AS OF DECEMBER 4, 2020

CALCULATIONS AS OF      ,

A.	Minimum Tangible Net Worth (Section 7.12(a))

1.	Tangible Net Worth	$
2.	Line A1 shall not be less than	$350,000,000
3.	The Borrower is in compliance (circle yes or no)	yes/no

B.	Minimum Excess Net Capital (Section 7.12(b))
1.	Excess Net Capital	$
2.	Line B1 shall not be less than	$ 250,000,000
3.	The Borrower is in compliance (circle yes or no)	yes/no

C.	Total Assets to Total Equity (Section 7.12(c))
1.	Total Assets	$
2.	Matched repurchased agreements	$
3.	Loans consisting of securities	$
4.	Line C1 minus Line C2 minus Line C3	$
5.	Total equity	$
6.	Ratio of Line C4 to C5	_____ to _____
7.	Line C6 shall not exceed	13.0 to 1.0
8.	The Borrower’s in Compliance	yes/no

D.	Minimum Liquidity Ratio (Section 7.12(d))	$

1.	Unencumbered marketable securities (determined after taking into account prudent and customary financing haircuts as reasonably determined by the Administrative Agent) (exclusive of any securities on deposit in a Customer Reserve Bank Account or a PAB Reserve Bank Account, as those terms are defined in Exchange Act rule 15c3-3)	$

2.	Unencumbered cash (exclusive of any cash on deposit in a Customer Reserve Bank Account or a PAB Reserve Bank Account, as those terms are defined in Exchange Act rule 15c3-3 unless such cash on deposit is available to satisfy any obligation of the Borrower)	$

3.	Eligible NSCC Margin Deposits (solely to the extent of the lesser of (x) the amount, if any, by which the Borrowing Base at such time exceeds the aggregate outstanding amount of Loans and (y) an amount equal to the	$

4.	Sum of Lines D1 plus D2 plus D3	$

5.	Unsecured Indebtedness (other than the Loans, Subordinated Debt and intercompany Indebtedness that is subordinated to the Obligations, and exclusive of any credit balances carried for the account of any customer, broker or dealer)	$

6.	Ratio of Line D4 to line D5	_____ to _____

7.	Line D6 ratio shall not be less than	1.0 to 1.0

8.	The Borrower is in compliance (circle yes or no)	yes / no

EXHIBIT F

INCREASE REQUEST

Dated      ,

To:	BMO Harris Bank N.A., as Administrative Agent for

the Lenders party to the Credit Agreement dated as

of December 4, 2020, as amended, among Clear

Street LLC, as Borrower, the Guarantors referred to

therein, the Lenders party thereto from time to time,

and the Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

The undersigned, Clear Street LLC, a Delaware limited liability company (the “Borrower”), hereby refers to the Credit Agreement and requests that the Administrative Agent consent to an increase in the aggregate Commitments (the “Revolver Increase”), in accordance with Section 2.17 of the Credit Agreement, to be effected by [an increase in the Commitment of [name of existing Lender]] [the addition of [name of new Lender] (the “New Lender”), as a Lender under the terms of the Credit Agreement]. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

After giving effect to such Revolver Increase, the Commitment of the [Lender] [New Lender] shall be $      .

[Include paragraphs 1-4 for a New Lender]

1. The New Lender hereby confirms that it has received a copy of the Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of any Loan Party or any of its Subsidiaries or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

2. Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto.

3. The New Lender shall deliver to the Administrative Agent a completed Administrative Questionnaire.

4. The New Lender has delivered to the Borrower and the Administrative Agent (or is delivering to the Borrower and the Administrative Agent concurrently herewith), as required, the Tax forms referred to in Section 3.1 of the Credit Agreement.

THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

The Revolver Increase shall be effective when the executed consent of the Administrative Agent is received or otherwise in accordance with Section 2.17 of the Credit Agreement, but not in any case prior to        ,   1. It shall be a condition to the effectiveness of the Revolver Increase that all expenses referred to in Section 2.17 of the Credit Agreement shall have been paid.

The Borrower hereby certifies that (a) no Default has occurred and is continuing and (b) each of the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents are and remain true and correct in all material respects on the effective date of this Revolver Increase (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

[SIGNATURE PAGES TO FOLLOW]

[1]	Date must be at least five Business Days from date of this notice

Please indicate your consent to such Revolver Increase by signing the enclosed copy of this letter in the space provided below.

Very truly yours, CLEAR STREET LLC

By:
Name:
Title:

[NEW OR EXISTING LENDER INCREASING REVOLVING CREDIT COMMITMENTS]

By:
Name:
Title:

The undersigned hereby consents on this ____ day of , 20___, to theabove-requested Revolver Increase

BMO HARRIS BANK N.A., AS ADMINISTRATIVE AGENT

By:
Name:
Title:

SCHEDULE 2.1

COMMITMENTS

NAME OF LENDER	COMMITMENT
BMO Harris Bank N.A.	$100,000,000.00
Customers Bank	$50,000,000.00
CIBC Bank USA	$40,000,000.00
Old National Bank	$30,000,000.00
TriState Capital Bank	$20,000,000.00

Northbrook Bank & Trust Company, N.A.	$20,000,000.00

Signature Bank	$20,000,000.00

Bank of America, N.A.	$20,000,000.00

TOTAL	$300,000,000

REAFFIRMATION, ACKNOWLEDGEMENT, AND CONSENT OF SUBORDINATED CREDITOR

The undersigned, WBI, LP, heretofore executed in favor of the Administrative Agent a Debt Subordination Agreement dated December 4, 2020. The undersigned hereby consents to the Fourth Amendment to the Credit Agreement as set forth above and confirms that the Debt Subordination Agreement, and all obligations of the undersigned thereunder, remains in full force and effect and, without limiting the foregoing, the undersigned acknowledges and agrees that increase in the Commitments constitutes Superior Indebtedness under the Debt Subordination Agreement. The undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained. The undersigned acknowledges that the Administrative Agent is relying on the assurances provided herein in entering into the Amendment set forth above.

WBI, LP

By:	/s/ Elli Ausubel
Name: Elli Ausubel
Title: Officer

FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of December 1, 2023, by and among CLEAR STREET LLC, a Delaware limited liability company (the “Borrower”), CLEAR STREET HOLDINGS LLC, a Delaware limited liability company (the “Guarantor”), the Lenders party hereto, and BMO BANK N.A. (f/k/a BMO Hands Bank N.A.), as Administrative Agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS

A. The Borrower, the Lenders and the Administrative Agent entered into a certain Credit Agreement, dated as of December 4, 2020, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower has asked the Lenders to make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.

Subject to the satisfaction or waiver of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1. The Credit Agreement (including the exhibits and schedules thereto), shall be and hereby are amended to delete the stricken (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: double underlined text) as set forth in the changed pages of the Credit Agreement attached as Annex I hereto.

1.2. The Borrower and the Lenders acknowledge and agree that the increase in the Commitments constitutes an Increase set forth in Section 2.17 of the Credit Agreement, and that this Amendment constitutes an Increase Request being delivered in accordance with Section 2.17 of the Agreement. The Borrower and the Lenders further acknowledge and agree that the amount available to increase the Commitments under Section 2.17 of the Credit Agreement shall be decreased by the amount by which the Commitments are increased on the effective date of this Amendment.

SECTION 2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. The Borrower, the Guarantor, the Lenders, and the Administrative Agent shall have executed and delivered this Amendment.

2.2. If requested by any Lender increasing its Commitment, the Administrative Agent shall have received for such Lender such Lender’s duly executed Notes of the Borrower dated the date hereof.

2.3. The Administrative Agent shall have received evidence satisfactory to it that the Borrower has directed FICC to return the proceeds of the FICC Loans to the Borrower by deposit into the Settlement Account.

2.4. WBI, LP shall have executed its reaffirmation, acknowledgment, and consent in the space provided for that purpose below.

2.5. The Administrative Agent shall have received good standing certificates for the Borrower and the Guarantor, dated as of a date no earlier than 30 days prior to the date hereof, from the Delaware Secretary of State.

2.6. Legal matters incident to the execution and delivery of the Loan Documents and to the transactions contemplated hereby shall be satisfactory to the Administrative Agent and its counsel.

2.7. The Administrative Agent shall have received fees set forth in that certain letter dated October 20, 2023, between the Administrative Agent and the Borrower, including upfront fees payable to each Lender equal to 0.20% of such Lender’s Commitment after giving effect to this Amendment.

SECTION 3. REPRESENTATIONS.

In order to induce the Lenders to enter into this Amendment, each of Borrower and the Guarantor (collectively, the “Credit Parties”) hereby represents and warrants to the Administrative Agent and the Required Lenders that as of the date hereof:

3.1. Authorization, Etc. Each Credit Party has the power and authority to execute, deliver and perform this Amendment. Each Credit Party has taken all necessary action (including, without limitation, obtaining approval of its equity holders, if necessary) to authorize its execution, delivery and performance of this Amendment. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Credit Parties’ execution, delivery and performance of this Amendment, except for those already duly obtained. This Amendment has been duly executed and delivered by the Credit Parties and constitutes the legal, valid and binding obligation of the Credit Parties, enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. The execution, delivery and performance of this Amendment by the Credit Parties does not (i) contravene the terms of any of such Credit Party’s Organizational Documents; (ii) conflict with or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon the Property of such Credit Party by reason of the terms of any material contractual obligation (including without limitation contractual obligations arising from any material agreements to which such Credit Party is a party or which is binding upon it); or (hi) violate any applicable law in any material respect.

3.2. Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

3.3. No Default. No Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

3.4. No Change to Organizational Documents. Each Credit Party hereby certifies that: (w) except for the Limited Liability Company Agreement of the Guarantor, the copies of such Credit Party’s Organizational Documents previously delivered to the Administrative Agent under the Loan Documents or otherwise delivered to the Administrative Agent in connection herewith continue to be true, correct and complete, have not been amended or otherwise modified since the date of such delivery, and are in full force and effect on the date hereof; (x) attached hereto as Annex II is a true, correct and complete copy of the Guarantor’s Limited Liability Company Agreement in effect on the date hereof; (y) the resolutions of such Credit Party on file with the Administrative Agent in connection with the Credit Agreement continue to be true, correct and complete, have not been amended, modified or revoked since the date of such delivery, and are in full force and effect on the date hereof; and (z) each Person previously identified by such Credit Party to sign any Loan Document on behalf of such Credit Party continues to be so authorized on the date hereof and is authorized to sign this Amendment. The Administrative Agent and the Lenders may conclusively rely on this certification until it is otherwise notified by the applicable Credit Party in writing.

SECTION 4. REAFFIRMATIONS.

4.1. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Loan Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Loan Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2. The Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. The Guarantor hereby confirms to the Administrative Agent that, after giving effect to this Amendment, the

Guarantee of the Guarantor and each other Loan Document to which the Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of the Guarantor to any future waivers or modifications to the Credit Agreement.

SECTION 5. MISCELLANEOUS.

5.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or the other Loan Documents, except as specifically set forth herein. Without limiting the foregoing, each party to this Amendment agrees to comply with all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.

5.2. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent.

5.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of Amendment. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

This Fifth Amendment to Credit Agreement is entered into as of the date and year first above written.

CLEAR STREET LLC, as the Borrower

By:	/s/ Andrew Volz
Name: Andrew Volz
Title: CEO

CLEAR STREET HOLDINGS LLC, as the Guarantor

By:	/s/ Christopher Pento
Name: Christopher Pento
Title: Officer

[Signature Page to the Fifth Amendment to Credit Agreement]

Accepted and agreed to.

BMO BANK N.A., as a Lender and as Administrative Agent

By:	/s/ Matthew Witt
Name: Matthew Witt
Title: Vice President

CIBC BANK USA, as a Lender

By:
Name:
Title:

OLD NATIONAL BANK, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

TRISTATE CAPITAL BANK, as a Lender

By:
Name:
Title:

[Signature Page to the Fifth Amendment to Credit Agreement]

Accepted and agreed to.

BMO BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:	/s/ Morgan Donovan
Name: Morgan Donovan
Title: Managing Director

OLD NATIONAL BANK, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

TRISTATE CAPITAL BANK, as a Lender

By:
Name:
Title:

[Signature Page to the Fifth Amendment to Credit Agreement]

Accepted and agreed to.

BMO BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:
Name:
Title:

OLD NATIONAL BANK, as a Lender

By:	/s/ Zachary Flahaven
Name: Zachary Flahaven
Title: SVP

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

TRISTATE CAPITAL BANK, as a Lender

By:
Name:
Title:

[Signature Page to the Fifth Amendment to Credit Agreement]

Accepted and agreed to.

BMO BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:
Name:
Title:

OLD NATIONAL BANK, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:	/s/ Brandon Troster
Name: Brandon Troster
Title: SVP, Financial Institutions

TRISTATE CAPITAL BANK, as a Lender

By:
Name:
Title:

[Signature Page to the Fifth Amendment to Credit Agreement]

Accepted and agreed to.

BMO BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:
Name:
Title:

OLD NATIONAL BANK, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

TRISTATE CAPITAL BANK, as a Lender

By:	/s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

[Signature Page to the Fifth Amendment to Credit Agreement]

NORTHBROOK BANK & TRUST COMPANY, N.A., as a Lender

By:	/s/ Connor Huxtable
Name: Connor Huxtable
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Sherman Wong
Name: Sherman Wong
Title: Director

[Signature Page to the Fifth Amendment to Credit Agreement]

REAFFIRMATION, ACKNOWLEDGEMENT, AND CONSENT OF SUBORDINATED CREDITOR

The undersigned, WBI, LP, heretofore executed in favor of the Administrative Agent a Debt Subordination Agreement dated December 4, 2020. The undersigned hereby consents to the Fifth Amendment to the Credit Agreement as set forth above and confirms that the Debt Subordination Agreement, and all obligations of the undersigned thereunder, remains in full force and effect and, without limiting the foregoing, the undersigned acknowledges and agrees that increase in the Commitments constitutes Superior Indebtedness under the Debt Subordination Agreement. The undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained. The undersigned acknowledges that the Administrative Agent is relying on the assurances provided herein in entering into the Amendment set forth above.

WBI, LP

By:	/s/ Elli Ausubel
Name: Elli Ausubel
Title: Director

~~CONFORMED CREDIT AGREEMENT~~ Annex I

~~*~~	~~First Amendment to Credit Agreement dated as of May 13, 2021~~

~~*~~	~~Third Amendment to Credit Agreement dated as of April 6, 2022~~

~~*~~	~~Proposed Fourth Amendment to Credit Agreement dated as of December 2, 2022~~

~~THIS CONFORMED CREDIT AGREEMENT IS FOR CONVENIENT REFERENCE PURPOSES ONLY~~

~~AND DOES NOT SUPERSEDE OR REPLACE THE CREDIT AGREEMENT AND ABOVE REFERENCED AMENDMENTS~~

~~THERETO~~

CREDIT AGREEMENT

DATED AS OF DECEMBER 4,2020,

AMONG

CLEAR STREET LLC,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

AND

BMO ~~HARRIS~~ BANK N.A.,

AS ADMINISTRATIVE AGENT

~~BMO-HARRIS~~ Bank N. A.,

AS SOLE LEAD ARRANGER AND SOLE BOOK RUNNER

TABLE OF CONTENTS

SECTION	HEADING	PAGE

SECTION 1. DEFINITIONS; INTERPRETATION		1

Section 1.1.	Definitions	1
Section 1.2.	Interpretation	~~24~~27
Section 1.3.	Change in Accounting Principles	~~24~~27
Section 1.4.	Divisions	~~25~~28

SECTION 2. THE FACILITIES		~~25~~28

Section 2.1.	Revolving Facility	~~25~~28
Section 2.2.	Applicable Interest Rates	~~26~~29
Section 2.3.	Minimum Borrowing Amounts; Maximum Eurodollar Loans	~~26~~29
Section 2.4.	Manner of Borrowing Loans and Designating Applicable Interest Rates	~~26~~29
Section 2.5.	Maturity of Loans	~~28~~31
Section 2.6.	Prepayments	~~28~~31
Section 2.7.	Default Rate	~~29~~33
Section 2.8.	Evidence of Indebtedness	~~29~~33
Section 2.9.	Fees	~~20~~34
Section 2.10.	Place and Application of Payments	~~20~~34
Section 2.11.	Non-Business Days	~~34~~35
Section 2.12.	Payments Set Aside	~~34~~35
Section 2.13.	Account Debit	~~24~~36
Section 2.14.	Commitment Terminations	~~32~~36
Section 2.15.	Replacement of Lenders	~~32~~36
Section 2.16.	Defaulting Lenders	~~33~~37

SECTION 3. TAXES; CHANGE IN CIRCUMSTANCES, INCREASED COSTS, AND FUNDING INDEMNITY		~~35~~39

Section 3.1.	Taxes	~~35~~39
Section 3.2.	Increased Costs	~~39~~43
Section 3.3.	Discretion of Lender as to Manner of Funding	~~40~~44
Section 3.4.	Lending Offices; Mitigation Obligations	~~40~~44
Section 3.5.	Intentionally Omitted	~~40~~45

SECTION 4. CONDITIONS PRECEDENT		~~40~~45

Section 4.1.	Initial Credit Event	~~40~~45
Section 4.2.	All Credit Events	~~43~~47

-i-

SECTION 5. REPRESENTATIONS AND WARRANTIES		~~43~~49

Section 5.1.	Organization and Qualification	~~43~~49
Section 5.2.	Subsidiaries	~~44~~49
Section 5.3.	Authority and Validity of Obligations	~~44~~49
Section 5.4.	Use of Proceeds	~~45~~50
Section 5.5.	Financial Reports	~~45~~50
Section 5.6.	No Material Adverse Change	~~45~~50
Section 5.7.	Full Disclosure	~~45~~50
Section 5.8.	Trademarks, Franchises, and Licenses	~~45~~51
Section 5.9.	Governmental Authority and Licensing	~~45~~51
Section 5.10.	Good Title	~~46~~51
Section 5.11.	Litigation and Other Controversies	~~46~~51
Section 5.12.	Taxes	~~46~~51
Section 5.13.	Approvals	~~46~~51
Section 5.14.	Affiliate Transactions	~~46~~52
Section 5.15.	Investment Company	~~46~~52
Section 5.16.	ERISA	~~46~~52
Section 5.17.	Compliance with Laws	~~47~~53
Section 5.18.	Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws	~~47~~53
Section 5.19.	EEA Financial Institution	~~48~~53
Section 5.20.	Other Agreements	~~48~~53
Section 5.21.	Solvency	~~48~~53
Section 5.22.	No Default or Termination Event	~~48~~53
Section 5.23.	Registration; Qualifications	~~48~~54
Section 6.22.	SIPC Assessments	~~48~~54
Section 5.25.	Designated Examining Authority	~~48~~54
Section 5.26.	Perfection of Security Interest	~~48~~54
Section 5.27.	Ownership, No Liens, etc.	~~49~~54
Section 5.28.	Valid Security Interest	~~49~~54
Section 5.29.	Broker Fees	~~49~~54

SECTION 6. AFFIRMATIVE COVENANTS		~~49~~55

Section 6.1.	Maintenance of Business	~~49~~55
Section 6.2.	Maintenance of Properties	~~49~~55
Section 6.3.	Taxes and Assessments	~~50~~55
Section 6.4.	Insurance	~~50~~55
Section 6.5.	Financial Reports; Notices	~~50~~55
Section 6.6.	Inspection	~~52~~58
Section 6.7.	ERISA	~~52~~58
Section 6.8.	Compliance with Laws	~~53~~58
Section 6.9.	Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions	~~53~~58
Section 6.10.	Formation of Subsidiaries	~~53~~59
Section 6.11.	Use of Proceeds	~~53~~59
Section 6.12.	~~Settlement Account~~Accounts	~~53~~59

-ii-

SECTION 7. NEGATIVE COVENANTS AND FINANCIAL COVENANTS		~~53~~59

Section 7.1.	Borrowings and Guaranties	~~53~~59
Section 7.2.	Liens	~~55~~60
Section 7.3.	Investments, Acquisitions, Loans and Advances	~~56~~62
Section 7.4.	Mergers, Consolidations, Divisions and Sales	~~53~~62
Section 7.5.	Maintenance of Subsidiaries	~~57~~63
Section 7.6.	Dividends and Certain Other Restricted Payments	~~53~~63
Section 7.7.	Burdensome Contracts With Affiliates	~~53~~64
Section 7.8.	No Changes in Fiscal Year	~~53~~64
Section 7.9.	Change in the Nature of Business	~~53~~64
Section 7.10.	No Restrictions	~~53~~64
Section 7.11.	Use of Proceeds	~~59~~65
Section 7.12.	Financial Covenants	~~59~~65

SECTION 8. EVENTS OF DEFAULT AND REMEDIES		~~60~~65

Section 8.1.	Events of Default	~~60~~65
Section 8.2.	Non-Bankruptcy Defaults	~~62~~68
Section 8.3.	Bankruptcy Defaults	~~62~~68
Section 8.4.	Post-Default Collections	~~62~~68

SECTION 9. THE ADMINISTRATIVE AGENT		~~63~~69

Section 9.1.	Appointment and Authority	~~63~~69
Section 9.2.	Rights as a Lender	~~63~~69
Section 9.3.	Action by Administrative Agent; Exculpatory Provisions	~~64~~69
Section 9.4.	Reliance by Administrative Agent	~~65~~71
Section 9.5.	Delegation of Duties	~~65~~71
Section 9.6.	Resignation of Administrative Agent	~~65~~71
Section 9.7.	Non-Reliance on Administrative Agent and Other Lenders	~~66~~72
Section 9.8.	Designation of Additional Agents	~~66~~72
Section 9.9.	Enforcement of the Loan Documents; Possession of Collateral	~~66~~73
Section 9.10.	Authorization to Release or Limit Liens	~~67~~73
Section 9.11.	Authorization of Administrative Agent to File Proofs of Claim	~~63~~74
Section 9.12.	Certain ERISA Matters	~~63~~75
Section 9.14.	Recovery of Erroneous Payment	76

SECTION 10. THE COLLATERAL AND GUARANTIES		~~69~~76

Section 10.1.	Collateral and Collateral Account	~~69~~76
Section 10.2.	Delivery of Collateral; Inspection	~~70~~77
Section 10.3.	Payments and Other Proceeds	~~70~~77
Section 10.4.	Voting Rights and Income	~~70~~77
Section 10.5.	Release of Collateral	~~70~~77
Section 10.6.	Settlement Account	~~74~~78
Section 10.7.	Further Acts	~~74~~78
Section 10.8.	Remedies on Default	~~72~~79

-iii-

Section 10.9.	Rights of Administrative Agent With Respect to Calculations	~~72~~79
Section 10.10.	Waiver of Administrative Agent’s Rights Against Collateral	~~72~~80
Section 10.11.	Agreement Regarding Customers Securities and Firm Securities	~~72~~80
Section 10.12.	Guaranties	~~74~~81

SECTION 11. MISCELLANEOUS		~~74~~81

Section 11.1.	Notices	~~74~~81
Section 11.2.	Successors and Assigns	~~76~~83
Section 11.3.	Amendments	~~79~~87
Section 11.4.	Costs and Expenses; Indemnification	~~84~~88
Section 11.5.	No Waiver, Cumulative Remedies	~~82~~90
Section 11.6.	Right of Setoff	~~82~~91
Section 11.7.	Sharing of Payments by Lenders	~~82~~91
Section 11.8.	Survival of Representations	~~84~~92
Section 11.9.	Survival of Indemnities	~~84~~92
Section 11.10.	Counterparts, Integration; Effectiveness	~~84~~92
Section 11.11.	Headings	~~85~~93
Section 11.12.	Severability of Provisions	~~85~~93
Section 11.13.	Construction	~~85~~93
Section 11.14.	Excess Interest	~~85~~93
Section 11.15.	Lender’s Obligations Several	~~86~~94
Section 11.16.	No Advisory or Fiduciary Responsibility	~~86~~94
Section 11.17.	Governing Law; Jurisdiction; Consent to Service of Process	~~87~~95
Section 11.18.	Waiver of Jury Trial	~~88~~95
Section 11.19.	USA Patriot Act	~~88~~96
Section 11.20.	Confidentiality	~~88~~96
Section 11.21.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~89~~97
Section 11.22.	Acknowledgement Regarding Any Supported QFCs	~~89~~97
Section 11.23.	Time is of the Essence	~~90~~98

Signature Page		S-l

EXHIBIT A	—	NOTICE OF BORROWING
EXHIBIT B	—	REVOLVING NOTE
EXHIBIT C	—	COMPLIANCE CERTIFICATE
EXHIBIT D	—	ELIGIBLE NSCC MARGIN DEPOSITS
EXHIBIT E	—	ASSIGNMENT AND ASSUMPTION
SCHEDULE 2.1	—	COMMITMENTS
SCHEDULE 5.2	—	SUBSIDIARIES

-iv-

CREDIT AGREEMENT

This Credit Agreement is entered into as of December 4, 2020, by and among Clear Street LLC, a Delaware limited liability company (the “Borrower”), the several financial institutions from time to time party to this Agreement, as Lenders, and BMO ~~Harris~~ Bank N.A., as Administrative Agent as provided herein.

PRELIMINARY STATEMENT

The Borrower has requested, and the Lenders have agreed to extend, certain credit facilities on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION.

Section 1.1. Definitions. The following terms when used herein shall have the following meanings:

“Account Debtor” means any Person obligated to make payment on any Receivable.

“Account(s)” means one or more pledged accounts (i) maintained by the Administrative Agent with the DTC and (ii) in the name of and maintained with the Administrative Agent.

“Adequate Assurance Deposit” means an NSCC deposit requirement, in excess of ordinary course NSCC deposit requirements, pursuant to NSCC Rule 15, section 2(b).

“Administrative Agent” means BMO ~~Harris~~ Bank N.A., in its capacity as administrative agent hereunder, and any successor in such capacity pursuant to Section 9.6.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 20% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 20% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

“Agreement” means this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms hereof.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to the Borrower or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Patriot Act.

“Applicable Interest Rate” means:

(i) a rate per annum equal to Overnight Base Rate in effect from time to time plus 1.50% for the Margin Loans, and

(ii) a rate per annum equal to the Base Rate in effect from time to time plus 2.0% for FICC Loans.

(iii) a rate per annum equal to Overnight Base Rate in effect from time to time plus 2.50% for the NSCC Loans

(iv) a rate per annum equal to the Base Rate in effect from time to time plus 2.0% for the Receivable Loans, and

(v) a rate per annum equal to Overnight Base Rate in effect from time to time plus 2.50% for the Reserve Loans, ~~in each case with any~~

Any change in the Applicable Interest Rate resulting from a change in the Base Rate or Overnight Base Rate to be effective as of the date of the relevant change in said Base Rate or Overnight Base Rate.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.2(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 4.1 or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being, acknowledged and agreed that such rate may not be Administrative Agents best or lowest rate), (b) the sum of (i) the Federal Funds Rate, plus (ii) 1/2 of 1%, and (c) the sum of (i) Term SOFR for a one-month tenor in effect on such day plus (ii) 0.11448%. Any change in the Base Rate due to a change in the prime rate, the quoted federal funds rates or/Term SOFR, as applicable, shall be effective from and including the effective date of the change in such rate. If the Term SOFR is not available for any reason, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above, provided that if Base Rate as determined above shall ever be less than 0.11448%, then Base Rate shall be deemed to be 0.11448%.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrowing” means the total of Loans of a single type advanced by the Lenders. Borrowings of Loans are made and maintained ratably from each of the Lenders according to their Percentages. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois or, with respect to calculating Term SOFR, any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following:

(a) the Cohen Affiliates shall cease at any time and for any reason (including death or incapacity) to own, directly or indirectly, at least 50.1% of the Voting Stock of the Parent and of Clear Street Group Inc. (the “Ultimate Parent”),

(b) the failure of the Parent to own, directly or indirectly, 100% of the Voting Stock of the Borrower,

(c) the Cohen Affiliates shall cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of the Ultimate Parent,

(d) the Ultimate Parent shall (i) at any time that Parent is managed by a board of directors (or equivalent governing body), cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of the Parent or (ii) at any time that Parent is managed by a managing member, cease to serve as the managing member of the Parent, or

(e) the Parent shall (i) at any time that Borrower is managed by a board of directors (or equivalent governing body), cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of the Borrower or (ii) at any time that Borrower is managed by a managing member, cease to serve as the managing member of the Borrower, or

(f) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness of the Ultimate Parent, the Parent or the Borrower shall occur.

(a) the Cohen Affiliates ceases at any time and for any reason (including death or incapacity) to own, legally and beneficially, at least 50.1% of the Voting Stock of the Parent, (b) the failure of the Parent to own, directly or indirectly, less than 100% of the Voting Stock of the Borrower, (c) the failure of individuals who are members of the board of directors (or similar governing body) of the Borrower or the Parent on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the on date hereof or previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Borrower or the Parent, as applicable, or (d) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness of the Parent or the Borrower shall occur.

“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 4.1 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Cohen Affiliates” means collectively (i) Uriel Cohen, (ii) any Family Member of Uriel Cohen, (iii) any trust or estate planning vehicle established for the benefit of Uriel Cohen or his Family Members, (iv) any charitable trust Controlled by any Person in clause (i), (ii) or (iii) above, and (v) any other Person Controlled by one or more of the Persons in clause (i), (ii), (iii) or (iv) above.

“Collateral” means the Margin Collateral, FICC Margin Collateral and NSCC Margin Collateral, as the case may be.

“Commitment” means, as to any Lender, the obligation of such Lender to make Loans in an aggregate principal at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1attached hereto and made a part hereof, as the same may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the aggregate Commitments of the Lenders is ~~$300,000,000 as of~~315,000,000 on the ~~Fourth~~Fifth Amendment Effective Date.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Event” means the advancing of any Loan.

“Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans at such time.

“Customer Loan” means any Margin Loan that has been designated by the Borrower in the Notice of Borrowing as a “Customer Loan”.

“Customer Loan Limit” means the Margin Borrowing Base as determined and computed with Customer Securities only.

“Customer Obligations” means all Obligations of the Borrower with respect to Customer Loans.

“Customer Securities” means, at any time, Collateral that is pledged at such time to the Administrative Agent to secure Customer Obligations.

“Debt Subordination Agreement” means that certain Debt Subordination Agreement dated as of December 4, 2020 from WBI, LP in favor of the Administrative Agent and the Lenders, as such Debt Subordination Agreement may be amended, modified, supplemented or restated from time to time.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the

Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, at any time after the Closing Date (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Designated Disbursement Account” means the account of the Borrower maintained with the Administrative Agent or its Affiliate and designated in writing to the Administrative Agent as the Borrower’s Designated Disbursement Account (or such other account as the Borrower and the Administrative Agent may otherwise agree from time to time).

“Designated Examining Authority” means the exchange that has been designated as the Borrower’s securities designated examining authority, as defined in Rule 15c3-l(c)(12) of the SEC.

“Designated Jurisdiction” means, at any time, any country, region or territory which is itself the subject or target of any Sanctions.

“Designated Self-Regulatory Organization” shall have the meaning assigned to such term in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended.

“DTC” means The Depository Trust Company and its successors and assigns.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11,2(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.2(b)(m)).

“Eligible Bond Security” means an Eligible Security that satisfies each of the following requirements:

(a) it is either (i) a bond issued by a corporation, partnership or limited liability company with a maturity date not less than one year from the date of issuance, or (ii) a marketable obligation of a State of the United States of America or any political subdivision, agency or instrumentality of any of the foregoing, or the District of Columbia, or (iii) a marketable obligation of any territory or local government of a State of the United States or any political subdivision, agency, or instrumentality of such territory or local government;

(b) it has a Market Value of not less than $5.00;

(c) the issuer of such security has not defaulted in the payment when due of any principal of or interest on any debt securities issued by it or loans or other extensions of credit made to it;

(d) the issuer of such security (i) is not the subject of any bankruptcy, arrangement, receivership, conservatorship, reorganization proceeding or other proceeding for relief of debtors, (ii) is not insolvent, and (iii) has not admitted its inability to pay its debts generally;

(e) it is Investment Grade;

(f) would not cause the Market Value of such security issued by any one issuer and its Affiliates to exceed 15% of all of the Collateral; provided, that only the excess Market Value shall be excluded for purposes of determining the Margin Borrowing Base; and

(g) the issuer of such security is not an Affiliate of the Administrative Agent.

“Eligible Equity Security” means an Eligible Security that satisfies each of the following requirements:

(a) it is a security consisting of common stock and other equity securities of an issuer;

(b) it has a Market Value of at least $5.00;

(c) the issuer of such security (i) is not the subject of any bankruptcy, arrangement, receivership, conservatorship, reorganization proceeding or other proceeding for relief of debtors, (ii) is not insolvent, and (iii) has not admitted its inability to pay its debts generally;

(d) it would not cause the Market Value of such security to exceed 15% of the Market Value of all of the Collateral; provided, that only the excess Market Value shall be excluded for purposes of determining the Margin Borrowing Base; and

(e) the issuer of such security is not an Affiliate of the Administrative Agent.

“Eligible Federal Government Security” means an Eligible Security that satisfies each of the following requirements:

(a) it is a direct obligation of the United States of America or of any agency or instrumentality thereof whose obligations constitute the full faith and credit obligations of the United States of America;

(b) the issuer of such security has not defaulted in the payment when due of any principal of or interest on any debt securities issued by it or loans or other extensions of credit made to it;

(c) the issuer of such security (i) is not the subject of any bankruptcy, arrangement, receivership, conservatorship, reorganization proceeding or other proceeding for relief of debtors, (ii) is not insolvent, and (iii) has not admitted its inability to pay its debts generally; and

(d) it is Investment Grade.

“Eligible FICC Margin Deposits” means margin that is required to be posted to the FICC during the MBS Blackout Period to the extent such required margin relates to mortgaged-back securities.

“Eligible NSCC Margin Deposits” means those NSCC Margin Deposits of the Borrower, excluding such portions of NSCC Margin Deposits that (a) relate to losses incurred by the Borrower for its own account or the account of any of its Subsidiaries or (b) as reasonably determined by the Borrower, acting in good faith, are subject to any counterclaim, deduction, defense, setoff or similar rights by NSCC or DTC other than to the extent constituting or arising out of the obligations for which such deposit was delivered (but only to the extent of any such counterclaim, deduction, defense, setoff or similar rights); provided, however, that the value of Eligible NSCC Margin Deposits shall not at any time exceed the NSCC Deposit Requirements applicable to the Borrower at such time.

“Eligible Receivable” means a Receivable that:

(a) has not been outstanding for more than two Business Days,

(b) is payable in U.S. Dollars.

(c) is the valid, binding and legally enforceable obligation of the Account Debtor obligated thereon and such Account Debtor (i) is a customer of the Borrower, (ii) is not a Subsidiary or an Affiliate of the Borrower, (iii) is not a shareholder, director, officer, or employee of the Borrower, (iv) is not the United States of America or Canada, or any state, province, or political subdivision thereof, in any department, agency or instrumentality of any of the foregoing, (v) is not a debtor under any proceeding under any Debtor Relief Law, or (vi) is not an assignor for the benefit of creditors;

(d) is not subject to any counterclaim or defense asserted by the Account Debtor or subject to any offset or contra account payable to the Account Debtor (unless the amount of such Receivable is net of such contra account established to the reasonable satisfaction of the Administrative Agent); and

(e) directs the Account Debtor thereon to make payment on such monetary obligation directly into a deposit account of the Borrower maintained with the Administrative Agent.

“Eligible Security” means a security that satisfies each of the following requirements:

(a) it is traded on an Exchange and is not subject to any restriction on transfer (including without limitation Rule 144 and Rule 144A promulgated by the SEC);

(b) is not a security that has been held in the Borrower’s inventory for more than thirty (30) consecutive days;

(c) it is available to be pledged, repledged, hypothecated, rehypothecated, or otherwise transferred by the Borrower in favor the Administrative Agent;

(d) it is subject to a perfected first priority Lien in favor of the Administrative Agent and is free of all other Liens, adverse claims and other encumbrances of every type or nature whatsoever, including without limitation any of the foregoing in favor of any brokers;

(e) it is held in an Account;

(f) the Market Value of such security is readily available through the Reporting Service or is otherwise available to the Administrative Agent;

(g) if such security is a callable or convertible security it has not matured or been called prior to its stated maturity date;

(h) it is not an option, warrant, put, call, strip, repurchase agreement, reverse repurchase agreement, mutual fund share or interest, derivative or similar security; and

(i) is not otherwise deemed to be ineligible in the reasonable judgment of the Administrative Agent (it being acknowledged and agreed that with five (5) Business Days prior written notice any such security or categories thereof may be deemed ineligible by the Administrative Agent acting in its reasonable judgment).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of section 414(b) or (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code and section 302 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate under, or the treatment of a Plan amendment as a termination under, Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the determination that any Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” means any event or condition identified as such in Section 8.1.

“Excess Net Capital” means, as of any date the same is to be determined, the Borrower’s net capital as shown on line 3910 of the Borrower’s most recent FOCUS Part 2 report.

“Exchange” means a nationally recognized securities exchange located in the United States of America or on a recognized over-the-counter market located in the United States of America.

“Excluded Accounts” means each of the Borrower’s deposit accounts maintained with the Administrative Agent as a “Special Reserve Account For the Exclusive Benefit of Customers” pursuant to Rule 15c3-3 of the Rules.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.15) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.1 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Family Member” means a Person who is a spouse, child, parent, brother, sister, brother-in-law or sister-in-law.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided that if the Federal Funds Rate as so determined would be less than one percent (1.00%), the Federal Funds Rate will be deemed to be one percent (1.00%) for purposes of this Agreement.

‘‘Fee Letter” means that certain letter agreement dated as of August 21,2020, between the Administrative Agent and the Borrower.

“FICC” means Fixed Income Clearing Corp, and any successor thereto.

“FICC Borrowing Base” means, at any time the same is to be determined, an amount equal to 80% of the Eligible FICC Margin Deposits.

“FICC Collateral” means all of the Borrower’s right, title and interest in (i) the right to the return from FICC of the margin deposits required by the FICC during the MBS Blackout Period, (ii) the Settlement Account, all balances in the Settlement Account, and all income, distributions, and sums distributable or payable from, upon or in respect of the foregoing, and (Hi) any and all proceeds thereof (including cash and non-cash proceeds and all income payable on any of the foregoing items (i), (ii) or (iii), whether now owned or held or hereafter acquired.

“FICC Loans” means Loans the proceeds of which are used to finance the margin deposits required by the FICC during the MBS Blackout Period to the extent such margin relates to mortgage-backed securities.

“FICC Obligations” means all obligations of the Borrower to pay principal and interest on the FICC Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held, or acquired.

“Fifth Amendment means that certain Fifth Amendment to Credit Agreement dated as of December X 2023, by and among the Borrower, the Lenders, and the Administrative Agent.

“Fifth Amendment Effective Date” means the date that the Fifth Amendment becomes effective in accordance with its terms.

“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Firm Loan” means any Margin Loan that has been designated by the Borrower in the Notice of Borrowing as a “Firm Loan”.

“Firm Loan Limit” means the Margin Borrowing Base as determined and computed with Firm Securities only.

“Firm Obligations” means all Obligations of the Borrower with respect to Firm Loans to the Borrower.

“Firm Securities” means at any time, Collateral that is pledged at such time to the Administrative Agent to secure Obligations with respect to Firm Loans.

~~“First Amendment” means that certain First Amendment to Credit Agreement dated as of~~

~~“First Amendment Elective Date” means the date that the First Amendment becomes~~

“Fitch” means Fitch, Inc.

“Foreign Lender” means a Lender that is not a U.S. Person.

~~“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement dated as of December 2, 2022, by and among the Borrower, the Lenders, and the Administrative Agent.~~

~~“Fourth Amendment Elective Date” means the date that the Fourth Amendment becomes effective in accordance with its terms.~~

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such

Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranty Agreement” means the guaranty agreement executed and delivered by the Parent in order to guarantee the Obligations or any part thereof in form and substance acceptable to the Administrative Agent, as such agreement may be amended, modified, or supplemented from time to time.

“Indebtedness” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than ninety (90) days past due), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person or any warrant, right or option to acquire such equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all net obligations (determined as of any time based on the termination value thereof) of such Person under any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Payment Date” means the last day of every calendar month and on the maturity date (whether by acceleration or otherwise).

“IRS” means the United States Internal Revenue Service.

“Investment Grade” means a security having a long-term rating of BBB or better by S&P, Baa or better by Moody’s, or BBB or better by Fitch; provided that if more than one long-term rating applies to such security, then the lowest rating shall apply.

“Legal Requirement” means any treaty, convention, statute, law, common law, rule, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, whether federal, state, or local.

“Lenders” means and includes BMO ~~Harris~~ Bank N.A. and the other Persons listed on Schedule 2.1 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” is defined in Section 3.4.

“Level I Termination Event” means the occurrence of any of the following:

(a) the NSCC requires the Borrower to make an Adequate Assurance Deposit or any other clearinghouse imposes a similar requirement on the Borrower;

(b) one or more Regulatory Authorities imposes fines, levies, or other monetary penalties (including the disgorgement of profits) against the Borrower in excess of $1,000,000 individually or in the aggregate;

(c) the Borrower enters into a settlement with any Person (including any Regulatory Authority), and the Borrower is obligated to pay an amount in excess of $1,000,000 as part of such settlement;

(d) one or more Regulatory Authorities imposes a fine, levy or other monetary penalty against the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer in excess of $500,000; or

(e) the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer enters into a settlement with any Person (including any Regulatory Authority), and such Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer is obligated to pay an amount in excess of $500,000 as part of such settlement.

“Level II Termination Event” means the occurrence of any of the following:

(a) one or more Regulatory Authorities imposes fines, levies, or other monetary penalties (including the disgorgement of profits) against the Borrower in excess of $5,000,000 individually or in the aggregate;

(b) any Regulatory Authority requires that a material portion of the Borrower’s business be suspended or otherwise prohibited from operating for a period of five (5) or more Business Days, including, as applicable, the suspension, revocation or termination of the Borrower as a broker-dealer with the SEC or as a member of a Regulatory Authority;

(c) the Borrower enters into a settlement with any Person (including any Regulatory Authority), and the Borrower is obligated to pay an amount in excess of $5,000,000 as part of such settlement;

(d) one or more Regulatory Authorities imposes a fine, levy or other monetary penalty against the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer in excess of $1,000,000;

(e) the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer enters into a settlement with any Person (including any Regulatory Authority), and such Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer is obligated to pay an amount in excess of $1,000,000 as part of such settlement; or

(f) the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer is suspended in any capacity for any reason for a period of five (5) or more Business Days or expelled by a Regulatory Authority

“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Liquidity Ratio” means, at any time the same is to be determined, the ratio of (a) the sum of the (i) value of unencumbered marketable securities (determined after taking into account prudent and customary financing haircuts as reasonably determined by the Administrative Agent) of the Borrower (exclusive of any securities on deposit in a Customer Reserve Bank Account or a PAB Reserve Bank Account, as those terms are defined in Exchange Act rule 15c3-3), plus (ii) unencumbered cash held by the Borrower (exclusive of any cash on deposit in a Customer Reserve Bank Account or a PAB Reserve Bank Account, as those terms are defined in Exchange Act rule 15c3-3) unless such cash on deposit is available to satisfy any obligation of the Borrower, plus (iii) the sum of Eligible FICC Margin Deposits and Eligible NSCC Margin Deposits (solely to the extent of the lesser of (x) the amount, if any, by which the Borrowing Base at such time exceeds the aggregate outstanding amount of Loans and (y) an amount equal to the Commitment minus the aggregate outstanding amount of Loans), to (b) the aggregate outstanding principal amount of unsecured Indebtedness of the Borrower at such time (other than the Loans, Subordinated Debt, and intercompany Indebtedness that is subordinated to the Obligations, and exclusive of any credit balances carried for the account of any customer, broker or dealer).

“Loan” is defined in Section 2.1, and as so defined, includes a Margin Loan, an FICC Loan, an NSCC Loan, a Receivable Loan and a Reserve Loan, each of which is a “type” of Loan hereunder.

“Loan Documents” means this Agreement, the Notes (if any), the Guaranty Agreement, the Debt Subordination Agreement, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Margin Borrowing Base” means, as of any time it is to be determined, the sum of:

(a) 90% of the Market Value of Eligible Federal Government Securities; plus

(b) 90% of the Market Value of Eligible Bond Securities; plus

(c) 80% of the Market Value of Eligible Equity Securities.

“Margin Collateral” means and includes (a) the Accounts, (b) all securities and other Property described in each Borrowing request (including a Notice of Borrowing) delivered to the Administrative Agent pursuant to this Agreement, (c) all other securities or Property delivered or deliverable on the sale, exchange, collection, reclassification, conversion, merger or consolidation and other dispositions of or distributions on any of the foregoing, and (d) any and all proceeds thereof (including all income payable thereon), both cash and non-cash.

“Margin Loans” means Loans the proceeds of which are used to finance the purchase and settlement of securities and for the Borrower’s general working capital purposes.

“Margin Obligations” means all obligations of the Borrower to pay principal and interest on the Margin Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held, or acquired.

“Market Value” means, for each unit of a security of any class at a particular time, the closing price for such security for the immediately preceding Business Day reported by the Reporting Service, but excluding accrued and unpaid interest on interest-bearing securities from such determination.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, or condition (financial or otherwise) of the Borrower or of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder or (ii) the perfection or priority of any Lien granted under any Loan Document.

“MBS Blackout Period” means, with respect to any month, the period between the last Business Day of the prior month and the date that is the fifth (5th) Business Day of such month.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 11.3 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” and “Notes” each is defined in Section 2.8.

“Notice of Borrowing” means that certain Notice of Borrowing in the form of Exhibit A attached hereto or in such other form acceptable to the Administrative Agent.

“NSCC” means the National Securities Clearing Corporation.

“NSCC Borrowing Base” means, as of any time it is to be determined, an amount equal to 80% of the excess, if any, of the Eligible NSCC Margin Deposits of the Borrower at such time over the Eligible NSCC Margin Deposits of the Borrower in effect as at the close of business on the day in the prior calendar month (or if the certificate for such prior calendar month with respect to the Borrower’s Eligible NSCC Margin Deposit has not been delivered pursuant to Section 6.5 hereof, the preceding calendar month) that was the day having the 10th lowest Eligible NSCC Margin Deposits of the Borrower during such calendar month; provided, that the NSCC Borrowing Base (after giving effect to the advance rate) shall not, at any time, exceed the amount of the Eligible NSCC Margin Deposits of the Borrower at such time.

“NSCC Deposit Requirements” means cash collateral requirements established by NSCC in connection with securities clearing services provided by NSCC, as such requirements may be amended, supplemented or otherwise modified from time to time.

“NSCC Margin Collateral” means all of the Borrower’s right, title and interest in (i) the right to the return from NSCC of NSCC Margin Deposits pursuant to the terms of the rules and procedures of the NSCC in effect from time to time, (ii) the Settlement Account, all balances in the Settlement Account, and all income, distributions, and sums distributable or payable from, upon, or in respect of the foregoing, and (hi) any and all proceeds thereof (including cash and non-cash proceeds and all income payable on any of the foregoing items (i), (ii) or (hi), whether now owned or held or hereafter acquired.

“NSCC Margin Deposits” means deposits made by the Borrower with NSCC in connection with securities clearing services provided to it by NSCC.

“NSCC Margin Loans” means Loans the proceeds of which are used to finance NSCC Deposit Requirements.

“NSCC Margin Obligations” means all obligations of the Borrower to pay principal and interest on the NSCC Margin Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held, or acquired.

“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OF AC.

“Organizational Documents” means the certificate of organization, limited liability company agreement, operating agreement, or such other agreement under which the Borrower or such Subsidiary is organized, as each of the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.15).

“Overnight Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) Term SOFR for such day plus 0.11448%, (b) the Target Rate for such day, and (c) 0.25%.

“Parent” means Clear Street Holdings, LLC, a Delaware limited liability company.

“Participant” has the meaning assigned to such term in clause (d) of Section 11.2.

“Participant Register” has the meaning specified in clause (d) of Section 11.2.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and any sections of the Code or ERISA related thereto that are enacted after the date of this Agreement.

“Percentage” means, for each Lender, the percentage of the total Commitments represented by such Lender’s Commitment or, if the Commitments have been terminated or expired, the percentage of the total Credit Exposure then outstanding held by such Lender.

“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time

“Receivable Borrowing Base” means, as of any time it is to be determined, the difference between (i) 80% of the aggregate unpaid amount of Eligible Receivables for which the margin has been called but not received by the Borrower; minus (ii) the amount by which the Eligible Receivables owing from any one Account Debtor and its Affiliates exceeds 15% of all Eligible Receivables.

“Receivable Loans” means Loans the proceeds of which are used to finance the Borrower’s short-term liquidity needs arising from the timing difference between the Borrower having called for margin to be provided by its customers to it and such margin being received by the Borrower.

“Receivables” means all rights of the Borrower to the payment of a monetary obligation, now or hereafter owing, whether evidenced by accounts, instruments, chattel paper, or general intangibles.

“Recipient” means (a) the Administrative Agent, and (b) any Lender, as applicable.

“Reg U” means Regulation U of the Board of Governors of the Federal Reserve System.

“Regulatory Authority” means Designated Examining Authority, Designated Self-Regulatory Organization, the SEC and all other examining and regulating authorities with jurisdiction over the Borrower or any Subsidiary.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reporting Service” means ISDI-Interactive Data or, to the extent pricing and other market data is not available, any other independent pricing service selected by the Administrative Agent in accordance with its ordinary and customary business practices.

“Required Lenders” means, at any time, two or more Lenders having Total Credit Exposures representing more than 50.0% of the Total Credit Exposures of all Lenders. To the extent provided in the last paragraph of Section 11.3, the Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Reserve Borrowing Base” means, at any time, an amount equal to the difference between (A) the requested withdrawals of customers’ cash from the Excluded Account, less (B) cash received by the Borrower that is required to be deposited into the Excluded Account, in each case from the last computation date of the value of the Excluded Account through the date of determination.

“Reserve Loans” means Loans the proceeds of which are used to finance withdrawals from the Excluded Accounts.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person means any executive officer or Financial Officer of such Person and any other officer, general partner or managing member or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement whose signature and incumbency shall have been certified to the Administrative Agent on or after the Closing Date pursuant to an incumbency certificate of the type contemplated by Section 4.1.

“Rules” means the rules and regulations of the SEC under the Securities Exchange Act of 1934, as amended concerning the hypothecation of Customer Securities, including Rule 8c-1, Rule 15c2-l, and Rule 15c3-3.

“S&P” means Standard & Poor’s Ratings Services Group, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including the OFAC SDN List), the United States Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority, (b) any Person located, organized or resident in a Designated Jurisdiction or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) or (b) above.

“Sanctions” means all economic or financial sanctions, sectoral sanctions, secondary sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government (including those administered by OFAC or the United States Department of State) or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority with jurisdiction over the Borrower or any of its Subsidiaries or Affiliates.

“SEC” means the Securities and Exchange Commission.

~~“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of December 3, 2021, by and among the Borrower, the Lenders, and the Administrative Agent.~~

~~“Second Amendment Effective Date” means the date that the Second Amendment becomes effective in accordance with its terms.~~

“Settlement Account” means that certain account of the Borrower (account number 265-6387) maintained with the Administrative Agent together with any account established in connection with any extension, renewal or substitution thereof, in each case as such Settlement Account may be renumbered or re-titled from time to time.

“Settlement Bank Obligations” means obligations of the Borrower owing to the Administrative Agent, in its capacity as the settlement bank, solely in connection with the settlement of securities.

“SIPA” means Securities Investor Protection Act of 1970, as amended.

“S1PC” means the Securities Investor Protection Corporation established pursuant to SIPA, or any other corporation that succeeds to the functions thereof.

“Sublimit” means ~~$187,500,000~~ 210,000,000, as such amount may be increased pursuant to Section 2.17 hereof.

“Subordinated Debt” means Indebtedness which (i) qualifies as the Borrower’s regulatory capital calculated in accordance with Exchange Act Rule 15c3-l, (ii) is unsecured, and (hi) is subordinated in right of payment to the prior payment of the Obligations pursuant to subordination provisions reasonably acceptable to the Administrative Agent (which shall include the subordination provisions required pursuant to Appendix D to the Exchange Act Rule 15c3-l).

“Subsidiary” means, any corporation or other Person more than 50% of the ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by such parent corporation or organization or by one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.

“Tangible Net Worth” means, at any time the same is to be determined, the difference between total assets of the Borrower, less the sum of (i) the aggregate book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and similar assets, (ii) the write-up of assets above cost and (hi) total liabilities and reserves of the Borrower, all as determined in accordance with GAAP.

“Target Rate” means, for any day, the rate per annum equal to the Federal Funds Target Range – Upper Limit as announced by the Federal Open Market Committee of the Federal Reserve Board.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Term SOFR Determination Day”) that is two (2) Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day, the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for a tenor of one month as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Termination Date” means (i) ~~December~~November ~~1~~29, ~~2023~~2024 , (ii) the date upon which a Level II Termination Event occurs unless such Level II Termination Event has been waived in accordance with this Agreement, or (iii) or such earlier date on which the Commitment is terminated in whole pursuant to Section 2.14, 8.2 or 8.3.

“Termination Event” means a Level I Termination Event and a Level II Termination Event.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Credit Exposure of such Lender at such time.

“Threshold Amount” means $1,500,000.

“Total Assets to Total Equity Ratio” means, at any time the same is to be determined, the ratio of (i) total assets of the Borrower and its Subsidiaries at such time, less assets constituting matched repos and matched securities loans to (ii) the difference between total assets of the Borrower and its Subsidiaries, less total liabilities and reserves of the Borrower and its Subsidiaries at such time, all as determined on a consolidated basis in accordance with GAAP.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Dollars” and “$” each means the lawful currency of the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in subsection (f) of Section 3.1.

“Voting Stock” of any Person means the voting power vested in capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Wholly-owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zero Loan Day” means, at any time, a Business Day in which no principal amount of the NSCC Margin Loans and Reserve Loans is outstanding.

Section 1.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

Section 1.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 5.5 and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof. Notwithstanding anything to the contrary contained herein or in the definition of “Capital Lease” or “Capitalized Lease Obligation”, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases in conformity with GAAP on the date hereof shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.4. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division (whether under Delaware law or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

SECTION 2. THE FACILITIES.

Section 2.1. Revolving Facility. (a) Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Loan” and collectively for all the Lenders the “Loans”) in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of such Lender’s Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof. Each Borrowing of Loans shall be made ratably by the Lenders in proportion to their respective Percentages.

(b) The foregoing notwithstanding:

(i) the aggregate principal amount of Loans at any time outstanding shall not exceed the Commitments in effect at such time,

(ii) the aggregate principal amount of Margin Loans at any time outstanding shall not exceed the Margin Borrowing Base as then determined and computed,

(iii) the aggregate principal amount of ~~NSCC~~FICC Margin Loans at any time outstanding shall not exceed the ~~NSCC~~FICC Borrowing Base as then determined and computed~~,~~;

(iv) the aggregate principal amount of ~~Reserve~~NSCC Margin Loans at any time outstanding shall not exceed the ~~Reserve~~NSCC Borrowing Base as then determined and computed~~,~~;

(v) the aggregate principal amount of ~~Customer~~Receivable Loans at any time outstanding shall not exceed the ~~Customer Loan Limit~~Receivable Borrowing Base as then determined and computed,

(vi) the aggregate principal amount of ~~Firms~~Reserve Loans at any time outstanding shall not exceed the ~~Firm Loan Limit,~~ Reserve Borrowing Base as then determined and computed;

(vii) the aggregate principal amount of Customer Loans at any time outstanding shall not exceed the Customer Loan Limit,

(viii) the aggregate principal amount of Firm Loans at any time outstanding shall not exceed the Firm Loan Limit,

(ix) the aggregate principal amount of FICC Loans, NSCC Margin Loans, Receivable Loans and Reserve Loans at any time outstanding shall not exceed the Sublimit; and

~~(viii~~x) the Lenders shall not be obligated to make an FICC Loan, an NSCC Margin Loan, a Receivable Loan or a Reserve Loan during any calendar month if such FICC Loan, an NSCC Margin Loan, a Receivable Loan or a Reserve Loan would cause the number of Zero Loan Days during such calendar month to be less than eight (8).

Section 2.2. Applicable Interest Rates.

(a) Each Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days and the actual days elapsed on the unpaid principal amount thereof from the date such Loan is advanced until maturity (whether by acceleration or otherwise) at the Applicable Interest Rate, payable by the Borrower on each Interest Payment Date.

(b) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

Section 2.3. Minimum Borrowing Amounts; Maximum Eurodollar Loans. Each Borrowing advanced hereunder shall be in an amount not less than $100,000.

Section 2.4. Manner of Borrowing Loans and Designating Applicable Interest Rates.

(a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 2:30 p.m. (Chicago time) on the date the Borrower requests the Lenders to advance a Borrowing of a Loan. The Borrower shall give all such notices requesting the advance of a Borrowing to the Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing in a manner acceptable to the Administrative Agent), substantially in the form the Notice of Borrowing. Each such notice shall specify the date of the Loan requested (which must be a Business Day), the amount of such Loan, ~~whether such Loan is a Customer Loan, Firm Loan, or NSCC Margin~~the type of Loan, and, with respect to a Margin Loan, shall describe all Margin Collateral being transferred into the Account with such detail as the Administrative Agent may require, including which such securities delivered (including any securities that are listed on a schedule to be delivered) pursuant hereto are Customer Securities or Firm Securities. The Borrower shall be deemed to warrant to the Administrative Agent with each such delivery of securities that it has full legal power and authority to grant to the Administrative Agent a first security interest in the Margin Collateral consisting of Customer Securities. All Customer Loans shall be secured by Customer Securities and no Customer Securities will be substituted hereunder for Firm Securities. No Customer Securities shall be pledged hereunder to secure Firm Obligations. The Borrower agrees that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

(b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from the Borrower received pursuant to Section 2.4(a) above.

(c) Disbursement of Loans. Not later than 3:30 p.m. (Chicago time) on the date of any requested advance of a Borrowing, subject to Section 4, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois (or at such other location as the Administrative Agent shall designate). The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at the Administrative Agent’s principal office in Chicago, Illinois (or at such other location as the Administrative Agent shall designate), by depositing or wire transferring such proceeds to the credit of the Borrower’s Designated Disbursement Account or as the Borrower and the Administrative Agent may otherwise agree.

(d) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to 3:30 p.m. (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.5. Maturity of Loans. Each Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Termination Date.

Section 2.6. Prepayments.

(a) Optional. The Borrower shall have the privilege of prepaying the Loans in whole or in part (but, if in part, then in an amount not less than $100,000), at any time upon prior notice to the Administrative Agent (such notice if received subsequent to 2:30 p.m. (Chicago time) on a given day to be treated as though received at the opening of business on the next Business Day) by paying to the Administrative Agent the principal amount to be prepaid and if such a prepayment prepays the Note in full and is accompanied by the termination of the Commitment in whole, accrued interest thereon to the date of prepayment.

(b) Mandatory, (i) ~~(A)~~The Borrower covenants and agrees that ~~if at any time the sum~~ of ~~the principal amount of the Margin Loans then outstanding shall be in excess of the Margin Borrowing Base as then determined and computed, the Borrower~~it shall immediately and without notice or demand ~~pay over~~prepay the ~~amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Obligations.~~

~~(B) The Borrower covenants and agrees that if at any time the sum of the principal amount of the NSCC Margin Loans then outstanding shall be in excess of the NSCC Borrowing Base as then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Obligations.~~

~~(C) The Borrower covenants and agrees that if at any time the sum of the principal amount of the Reserve Loans then outstanding shall be in excess of the Reserve Borrowing Base as then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Obligations~~

~~(ii)If at any time the sum of the unpaid principal balance of the Customer Loans then outstanding shall be in excess of the Customer Loan Limit then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Customer Loans.~~applicable Loan in an amount by which:

( iiiA) the sum of the principal amount of the Margin Loans then outstanding exceeds the Margin Borrowing Base as then determined and computed,

(B) the sum of the unpaid principal balance of the Customer Loans then outstanding exceeds the Customer Loan Limit as then determined and computed,

(C) the sum of the unpaid principal balance of the Firm Loans then outstanding exceeds the Firm Loan Limit as then determined and computed,

(D) the sum of the principal amount of the FICC Loans then outstanding exceeds the FICC Borrowing Base as then determined and computed,

(E) the sum of the principal amount of the NSCC Margin Loans then outstanding exceeds the NSCC Borrowing Base as then determined and computed,

(F ) the sum of the principal amount of the Receivable Loans then outstanding exceeds the Receivable Borrowing Base as then determined and computed, and

(G ) ~~If at any time~~ the sum of the ~~unpaid~~ principal ~~balance~~amount of the ~~Firm~~Reserve Loans then outstanding ~~shall be in exce~~s~~s of the Firm Loan Limit~~exceeds the Reserve Borrowing Base as then determined and computed~~, the~~,

(ii) The Borrower shall ~~immediately and~~, without notice or demand ~~pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment on such Firm Leans,~~ prepay any FICC Loan in full on the date which is six (6) Business Days after the date such FICC Loan was advanced.

(iviii ) The Borrower shall, without notice or demand, prepay any NSCC Margin Loan in full on the earlier to occur of (a) the date upon which the NSCC Margin Deposits funded from the proceeds of such NSCC Margin Loan are returned to the Borrower, and (b) the date which is five (5) ~~days~~Business Days after the date such NSCC Margin Loan was advanced.

~~(v~~

(~~iv~~) The Borrower shall, without notice or demand, prepay any Receivable Loan in full on the date which is three 13) Business Days after the date such Receivable Loan was advanced.

(c) The Borrower shall, without notice or demand, prepay any Reserve Loan in full on the date which is five (5) days after the date such Reserve Loan was advanced.

(vi) On any Business Day in a calendar month (other than the last Business Day in a calendar month), if (A) the sum of (x) the number of Business Days remaining in such calendar month (not including such Business Day) plus (y) the number of Zero Loan Days occurring in such calendar month on or prior to such Business Day is less than (B) eight (8), then the Borrower shall not later than 3:00 p.m. on such Business Day, without notice or demand, prepay the full amount of all outstanding FICC Loans NSCC Margin Loans, Receivable Loans and Reserve Loans to the Administrative Agent as and for a mandatory prepayment on the Obligations.

(c) Any amount of Loans paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

Section 2.7. Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and other amounts at a rate per annum equal to:

(a) for any Loan, the sum of 2.0% plus the Applicable Interest Rate from time to time in effect with respect to such Loan; and

(b) for any other amount owing hereunder not covered by clause (a) above, the sum of 2% plus the Applicable Interest Rate from time to time in effect;

provided, however, that in the absence of acceleration pursuant to Section 8.2 or 8.3, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower (which election may be retroactively effective to the date of such Event of Default). While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

Section 2.8. Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c) The entries in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d) Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit B (such promissory notes being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the Commitment. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 11.2) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 11.2, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

Section 2.9. Fees.

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Percentages a commitment fee at the rate per annum equal to 0.50% (computed on the basis of a year of 360 days and the actual number of days elapsed) times the daily amount by which the aggregate Commitments exceeds the principal amount of Loans then outstanding. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the Closing Date) and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

(b) Administrative Agent Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit, the fees agreed to between the Administrative Agent and the Borrower in the Fee Letter.

Section 2.10. Place and Application of Payments. (a) All payments of principal of and interest on the Loans and all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 3:00 p.m. (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), for the benefit of the Lender(s) entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.

(b) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may (but shall not be required to) in reliance upon such assumption, distribute to the applicable Lenders the amount due. With respect to any payment that the Administrative Agent makes to any Lender as to which Administrative Agent determines (in its sole and absolute discretion) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrower has not in fact made the corresponding payment to the Administrative Agent; (2) the Administrative Agent has made a payment in excess of the amount(s) received by it from Borrower either individually or in the aggregate (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.11. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 2.12. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day.

Section 2.13. Account Debit. The Borrower hereby irrevocably authorizes the Administrative Agent to charge any of the Borrower’s deposit accounts maintained with the Administrative Agent (other than the Excluded Accounts) for the amounts from time to time necessary to pay any then due Obligations; provided that the Borrower acknowledges and agrees that the Administrative Agent shall not be under an obligation to do so and the Administrative Agent shall not incur any liability to the Borrower or any other Person for the Administrative Agent’s failure to do so.

Section 2.14. Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days’ prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $ 1,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Percentages, provided that the Commitments may not be reduced to an amount less than the aggregate principal amount of Loans then outstanding. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Commitments. Any termination of the Commitments pursuant to this Section may not be reinstated.

Section 2.15. Replacement of Lenders. If any Lender requests compensation under Section 3.2, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.4, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.2), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or Section 3.2) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.2;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.2 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.16. Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.7 hereto shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such

Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Percentages of the Commitments.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Percentages of the relevant Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.17. Increase in Commitments. The Borrower may, on any Business Day prior to the Termination Date, with the written consent of the Administrative Agent, increase the aggregate amount of the Commitments by delivering an Increase Request substantially in the form attached hereto as Exhibit F (or in such other form acceptable to the Administrative Agent) to the Administrative Agent at least five (5) Business Days prior to the desired effective date of such increase (the “Increase”) identifying an additional Lender (or additional Commitment for an existing Lender) and the amount of its Commitment (or additional amount of its Commitment); provided, however, that:

(a) the aggregate amount of all such Revolver Increases shall not exceed $ 100,000,000 and any such Revolver Increase shall be in an amount not less than $5,000,000 (or such lesser amount then agreed to by the Administrative Agent); provided, the Borrower acknowledges that an Increase under this Section 2.17 in the amount of $15,000,000 occurred in connection with the Fifth Amendment.

(b) no Default shall have occurred and be continuing at the time of the request or the effective date of the Revolver Increase; and

(c) each of the representations and warranties set forth in Section 5 and in the other Loan Documents shall be and remain true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) on the effective date of such Revolver Increase, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

The effective date of the Revolver Increase shall be agreed upon by the Borrower and the Administrative Agent. Upon the effectiveness thereof, Schedule 2.1 shall be deemed amended to reflect the Revolver Increase and the new Lender (or, if applicable, existing Lender) shall advance Loans in an amount sufficient such that after giving effect to its Loans each Lender shall have outstanding its Percentage of all Loans outstanding under the Commitments. Any Revolver Increase shall increase the Sublimit by a proportionate amount (or such other amount as may be agreed upon between the Borrower and the Lender). It shall be a condition to such effectiveness that the Borrower shall not have terminated any portion of the Commitments pursuant to Section 2.14. The Borrower agrees to pay the expenses of the Administrative Agent (including reasonable attorneys’ fees) relating to any Revolver Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

SECTION 3. TAXES; CHANGE IN CIRCUMSTANCES, INCREASED COSTS, AND FUNDING INDEMNITY.

Section 3.1. Taxes.

(a) Certain Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Parent or the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Parent or the Borrower shall be increased as necessary so that after such deduction or withholding of Indemnified Taxes has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Parent and the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.2(d) relating to the maintenance of a Participant Register and (hi) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Parent or the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders, (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the

Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in form and substance acceptable to the Administrative Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate’”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate in form and substance acceptable to the Administrative Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate in form and substance acceptable to the Administrative Agent on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.2. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or such other Recipient of participating in, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.3. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit.

Section 3.4. Lending Offices; Mitigation Obligations. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified in its Administrative Questionnaire (each a “Lending Office”) for each Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. If any Lender

requests compensation under Section 3.2, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.2, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 3.5. Intentionally Omitted.

SECTION 4. CONDITIONS PRECEDENT.

Section 4.1. Initial Credit Event. Before or concurrently with the initial Credit Event:

(a) the Administrative Agent shall have received this Agreement duly executed by the Borrower and the Lenders;

(b) if requested by any Lender, the Administrative Agent shall have received for such Lender such Lender’s duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 2.8;

(c) the Administrative Agent shall have received the Guaranty Agreement duly executed by the Parent;

(d) the Administrative Agent shall have received UCC financing statements to be filed against the Borrower, as debtor, in favor of the Administrative Agent, as secured party;

(e) the Administrative Agent shall have received copies of the Parent’s and the Borrower’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);

(f) the Administrative Agent shall have received copies of resolutions the Parent’s and the Borrower’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on the Parent’s and the Borrower’s behalf, all certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);

(g) the Administrative Agent shall have received copies of the certificates of good standing for the Parent and the Borrower (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization;

(h) the Administrative Agent shall have received a list of the Borrower’s Authorized Representatives;

(i) the Administrative Agent shall have received a certificate as to the Borrower’s Designated Disbursement Account;

(j) the Administrative Agent shall have received the initial fees called for by Section 2.9, including an upfront fee equal to 0.20% of the Commitments in effect on the Closing Date, which such upfront fee shall be shared ratably with the Lenders based on the Percentages;

(k) the Administrative Agent shall have received copies of all documents evidencing preferred equity and subordinated debt of the Borrower, which such documents shall be in form and substance reasonably satisfactory to the Administrative Agent;

(l) the Administrative Agent shall have received a certificate in the form of Exhibit C attached hereto dated as of the date hereof evidencing that the Borrower is in compliance with the financial covenants set forth in Section 7.12 hereof on a pro forma basis after giving effect to any Loan hereunder;

(m) the Administrative Agent shall have received a certificate signed by an officer of the Borrower confirming that the conditions set forth in Sections 4.1, 4.2(a) and 4.2(b) hereof have been satisfied as of the date of this Agreement;

(n) the Administrative Agent shall have received evidence satisfactory to it that the Borrower is a broker-dealer regulated by the SEC and the Designated Examining Authority;

(o) the Administrative Agent shall have received evidence satisfactory to it that the Borrower has directed NSCC to return NSCC Margin Deposits to the Borrower by deposit into the Settlement Account;

(p) the Administrative Agent shall have received financing statement, tax, and judgment lien search results against the Parent, the Borrower and their Property evidencing the absence of Liens thereon except as permitted by Section 7.2;

(q) the Administrative Agent shall have received pay-off letters from secured creditors of the Borrower (other than secured parties intended to remain outstanding after the Closing Date with Indebtedness and Liens permitted by Sections 7.1 and 7.2) setting forth, among other things, the total amount of indebtedness outstanding and owing to them (or outstanding letters of credit issued for the account of the Borrower), which pay-off letters shall be in form and substance acceptable to the Administrative Agent;

(r) the Administrative Agent shall have received the favorable written opinion of counsel to the Parent and the Borrower, in form and substance satisfactory to the Administrative Agent;

(s) the Administrative Agent shall have received the FOCUS Part 2 of the Borrower as at September 30, 2020, which such report shall be in form and substance acceptable to the Administrative Agent;

(t) each of the Lenders shall have received, in advance of the Closing Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and the information described in Section 11.19; and the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 (or its equivalent) for the Parent and the Borrower;

(u) at least five days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver a Beneficial Ownership Certification in relation to it;

(v) the Administrative Agent shall have received the fully executed Debt Subordination Agreement from WBI, LP, which such agreement shall be on terms and conditions reasonably acceptable to the Administrative Agent; and

(w) the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

Section 4.2. All Credit Events. At the time of each Credit Event hereunder:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;

(b) (i) no Default shall have occurred and be continuing or would occur as a result of such Credit Event and (ii) no Level I Termination Event has occurred that has not been waived in accordance with this Agreement;

(c) the Administrative Agent shall have received a Notice of Borrowing, which shall include evidence that after giving effect to such Credit Event:

(i) the aggregate principal amount of all Loans outstanding under this Agreement shall not exceed the Commitment;

(ii) the aggregate principal amount of Margin Loans at any time outstanding shall not exceed the Margin Borrowing Base as then determined and computed,

(iii) the aggregate principal amount of ~~NSCC Margin~~FICC Loans at any time outstanding shall not exceed the ~~NSCC~~FICC Borrowing Base as then determined and computed,

(iv) the aggregate principal amount of ~~Reserve~~NSCC Margin Loans at any time outstanding shall not exceed the ~~Reserve~~NSCC Borrowing Base as then determined and computed,

(v) the aggregate principal amount of ~~Customer~~Receivables Loans at any time outstanding shall not exceed the ~~Customer Loan Limit,~~Receivable Borrowing Base as then determined and computed

(vi) the aggregate principal amount of ~~Firms~~Reserve Loans at any time outstanding shall not exceed the Reserve Borrowing Base as then determined and computed,

(vii) the aggregate principal amount of Customer Loans at any time outstanding shall not exceed the Customer Loan Limit, and

(viii) the aggregate principal amount of Firm Loans at any time outstanding shall not exceed the Firm Loan Limits

(d) after giving effect to such extension of credit, the number of Zero Loan Days during the current calendar month shall not be less than eight (8); and

(e) such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in subsections (a) through (d), both inclusive, of this Section.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

Section 5.1. Organization and Qualification. The Borrower is duly organized, validly existing, and in good standing as a limited liability company under the laws of the State of Delaware, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying where the failure to do so would reasonably be expected to have a Material Adverse Effect.

Section 5.2. Subsidiaries. Each Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying where the failure to do so would reasonably be expected to have a Material Adverse Effect. Schedule 5.2 hereto identifies each Subsidiary, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 5.2 as owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary, other than with respect to shares of capital stock or other equity interests of any Subsidiary that may be acquired after the date of this Agreement.

Section 5.3. Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to grant to the Administrative Agent the Liens described in the Loan Documents, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. The Loan Documents delivered by the Borrower have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of the Borrower enforceable against each of them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrower of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of applicable law or any judgment, injunction, order or decree binding upon the Borrower or any provision of the Organizational Documents of the Borrower, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Borrower or any Subsidiary or any of their respective Property, in each case where such contravention or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary other than the Liens granted in favor of the Administrative Agent pursuant to the Loan Documents.

Section 5.4. Use of Proceeds. The Borrower shall use the proceeds of (i) the FICC Loans solely ~~(i)~~to finance the Borrower’s margin deposits required by the FICC during the MBS Blackout Period to the extent such margin relates to mortgage-backed securities, (ii) the Margin Loans solely to finance the purchase and settlement of securities and for the Borrower’s general working capital purposes, (~~ii~~iv ) the NSCC Loans solely to finance NSCC Deposit Requirements (other than an Adequate Assurance Deposit), (~~iii~~v) the Receivable Loans solely to finance the Borrower’s short-term liquidity needs arising from the timing difference between the Borrower calling for margin to be provided by its customers to (Land such margin being received by the Borrower to meet margin calls at the Borrower’s U.S, futures and options clearinghouses and (vi) the Reserve Loans solely to finance withdrawals from the Excluded Accounts~~, and (iv) for the Borrower’s general working capital purposes.~~

Section 5.5. Financial Reports. The balance sheet of the Borrower as at December 31, ~~2019~~2022, and the related statements of income, retained earnings, and cash flows of the Borrower for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of RSM US LLP, independent public accountants, and a FOCUS Part 2 of the Borrower as at September 30, ~~2020~~2023, and the related statements of income, retained earnings, and cash flows of the Borrower for the nine (9) months then ended, heretofore furnished to the Administrative Agent, fairly present the financial condition of the Borrower as at said dates and the results of its operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. The Borrower does not have any contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 6.5 hereof.

Section 5.6. No Material Adverse Change. Since December 31, 2022, there has been no change in the condition (financial or otherwise) or business of the Borrower or of the Borrower and its Subsidiaries taken as a whole which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.7. Full Disclosure. The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent Administrative Agent and the Lenders acknowledging that as to any projections furnished to them, the Borrower only represents that the same were prepared on the basis of information, assumptions and estimates the Borrower believed to be reasonable at the time made and that actual results during the period or periods covered by any such projections may differ from projected or forecasted results.

Section 5.8. Trademarks, Franchises, and Licenses. The Borrower and its Subsidiaries own, possess, or have the right to use all patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their business as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

Section 5.9. Governmental Authority and Licensing. The Borrower and its Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same would reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, would reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of the Borrower, threatened.

Section 5.10. Good Title. The Borrower and its Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries furnished to the Administrative Agent (except for sales of assets by the Borrower and its Subsidiaries in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 7.2 hereof and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such assets for their intended purposes.

Section 5.11. Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary or any of their Property which, if adversely determined would reasonably be expected to have a Material Adverse Effect.

Section 5.12. Taxes. All material Tax returns required to be filed by the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all material Taxes upon the Borrower or any Subsidiary or upon any of their Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. The Borrower does not know of any proposed additional material Tax against it or its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for Taxes on the books of the Borrower and its Subsidiaries have been made for all open years, and for the current fiscal period.

Section 5.13. Approvals. No authorization, consent, license or exemption from, or filing or registration with, or approval of any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower of any Loan Document, except for (i) such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect and (ii) filings which are necessary to perfect the security interests under the Loan Documents.

Section 5.14. Affiliate Transactions. Neither the Borrower nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

Section 5.15. Investment Company. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.16. ERISA. (a) Each Plan is in material compliance with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Borrower, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that have not been corrected under established IRS or US Department of Labor correction programs.

(c) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, would reasonably be expected to constitute or result in an ERISA Event with respect to any Plan that, either individually or in the aggregate, would result in material liability.

(d)(i) the present value of all accrued benefits under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, and (ii) as of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero.

Section 5.17. Compliance with Laws. The Borrower and its Subsidiaries are in compliance with all Legal Requirements applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non-compliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the Legal Requirements of applicable federal, state or local environmental, health, and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, where any such non-compliance or remedial action, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.18. Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws, (a) None of the Parent, the Borrower, any of their Subsidiaries, any director, officer or employee of the Parent, the Borrower or any of their Subsidiaries, nor, to the knowledge of the Borrower, any agent or representative of the Parent, the Borrower or any of their Subsidiaries, is a Sanctioned Person or currently the subject or target of any Sanctions.

(b) The Parent, the Borrower, each of their Subsidiaries, and each of their respective directors, officers and employees, and, to the knowledge of the Borrower, each of the Parent’s, the Borrower’s and their Subsidiaries’ respective agents and representatives, is in compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(c) The Parent, the Borrower and their Subsidiaries have instituted and maintain in effect policies and procedures reasonably designed to ensure compliance by the Parent, the Borrower, and their Subsidiaries’ respective directors, officers, employees and agents (acting in their capacity as such) with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

Section 5.19. EEA Financial Institution. The Borrower is not an EEA Financial Institution.

Section 5.20. Other Agreements. Neither the Borrower nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Borrower, any Subsidiary or any of their Property, which default if uncured would be expected to have a Material Adverse Effect.

Section 5.21. Solvency. The Borrower is solvent, able to pay its debts as they become due, and has sufficient capital to cany on its business and all businesses in which it is about to engage.

Section 5.22. No Default or Termination Event. No Default has occurred and is continuing. No Level II Termination Event has occurred that has not been waived in accordance with this Agreement.

Section 5.23. Registration; Qualifications. The Borrower (i) has been duly registered with the SEC as a registered broker dealer, is approved as a clearing corporation of DTC and the National Securities Clearing Corporation, (iii) is an “exempted borrower” within the meaning of Reg U of the Board of Governors of the Federal Reserve System, and (iv) is excluded as a “Legal Entity Customer” for purposes of the beneficial ownership rule under 31 CFR 1010.230.

Section 5.24. SIPC Assessments. The Borrower is not in arrears with respect to any assessment made upon it by the SIPC.

Section 5.25. Designated Examining Authority. Financial Industry Regulatory Authority (“FINRA”) has been designated as the Designated Examining Authority for the Borrower, and the Borrower’s Designated Self-Regulatory Organizations are FINRA ~~and,~~ the New York Stock Exchange and the National Futures Association.

Section 5.26. Perfection of Security Interest. Upon the crediting of Collateral to the Accounts or as otherwise specified in Section 10 hereof, the Administrative Agent shall have “control” over such Collateral (as such term is defined under Section 8-106 of the Uniform Commercial Code) and shall have a perfected pledge of and security interest in such Collateral and all proceeds thereof (subject to Section 9-315 of the Uniform Commercial Code), which security interest shall be prior to all other interests in such Collateral to the extent provided under Articles 8 and 9 of the Uniform Commercial Code.

Section 5.27. Ownership, No Liens, etc. Immediately before giving effect to each delivery of Collateral by the Borrower to the Administrative Agent, the Borrower has the authority to pledge, repledge, hypothecate, rehypothecate, or otherwise transfer the Collateral and will have the right to receive all payments on such Collateral, in each case free and clear of all Liens and adverse claims other than the Lien of the Administrative Agent and any interests in such Collateral created or permitted to exist under this Agreement.

Section 5.28. Valid Security Interest. The delivery of Collateral to the Administrative Agent, together with the actions described in the foregoing Section 5.26, is effective to create a valid, perfected, first priority security interest in all such Collateral and all proceeds thereof, securing the Obligations. No filings or other actions will be necessary to perfect such security interest.

Section 5.29. Broker Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated thereby; and the Borrower hereby indemnifies the Administrative Agent against, and agrees that it will hold the Administrative Agent harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.

SECTION 6. AFFIRMATIVE COVENANTS.

The Borrower agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 11.3:

Section 6.1. Maintenance of Business. The Borrower shall, and shall cause each Subsidiary to, preserve and maintain its existence, except as otherwise provided in Section 7.4(c). The Borrower shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 6.2. Maintenance of Properties. The Borrower shall maintain, preserve, and keep its property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted); shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained; and shall cause each Subsidiary to do so in respect of Property owned or used by it, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 6.3. Taxes and Assessments. The Borrower shall duly pay and discharge, and shall cause each of its Subsidiaries to duly pay and discharge, all material Taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

Section 6.4. Insurance. The Borrower shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including, without limitation, employers’ and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall, upon request of the Administrative Agent, furnish to the Administrative Agent a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section 6.4.

Section 6.5. Financial Reports; Notices. The Borrower shall, and shall cause each of their Subsidiaries to, maintain proper books of records and accounts reasonably necessary to prepare financial statements required to be delivered pursuant to this Section 6.5 in accordance with GAAP and shall furnish to the Administrative Agent and each Lender:

(a) as soon as available, and in any event within 45 days after the last day of each month of the Borrower, a copy of financial statements and reports of the Borrower, including a calculation of the Borrower’s Net Capital, for each monthly accounting period consisting of a balance sheet and a profit and loss statement of the Borrower in the form of Focus-Part 2 prepared by the Borrower as of the end of and for such month in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments) and certified by its chief financial officer or such other officer acceptable to the Administrative Agent;

(b) as soon as available, and in any event within 90 days after the last day of each fiscal year of the Borrower, copies of the consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such period and the consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for such period, and accompanying notes thereto, each in reasonable detail, accompanied by an unqualified opinion (subject to normal year-end adjustments and except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by Borrower’s independent certified public accountants) thereon of a firm of independent public accountants of recognized national standing, selected by the Borrower and reasonably satisfactory to the Administrative Agent, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

(c) as soon as available, and in any event no later than 90 days after the last day of each fiscal year of Clear Street Group, Inc., a copy of the consolidated and consolidating balance sheet of Clear Street Group, Inc. and its Subsidiaries as of the last day of such period and the consolidated and consolidating statements of income, retained earnings, and cash flows of Clear Street Group, Inc. and its Subsidiaries for the fiscal year then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by Clear Street Group, Inc. in accordance with GAAP and certified to by its chief financial officer or such other officer acceptable to Administrative Agent;

(d) as soon as available, and in any event within five (5) days after the close of each fiscal month, a certificate in the form of Exhibit D attached hereto from the Borrower indicating the Eligible NSCC Margin Deposits and the Eligible FICC Margin Deposits of the Borrower in effect for each Business Day in the most recently ended fiscal month;

(e) as soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, any additional written reports or management letters concerning significant aspects of the Borrower’s affairs given to its managers (or other governing body) by its independent public accountants in connection with the audit of the Borrower;

(f) promptly after knowledge thereof shall have come to the attention of any Responsible Officer of the Borrower, written notice of (i) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against the Parent, the Borrower or any Subsidiary or any of their Property which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (ii) the occurrence of any Default hereunder, or, (iii) the occurrence of any Material Adverse Effect, or (iv) any ERISA Event;

(g) promptly after receipt thereof, and in any event within five (5) Business Days after receipt thereof, a copy of any financial report performed or required to be performed by any Designated Examining Authority of the Borrower and permitted to be disclosed under applicable law;

(h) notice of any Change of Control or the occurrence of any Termination Event;

(i) promptly after it is filed with the SEC, and in any event within five (5) Business Days after sending or filing thereof, copies of each regular, periodic or special report, registration statement or prospectus, if any (including all Form 10-K, Form 10-Q and Form 8-K reports) filed publicly by Clear Street Group, Inc., the Borrower or any Subsidiary with any securities exchange or the SEC;

(j) promptly after receipt thereof, a copy of notice of any material noncompliance with any applicable law, regulation or guideline relating to the Parent, the Borrower or any Subsidiary or their respective business;

(k) as soon as available, and in any event within 45 days after the last day of each quarter, a written certificate in the form attached hereto as Exhibit C signed by a Financial Officer of the Borrower to the effect that to the best of such officer’s knowledge and belief no Default has occurred during the period covered by such statements or, if any such Default has occurred during such period, setting forth a description of such Default and specifying the action, if any, taken by the Borrower or its Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 7.12 (Financial Covenants); and

(l) promptly, from time to time, (i) such other information regarding the operations, business affairs and financial condition of the Parent, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act or other applicable Anti-Corruption Laws and the Beneficial Ownership Regulation.

Section 6.6. Inspection. The Borrower shall, and shall cause each Subsidiary to, permit the Administrative Agent and each Lender, and each of their duly authorized representatives and agents to visit and inspect any of the Properties, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, its officers, employees, and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with the Administrative Agent and the Lenders the finances and affairs of the Borrower and of each Subsidiary) during business hours at such reasonable times and reasonable intervals as the Administrative Agent or any such Lender may designate; provided that, excluding any inspections during the continuation of an Event of Default, the Administrative Agent or such Lender shall provide reasonable prior notice of its exercise of such inspection rights and the Administrative Agent and each Lender, collectively, shall not exercise such inspection rights more often than one time during any calendar year.

Section 6.7. ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws; (b) cause each Plan which is qualified under section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to the Pension Funding Rules.

Section 6.8. Compliance with Laws. The Borrower shall, and shall cause each Subsidiary to, comply in all respects with all Legal Requirements applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of the Collateral.

Section 6.9. Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, (a) The Borrower shall at all times comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to the Borrower and shall cause each of its respective Subsidiaries to comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to such Persons.

(b) The Borrower shall provide the Administrative Agent and the Lenders any information regarding the Parent, the Borrower and each of their respective owners, Affiliates, and Subsidiaries necessary for the Administrative Agent and each Lender to comply with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, subject however, in the case of Affiliates, to the Borrower’s ability to provide information applicable to them.

(c) The Borrower will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Parent, the Borrower, their Subsidiaries, and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti Money-Laundering Laws and Sanctions.

Section 6.10. Formation of Subsidiaries. Promptly upon the formation or acquisition of any Subsidiary, the Borrower shall provide the Administrative Agent notice thereof (at which time Schedule 5.2 shall be deemed amended to include reference to such Subsidiary).

Section 6.11. Use of Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 5.4. None of the proceeds from the Loans shall be used to make any Adequate Assurance Deposit.

Section 6.12. ~~Settlement Account~~Accounts. The Borrower shall at all times maintain the Borrower’s primary operating and deposit accounts (including the Settlement Account) with the Administrative Agent ~~and the~~. The Administrative Agent shall at all times be designated with DTC, ~~and~~FICC, NSCC and all other U.S. exchange clearinghouses as the ~~Administrative Agent~~Borrower’s settlement bank. The Borrower shall, and shall cause its Subsidiaries to, promptly remit all assets of the Borrower’s customers that are required to be deposited into an Excluded Account from the Settlement Account into ~~another account not subject to the Administrative Agent’s Lien granted hereunder~~such Excluded Account.

SECTION 7. NEGATIVE COVENANTS AND FINANCIAL COVENANTS.

The Borrower agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 11.3:

Section 7.1. Borrowings and Guaranties. The Borrower shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create, or have outstanding any Indebtedness, or incur liabilities for interest rate, currency, or commodity cap, collar, swap, or similar hedging arrangements, or be or become liable as endorser, guarantor, surety, or otherwise for any Indebtedness or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, to supply funds thereto or to invest therein, or to otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not restrict nor operate to prevent:

(a) the Obligations of the Borrower and its Subsidiaries owing to the Administrative Agent and the Lenders under the Loan Documents, and any Indebtedness owing by the Borrower to the Administrative Agent pursuant to any uncommitted demand line of credit that may be extended by the Administrative Agent to the Borrower from time to time;

(b) purchase money indebtedness and Capitalized Lease Obligations of the Borrower and its Subsidiaries in an amount not to exceed $2,000,000 in the aggregate at any one time outstanding;

(c) obligations of the Borrower or any Subsidiaries arising out of interest rate, foreign currency, and commodity hedging agreements entered into with financial institutions in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;

(d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(e) financing of securities and other financial instruments held in the normal day to day conduct of the Borrower’s or such Subsidiary’s business, including but not limited to any margin facility or other margin-related Indebtedness incurred to finance such securities or instruments;

(f) any letters of credit (and related obligations) obtained by Borrower or any Subsidiary and provided to lessors in connection with leases of real property;

(g) Subordinated Debt of the Borrower so long as (i) no Default has occurred and is continuing or would result from the incurrence thereof, (ii) after giving effect to the incurrence of such Subordinated Debt, the Borrower is in compliance with the financial covenants set forth in Section 7.12 hereof; and (iii) such Indebtedness is unsecured;

(h) cash management obligations and Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit, securities and commodities accounts arising in the ordinary course of business;

(i) Indebtedness of any Subsidiary arising under Guarantees of Indebtedness to the extent such Indebtedness is permitted hereunder;

(j) Indebtedness of the Borrower owing to WBI, LP so long as such Indebtedness is subject to the Debt Subordination Agreement; and

(k) other Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed $2,000,000 at any one time so long as, at the time of issuance, incurrence, assumption or creation of such Indebtedness, no Default or Event of Default exists or would occur as a result of the incurrence of such Indebtedness.

Section 7.2. Liens. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

(a) Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(b) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of such judgment liens and attachments and liabilities of the Borrower and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of the Threshold Amount at any one time outstanding;

(d) Liens on equipment of the Borrower or any Subsidiary created solely for the purpose of securing indebtedness permitted by Section 7.1(b) hereof, representing or incurred to finance the purchase price of such Property, provided that no such Lien shall extend to or cover other Property of the Borrower or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon;

(e) any interest or title of a lessor under any operating lease;

(f) easements, rights-of-way, restrictions, and other similar encumbrances against real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(g) required deposits maintained with commodity or securities exchanges or their associated clearing corporations in the ordinary course of the business of the Borrower or any Subsidiary;

(h) Liens granted in favor of the Administrative Agent pursuant hereto and the other Loan Documents;

(i) Liens securing Indebtedness permitted under Section 7.1(e) so long as no such Liens attach to the Collateral;

(j) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts or relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, (hi) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry and (iv) in the nature of contractual rights of set-off relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary or otherwise in the ordinary course of business and customary holdbacks under credit cards or similar merchant processing;

(k) Liens arising from precautionary Uniform Commercial Code financing statement filings;

(l) Liens in connection with sales, transfers, leases, assignments or other conveyances or dispositions of securities permitted under this Agreement, including (x) Liens on securities granted or deemed to arise in connection with and as a result of the execution, delivery or performance of contracts to sell such securities if such sale is otherwise permitted hereunder, or is required by such contracts to be permitted hereunder, and (y) rights of first refusal, options or other contractual rights or obligations to sell, assign or otherwise dispose of any securities or interest therein, which rights of first refusal, option or contractual rights are granted in connection with a sale, transfer or other disposition of securities permitted hereunder; and

(m) Liens securing Indebtedness owing by any Subsidiary permitted under Section 7.1(k).

Section 7.3. Investments, Acquisitions, Loans and Advances. The Borrower shall not, nor shall it permit any Subsidiary to, make or retain any investment (whether through the purchase of stock, obligations or otherwise) in or make any loan or advance to, any other Person or acquire substantially as an entirety the Property or business of any other Person, to the extent prohibited by the Borrower’s or such Subsidiary’s Organizational Documents.

Section 7.4. Mergers, Consolidations, Divisions and Sales. The Borrower shall not, nor shall it permit any of its Subsidiaries to, be a party to any merger, consolidation, amalgamation or division, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:

(a) the sale of securities or other financial instruments in the ordinary course of business;

(b) the sale, transfer, or other disposition of any tangible personal property that, in the reasonable business judgment of the Borrower or its Subsidiary, has become uneconomical, obsolete, or worn out, or which is surplus property or which is no longer necessary for the proper conduct of the Borrower’s business and which is disposed of in the ordinary course of business;

(c) (i) the amalgamation, merger or consolidation of any Person (including any Subsidiary of the Borrower) into the Borrower, provided the Borrower is the surviving entity and no Change of Control results from the merger, (ii) the amalgamation, merger or consolidation of any Subsidiary into or with any other Subsidiary, (iii) the sale, conveyance, transfer, lease or other disposition of some, all or substantially all of the assets of any Subsidiary to any other Subsidiary or to the Borrower, and (iv) the liquidation or dissolution of any Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and not materially disadvantageous to the Lenders;

(d) the sale of equipment in connection with a sale and leaseback transaction so long as no Default has occurred and is continuing or would result from such sale and leaseback transaction; and

(e) the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction).

Section 7.5. Maintenance (./Subsidiaries. The Borrower shall not assign, sell or transfer, nor shall it permit any of its Subsidiaries to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) the issuance, sale and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, or (b) any transaction permitted by Section 7.4(c) hereof.

Section 7.6. Dividends and Certain Other Restricted Payments, (a) The Borrower shall not, nor shall it permit any Subsidiary to, (i) declare or pay any dividends on or make any other distributions in respect of any class or series of its member’s interests or other equity interests or (ii) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its equity interests or any warrants, options or similar instruments to acquire the same (collectively “Restricted Payments”); provided, however, that the foregoing shall not operate to prevent (A) the making of any Restricted Payments by any Wholly-owned Subsidiary to the Borrower, or (B) the making of any Restricted Payments by the Borrower so long as (1) each such Restricted Payments is permitted under all rules and regulations applicable to the Borrower, and (2) both before and after giving effect thereto, no Default shall exist.

(b) The Borrower shall not permit any member of the Borrower to withdraw any capital from the Borrower without giving the Administrative Agent not less than 10 days prior notice thereof and receiving the Administrative Agent’s prior approval of such withdrawal; provided that no such notice or approval shall be required if at the time of such withdrawal, no Default shall have occurred and be continuing or would result from such withdrawal and the Borrower is in compliance with Section 7.12 hereof.

Section 7.7. Burdensome Contracts With Affiliates. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

Section 7.8. No Changes in Fiscal Year. The fiscal year of the Borrower and its Subsidiaries ends on December 31 of each year; and the Borrower shall not, nor shall it permit any Subsidiary to, change its fiscal year from its present basis.

Section 7.9. Change in the Nature of Business. The Borrower shall not, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Borrower or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date, and any Subsidiary acquired or formed after the date hereof shall be in the same or similar line of business as the Borrower is engaged in as of the date hereof.

Section 7.10. No Restrictions. Except as provided herein, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower or any Subsidiary to: (a) pay dividends or make any other distribution on any Subsidiary’s capital stock or other equity interests owned by the Borrower or any other Subsidiary, (b) pay any indebtedness owed to the Borrower or any other Subsidiary, (c) make loans or advances to the Borrower or any other Subsidiary, (d) transfer any of its Property to the Borrower or any other Subsidiary, or (e) guarantee the Obligations, and/or grant Liens on its assets to the Administrative Agent as required by the Loan Documents; provided, the foregoing shall not operate to prevent: (i) restrictions imposed by any Legal Requirement, (ii) customary restrictions on joint ventures or interests therein arising from joint venture agreements, (iii) restrictions imposed by the holder of any Lien permitted by Section 7.2 on the transfer of the asset or assets subject thereto, (iv) customary provisions restricting subletting or assignment of any lease or license governing a leasehold interest or license interest of the Borrower or any Subsidiary, (v) customary provisions restricting assignment of any agreement entered into by the Borrower or a Subsidiary, (vi) any customary restrictions with respect to a Subsidiary or other Property imposed pursuant to an agreement that has been entered into relating to the sale of all or substantially all of the equity interests or assets of such Subsidiary or any other Property permitted under Section 7.4 pending the consummation of such sale, (vii) restrictions imposed on the ability of the Borrower to make Restricted Payments pursuant to the Borrower’s or such Subsidiary’s Organizational Documents, (viii) restrictions in agreements or instruments relating to any Indebtedness permitted to be incurred subsequent to the date of this Agreement pursuant to Section 7.1, and (ix) customary restrictions in connection with any depository, cash management and treasury management services and products (including clearing trades, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

Section 7.11. Use of Proceeds. The Borrower will not request any Loan, and the Borrower shall not use, and shall ensure that its Subsidiaries and Affiliates, and its or their respective directors, officers, employees and agents not use, the proceeds of any Loan, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person or in any Designated Jurisdiction, or (iii) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.12. Financial Covenants.

(a) Minimum Tangible Net Worth. The Borrower shall at all times maintain its Tangible Net Worth of not less than $~~350,000,000~~400,000,000.

(b) Minimum Excess Net Capital. The Borrower shall at all times maintain Excess Net Capital of not less than $250,000,000.

(c) Total Assets to Total Equity Ratio. The Borrower shall not, at any time, permit the Total Assets to Total Equity Ratio to exceed 13.0 to 1.0.

(d) Minimum Liquidity Ratio. The Borrower shall, at all times, maintain a Liquidity Ratio of not less than 1.0 to 1.0.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

Section 8.1. Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a) default in the payment when due of all or any part of the principal of any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement), or default for a period of three (3) Business Days in the payment when due of any interest, fee or other Obligation payable hereunder or under any other Loan Document;

(b) default in the observance or performance of any covenant set forth in Sections 6.5, 6.11, or 6.12 or Section 7 of this Agreement;

(c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of the Borrower or (ii) written notice thereof is given to the Borrower by the Administrative Agent;

(d) any representation or warranty made by the Parent, the Borrower or any Subsidiary herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of making or deemed making thereof;

(e) (i) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or (ii) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or (hi) any of the Loan Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms hereof, or (iv) the Parent or the Borrower takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder, or (v) the Borrower makes any payment on account of any Subordinated Debt which is prohibited under the terms of any instrument subordinating such Subordinated Debt to any Obligations, or any subordination provision in any document or instrument (including, without limitation, any intercreditor or subordination agreement) relating to any Subordinated Debt shall cease to be in full force and effect, or any Person (including the holder of any Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision;

(f) default shall occur under any Indebtedness issued, assumed or guaranteed by the Borrower or any Subsidiary aggregating more than the Threshold Amount, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated), or any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

(g) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of the Threshold Amount (except to the extent fully covered by insurance as to which the insurer has acknowledged coverage) shall be entered or filed against the Borrower or any Subsidiary or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of 30 days;

(h) (i) an ERISA Event occurs with respect to a Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Borrower or any Subsidiary under Title IV of ERISA to the Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of Threshold Amount, (ii) the existence of any Lien under Section 430(k) of the Code or Section 303(k) or Section 4068 of ERISA on any assets of a the Borrower, or (hi) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount;

(i) any Change of Control shall occur;

(j) the Parent, the Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate or similar action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(k);

(k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Parent, the Borrower or any Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 8.1(j)(v) shall be instituted against the Parent, the Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days;

(l) the SIPC shall have applied or shall have announced its intention to apply for a decree adjudicating that customers of the Borrower are in need of protection under SIP A;

(m) the Borrower shall fail to comply with the capital requirements of the SEC for a period of more than five (5) Business Days; or

(n) (i) WBI, LP takes any action for the purpose of terminating, repudiating or rescinding the Debt Subordination Agreement or any of its obligations thereunder, or (ii) the Borrower makes any payment on account of any Indebtedness owing to WBI, LP which is prohibited under the Debt Subordination Agreement, or any subordination provision in the Debt Subordination Agreement shall cease to be in full force and effect, or any Person shall contest in any manner the validity, binding nature or enforceability of any such provision.

Section 8.2. Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsection (j) or (k) of Section 8.1 with respect to the Borrower) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind. In addition, the Administrative Agent may exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law or equity when any such Event of Default has occurred and is continuing. The Administrative Agent shall give notice to the Borrower under Section 8.1(c) promptly upon being requested to do so by any Lender. The Administrative Agent, after giving notice to the Borrower pursuant to Section 8.1(c) or this Section 8.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 8.1 with respect to the Borrower has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

Section 8.4. Post-Default Collections. Anything contained herein or in the other Loan Documents to the contrary notwithstanding (including, without limitation, Section 2.6(b)), all payments and collections received in respect of the Obligations and all proceeds of the Collateral and payments made under or in respect of the Guaranty Agreement received, in each instance, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

(a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 11.4 (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(b) second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(c) third, to the payment of principal on the Loans to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(d) fourth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower secured by the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(e) finally, to the Borrower or whoever else may be lawfully entitled thereto.

SECTION 9. THE ADMINISTRATIVE AGENT.

Section 9.1. Appointment and Authority. Each of the Lenders hereby irrevocably appoints BMO ~~Harris~~ Bank N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.2. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.3. Action by Administrative Agent; Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. The Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.2, 8.3, 8.4 and 11.3), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, or a Lender.

(c) Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 4.1 or 4.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.5. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.6. Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation defective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. If on the Resignation Effective Date no successor has been appointed and accepted such appointment, the Administrative Agent’s rights in the Loan Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 9 and Section 11.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.7. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.8. Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

Section 9.9. Enforcement of the Loan Documents; Possession of Collateral. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Loan Documents upon the execution and delivery thereof by the Administrative Agent. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or their Affiliates for any failure to monitor or maintain any portion of the Collateral. The Lenders hereby irrevocably authorize the Administrative Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by the Administrative Agent (or any security trustee therefore) under the provisions of the Uniform Commercial Code, including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 of the United States Bankruptcy Code, or at any sale or foreclosure conducted by the Administrative Agent or any security trustee therefore (whether by judicial action or otherwise) in accordance with applicable law. Except as otherwise specifically provided for herein, no Lender or their Affiliates, other than the Administrative Agent, shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Loan Documents; it being understood and intended that no one or more of the Lenders or their Affiliates shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Loan Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Loan Documents for the benefit of the Administrative Agent and the other Secured Parties. Each Lender hereby appointed agent for the purpose of perfecting the Administrative Agent’s security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code or other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions.

Section 9.10. Authorization to Release or Limit Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders and their Affiliates to (a) release any Lien covering any Collateral that is sold, transferred, or otherwise disposed of in accordance with the terms and conditions of this Agreement (including a sale, transfer, or disposition permitted by the terms of Section 7.4 or which has otherwise been consented to in accordance with Section 11.3), (b) reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax, and (c) release Liens on the Collateral following termination or expiration of the Commitments and payment in full in cash of the Obligations (other than contingent indemnification obligations). Upon the Administrative Agent’s request, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property or to release any Person from its obligations as a guarantor under the Loan Documents.

Section 9.11. Authorization of Administrative Agent to File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Parent or the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under the Loan Documents including, but not limited to, Sections 2.9, 3.2, and 11.4) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9 and 11.4. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.12. Certain ERISA Matters, (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or the Parent, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of, the Parent or the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.14. Recovery of Erroneous Payment. Notwithstanding anything to the contrary in this Agreement, if at any time the Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another ), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

SECTION 10. THE COLLATERAL AND GUARANTIES.

Section 10.1. Collateral and Collateral Accounts. (a) To secure the payment and performance of the Margin Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing lien on and security interest in, and right of set-off against, all right, title, and interest of the Borrower, whether now owned or existing or hereafter created, acquired or arising, in and to all of the Margin Collateral. All of the Margin Collateral shall be credited to one or more of the Accounts and shall be held by the Administrative Agent. No later than the close of business in Chicago, Illinois on the date of each request for a Margin Loan hereunder, the Borrower shall transfer into one or more of the Accounts Margin Collateral having a Market Value such that after giving effect to the requested Margin Loan the aggregate principal amount of all Margin Loans shall not exceed the Margin Borrowing Base as then determined and computed by the Administrative Agent. All of the Margin Collateral shall be at all times subject to the exclusive dominion and control of the Administrative Agent.

(b) NSCC Margin Collateral. To secure the payment and performance of the NSCC Margin Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing lien on and security interest in, and right of set-off against, all right, title, and interest of the Borrower, whether now owned or existing or hereafter created, acquired or arising, in and to all of the NSCC Margin Collateral.

(c) FICC Collateral. To secure the payment and performance of the FICC Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing lien on and security interest in, and right of set-off against, all right, title, and interest of the Borrower, whether now owned or existing or hereafter created, acquired or arising, in and to all of the FICC Collateral.

Section 10.2. Delivery of Collateral; Inspection. The Administrative Agent shall have the right, whether before or after the occurrence of any Default hereunder, to notify any third party holding any of the Collateral of the pledge thereof hereunder and require delivery thereof to the Administrative Agent and may take such steps with respect to any Collateral to insure that the Lien of the Administrative Agent is fully perfected and protected in compliance with the Uniform Commercial Code and applicable Federal rules and regulations. The Borrower shall permit the Administrative Agent or its representatives to inspect and make copies of the books and records relating to the Collateral of the Borrower and of the DTC or any other party holding the Collateral and to conduct an audit or inventory of the Collateral at any reasonable time or times either with or without prior notice.

Section 10.3. Payments and Other Proceeds. All cash proceeds of the Collateral shall be promptly remitted to the Administrative Agent to be held as additional Collateral in one of the Accounts or another deposit account under control of the Administrative Agent and shall be subject to release in accordance with Section 10.5.

Section 10.4. Voting Rights and Income. Unless and until an Event of Default has occurred and is continuing and thereafter until notified to the contrary by the Administrative Agent pursuant to Section 10.7 hereof, (a) the Borrower shall be entitled to exercise all voting and/or consensual powers pertaining to the Collateral or any part thereof, for all purposes not inconsistent with the terms of this Agreement or any other document evidencing or otherwise relating to any Obligations; and (b) the Borrower shall be entitled to receive and retain all cash interest and other distributions paid upon or in respect of the Collateral.

Section 10.5. Release of Collateral, (a) If the Borrower shall at any time desire the release of any item of Margin Collateral (including any Margin Collateral consisting of cash), the Borrower shall deliver to the Administrative Agent a written request for such release and on the day the Administrative Agent receives such request (if such request is received prior to 3:00 p.m. (Chicago time) on such day), the Administrative Agent may cause such item of Margin Collateral to be released from the relevant Account to an account of the Borrower maintained with DTC or another securities intermediary, provided that (i) no Default shall exist both before and immediately after giving effect to such release, and (ii) the aggregate principal amount of all Margin Loans outstanding as of 5:00 p.m. (Chicago time) shall not exceed the lesser of the Commitment and the Margin Borrowing Base, as determined and computed by the Administrative Agent at such time.

(b) Notwithstanding anything contained herein to the contrary, in the event that the Administrative Agent releases the Margin Collateral in accordance with clause (a) above (the “Released Collateral”) but the aggregate principal amount of all Loans exceed the Margin Borrowing Base at the time of such release, the Borrower hereby acknowledges and agrees that (i) the Administrative Agent continues to have a security interest in such Released Collateral and every portion or part thereof and in all proceeds thereof, (ii) the Borrower shall hold such Released Collateral and the proceeds thereof in trust for the Administrative Agent separate from all other Property of the Borrower and free and clear of all Liens and claims other than the Administrative Agent’s security interest herein, and (hi) the Borrower shall promptly (but no later than the next Business Day) and without notice or demand return such Released Collateral or the proceeds thereof to the Administrative Agent as a mandatory prepayment of the Loans in the event that the Borrower has failed to comply with clause (a)(ii) above.

Section 10.6. Settlement Account, (i) The Borrower hereby agrees that during any period when it may itself make withdrawals, transfers or other dispositions of funds in the Settlement Account it shall do so only (A) to the extent that immediately after such withdrawal, transfer or other disposition, the sum of (x) the aggregate amount of cash in the Settlement Account (other than with respect to amounts on deposit therein that can fairly be identified by the Borrower as being attributable to the Settlement Bank Obligations) plus (y) an amount equal to 80% of the Eligible NSCC Margin Deposits is at least equal to the aggregate principal amount of NSCC Margin Loans outstanding at such time or (B) to make payments on account of the Obligations. On or prior to the date of this Agreement, the Borrower shall direct NSCC to return any NSCC Margin Deposits to be returned to the Borrower to the Settlement Account. The Borrower shall cause such direction to be in full force and effect at all times until all the Obligations have been fully paid and performed and the Commitments have been terminated.

(ii) The Borrower agrees that the Settlement Account shall be at all times subject to the “control” (within the meaning of Section 9-104 of the UCC) of and held by the Administrative Agent as the depositary bank during the term of this Agreement, provided that unless an Event of Default has occurred and is continuing, the Borrower shall have the right to transfer or otherwise dispose of any funds in the Settlement Account. The Settlement Account shall be deemed to be a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC). For the purposes of this Agreement and Section 9-304 of the UCC, the Administrative Agent’s jurisdiction shall be deemed to be the State of Illinois.

Section 10.7. Further Acts. The Borrower hereby appoints the Administrative Agent, its nominee, and any other person whom the Administrative Agent may designate, as the Borrower’s attorney-in-fact, with full power, after the occurrence and during the continuation of any Event of Default, to liquidate the Collateral or any part thereof prior to its stated maturity, if any, without thereby incurring any liability whatsoever to the Borrower and, in the name of the Borrower or in the Administrative Agent’s own name or both, to demand, collect, withdraw, receipt for or sue for all amounts due or to become due and payable in respect of the Collateral, to execute any withdrawal receipts respecting the Collateral, to endorse the name of the Borrower on any and all commercial paper given in payment thereof, and to take any other action, including, without limitation, transfer any certificate evidencing the Collateral into the Administrative Agent’s own name or the name of its nominee, which the Administrative Agent deems necessary or appropriate to preserve or protect its interest in the Collateral. The Borrower hereby ratifies and approves all acts of any such attorney and agrees that neither the Administrative Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct. The foregoing power of attorney, being coupled with an interest, is irrevocable until the Obligations have been fully paid and satisfied and the commitment to extend additional credit to the Borrower has terminated.

Section 10.8. Remedies on Default. Upon the occurrence and during the continuation of any Event of Default hereunder, the Administrative Agent shall have such rights and remedies with respect to the Collateral or any part thereof and the proceeds thereof as are provided by the Uniform Commercial Code and such other rights and remedies with respect thereto which it may have at law or in equity or under this Agreement, including without limitation, to the extent not inconsistent with the provisions of the Uniform Commercial Code or other applicable law, the right to (a) transfer into the Administrative Agent’s name or into the name of its nominee or nominees or into an account at DTC in the name of, and for the benefit of, the Administrative Agent all or any portion of the Collateral and thereafter receive, for the benefit of the Administrative Agent, all cash payments made thereon, vote the same, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it was the outright owner thereof, and (b) sell all or any portion of the Collateral at any broker’s board or at public or private sale, without prior notice to the Borrower or any other person, except as otherwise required by law (and if notice is required by law, after 5 (five) days’ prior written notice), at such place or places and at such time or times and in such manner and for such consideration as the Administrative Agent may determine, and remit all amounts realized from the Collateral to the Administrative Agent for application to the repayment of the Obligations, whether on account of principal, interest, fees, charges, advances or expenses (to the extent the Borrower is obligated to reimburse the Administrative Agent and the Lenders for such expenses hereunder or under the other Loan Documents) or otherwise as the Administrative Agent in its sole discretion may elect, and then to pay the balance, if any, to the Borrower or as otherwise required by law; and if such proceeds are insufficient to pay the Obligations in full, the Borrower shall be liable for the deficiency.

Section 10.9. Rights of Administrative Agent With Respect to Calculations, (a) Schedules, Notices, Reports, etc. The Administrative Agent shall calculate the Margin Borrowing Base on each Business Day (or with respect to the Margin Collateral consisting of Corporate Bonds, each week), and in connection with such calculations, the Administrative Agent shall (i) obtain all necessary pricing and other market data from the Reporting Service in the determination of the Margin Borrowing Base, (ii) be entitled to rely on the information provided by the Borrower in any notice of a pledge of securities with respect to ratings of, and any restrictions on resale of, the securities described therein, (hi) not give effect to any increase in either Margin Borrowing Base as a result of the transfer by the Borrower of additional Margin Collateral unless it has received and verified the pricing information applicable to such additional Margin Collateral, (iv) not give effect to any decrease in the Margin Borrowing Base as a result of a request by the Borrower for release of Collateral unless it has verified the satisfaction of the conditions set forth in Section 10.5 and (v) be entitled to rely on the information provided by the Administrative Agent or the Borrower pursuant to the other provisions hereof.

(b) Limitation on Liability. In no event shall the Administrative Agent be liable to the Borrower or any other Person for the accuracy of the value of any item of the Margin Collateral, for any determinations regarding the eligibility of any securities for inclusion in the Margin Collateral or for determinations regarding the amount of any Obligation, except in the case of its gross negligence or willful misconduct. In furtherance of the foregoing, the parties hereto acknowledge and agree that the obligations of the Administrative Agent hereunder, including without limitation, to make determinations of the Margin Borrowing Base and to provide reports and notices hereunder, are based upon information provided to the Administrative Agent as set forth herein. In no event shall the Administrative Agent have any duty or obligation to independently verify the information so provided to it (or the accuracy or completeness thereof).

Section 10.10. Waiver of Administrative Agent’s Rights Against Collateral. The Administrative Agent hereby acknowledges and agrees that any right it may now have or hereafter acquire against any item of Collateral (prior to its release pursuant to Section 10.5 hereof), by way of right of set-off, Administrative Agent’s lien, by enforcement of any rights under any security agreement or otherwise, shall be used solely to satisfy outstanding Obligations in the manner provided for herein until all Obligations have been repaid in full and the Commitment has been terminated or expired.

Section 10.11. Agreement Regarding Customers Securities and Firm Securities. To ensure that the Borrower is in compliance with the Rules, the Borrower and the Administrative Agent hereby agree that, notwithstanding anything to the contrary contained herein or in any other Loan Document:

(a) None of the Firm Obligations shall be secured by or be any charge against any Customer Securities.

(b) None of the Customer Obligations shall be secured by or be any charge against securities other than Customer Securities and Firm Securities unless (i) the Borrower agrees such Customer Securities as it is informed by the Borrower, pursuant to and in compliance with the Rules, are securities for account of one or more of the Borrower’s customers, will be segregated by the Administrative Agent from any other securities (and the Administrative Agent hereby agrees to make such segregation), and (ii) only Customer Securities are identified by the Administrative Agent as substitutes for other Customer Securities.

(c) In consequence of (a) above, all Customer Securities shall be security for any and all Customer Obligations, provided, however, that any part of such Customer Obligations secured by Customer Securities may be treated as a separate Customer Loan if, and only if, upon the creation of such part the Administrative Agent approves a notation in the Notice of Borrowing to the effect that such part is to be treated as a separate Customer Loan and that the Customer Securities specifically pledged therefor are carried for the account of a single customer of the Borrower whereupon (without prejudice to the rights of the Administrative Agent in connection with any other Customer Securities) the Customer Securities specifically pledged therefor shall be held separate and apart from all other Customer Securities and shall not be security for any other part of such Customer Obligations.

(d) No rehypothecation, assignment or other transfer of any Customer Securities or any interest therein shall be made by the Administrative Agent except subject to the limitations and restrictions contained herein.

(e) For the purposes of this Agreement, and in addition, wherever used herein or any other Loan Document, (i) the term “Customer Securities” shall be deemed to mean securities (A) which, according to a Notice of Borrowing received by the Administrative Agent from the Borrower pursuant to and in compliance with the Rules, are securities for the account of one or more of its customers, or (B) which are securities carried for one or more of the Borrower’s customers and hypothecated to secure a Customer Loan made and to be repaid on the same calendar day, and (ii) a Customer Loan shall be deemed to be a “Loan against Customer Securities” if only Customer Securities are identified by the Administrative Agent as security used for the purpose of obtaining or increasing such Customer Loan.

Section 10.12. Guaranties. The payment and performance of the Obligations shall at all times be guaranteed by the Parent pursuant to the Guaranty Agreement.

SECTION 11. MISCELLANEOUS.

Section 11.1. Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to the Borrower, to it at Four World Trade Center 45th Floor, 150 Greenwich Street, New York, NY 10007, Attention of Chris Pento (Telephone No. (646) 738-4068; electronic mail: [     ], and with a copy to Four World Trade Center 45th Floor, 150 Greenwich Street, New York, NY 10007 , Attention of Kenneth A. Sicklick; electronic mail: legal@clearstreet.io;

(ii) if to the Administrative Agent, to BMO ~~Harris~~ Bank N.A at 320 South Canal Street, Chicago, Illinois 60606, Attention of Futures and Securities (Facsimile No. (312) 765-8201; Telephone No. (312) 461-2491);

(iii) if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Sections 2.1 and 2.4 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform, (i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

Section 11.2. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the relevant Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) days after having received notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.2 and 11.4 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the ‘Register’”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Parent, the Borrower or any of their Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (hi) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.4(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1 and 3.2 (subject to the requirements and limitations therein, including the requirements under Section 3.1(g) (it being understood that the documentation required under Section 3.1(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.15 and 3.4 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.2, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.15 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.6 (Right of Setoff) as though it were a Lender; provided that such Participant agrees to be subject to Section 11.7 (Sharing of Payments by Lenders) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5flO3-l(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 11.3. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders (or the Administrative Agent acting at the direction of the Required Lenders) (except as otherwise stated below to require only the consent of the Lenders affected thereby), and (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; provided that:

(i) no amendment or waiver pursuant to this Section 11.3 shall (A) increase any Commitment of any Lender without the consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section IV or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender) or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan hereunder; provided, however, that only the consent of the Required Lenders shall be necessary to amend the default rate provided in Section 2.7 or to waive any obligation of the Borrower to pay interest or fees at the default rate as set forth therein;

(ii) no amendment or waiver pursuant to this Section 11.3 shall, unless signed by each Lender, change the definition of Required Lenders, change the provisions of this Section 11.3, change Section 11.7 in a manner that would affect the ratable sharing of setoffs required thereby, change the application of payments contained in Section 2.10 or 8.4, release the Parent as the guarantor or all or substantially all of the Collateral (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document;

(iii) no amendment or waiver pursuant to this Section 11.3 shall, unless signed by each Lender affected thereby, extend the Termination Date; provided, that only the consent of the Required Lenders shall be necessary to amend or waive any Level II Termination Event; and

(iv) no waiver or amendment shall, unless signed by each Lender, change the definition of Borrowing Base or any definition thereof (or waive any mandatory prepayment due under Section 2.6(b)) so as to make more credit available as a consequence thereof.

Notwithstanding anything to the contrary herein, (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (2) if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, (3) guarantees, collateral security documents and related documents executed by the Borrower in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents, and (4) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Section 11.4. Costs and Expenses; Identification.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including, without limitation, such reasonable and documented fees and expenses incurred in connection with the creation, perfection or protection of the Liens under the Loan Documents (including all reasonable and documented title insurance fees and all search, filing and recording fees), and (ii) all out-of-pocket reasonable and documented expenses incurred by the Administrative Agent or any Lender (including the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket reasonable and documented expenses incurred during any workout, restructuring or negotiations in respect of such Loans (including all such reasonable and documented costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Parent or the Borrower as a debtor thereunder). The foregoing notwithstanding, the Borrower’s obligations under this Section 11.4(a) for fees and expenses of legal counsel shall be limited to fees and expenses of (x) one outside legal counsel for all Persons described in clauses (i) and (ii), taken as a whole, (y) in the case of any conflict of interest, one outside legal counsel for such affected Person or group of Persons, and (z) if necessary, one specialist counsel and local legal counsel in each material relevant jurisdiction.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any third party or the Parent or the Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and their Related Parties, the administration and enforcement of this Agreement and the other Loan Documents (including all such reasonable and documented costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Parent or the Borrower as a debtor thereunder), (ii) any Loan or the use or proposed use of the proceeds therefrom, or (hi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Parent or the Borrower, and regardless of whether any Indemnitee is a party thereto (including, without limitation, any settlement arrangement arising from or relating to the foregoing); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Parent or the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Parent or the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) result from a claim not involving an act or omission of the Borrower and that is brought by an Indemnitee against another Indemnitee (other than against the arranger or the Administrative Agent in their capacities as such). This subsection (b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. The foregoing notwithstanding, the Borrower’s obligations under this Section 11.4(b) for fees and expenses of legal counsel shall be limited to fees and expenses of (i) one outside legal counsel for all Indemnitees, taken as a whole, (y) in the case of any conflict of interest, one outside legal counsel for such affected Indemnitee or group of Indemnitees, and (z) if necessary, one specialist counsel and local legal counsel in each material relevant jurisdiction.

(c) Reimbursement by Lenders. To the extent that (i) the Parent or the Borrower for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by any of them to the Administrative Agent (or any sub-agent thereof) or any Related Party or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are imposed on, incurred by, or asserted against, Administrative Agent or a Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Administrative Agent or a Related Party in connection therewith, then, in each case, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender). The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 11.15.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party shall assert, and each party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

Section 11.5. No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Section 11.6. Right of Setoff. In addition to any rights now or hereafter granted under the Loan Documents or applicable law and not by way of limitation of any such rights, if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Parent or the Borrower against any and all of the obligations of the Parent or the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Parent or the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the other Secured Parties, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.7. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Parent, the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Parent and the Borrower consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Parent and the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 11.8. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 11.9. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to, Sections 3.1, 3.2 and 11.4, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

Section 11.10. Counterparts; Integration; Effectiveness.

(a) Counterparts; Integration; effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf’ or “tif’) format shall be effective as delivery of a manually executed counterpart of this Agreement. For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

(b) Electronic Execution of Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents, including any Assignment and Assumption, shall be deemed to include electronic signatures and electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronics Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.11. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 11.12. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

Section 11.13. Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Borrower has one or more Subsidiaries. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION WHICH IS PROHIBITED BY THE TERMS OF ANY OTHER LOAN DOCUMENT, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN SUCH OTHER LOAN DOCUMENTS.

Section 11.14. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (hi) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.

Section 11.15. Lender’s Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

Section 11.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Parent, the Borrower and their Subsidiaries and the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Parent, the Borrower or any of their Subsidiaries on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Parent, the Borrower and their Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (hi) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent, the Borrower or any of their Affiliates, or any other Person; (ii) none of the Administrative Agent or any Lender has any obligation to the Parent, the Borrower or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (hi) the Administrative Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Parent, the Borrower and their Affiliates, and none of the Administrative Agent and the Lenders has any obligation to disclose any of such interests to any of the Parent, the Borrower or their Affiliates. To the fullest extent permitted by law, the Parent and the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.17. Governing Law; Jurisdiction; Consent to Service of Process, (a) THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE SPECIFIED THEREIN), AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Parent or the Borrower or their respective properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.17(b). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e-mail) in Section 11.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.

Section 11.18. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF

ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.19. USA Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 11.20. Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties that have a need to know such Information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to any rating agency in connection with rating the Parent, the Borrower or their Subsidiaries or the Facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the WBI, LP (“WBI”), the Parent, the Borrower or any of the Subsidiaries or from any other Person on behalf of the Borrower or any Subsidiary relating to WBI, the Parent, the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent, the Borrower or any of their Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto (including any party becoming a party hereto by virtue of an Assignment and Assumption) acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the Applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 11.22. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported

QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity’’’ means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 3 82.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 11.23. Time is of the Essence. Time is of the essence of this Agreement and each of the other Loan Documents.

[SIGNATURE PAGES TO FOLLOW]

This Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

“BORROWER” CLEAR STREET LLC

By:
Name:
Title:

“ADMINISTRATIVE AGENT AND LENDERS” BMO ~~Harris~~ BANK N.A., as Administrative Agent and a Lender

~~By~~By
~~—Name~~Name
~~—Title~~Title

~~TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender~~

CIBC BANK USA, as a Lender

By:
Name:
Title:

OLD NATIONAL BANK, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]

TRISTATE CAPITAL BANK, as a Lender

By:
Name:
Title:

NORTHBROOK BANK & TRUST COMPANY, N.A., as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]

EXHIBIT A

NOTICE OF BORROWING

Date: _________, ____

To:

BMO ~~Harris~~ Bank N.A., as Administrative Agent for the Lenders party to the Credit Agreement dated as of December 4, 2020 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Clear Street LLC, certain Lenders which are signatories thereto, BMO ~~Harris~~ Bank N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the Borrowing specified below:

(1) Borrowing Date

(2) Dollar Amount of Loan Requested

(3) Dollar Amount of Loan Requested and Type of Loan ~~[Margin Loan] / [NSCC Margin     Loan] / [~~ (check all the apply):

$    FICC Loan

$    Margin Loan - Customer Loan secured by Customer Securities

$    Margin Loan - Firm Loan secured by Firm Securities

$    NSCC Margin Loan

$    Receivable Loan

$    Reserve Loan~~]~~

Annex I attached hereto sets forth data and computations evidencing the Borrowing Base, and all of such data and computations are true, correct and complete and have been made in accordance with the relevant sections of the Credit Agreement.

For new value received the undersigned hereby pledges to the Administrative Agent and grants to the Administrative Agent, for the benefit of the Lenders, a security interest in the securities and other Property listed on the schedule(s) attached hereto as Annex II and made a part hereof and confirms a pledge of and security interest in the same now in effect in favor of the Administrative Agent, together with all rights related thereto and all proceeds thereof pursuant to the terms of the Credit Agreement.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;

(b) no Default has occurred and is continuing or would result from such proposed Loan; and

(c) after giving effect to the Loan:

(i) the aggregate principal amount of all Loans outstanding under this Agreement shall not exceed the Commitment;

(ii) the aggregate principal amount of Margin Loans at any time outstanding shall not exceed the Margin Borrowing Base as then determined and computed,

(iii) the aggregate principal amount of ~~NSCC Margin~~ FICC Loans at any time outstanding shall not exceed the ~~NSCC~~FICC Borrowing Base as then determined and computed,

(iv) the aggregate principal amount of ~~Reserve~~NSCC Margin Loans at any time outstanding shall not exceed the ~~Reserve~~NSCC Borrowing Base as then determined and computed,

(v) the aggregate principal amount of ~~Customer~~Receivables Loans at any time outstanding shall not exceed the ~~Customer Loan Limit,~~Receivable Borrowing Base as then determined and computed

(vi) the aggregate principal amount of ~~Firms~~Reserve Loans at any time outstanding shall not exceed the Reserve Borrowing Base as then determined and computed,

(vii) the aggregate principal amount of Customer Loans at any time outstanding shall not exceed the Customer Loan Limit, and

(viii) the aggregate principal amount of Firm Loans at any time outstanding shall not exceed the Firm Loan Limit.

(4)

With respect to FICC Loans, NSCC Margin ~~Loan~~Loans, Receivable Loans and Reserve Loans, the Number of Zero Loan Days during the current month: __________________. [Number of Zero Loan Days during any calendar month cannot be less than 8]

~~(5)~~	~~To the extent such Loan is a Margin Loan, then such requested Borrowing is (select one):~~

[—] ~~Customer Loan secured by Customer Securities; or~~

[—] ~~Firm Loan secured by Firm Securities.~~

CLEAR STREET LLC

By:
Name:
Title:

ANNEX I

TO

NOTICE OF BORROWING

A - BORROWING BASE (MARGIN LOANS**
(1)	Market Value of Eligible Federal Government Securities	X90%	$	__________________
(2)	Market Value of Eligible Bond Securities	x90%	$	__________________
(3)	the Market Value of Eligible Equity Securities	x80%	$	__________________
(4)	Sum of Lines (1), (2) and (3)		$	__________________
(5)	Outstanding Margin Loans		$	__________________
(6)	Availability (Line (4) minus Line (5))		$	__________________

B - BORROWING BASE (FICC LOANS)
(1)	Eligible FICC Margin Deposits	x80%	$	__________________
(2)	Outstanding JHCC Loans		$	__________________
(3)	Availability (Line (A) minus Line		$	__________________

C - BORROWING BASE (NSCC MARGIN LOANS)
~~(a)~~(1)	Previous month 10th lowest Eligible NSCC Margin Deposits		$	__________________
~~(b)~~(2)	Current Eligible NSCC Margin Deposits		$	__________________

**

Eligible Securities shall exclude securities held in the Borrower’s inventory for more than thirty (30) consecutive days and the calculation of Eligible Bond Securities and Eligible Equity Securities shall exclude the Market Value of any security that exceeds 15% of the Borrowing Base (Margin Loans)

~~(c)~~(3)	Line (~~b~~2) minus Line (~~a~~1)		$	__________________
~~(d)~~(4)	Line (~~c~~3) multiplied by 80% (to the extent positive)		$	__________________
~~(e)~~(5)	Outstanding NSCC Margin Loans		$	__________________
~~(f)~~(6)	Availability (Line (~~d~~4) minus Line (~~e~~5))		$	__________________

D - BORROWING BASE (RECEIVABLE LOANS)
(1)	Aggregate unpaid amount of Eligible Receivables for which the margin has been called but not received by the Borrower	x80%	$	_________________
(2)	Ihe amount by which the Eligible Receivables owing from any one Account Debtor and its Affiliates exceeds 15% of all Eligible Receivables	X100%	$	_________________
(3)	Line (1) minus Line (2)		$	_________________
(4)	Outstanding Receivable Loans		$	_________________
(5)	Availability (Line (3) minus Line		$	_________________

E - BORROWING BASE (RESERVE LOANS)
~~(i)~~(1)	Amount in Reserve Account as of _____ (the “Requested Withdrawal Date”)	$	__________________
~~(ii)~~(2)	Requested customer withdrawals from the Requested Withdrawal Date	$	__________________
~~(iii)~~(3)	Deposits required to be made in the Excluded Account from the Requested Withdrawal Date	$	__________________
~~(iv)~~(4)	Line (~~ii~~2) minus Line (~~iii~~3) (to the extent positive)	$	__________________
~~(v)~~(5)	Outstanding Reserve Loans	$	__________________
~~(vi)~~(6)	Availability (Line (~~iv~~4) minus Line (~~v~~5)	$	__________________

LIMITATIONS ON AVAILABILITY[1]
A.	Outstanding Loans after giving effect to such requested Borrowing (sum of ~~Line~~Lines (A)(5), ~~Line~~ (~~e~~B)(2), (C)(5), (D)(4), and ~~Line~~ (E)(~~v~~5))	$	__________________
B.	The lesser of (i) ~~$4 00,000,000~~ 315,000,000 and (ii) Line A	$	__________________
C.	Outstanding FICC Loans, NSCC Margin Loans, Receivable Loans and Reserve Loans after giving effect to such requested Borrowing (sum of ~~Line~~ (B)(~~e~~2), (C)(5), (D)(4), and ~~Line~~ (E)(~~v~~5))	$	__________________
D.	The lesser of (i) $~~250,000,000~~ 210,000,000 and (ii) Line C	$	__________________

[1]

~~NTD: With respect to the amounts listed in the chart below, please confirm whether the intent was to reflect the accordion. Or do we need to build-into new Section 2.17 the math that would adjust the $400,000,000 (or $300,000,000) and $250,000,000 (or $187,500,000) dollar amounts?~~

ANNEX II

TO

NOTICE OF BORROWING

EXHIBIT B

REVOLVING NOTE

U.S. $________	December 4, 2020

FOR VALUE RECEIVED, the undersigned, CLEAR STREET LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to(the “Lender”) or its registered assigns on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of the Administrative Agent in Chicago Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of Dollars ($) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of December 4, 2020, among the Borrower, the Lenders and BMO ~~Harris~~ Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

CLEAR STREET LLC

By:
Name:
Title:

EXHIBIT C

CLEAR STREET LLC

COMPLIANCE CERTIFICATE

To:	BMO ~~Harris~~ Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of December 4, 2020, among Clear Street LLC, as Borrower, the Lenders party thereto from time to time, and BMO ~~Harris~~ Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected ____________ of the Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4. The financial statements required by Section 6.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5. The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement. In the event of a conflict between the attached spreadsheet and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of _________ 20__.

CLEAR STREET LLC

By:
Name:
Title:

Schedule I

to Compliance Certificate

Clear Street LLC

Compliance Calculations

for Credit Agreement dated as of December 4, 2020

CALCULATIONS AS OF         ,

A.	Minimum Tangible Net Worth (Section 7.12(a))
1.	Tangible Net Worth	$
2.	Line Al shall not be less than	$	~~350,000,000~~ 400,000,000
3.	The Borrower is in compliance (circle yes or no)		yes/no
B.	Minimum Excess Net Capital (Section 7.12(b))
1.	Excess Net Capital	$
2.	Line Bl shall not be less than		$250,000,000
3.	The Borrower is in compliance (circle yes or no)		yes/no
C.	Total Assets to Total Equity (Section 7.12(c))
1.	Total Assets	$
2.	Matched repurchased agreements	$
3.	Loans consisting of securities	$
4.	Line C1 minus Line C2 minus Line C3	$
5.	Total equity	$
6.	Ratio of Line C4 to C5		to
7.	Line C6 shall not exceed		13.0 to 1.0
8.	The Borrower’s in Compliance		yes/no
D.	Minimum Liquidity Ratio (Section 7.12(d))
1.	Unencumbered marketable securities (determined after taking into account prudent and customary financing haircuts as reasonably determined by the Administrative Agent) (exclusive of any securities on deposit in a Customer Reserve Bank Account or a PAB Reserve Bank Account, as those terms are defined in Exchange Act rule 15c3-3)	$

2.	Unencumbered cash (exclusive of any cash on deposit in a Customer Reserve Bank Account or a PAB Reserve Bank Account, as those terms are defined in Exchange Act rule 15c3-3 unless such cash on deposit is available to satisfy any obligation of the Borrower)	$
3.	Sum of Eligible FICC Margin Deposits and Eligible NSCC Margin Deposits (solely to the extent of the lesser of (x) the amount, if any, by which the Borrowing Base at such time exceeds the aggregate outstanding amount of Loans and (y) an amount equal to the Commitment minus the aggregate outstanding amount of Loans)	$
4.	Sum of Lines DI plus D2 plus D3	$
5.	Unsecured Indebtedness (other than the Loans, Subordinated Debt and intercompany Indebtedness that is subordinated to the Obligations, and exclusive of any credit balances carried for the account of any customer, broker or dealer)	$
6.	Ratio of Line D4 to line D5		to
7.	Line D6 ratio shall not be less than		1.0 to 1.0
8.	The Borrower is in compliance (circle yes or no)		yes / no

EXHIBIT D

CERTIFICATE RE: ~~ELIGIBLE NSCC~~ MARGIN DEPOSITS

To:	BMO—~~Harris~~ Bank N.A., asAdministrative Agent under, and the Lenders party to, the CreditAgreement described below

This Certificate re: Eligible ~~NSCC~~ Margin Deposits is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of December 4, 2020 among, Clear Street LLC, the Lenders party thereto from time to time, and BMO ~~Harris~~ Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). The undersigned hereby certifies ~~that~~the following:

(a) the Eligible FICC Margin Deposit as of the last day of the most recently ended calendar month:

(b) the Eligible NSCC Margin Deposits in effect for each Business Day in the most recently ended calendar month were as described on the schedule attached hereto.

Unless otherwise defined herein, the terms used in this Certificate have the meanings ascribed thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set my name as of the date set forth below.

CLEAR STREET LLC

By:
Name:
Title:

Date:      , 202

SCHEDULE

ELIGIBLE NSCC MARGIN DEPOSITS

Date of Business Day	Eligible NSCC Margin Deposits
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
10th Lowest Eligible NSCC Margin Deposits during the calendar month	$

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]~~2~~1 2Assignor identified in item 1 below (|the][each, an] “Assignor”) and [the][each]~~3~~2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees]~~4~~3 hereunder are several and not joint.]~~5~~4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the]|each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of |the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any]

~~2~~1

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

~~3~~2

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

~~4~~3	Select as appropriate.
~~5~~4	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2. Assignee [ s]:

[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]

3. Borrower: Clear Street LLC

4. Administrative Agent: BMO ~~Harris~~ Bank N.A., as the administrative agent under the Credit Agreement

5.  Credit Agreement: Credit Agreement dated as of December 4, 2020 among Clear Street LLC, the Lenders parties thereto, BMO ~~Harris~~ Bank N.A., as Administrative Agent, and the other agents parties thereto

6. Assigned Interest[s]:

ASSIGNOR[S]~~6~~[5]	ASSIGNEE[S]~~7~~ [6]	FACILITY ASSIGNED ~~8~~[7]	AGGREGATE AMOUNT OF COMMITMENT/LOANS FOR ALL LENDERS~~9~~[8]	AMOUNT OF COMMITMENT/LOANS ASSIGNED[8]	PERCENTAGE ASSIGNED OF COMMITMENT / LOANS~~10~~[9]
			$	$		%
			$	$		%
			$	$		%

~~6~~5	List each Assignee, as appropriate.
~~7~~6	List each Assignor, as appropriate.
~~8~~7	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment
~~9~~8	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
~~10~~9	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[7. Trade Date: _______________]~~11~~[10]

[PAGE BREAK]

~~11~~10	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: ____________, 20___ [To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]~~12~~[11] [NAME OF ASSIGNOR]

By
Name
Title

[NAME OF ASSIGNOR]

By
Name
Title

ASSIGNEE[S]~~13~~[12] [NAME OF ASSIGNEE]

By
Name
Title

[NAME OF ASSIGNEE]

By
Name
Title

~~12~~11	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
~~13~~12	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and]~~14~~13 Accepted:

BMO ~~Harris~~ Bank N.A., as Administrative Agent

By
Name
Title

[Consented to:]~~15~~14

CLEAR STREET LLC

By
Name
Title

~~14~~13	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
~~15~~14	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

EXHIBIT F

INCREASE REQUEST

Dated _____________, ______

To:	BMO ~~Harris~~ Bank N.A., as Administrative Agent for the Lenders party to the Credit Agreement dated as of December 4, 2020, as amended, among Clear Street LLC, as Borrower, the Guarantors referred to therein, the Lenders party thereto from time to time, and the Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

The undersigned, Clear Street LLC, a Delaware limited liability company (the “Borrower”), hereby refers to the Credit Agreement and requests that the Administrative Agent consent to an increase in the aggregate Commitments (the “Revolver Increase”), in accordance with Section 2.17 of the Credit Agreement, to be effected by [an increase in the Commitment of [name of existing Lender]] [the addition of [name of new Lender] (the “New Lender”), as a Lender under the terms of the Credit Agreement]. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

After giving effect to such Revolver Increase, the Commitment of the [Lender] [New Lender] shall be $____________.

[Include paragraphs 1-4 for a New Lender]

1. The New Lender hereby confirms that it has received a copy of the Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of any Loan Party or any of its Subsidiaries or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

2. Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto.

3. The New Lender shall deliver to the Administrative Agent a completed Administrative Questionnaire.

4. The New Lender has delivered to the Borrower and the Administrative Agent (or is delivering to the Borrower and the Administrative Agent concurrently herewith), as required, the Tax forms referred to in Section 3.1 of the Credit Agreement.

THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

The Revolver Increase shall be effective when the executed consent of the Administrative Agent is received or otherwise in accordance with Section 2.17 of the Credit Agreement, but not in any case prior to __________________, ____~~16~~15. It shall be a condition to the effectiveness of the Revolver Increase that all expenses referred to in Section 2.17 of the Credit Agreement shall have been paid.

The Borrower hereby certifies that (a) no Default has occurred and is continuing and (b) each of the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents are and remain true and correct in all material respects on the effective date of this Revolver Increase (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

[SIGNATURE PAGES TO FOLLOW]

~~16~~15	Date must be at least five Business Days from date of this notice

Please indicate your consent to such Revolver Increase by signing the enclosed copy of this letter in the space provided below.

Very truly yours, CLEAR STREET LLC

By
Name
Title

[NEW OR EXISTING LENDER INCREASING REVOLVING CREDIT COMMITMENTS]

By
Name
Title

The undersigned hereby consents on this ____ day of ________, 20___, to the above-requested Revolver Increase

BMO ~~HARRIS~~ BANK N.A., as Administrative Agent

By:
Name
Title

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

SECTION 1. REPRESENTATIONS AND WARRANTIES.

Section 1.1. Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

Section 1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11,2(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.2(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.5 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

SECTION 2. PAYMENTS.

From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

SECTION 3. GENERAL PROVISIONS.

This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

SCHEDULE 2.1

COMMITMENTS

NAME OF LENDER	COMMITMENT
BMO ~~Harris~~ Bank N.A.	$	~~100,000,000.00~~ 125,000,000.00
Customers Bank		$50,000,000.00
CIBC Bank USA		$40,000,000.00
Old National Bank		$30,000,000.00
~~TriState Capital Bank~~	~~$~~	 ~~20,000,000.00~~
Northbrook Bank & Trust Company, NA.	$	~~20,000,000.00~~ 30,000,000.00
TriState Capital Bank		$20,000,000.00
~~Signature Bank~~	~~$~~	 ~~20,000,000.00~~
Bank of America, N.A.		$20,000,000.00

TOTAL	$	~~300,000,000~~ 315,000,000.00

SCHEDULE 5.2

SUBSIDIARIES

Clear Street Markets LLC

ANNEX II

LIMITED LIABILITY COMPANY AGREEMENT

OF CLEAR STREET HOLDINGS LLC

EIGHTH

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

CLEAR STREET HOLDINGS LLC

Dated April 14, 2023

i

ii

EXHIBIT A	MEMBERS

iii

This Eighth Amended and Restated Operating Agreement (this “Agreement”) of Clear Street Holdings LLC (the “Company”), a Delaware limited liability company, is made as of April 14, 2023 (the “Effective Date”), by and among each of the Persons and entities listed on Exhibit A hereto and such other Persons who shall be admitted in the future in accordance with the terms hereof and shall have agreed to be bound hereby, each being hereinafter sometimes referred to individually as a “Member” and collectively as the “Members.”

WHEREAS, certain of the Members entered into a Seventh Amended and Restated Operating Agreement of the Company dated as of January 10, 2023 (the “Previous Operating Agreement”); and

WHEREAS, the Members desire to enter into this Agreement to amend certain provisions of the Previous Operating Agreement and restate the terms of the Previous Agreement as so amended.

NOW, THEREFORE, for and in consideration of the above premises, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

GENERAL PROVISIONS

Section 1.1 Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

“Acquisition Agreement” shall mean any agreement entered into by the Company for the acquisition of the equity of an entity or the assets related to a business of an entity.

“Act” shall mean the Delaware Limited Liability Company Act, 6 Del. Code § 18-101, et seq., as amended from time to time.

“Act of Bankruptcy” shall mean, with respect to any Person, such Person admitting in writing its inability to pay its debts generally, making a general assignment for the benefit of creditors, or instituting any proceeding seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition, of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property.

“Adjusted Capital Account” shall mean the Capital Account maintained for each Member as of the end of each Taxable Year of the Company (a) increased by (i) an amount equal to such Member’s allocable share of the Company’s Minimum Gain attributable to Company Nonrecourse Liabilities as computed on the last day of such Taxable Year in accordance with the applicable Regulations; (ii) an amount equal to such Member’s allocable share of the Company’s Minimum Gain attributable to Member Nonrecourse Debt as computed on the last day of such Taxable Year in accordance with the applicable Regulations and (iii) the amount such Member is deemed to be obligated to restore pursuant to Regulations § 1.704-l(b)(2)(ii)(c); and (b) reduced by all reasonably expected adjustments, allocations and distributions described in Regulations §§ 1.704-l(b)(2)(ii)(d)(4), (5) and (6).

1

“Adjusted Property” shall mean each Company property or other asset the Carrying Value of which has been adjusted pursuant to Section 5.7.

“Adjustment Year” shall have the meaning assigned thereto in section 6225(d)(2) of the Code, as amended by the BBA.

“Affiliate” shall mean, with respect to a particular party hereto, those Persons Controlling, Controlled by or under common Control with such party as well as majority-owned entities of such party and of such party’s other Affiliates.

“Agreed Value” of any Contributed Property shall mean the fair market value of such property or other consideration at the time of contribution as reasonably determined by the Managing Member. Subject to Section 5.7, the Managing Member shall, in its reasonable discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Aggregate Yield” means, as of any date, the aggregate amount of the Yield accrued on the Company Preferred Interest from and after December 31, 2021.

“Agreement” shall have the meaning set forth in the Preamble.

“BBA” shall mean the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, 129 Stat. 584 (2015).

“Book-Tax Disparities” shall mean with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member’s Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Member’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Capital Account” shall mean, with respect to a Member, and any Unit, Company Participating Interest or Company Preferred Interest such Member’s capital account with respect thereto established and maintained in accordance with the provisions of Section 5.5.

“Capital Contribution” shall mean, with respect to any Member, the aggregate amount of money and the fair market value of any property other than money contributed to the Company by such Member (net of any associated Liabilities assumed by the Company).

2

“Carrying Value” shall mean (i) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such Contributed Property, (ii) with respect to an Adjusted Property, the amount determined pursuant to Section 5.7 as appropriate, reduced (but not below zero) by all depreciation, amortization and cost recovery charged to the Members’ Capital Accounts in respect of such Adjusted Property and (iii) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination.

“Cash Consideration” shall mean, with respect to any Acquisition Agreement as to which Group Inc. is the acquiror, the amount of cash actually paid by Group Inc. on the Closing Date pursuant thereto.

“Certificate” shall have the meaning set forth in Section 1.2(a).

“Chief Executive Officer” shall have the meaning set forth in Section 4.2.

“Class A Member” shall mean any Member with respect to its Class A Units.

“Class A Units” shall have the meaning set forth in Section 5.1.

“Class C Member” shall mean any Member with respect to its Class C Units.

“Class C Units” shall have the meaning set forth in Section 5.1.

“Class D Member” shall mean any Member with respect to its Class D Units.

“Class D Units” shall have the meaning set forth in Section 5.1.

“Closing Date” shall mean, with respect to any Acquisition Agreement, the date on which the transactions contemplated by such Acquisition Agreement are consummated in accordance therewith.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of any succeeding law).

“Common Units” shall mean the Class A Units, the Class C Units and the Class D Units.

“Company” shall mean Clear Street Holdings LLC.

“Company Nonrecourse Deductions” shall mean, with respect to Company Nonrecourse Liabilities, the amount of deductions, losses and expenses equal to the net increase during the year in Minimum Gain attributable to Company Nonrecourse Liabilities, reduced (but not below zero) by the proceeds, if any, of such Company Nonrecourse Liabilities distributed during the year, as determined in accordance with the applicable Regulations.

“Company Nonrecourse Liabilities” shall mean nonrecourse liabilities (or portions thereof) of the Company for which no Member bears the Economic Risk of Loss.

3

“Company Participating Interest” shall have the meaning set forth in Section 5.1.

“Company Preferred Balance” shall mean, as of April 1, 2023, $89,668,693.

“Company Preferred Interest” shall have the meaning set forth in Section 5.1.

“Contributed Property” shall mean each property or other asset, excluding cash, contributed to the Company (or deemed contributed to the Company).

“Control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) shall mean the ownership or control of securities possessing at least 50% of the voting power of all outstanding voting securities of an entity or the power to otherwise direct or cause the direction of the management and policies of such entity, whether through the ownership of voting interests or similar rights.

“Conversion” shall have the meaning set forth in the Preamble.

“Corresponding Common Stock” shall mean the Group Inc Class A Common Stock.

“Corresponding Series A Preferred Stock” shall mean Group Inc. Series A Perpetual Cumulative Preferred Stock.

“Corresponding Series B Preferred Stock” shall mean the Corresponding Series B-l Preferred Stock and the Corresponding Series B-2 Preferred Stock.

“Corresponding Series B-l Preferred Stock” shall mean the Group Inc. Series B-l Preferred Stock.

“Corresponding Series B-2 Preferred Stock” shall mean the Group Inc. Series B-2 Preferred Stock.

“CSH USVI” shall mean Clear Street Holdings USVI Inc., a United States Virgin Islands company.

“CS Management” shall mean Clear Street Management LLC, a Delaware limited liability company.

“CS Management Participating Interest” shall mean, as of any date, the rights of a “Class B Member” of CS Management to receive payments with respect to his or her “Net Trading Profits” as defined in and pursuant to the Summit Management Member Agreement applicable to such Class B Member and in effect on such date, as the same may be amended from time to time.

“Curative Allocation” shall have the meaning set forth in Section 6.3.

“Damages” shall mean any damage, judgment, amount paid in settlement, fine, penalty, punitive or consequential damages, or cost or expense of any nature (including reasonable attorneys’ fees and disbursements) arising out of an Indemnified Capacity.

4

“Deferred Cash Consideration” shall mean, with respect to any Acquisition Agreement as to which Group Inc. is the acquiror, any deferred cash payment obligation payable by Group Inc. in respect of the equity or assets pursuant to such Acquisition Agreement after the applicable Closing Date.

“Deferred Payment Amount” shall have the meaning set forth in Section 5.13.

“DGCL” shall mean the Delaware General Corporation Law, Del. Code. Tit. 8, ch. 1.

“Dissolution Event” shall have the meaning set forth in Section 10.1.

“Economic Risk of Loss” shall have the meaning set forth in Regulations § 1.752-2(a).

“Effective Date” shall have the meaning set forth in the Preamble.

“Exchange Agreement” shall mean the Exchange Agreement dated as of April 13, 2022 among Group Inc., the Company, and CS USVI.

“Fiscal Year” shall have the meaning set forth in Section 1.8.

“Forfeiture Allocations” shall have the meaning set forth in Section 6.7.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Group Inc.” shall mean Clear Street Group Inc., a Delaware corporation.

“Group Inc. Col” shall mean the Sixth Amended and Restated Certificate of Incorporation of Group Inc. dated October 7, 2022 as further amended from time to time.

“Group Inc. Option Plan” shall mean any stock option plan that may be adopted by the board of Group Inc.

“Group Inc. Restricted Stock Plan” shall mean any restricted stock plan that may be adopted by the board of Group Inc.

“Group Inc. Tax Rate” shall mean the combined federal, state and local tax rate applicable to any allocation of Taxable Income pursuant to Section 6.5(a) with respect to the allocation of any Net Income or Liquidity Event Net Income to Group Inc.

“Imputed Underpayment” shall have the meaning assigned thereto in Code section 6225, as amended by the BBA.

“Indemnified Capacity” shall mean any and all past, present and future service by an Indemnified Representative in one or more capacities as a Member, Managing Member, officer, employee or agent of the Company, or, at the request of the Company, as a member, manager, officer, employee, agent, fiduciary or trustee of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise.

5

“Indemnified Representative” shall mean any and all Members, the Managing Member, the Chief Executive Officer and other officers of the Company and any other Person designated as an indemnified representative by the Managing Member (which may, but need not, include any Person serving at the request of the Company, as a member, manager, officer, employee, agent, fiduciary or trustee of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise).

“IRS” shall mean the Internal Revenue Service.

“Liability” shall mean any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

“Lender” shall have the meaning set forth in Section 9.1(b).

“Liquidity Event” shall mean (i) the sale (or multiple related sales) of all or substantially all of the Company’s assets; (ii) the sale or transfer of all of the outstanding equity of the Company (in the case of the Class C Units or the Class D Units, taking into account the indirect sale or transfer of such Units by reason of the sale or transfer of shares of Corresponding Common Stock; (hi) a recapitalization or reorganization of the Company, (iv) the merger or consolidation of the Company with another person or entity, or (v) the liquidation of the Company, in each case in clauses (ii), (hi) and (iv) above under circumstances in which the holders of the voting power of outstanding equity of the Company, immediately prior to such transaction, own less than 50% of the voting power of the outstanding equity of the Company or the surviving or resulting entity, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more Subsidiaries of the Company (whether by way of merger, consolidation, recapitalization, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Company shall be deemed a Liquidity Event.

“Liquidity Event Net Income” shall mean, with respect to any Fiscal Year and any Liquidity Event, an amount equal to the excess, if any, of the Company’s aggregate income and gain with respect to such Liquidity Event for such Fiscal Year, as determined in accordance with GAAP, over the Company’s items of loss, deduction and expense with respect to such Liquidity Event for such Fiscal Year, all as determined in accordance with the principles for the determination of Net Income.

“Liquidity Event Net Loss” shall mean, with respect to any Fiscal Year and any Liquidity Event, an amount equal to the excess, if any, of the Company’s items of loss, deduction and expense with respect to such Liquidity Event for such Fiscal Year, as determined in accordance with GAAP, over the Company’s aggregate income and gain with respect to such Liquidity Event for such Fiscal Year, all as determined in accordance with the principles for the determination of Net Loss.

“Majority-In-Interest” shall mean one or more Members holding Common Units representing in excess of 50% of the total number of outstanding Common Units voting as a single class.

6

“Managing Member” shall mean Group Inc. or its successor.

“Member Nonrecourse Debt” shall mean any nonrecourse debt of the Company for which any Member bears the Economic Risk of Loss.

“Member Nonrecourse Deductions” shall mean, with respect to a Member Nonrecourse Debt, the amount of deductions, losses and expenses equal to the net increase during the year in Minimum Gain attributable to such Member Nonrecourse Debt, reduced (but not below zero) by the proceeds, if any, of such Member Nonrecourse Debt distributed during the year to the Members who bear the Economic Risk of Loss for such debt, as determined in accordance with the applicable Regulations.

“Members” shall have the meaning set forth in the Preamble.

“Members LLC” shall mean Clear Street Members LLC, a Delaware limited liability company.

“Membership Interest” shall mean all the rights of a Member, including the right to receive distributions (including liquidating distributions) from and allocations of the profits and losses, gains, deductions and credits of the Company with respect to a Company Participating Interest, a Company Preferred Interest, Common Units, Series A Preferred Units, or Series B Preferred Units.

“Minimum Gain” shall mean (i) with respect to Company Nonrecourse Liabilities, the amount of gain that would be realized by the Company if it disposed of (in a taxable transaction) all Company properties that are subject to Company Nonrecourse Liabilities in full satisfaction of such liabilities, computed in accordance with the applicable Regulations; or (ii) with respect to each Member Nonrecourse Debt, the amount of gain that would be realized by the Company if it disposed of (in a taxable transaction) the Company property that is subject to such Member Nonrecourse Debt in full satisfaction of such debt, computed in accordance with the applicable Regulations.

“Net Agreed Value” shall mean (i) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed; and (ii) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 5.7) at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under section 752 of the Code.

“Net Income” shall mean, with respect to each Fiscal Year or other period, the excess if any, of the Company’s items of income and gain for such Fiscal Year or other period over the Company’s items of loss, deduction and expense for such Fiscal Year or other period determined on an accrued basis in accordance with GAAP and with the following adjustments: (i) any expenditures of the Company described in section 705(a)(2)(B) of the Code or treated as such pursuant to Regulations § 1.704-l(b)(2)(iv)(i) and not otherwise taken into account shall be treated as an expense; (ii) any item of income, gain, deduction or loss taken into account in the

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determination of Liquidity Event Net Income or Liquidity Event Net Loss shall not be taken into account; and (iii) such adjustments as may be necessary to conform the computation of income or loss in accordance with GAAP to the requirements relating to the maintenance of capital accounts under Regulations § 1.704-l(b)(2)(iv) and any provisions of this Agreement related thereto. The items included in the calculation of Net Income shall be determined in accordance with ARTICLE VI and shall not include any items specially allocated under Section 6.2, Section 6.3, Section 6.4, Section 6.7 or Section 6.8. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Regulatory Allocation or a Curative Allocation, Net Income or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

“Net Loss” shall mean, with respect to each Fiscal Year or other period, the excess, if any, of the Company’s items of loss, deduction and expense for such Fiscal Year or other period over the Company’s items of income and gain for such Fiscal Year or other period determined on an accrued basis in accordance with GAAP and with the following adjustments: (i) any expenditures of the Company described in Code section 705(a)(2)(B) or treated as such pursuant to Regulations § 1.704-l(b)(2)(iv)(i) and not otherwise taken into account shall be treated as an expense; (ii) any item of income, gain, deduction or loss taken into account in the determination of Liquidity Event Net Income or Liquidity Event Net Loss shall not be taken into account; and (iii) such adjustments as may be necessary to conform the computation of income or loss in accordance with GAAP to the requirements relating to the maintenance of capital accounts under Regulations § 1,704-l(b)(2)(iv) and any provisions of this Agreement related thereto. The items included in the calculation of Net Loss shall be determined in accordance with ARTICLE VI and shall not include any items specially allocated under Section 6.2, Section 6.3, Section 6.4, Section 6.7 or Section 6.8. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Regulatory Allocation or a Curative Allocation, Net Income, or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

“Nonrecourse Built-in Gain” shall mean, with respect to any Contributed Properties that are subject to a mortgage or pledge securing a Company Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 6.2(a) and Section 6.2(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Partnership Representative” shall have the meaning set forth in Section 11.3(a).

“Permitted Transferee” shall mean a transferee or assignee of a Membership Interest permitted pursuant to the ROFR Agreement.

“Person” shall mean any natural person, business trust, corporation, partnership, limited liability company, joint stock company, proprietorship, association, trust, joint venture, unincorporated association or any other legal entity of whatever nature.

“Preferred Interest Conversion Right” shall have the meaning set forth in Section 5.13.

“Previous Operating Agreement” shall have the meaning set forth in the Preamble.

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“Proceeding” shall mean any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, a class of its Members or security holders or otherwise.

“Recapture Income” shall mean any gain recognized by the Company (computed without regard to any adjustment required by section 734 or 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income under the Code because it represents the recapture of deductions previously taken with respect to such property or asset.

“Regulations” shall mean the Income Tax Regulations promulgated under the Code, as amended from time to time and any corresponding provisions of any succeeding regulations.

“Regulatory Allocation” shall mean an allocation of income, gain, loss or deduction pursuant to the provisions of Section 6.2.

“Remaining Balance” shall have the meaning set forth in Section 5.13.

“Requisite Holders” shall have the meaning set forth in the Group Inc. Col.

“Residual Gain or Residual Loss” shall mean any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or an Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.5(b)(i)(x) and Section 6.5(b)(ii)(x) to eliminate Book-Tax Disparities.

“Restricted Stock Agreement” shall mean an agreement between Group Inc. and an individual who was a member of Members LLC prior to the Liquidation pursuant to which, inter alia, Group Inc. has the right to repurchase shares of Corresponding Common Stock held by such individual under certain circumstances.

“Revenue Procedure” shall have the meaning set forth in Section 11.4(c).

“Reviewed Year” shall have the meaning assigned thereto in section 6225(d)(1) of the Code, as amended by the BBA.

“ROFR Agreement” shall mean the Right of First Refusal and Co-Sale Agreement dated April 13, 2022 among Group Inc., certain of its shareholders, and CSH USVI, as further amended from time to time.

“Series A Preferred Units” shall have the meaning set forth in Section 5.1(a).

“Series B Preferred Units” shall mean the Series B-l Preferred Units and the Series B-2 Preferred Units.

“Series B-l Preferred Units” shall have the meaning set forth in Section 5.1(a).

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“Series B-2 Preferred Units” shall have the meaning set forth in Section 5.1(a).

“Stock Consideration” shall mean, with respect to any Acquisition Agreement, the number of shares of Corresponding Common Stock (if any) deliverable by Group Inc. or the Company pursuant to such Acquisition Agreement on or after the applicable Closing Date.

“Subsidiary” shall mean, with respect to any specified Person, any other Person not less than a majority of the overall economic equity in which is beneficially owned, directly or indirectly through one of more intermediaries, by, and which, directly or indirectly through one or more intermediaries, is Controlled by, such specified Person.

“Taxable Income” or “Taxable Loss” shall mean, with respect to each Taxable Year or other period, an amount equal to the Company’s taxable income or loss for such Taxable Year or other period determined on the accrual method of accounting and in accordance with section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to section 703(a)(1) of the Code shall be included in such taxable income or loss).

“Taxable Year” shall mean the calendar year.

“Taxing Jurisdiction” shall mean the United States federal government and any state, local, or foreign government that collects tax, interest or penalties, however designated, on any Member’s share of the income or gain attributable to the Company.

“Transfer” shall mean to sell, assign, transfer, give, donate, pledge, hypothecate, create a security interest in, place in trust or otherwise voluntarily or involuntarily dispose of or otherwise encumber, and the correlative terms “Transferred” and “Transferring” shall have corresponding definitions.

“Units” shall mean the Common Units, the Series A Preferred Units and the Series B Preferred Units.

“Unrealized Gain” attributable to any item of Company property shall mean, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date, over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.7 as of such date).

“Unrealized Loss” attributable to any item of Company property shall mean, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.7 as of such date), over (b) the fair market value of such property as of such date.

“WBI” shall mean WBI LP, a Delaware limited partnership, as the holder of the Company Preferred Interest, or any transferee of the Company Preferred Interest.

“Yield” shall mean, with respect to the Company Preferred Interest, the amount accruing on a daily basis at a rate of the federal funds rate on such date plus (a) through and including February 28, 2023, 5% per annum, and (b) beginning on (and effective as of) March 1, 2023, 3.5% per annum, in each case on the Capital Account attributable to the Company Preferred Interest as on such date (without adjustment for any allocation pursuant to Section 6.1(a)(i)(F) for such Fiscal Year).

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Section 1.2 Formation.

(a) The Company was formed pursuant to the Act upon the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on February 5, 2019 (the “Certificate”). The Company was formed as a limited liability company managed by the Managing Member or managers or officers designated by the Managing Member under the laws of the State of Delaware, upon the terms and conditions hereinafter set forth. The parties intend that the Company shall be taxed as a partnership. The Members shall execute or cause to be executed all necessary certificates and documents, and shall make all such filings and recordings, and shall do all other acts as may be necessary or appropriate from time to time to comply with all requirements for the formation, continued existence and operation of a limited liability company in the State of Delaware.

(b) This Agreement is intended to serve as a “limited liability company agreement” as such term is defined in § 18-101(7) of the Act. This Agreement is subject to, and governed by, the Act and the Certificate. In the event of a direct conflict between the provisions of this Agreement and the mandatory provisions of the Act or the provisions of the Certificate, such provisions of the Act or the Certificate, as the case may be, will be controlling to the extent required thereby.

Section 1.3 Company Name and Registered Agent. The Company shall do business under the name Clear Street Holdings LLC and such other name as the Managing Member may determine from time to time. The Managing Member shall promptly notify the Members of any change of name of the Company. The initial registered agent and registered office for the Company in the State of Delaware is United Corporate Services, Inc., 874 Walker Road, Suite C, Dover, Delaware 19904. The registered office and the registered agent may be changed from time to time by action of the Managing Member by filing notice of such change with the Secretary of State of the State of Delaware. The Managing Member will promptly notify the Members of any change of the registered office or registered agent.

Section 1.4 Term. The Company commenced operating as of the date the Certificate was filed with the Secretary of the State of Delaware, and, unless earlier terminated or dissolved pursuant to Section 10.1, the Company shall have a perpetual existence.

Section 1.5 Business of the Company. The Company may carry on any lawful business, purpose or activity for which limited liability companies may be organized under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

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Section 1.6 Principal Place of Business. The principal place of business of the Company shall be 150 Greenwich Street, 45th Floor, New York, NY 10006. At any time, the Company may change the location of its principal place of business. The Company may also have offices at such other places within or outside of the State of Delaware as the Managing Member may from time to time determine.

Section 1.7 Partition. No Member, nor any successor-in-interest to any Member, shall have the right, while this Agreement remains in effect, to have the property of the Company partitioned, or to file a complaint or institute any Proceeding at law or in equity to have the property of the Company partitioned, and each of the Members, on behalf of itself and its successors, representatives and assigns, hereby irrevocably waives any such right.

Section 1.8 Fiscal Year. The fiscal year of the Company (“Fiscal Year”) shall begin on January 1 and end on December 31 of each calendar year.

Section 1.9 Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company, and no Member individually shall have any interest in such property. Title to all such property may be held in the name of the Company or a designee, which designee may be a Member or an Affiliate of a Member.

ARTICLE II

MEMBERS

Section 2.1 Admission of Members. Exhibit A sets forth the Members and the respective number and class of Membership Interests that they hold. The Managing Member shall update Exhibit A from time to time as necessary.

Section 2.2 Role of Members. Unless otherwise set forth herein or required by statute, the Members shall have no involvement with the management of the Company.

Section 2.3 Meetings. Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Managing Member, which shall designate the place for such meeting of the Members. If no designation is made, the place of meeting shall be the principal office of the Company. Members may participate in meetings by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

Section 2.4 Record Date. For the purpose of determining Members entitled to notice of, or to vote at, any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring the distribution or relating to such other purpose is adopted, as the case may be, shall be the record date for the determination of Members.

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Section 2.5 Quorum. A meeting of Members of the Company duly called shall not be organized for the transaction of business unless a quorum is present. The presence (represented in person or by proxy) of a Majority-In-Interest of the Members shall constitute a quorum at any meeting of Members.

ARTICLE III

MANAGEMENT

Section 3.1 Management of the Company Generally.

(a) Except as otherwise set forth herein, the business and affairs of the Company shall be managed by the Managing Member or officers designated by the Managing Member. The Managing Member shall elect, direct and remove officers of the Company under ARTICLE IV. No Member shall have any power or authority to bind the Company unless the Member has been expressly authorized by the Managing Member to act as an agent of the Company. Except for situations in which the approval of one or more Members is expressly required by this Agreement or by non-waivable provision of the Act, the Managing Member shall have full and complete authority, power and discretion to direct, manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business.

(b) If and to the extent that any action proposed to be taken by the Managing Member, other than the redemption of the Company Preferred Interest pursuant to the terms of Section 5.13, would, if taken by a Delaware corporation, require under the Delaware General Corporation Law the consent of the board of directors of such corporation, such action by the Managing Member shall require the consent of the board of directors of Group Inc.

(c) Any action taken by the Managing Member appointing any officer of the Company pursuant to Section 4.2, permitting any Capital Contribution with respect to the Company Preferred Interest pursuant to Section 5.10(c), or permitting the dissolution of the Company pursuant to Section 10.1(a) shall require the consent of the board of directors of Group Inc.

Section 3.2 Managing Member. The Managing Member shall not be permitted to resign and, until such time as all of the Common Units are held by Group Inc., may not be removed without the prior written consent of the Requisite Holders.

Section 3.3 Authority and Certain Powers of the Managing Member. Without limiting the generality of Section 3.1 above, but subject to the terms of this Agreement and any other agreement to which the Company may be bound, the Managing Member shall have power and authority, on behalf of the Company:

(a) To elect, direct and remove officers of the Company;

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(b) To set and approve changes in annual compensation for all officers, including salary and bonus levels, and to enter into employment and related agreements;

(c) To approve an annual operating budget and capital expenditure budget;

(d) To approve any decision to alter the nature of the Company’s business, including material changes in its product line, customer base, distribution channels, etc.;

(e) To merge, consolidate or sell substantial assets or equity interests;

(f) To issue additional equity interests;

(g) To make distributions and to repurchase equity interests;

(h) To approve any transactions with any Affiliate;

(i) To approve any acquisition or divestiture;

(j) To do and perform all acts as may be necessary or appropriate to the conduct of the Company’s business;

(k) To purchase, hold, sell, exchange, Transfer and otherwise acquire and dispose of and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to real and personal property, whether tangible or intangible, held by the Company;

(l) To purchase liability and other insurance to protect the Company’s property and business;

(m) To borrow money from banks, other lending institutions, any of the Members, or Affiliates of any of the Members on such terms as they deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums;

(n) To guarantee the payment and performance of all indebtedness and other obligations related to any Subsidiary, on such terms as they deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in and liens on the assets of the Company, and pledge its membership interests in any Subsidiary (including all rights, title and interest represented thereby), to secure such guarantee;

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(o) To execute on behalf of the Company all instruments and documents, including checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company’s property, assignments, bills of sale, leases, partnership agreements, operating agreements of other limited liability companies and any other instruments or documents necessary, in the opinion of the Managing Member, to the business of the Company;

(p) To invest any of the Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper, or other investments;

(q) To employ accountants, legal counsel, managing agents, or other experts or consultants to perform services for the Company, to define their duties and authority, which may include authority granted to the Members under the Act, and to compensate them from Company funds;

(r) To make tax, regulatory, and other filings, or render periodic reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(s) To approve the making of the election described in Code section 6226(a), as amended by the BBA, with respect to any Imputed Underpayment;

(t) To settle, defend, prosecute, or otherwise take any actions on behalf of the Company with respect to any lawsuit or other legal action; and

(u) To enter into any and all other agreements on behalf of the Company, with any other Person for any purpose, in such forms as the Managing Member may approve.

Section 3.4 Compensation. Without limiting Section 3.5, the Managing Member shall not receive compensation from the Company for acting as such.

Section 3.5 Expenses of Group Inc.

(a) The Company shall pay to Group Inc. such amounts as are necessary for Group Inc. to pay its corporate expenses (or reimburse Group Inc. for the payment of such expenses), including but not limited to director’s fees, auditors’, fees, legal fees, and premiums with respect to directors and officers insurance when and as requested by Group Inc. upon presentation of proper documentation thereof.

(b) The corporate expenses payable pursuant to this Section 3.6 shall not include any federal, state, local or foreign corporate income tax of Group Inc.

(c) The corporate expenses payable pursuant to this Section 3.6 shall not limit or duplicate any amount that Group Inc. is entitled to receive from the Company, any Subsidiary or Affiliate of the Company, or any third party under any cost sharing agreement or right of indemnification or otherwise.

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ARTICLE IV

OFFICERS

Section 4.1 Officers Generally. The officers of the Company shall be a Chief Executive Officer (the “Chief Executive Officer”) and such other officers as may be elected in accordance with the provisions of Section 4.2. Any number of offices may be held by the same Person. Each such officer shall hold office until a successor has been selected and qualified or until such officer’s earlier death, resignation or removal.

Section 4.2 Subordinate Officers, Committees and Agents. The Managing Member may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Company may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in this Agreement, or as the Managing Member may from time to time determine. The Managing Member may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 4.3 Resignation. Any officer may resign at any time upon written notice to the Company. The resignation shall be effective upon receipt thereof by the Company or at such subsequent time as may be specified in the notice of resignation or required by an applicable employment agreement.

Section 4.4 Removal. Any officer or agent of the Company may be removed by the Managing Member with or without cause. The removal of any officer or agent shall be without prejudice to the contract rights, if any, of any Person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause may be filled by the Managing Member or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 4.2, as the case may be.

Section 4.6 Authority. Except to the extent provided by the Managing Member or applicable law to the contrary, any officer shall have the same powers as they would have if the Company were a corporation organized under and subject to the DGCL and such officer were an officer of a Delaware corporation.

Section 4.7 The Chief Executive Officer. The Chief Executive Officer shall be Chris Pento. The Managing Member may remove and replace the Chief Executive Officer in its sole discretion. The Chief Executive Officer shall, unless specified otherwise by the Managing Member, have general authority over the business and operations of the Company in the ordinary course, subject, however, to the provisions of this Agreement, the discretion of the Managing Member, and the control of the Members as required by law. The Chief Executive Officer shall,

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unless specified otherwise by the Managing Member, perform all duties incident to the office of chief executive officer and such other duties as from time to time may be assigned by the Managing Member. The Chief Executive Officer shall have authority to sign, execute, and acknowledge, in the name of the Company, deeds, mortgages, bonds, contracts or other instruments, unless the signing and execution thereof is expressly delegated by the Managing Member, or by this Agreement, to some other officer or agent.

Section 4.8 Fiduciary Duties. To the maximum extent permitted by applicable law, each officer of the Company, in his or her capacity as an officer, shall owe the same fiduciary duties to the Company and its Members as if the Company were a corporation organized under and subject to the DGCL, such officer was an officer of a Delaware corporation, and the Members were stockholders under the DGCL.

ARTICLE V

CAPITALIZATION

Section 5.1 Membership Interests.

(a) The Membership Interests of the Company shall consist of (i) the “Company Participating Interest”, (ii) the “Company Preferred Interest”; (hi) such number of Common Units (the “Common Units”) as may be issued from time to time, which shall be designated either “Class A Units,” “Class C Units,” or “Class D Units;” provided, however, that the aggregate number of Class A Units, Class C Units and Class D Units outstanding at any time shall not exceed the aggregate number of shares of Corresponding Common Stock outstanding at such time or subject to issuance under the Exchange Agreement; (iv) and such number of Preferred Units as may be issued from time to time, which shall be designated as “Series A Preferred Units,” “Series B-l Preferred Units” or “Series B-2 Preferred Units;” provided, however, that (x) aggregate number of Series A Preferred Units shall not exceed the aggregate number of shares of Corresponding Series A Preferred Stock outstanding, (y) the aggregate number of Series B-l Preferred Units outstanding at any time shall not exceed the aggregate number of shares of Corresponding Series B-l Preferred Stock, outstanding at such time and (z) the number of Series B-2 Units outstanding at any time shall not exceed the aggregate number of outstanding shares of Corresponding Series B-2 Preferred Stock outstanding at such time. Ownership of the outstanding Membership Interests as of the Effective Date is as set forth on Exhibit A.

(b) Upon Group Inc.’s issuance of each share of Corresponding Series B-l Preferred Stock, the Company shall issue one Series B-l Preferred Unit to Group Inc. in exchange for a Capital Contribution by Group Inc. equal to the net proceeds thereof received by Group Inc. upon issuance of such share of Corresponding Series B-l Preferred Stock.

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Section 5.2 Management Options, Rights to Units, and Restricted Units.

(a) Upon Group Inc.’s issuance of each share of restricted or unrestricted common stock of Group Inc. (other than pursuant to (i) the exercise of an option to acquire a share of Group Inc. common stock, as DESCRIBED in Section 5.2(a) below, (ii) the settlement of a Group Inc. restricted stock unit or (iii) the Group Inc. Restricted Stock Plan, as described in Section 5.2(b) below), the Company shall issue automatically and without any action be deemed to one restricted or unrestricted (respectively) Series C Unit to Group Inc. In addition, if Group Inc. issues such share of common stock in exchange for consideration, then the issuance of such Series C Unit to Group Inc. shall be in exchange for a Capital Contribution by Group Inc. equal to the net proceeds received by Group Inc. upon issuance of such share of Group Inc. common stock.

(b) Whenever Group Inc. issues either an option to acquire a share of its common stock pursuant to a Group Inc. Option Plan or a Group Inc. restricted stock unit pursuant to a Group Inc. Restricted Stock Plan, the Company shall automatically and without any action be deemed to issue to Group Inc. an option to acquire one Class D Unit or a right to receive upon vesting a Class D Unit, respectively, on the same terms. Upon exercise of any option to acquire a share of Group Inc. common stock, Group Inc. shall exercise its option to acquire a Class D Unit on the same terms. Upon settlement of a Group Inc. restricted stock unit in a share of Group Inc. common stock, the right to receive a Class D Unit shall be settled, on the same terms, for a Class D Unit.

(c) Whenever Group Inc. issues a share of restricted Group Inc. common stock pursuant to a Group Inc. Restricted Stock Plan after the Effective Date, the Company shall automatically and without any action be deemed to issue to Group Inc. a restricted Class D Unit that vests in accordance with the same terms.

Section 5.3 Conversion of Preferred Units. Upon the conversion of any shares of Corresponding Series B-l Preferred Stock or Corresponding Series B-2 Preferred Stock into shares of Corresponding Common Stock, the Company shall convert an equal number of Series B-l Preferred Units or Series B-2 Preferred Units, as the case may be, into Class C Units.

Section 5.4 Capital Accounts. The Company shall maintain a separate Capital Account with respect to each Unit, Company Participating Interest or Company Preferred Interest held by each Member determined and adjusted in accordance with the rules of Regulations § 1.704-l(b)(2)(iv). All such Capital Accounts with respect to any Member shall constitute a single capital account for federal income tax purposes.

Section 5.5 Adjustments to Capital Accounts. The Capital Account with respect to each Unit, Company Participating Interest or Company Preferred Interest held by each Member shall be credited with (i) the amount of cash and the Net Agreed Value of all property contributed to the Company with respect thereto; (ii) the distributive share of Net Income, Liquidity Event Net Income and Regulatory Allocations, Forfeiture Allocations and Curative Allocations in the nature of income or gain, allocated with respect thereto pursuant to ARTICLE VI; and (iii) with respect to any Common Unit obtained pursuant to the exercise of an option or the vesting of a right to receive a Class D Unit issued pursuant to Section 5.2(a) or with respect

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to any restricted Class D Unit issued pursuant to Section 5.2(c), any amounts included in the compensation income of the relevant Member with respect to such Common Unit pursuant to section 83 of the Code. The Capital Account with respect to each Unit, Company Participating Interest or Company Preferred Interest held by each Member shall be charged with (x) the amount of cash, and the Net Agreed Value of all other property, distributed or deemed to have been distributed with respect thereto pursuant to this Agreement; and (y) the distributive share of Net Loss, Liquidity Event Net Loss, Regulatory Allocations, Forfeiture Allocations and Curative Allocations in the nature of expenses or losses, allocated with respect thereto pursuant to ARTICLE VI.

Section 5.6 Computation of Company Items. For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Members’ Capital Accounts:

(a) Except as otherwise provided in Regulations § 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under section 754 of the Code which may be made by the Company and, as to those items described in section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes;

(b) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date;

(c) In accordance with the requirements of section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted tax basis of such property on the date it was acquired by the Company were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.7 to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (i) as if the adjusted tax basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (ii) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Managing Member may adopt; and

(d) For purposes of allocating Net Income, Net Loss, Liquidity Event Net Income or Liquidity Event Net Loss in any Fiscal Year in which the Membership Interests of the Members vary (whether by virtue of transfers of Units or the issuance of Units), the change in the relative Membership Interests of the Members shall be deemed to occur on the first day of the month in which the event giving rise to such change occurs.

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Section 5.7 Adjustment to Book Values. The Carrying Value of Company property and the Capital Accounts of the Members shall be adjusted in accordance with the provisions of Regulations § 1.704-l(b)(2)(iv)(f) in the following circumstances:

(a) If a new or existing Member contributes cash or other property (other than a de minimis amount) to the Company as consideration for an interest in the Company other than as provided in Section 5.7(b), the Capital Accounts of all Members and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward, as the case may be, to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such Company property in a Liquidity Event immediately prior to such issuance and had been allocated to the Members at such time pursuant to ARTICLE VI. In determining such Unrealized Gain or Unrealized Loss, the fair market value of Company property shall be determined by the Managing Member using such reasonable method of valuation as it may adopt.

(b) If any Series B Preferred Unit is converted into a Class C Unit pursuant to Section 5.3, the Capital Accounts of all Members and the Carrying Value of each Company property immediately after such exercise shall be adjusted upward or downward, as the case may be, to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such Company property in a Liquidity Event immediately after to such exercise and had been allocated to the Members at such time pursuant to ARTICLE VI. In determining such Unrealized Gain or Unrealized Loss, the fair market value of Company property shall be determined by the Managing Member using such reasonable method of valuation as it may adopt.

(c) If there is a liquidation of the Company or if there is a distribution of cash or other property (other than a de minimis amount) by the Company to a retiring or continuing Member as consideration for an interest in the Company and the fair market value of Company property, based on the amount of such distribution and the interest redeemed differs from the Carrying Value of such Company property, the Capital Accounts of all Members and the Carrying Value of each item of Company property immediately prior to such distribution shall be adjusted upward or downward, as the case may be, to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in an actual sale of each such Company property in a Liquidity Event immediately prior to such distribution and had been allocated to the Members at such time pursuant to ARTICLE VI. In determining such Unrealized Gain or Unrealized Loss, the fair market value of Company property shall be determined by the Managing Member using such reasonable method of valuation as it may adopt.

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(d) In connection with the issuance of an interest in the Company as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or by a new Member acting in a Member capacity or in anticipation of becoming a Member, the Capital Accounts of all Members and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward, as the case may be, to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such Company property in a Liquidity Event immediately prior to such issuance and had been allocated to the Members at such time pursuant to Section 6.1. In determining such Unrealized Gain or Unrealized Loss, the fair market value of Company property shall be determined by the Managing Member using such reasonable method of valuation as it may adopt.

(e) The Carrying Value of each Company asset shall be increased (or decreased) to reflect any adjustments to the adjusted tax basis of such asset pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations § 1.704-l(b)(2)(iv)(m) and Section 6.2(g); provided, however, that no adjustment shall be made pursuant to this Section 5.7(e) if an adjustment is made pursuant to Section 5.7(d) above in connection with the same transaction.

In each such case, if any Series B Preferred Unit is outstanding upon the occurrence of an event described in the foregoing paragraphs of this Section 5.7, the Company shall adjust the Capital Accounts of all Members and the Carrying Values of each Company property to properly reflect any change in the fair market value of such outstanding Series B Preferred Unit in accordance with Regulations § 1.704-l(b)(2)(iv)(h)(2).

Section 5.8 Transferee Succeeds to Capital Account of Transferor. A transferee of a Membership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Membership Interest so transferred.

Section 5.9 No Obligation to Restore Negative Capital Account. No Member shall have any obligation to restore any negative balance in its Capital Account (including in connection with the dissolution and liquidation of the Company).

Section 5.10 Capital Contributions.

(a) [Intentionally Left Blank],

(b) Except as provided in Section 5.1(b), Section 5.1(c), Section 5.10(c) and Section 5.14(b), no Member shall be required or permitted to contribute any capital to the Company in excess of the amounts contributed prior to the Effective Date.

(c) The holder of the Company Preferred Interest may make no additional contributions to its Capital Account unless agreed by such holder and the Managing Member and the Board of Directors of Group Inc. (including one Series B Preferred Director (as defined in the Group Inc. Col)).

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Section 5.11 No Interest on or Return of Capital. Except as otherwise may be expressly provided herein, no Member shall be entitled to interest on any Capital Contribution or Capital Account, no Member shall have the right to demand or receive the return of all or any part of any Capital Contribution or Capital Account, and no Member shall be personally liable for the return of the Capital Contribution of any other Member. Each Member shall look solely to the Company’s assets for the return of its Capital Contribution.

Section 5.12 Repurchase of Units.

(a) Whenever Group Inc. repurchases any share of Corresponding Common Stock pursuant to a Restricted Stock Agreement, the Company shall repurchase a Class C Unit from Group Inc. on the same terms, grossed up for the amount of federal, state and local tax that would be payable by Group Inc. on the redemption of the corresponding Class C Units, as if the redeemed Common Units were the only Membership Interest held by Group Inc.

(b) Whenever an option to acquire Group Inc. common stock issued pursuant to a Group Inc. Option Plan lapses, a restricted stock unit issued pursuant to a Group Inc. Restricted Stock Plan is forfeited, or a share of restricted stock issued pursuant to the Group Inc. Restricted Stock Plan is repurchased, the corresponding option to acquire a Class D Unit shall lapse, the corresponding right to receive upon vesting a Class D Unit shall be forfeited, or the Company shall repurchase the corresponding restricted Class D Unit from Group Inc. (as applicable) on the same terms.

(c) The Company shall redeem the Series A Preferred Units at the same time and in the same number that Group Inc. redeems shares of the Corresponding Series A Preferred Stock. To the extent that Group Inc. pays to the holders of the Corresponding Series A Preferred Stock redemption consideration that includes amounts for accrued but unpaid dividends, the Company shall make a distribution to the holder of the Series A Preferred Units in an amount equal to the amount of the allocations required to be made to such holder pursuant to Section 6.1(a)(i)(C) and Section 6.1(a)(iii)(B) with respect to such dividends, and the Company shall make a further distribution to the holder of the Series A Preferred Units in an amount equal to the remainder of such redemption consideration.

(d) The Company shall redeem the Series B-l Preferred Units or the Series B-2 Preferred Units at the same time and in the same number that Group Inc. redeems shares of the Corresponding Series B-l Preferred Stock or Corresponding Series B-2 Preferred Stock, as the case may be. To the extent that Group Inc. pays to the holders of the Corresponding Series B Preferred Stock redemption consideration that includes amounts for accrued but unpaid dividends, the Company shall make a distribution to the holder of the Series B Preferred Units in an amount equal to the amount of the allocations required to be made to such holder pursuant to Section 6.1(a)(i)(I) and Section 6.1(a)(iii)(G) with respect to such dividends, and the Company shall make a further distribution to the holder of the Series B Preferred Units in an amount equal to the remainder of such redemption consideration.

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(e) The Company shall not redeem, repurchase, or otherwise acquire from Group Inc. any Class C Units, Class D Units, Series A Preferred Units, or Series B Preferred Units, unless substantially simultaneously therewith Group Inc. redeems, repurchases or otherwise acquires shares of the Corresponding Common Stock, shares of the Corresponding Series A Preferred Stock or shares of its Corresponding Series B Preferred Stock, as the case may be, for the same price per share.

Section 5.13 Company Preferred Interest

(a) As of any date, an amount equal to the Company Preferred Balance, plus the Aggregate Yield, and less any amount paid pursuant to Section 5.13(b), Section 5.13(c), Section 5.13(d), or Section 5.13(e) shall be referred to as the “Remaining Balance.”

(b) Subject to clause (c) below, WBI shall have the right to require the Company to distribute with respect to the Company Preferred Interest an amount equal to (i) $3 8,000,000 at any time on or after April 13, 2023; and (ii) all of the Remaining Balance at any time on or after April 13, 2024, with each such distribution being made at such time(s) as the Chief Executive Officer determines is reasonably appropriate.

(c) Notwithstanding clause (b) above, following receipt by the Company of a request from WBI for the repayment of a portion of the Remaining Balance, the Company shall be required, except in accordance with clause (e) below or if the Company receives written consent from the Requisite Holders, to defer such portion (if any) of any such repayments as is necessary to ensure that the Company would be in compliance, following such repayment, with the financial covenants applicable to the Company or any of its Subsidiaries from time to time, based on an assumed amount of Company indebtedness for borrowed money of $230,000,000 (or, if applicable, such greater dollar amount as is equal to the actual amount of the Company indebtedness).

(d) If and to the extent that the Company defers all or a portion of any such repayment pursuant to clause (c) above (the amount deferred, the “Deferred Payment Amount”), then WBI shall have the right, at its discretion exercisable at any time until the Company repays the Deferred Payment Amount, (i) to demand the distribution of such Deferred Payment Amount at any time that such distribution complies with the terms set forth in clause (c) above; or (ii) to contribute the portion of the Company Preferred Interest representing the Deferred Payment Amount to Group Inc. in exchange for such number of shares of Corresponding Series B-1 Preferred Stock as is equal to (i) the Deferred Payment Amount, divided by (ii) the Applicable Original Issue Price (as defined in the Group Inc. Col) of the Corresponding Series B 1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Corresponding Series B-1 Preferred Stock). This conversion right shall be referred to as the “Preferred Interest Conversion Right.” In the event that there is any Remaining Balance on April 13, 2026, the Company shall provide WBI with written notice within 7 days after such date notifying WBI of the amount of the Remaining Balance and WBI shall elect, by providing written notice to the Company within 7 days after receipt of such notice, either: (i) to have the Remaining Balance be distributed to WBI by the Company within 7 days

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after receipt of such notification (a “Remaining Balance Redemption”) or (ii) to exercise the Preferred Interest Conversion Right. If WBI does not make a timely election pursuant to the preceding sentence, then WBI shall be deemed to have elected clause (i) in the preceding sentence. If the Remaining Balance Redemption pursuant to an election or deemed election of clause (i) above would cause the Company or its subsidiaries to breach any financial covenants then applicable to the Company or such subsidiaries, then the applicable distribution shall be deferred, but only to the extent of the funds that would cause such breach, and such portion of such deferred distribution shall be distributed by the Company to WBI immediately at such time(s) and to the extent such distribution will not cause a breach.

(e) The Company shall be permitted to accelerate distribution with respect to the Company Preferred Interest (whether the Initial Distribution, the Remaining Balance or any Deferred Payment Amounts) if such acceleration is approved by the Chief Executive Officer and the Board of Directors of Group Inc. (including one Series B Preferred Director (as defined in the Group Inc. Col)).

Section 5.14 Group Inc. Acquisitions.

(a) On the applicable Closing Date with respect to any Acquisition Agreement as to which Group Inc. is the acquiror, the Company shall advance to Group Inc. an amount equal to the Cash Consideration payable by Group Inc. pursuant thereto plus the amount of Group Inc.’s expenses with respect thereto.

(b) On the applicable Closing Date with respect to any Acquisition Agreement as to which Group Inc. is the acquiror, Group Inc. shall contribute the equity or assets so acquired to the Company in exchange for (i) cancellation of the advance made by the Company pursuant to Section 5.14(a); and (ii) a number of Class C Units equal to the number of shares of Corresponding Common Stock issued by Group Inc. as Stock Consideration on the Closing Date; and (iii) assumption of Group Inc.’s obligations, if any, under the applicable Acquisition Agreement.

(c) On applicable Closing Date with respect to any Acquisition Agreement as to which the Company is the acquiror, the Company shall issue a number of Class C Units equal to the number of shares of Corresponding Common Stock delivered by the Company as Stock Consideration on the Closing Date.

(d) In the event that Group Inc. issues any shares of Corresponding Common Stock after the Closing Date with respect to any Acquisition Agreement and pursuant thereto, regardless of whether the acquiror is Group Inc. or the Company, the Company shall issue to Group Inc. a number of Class C Units equal to the number of shares of Corresponding Common Stock so issued.

ARTICLE VI

ALLOCATIONS OF PROFIT AND LOSS

Section 6.1 Allocations Generally.

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(a) Subject to Section 6.1(b), and except as otherwise provided in Section 6.2 or Section 6.3, Net Income and Net Loss with respect to each Fiscal Year or other period shall be allocated as follows:

(i) Net Income. Net Income shall be allocated;

(A) first, to the Company Participating Interest in an amount equal to the amount to be distributed with respect to such Company Participating Interest and such Fiscal Year pursuant to Section 7.1(a);

(B) then, to the Series A Preferred Units, and to each Series A Preferred Unit equally, an amount equal to the quotient determined by dividing (x) the aggregate amount of Net Loss and Liquidity Event Net Loss previously allocated to such Series A Preferred Units pursuant to Section 6.1(a)(ii)(E) and Section 6.1(a)(iv)(G) and not offset by prior allocations of Net Income and Liquidity Event Net Income pursuant to this Section 6.1(a)(i)(B) or Section 6.1(a)(iii)(G); by (y) 1 minus the Group Inc. Tax Rate applicable to the allocation of Taxable Income that relates to the allocation of Net Income in clause (x), subject to adjustment for any net operating loss carryovers or capital loss carryovers usable by Group Inc. against such allocation;

(C) then, to the Series A Preferred Units, and to each Series A Preferred Unit equally, until the Series A Preferred Units have been allocated an amount of Net Income and Liquidity Event Net Income equal to the quotient determined by dividing (x) the cumulative amount of dividends payable with respect to the Corresponding Series A Preferred Stock and not previously allocated pursuant to this Section 6.1(a)(i)(C) or Section 6.1(a)(iii)(B); by (y) 1 minus the Group Inc. Tax Rate applicable to the allocation of Taxable Income that relates to the allocation of Net Income in clause (x);

(D) then, to the Series B-l Preferred Units, and to each Series B-l Preferred Unit equally, and to the Series B-2 Preferred Units, and to each Series B-2 Preferred Unit equally, pro rata in accordance to the aggregate liquidation preferences of such Series B-l Preferred Units and Series B-2 Preferred Units, respectively, an amount equal to the quotient determined by dividing (x) the aggregate amount of Net Loss and Liquidity Event Net Loss previously allocated to such Series B-l Preferred Units and Series B-2

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Preferred Units pursuant to Section 6.1(a)(ii)(D) and Section 6.1(a)(iv)(F) and not offset by prior allocations of Net Income and Liquidity Event Net Income pursuant to this Section 6.1(a)(i)(D) or Section 6.1(a)(iii)(C); by (y) 1 minus the Group Inc. Tax Rate applicable to the allocation of Taxable Income that relates to the allocation of Net Income in clause (x), subject to adjustment for any net operating loss carryovers or capital loss carryovers usable by Group Inc. against such allocation;

(E) then, to the Company Preferred Interest in an amount equal to the aggregate amount of Net Loss and Liquidity Event Net Loss previously allocated to such Company Preferred Interest pursuant to Section 6.1(a)(ii)(C) and Section 6.1(a)(iv)(E) and not offset by prior allocations pursuant to this Section 6.1(a)(i)(E) or Section 6.1(a)(iii)(D);

(F) then, to the Company Preferred Interest in an amount equal to the sum, for each day of such Fiscal Year, of the product of (i) the Capital Account attributable to the Company Preferred Interest as on such date (without adjustment for any allocation pursuant to this Section 6.1(a)(i)(F) for such Fiscal Year); and (ii) (x) the quotient determined by dividing the federal funds rate on such date plus five (5) percent by (y) 365;

(G) then, to each Common Unit pro rata to the amount of the Net Loss and Liquidity Event Net Loss previously allocated to such Common Unit pursuant to Section 6.1(a)(ii)(B) and Section 6.1(a)(iv)(D) until there has been allocated an amount equal to quotient determined by dividing (x) the aggregate amount of Net Loss and Liquidity Event Net Loss previously allocated to such Common Unit pursuant to Section 6.1(a)(ii)(B) or Section 6.1(a)(iv)(D) and not offset by prior allocations pursuant to this Section 6.1(a)(i)(G) or Section 6.1(a)(iii)(F); by (y) 1 minus the Group Inc. Tax Rate applicable to the allocation of Taxable Income that relates to the allocation of Net Income in clause (x) subject to adjustment for any net operating loss carryovers or capital loss carryovers usable by Group Inc. against such allocations.

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(H) then, to each Common Unit pro rata to the amount of the Net Loss and Liquidity Event Net Loss previously allocated to such Common Unit pursuant to Section 6.1(a)(ii)(A), and Section 6.1(a)(iv)(C) until there has been allocated an amount equal to the quotient determined by dividing (x) the aggregate amount of Net Loss and Liquidity Event Net Loss previously allocated to such Common Unit pursuant to Section 6.1(a)(ii)(A), and Section 6.1(a)(iv)(C) and not offset by prior allocations pursuant to this Section 6.1(a)(i)(H) or Section 6.1(a)(iii)(F); by (y) 1 minus the Group Inc. Tax Rate applicable to the allocation of Taxable Income that relates to the allocation of Net Income in clause (x) subject to adjustment for any net operating loss carryovers or capital loss carryovers usable by Group Inc. against such allocations; and

(I) then, to (1) the Series B-l Preferred Units in accordance to the number of Common Units into which such Series B-l Preferred Units are convertible, and to each Series B-l Preferred Unit equally, (2) the Series B-2 Preferred Units in accordance to the number of Common Units into which such Series B-2 Preferred Units are convertible, and to each Series B-2 Preferred Unit equally, and (3) the Common Units, and to each Common Unit equally.

(ii) Net Loss. Net Loss with respect to each Fiscal Year or other period shall be allocated:

(A) first, to each Common Unit pro rata until the Capital Account with respect to any Common Unit has been reduced to zero;

(B) then, to those Common Units that have positive Capital Account balances in proportion to, and to the extent of, those positive Capital Account balances;

(C) then, to the Company Preferred Interest to the extent of its positive Capital Account balance;

(D) then, to the Series B-l Preferred Units, and to each Series B-l Preferred Unit equally, and to the Series B- 2 Preferred Units, and to each Series B-2 Preferred Unit equally, pro rata in accordance to, and to the extent of, the aggregate liquidation preferences of such Series B-l Preferred Units and Series B-2 Preferred Units, respectively; and

(E) then, to the Series A Preferred Units, and to each Series A Preferred Unit equally.

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(iii) Liquidity Event Net Income. Liquidity Event Net Income with respect to each Fiscal Year or other period shall be allocated:

(A) first, to the Series A Preferred Units, and to each Series A Preferred Unit equally, in an amount equal to the quotient determined by dividing (x) the aggregate amount of Net Loss and Liquidity Event Net Loss previously allocated to the Series A Preferred Units pursuant to Section 6.1(a)(ii)(E) and Section 6.1(a)(iv)(G) and not offset by prior allocations pursuant to this Section 6.1(a)(iii)(A) or Section 6.1(a)(i)(B); by (y) 1 minus the Group Inc. Tax Rate applicable to the allocation of Liquidity Event Taxable Income that relates to the allocation of Net Income in clause (x), subject to adjustment for any net operating loss carryovers or capital loss carryovers usable by Group Inc. against such allocation;

(B) then, to the Series A Preferred Units, and each Series A Preferred Unit equally, until the Series A Preferred Units have been allocated an amount of Net Income and Liquidity Event Net Income equal to the quotient determined by dividing (x) the cumulative amount of dividends payable with respect to the Corresponding Series A Preferred Stock and not previously allocated pursuant to this Section 6.1(a)(iii)(B) or Section 6.1(a)(i)(C); by (y) 1 minus the Group Inc. Tax Rate applicable to the allocation of Taxable Income that relates to the allocation of Liquidity Event Net Income in clause (x);

(C) then, to the Series B-l Preferred Units, and to each Series B-l Preferred Unit equally, and to the Series B-2 Preferred Units, and to each Series B-2 Preferred Unit equally, pro rata in accordance to the aggregate liquidation preferences of such Series B-l Preferred Units and Series B-2 Preferred Units, respectively, in an amount equal to the quotient determined by dividing (x) the aggregate amount of Net Loss and Liquidity Event Net Loss previously allocated to the Series B-l Preferred Units and Series B-2 Preferred Units pursuant to Section 6.1(a)(ii)(D) and Section 6.1(a)(iv)(F) and not offset by prior allocations pursuant to this Section 6.1(a)(iii)(C) or Section 6.1(a)(i)(D); by (y) 1 minus the Group Inc. Tax Rate applicable to the allocation of Taxable Income that relates to the allocation of Liquidity Event Net Income in clause (x), subject to adjustment for any net operating loss carryovers or capital loss carryovers usable by Group Inc. against such allocation;

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(D) then, to the Company Preferred Interest in an amount equal to the aggregate amount of Net Loss and Liquidity Event Net Loss previously allocated to such Company Preferred Interest pursuant to Section 6.1(a)(ii)(C) and Section 6.1(a)(iv)(E) and not offset by prior allocation of Net Income and Liquidity Event Net Income pursuant to this Section 6.1(a)(iii)(D) or Section 6.1(a)(i)(E);

(E) then, if and to the extent that the Capital Account of a Common Unit issued upon the conversion of any Series B Preferred Unit is less than the liquidation value of such Common Unit, to each Common Unit issued upon such conversion, pro rata, until the Capital Account with respect to each such Common Unit, after accrual for any Taxes payable by Group Inc. with respect to the Taxable Income that relates to allocation of Liquidity Event Net Income in this Section 6.1(a)(iii)(E) is equal to its pro rata share of the aggregate Capital Accounts of all Common Units;

(F) then, to each Common Unit pro rata to the amount of Net Loss and Liquidity Event Net Loss previously allocated to such Common Unit pursuant to Section 6.1(a)(ii)(A), Section 6.1(a)(ii)(B), Section 6.1(a)(iv)(C) and Section 6.1(a)(iv)(D) until there has been allocated an amount of Net Income or Liquidity Event Net Income equal to the quotient determined by dividing (x) the aggregate amount of Net Loss and Liquidity Event Net Loss previously allocated to such Common Unit pursuant to Section 6.1(a)(ii)(A), Section 6.1(a)(ii)(B), Section 6.1(a)(iv)(C) and Section 6.1(a)(iv)(D) and not offset by prior allocations of Net Income and Liquidity Event Net Income pursuant to this Section 6.1(a)(iii)(F), Section 6.1(a)(i)(G), or Section 6.1(a)(i)(H); by (y) 1 minus the Group Inc. Tax Rate applicable to the allocation of Taxable Income that relates to the allocation of Liquidity Event Net Income in clause (x) subject to adjustment for any net operating loss carryovers or capital loss carryovers usable by Group Inc. against such allocations; and

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(G) then, to (1) the Series B-l Preferred Units in accordance to the number of Common Units into which such Series B-l Preferred Units are convertible, and each Series B-l Preferred Unit equally, (2) the Series B-2 Preferred Units, in accordance to the number of Common Units into which such Series B-2 Preferred Units are convertible, and to each Series B-2 Preferred Unit equally, and (3) the Common Units, and to each Common Unit equally.

(iv) Liquidity Event Net Loss. Liquidity Event Net Loss with respect to each Fiscal Year or other period shall be allocated:

(A) if and to the extent that the Capital Account of the Common Unit issued upon conversion of any Series B Preferred Unit is more than the liquidation value of such Common Unit, first to each such Common Unit, pro rata, until the Capital Account with respect to each such Common Unit is equal to its pro rata share of the aggregate Capital Accounts of all Common Units;

(B) upon conversion of any Series B Preferred Unit to which Section 6.1(a)(iv)(A) does not apply, first to each Common Unit outstanding prior to the conversion of such Series B Preferred Unit, pro rata, until the Capital Account with respect to each such Common Unit is equal to the Capital Account of each Common Unit issued upon conversion of such Series B Preferred Unit;

(C) then, to each Common Unit pro rata until the Capital Account with respect to any Common Unit has been reduced to zero;

(D) then, to those Common Units that have positive Capital Account balances in proportion to, and to the extent of, those positive Capital Account balances;

(E) then, to the Company Preferred Interest to the extent of its positive Capital Account balance;

(F) then, to the Series B-l Preferred Units, and to each Series B-l Preferred Unit equally, and to the Series B- 2 Preferred Units, and to each Series B-2 Preferred Unit equally, pro rata in accordance to and to the extent of the aggregate liquidation preferences of such Series B-l Preferred Units and Series B-2 Preferred Units, respectively; and

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(G) then, to the Series A Preferred Units and to each Series A Preferred Unit equally.

(b) If the aggregate distributions with respect to the Company Participating Interest pursuant to Section 7.1(a) with respect to any Fiscal Year exceed the Net Income with respect to such Fiscal Year, there shall be allocated to the Company Participating Interest, in lieu of the allocations provided for in Section 6.1(a)(i)(A), a share of each item of gross income and gain for such Fiscal Year equal, in the aggregate, to the amounts distributed to the Company Participating Interest pursuant to Section 7.1(a) with respect to such Fiscal Year.

Section 6.2 Regulatory Allocations.

(a) Notwithstanding any other provision of this ARTICLE VI, if there is a net decrease in Minimum Gain attributable to Company Nonrecourse Liabilities during any Taxable Year, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Regulations §§ 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-l(j)(2)(i), or any successor provisions. For purposes of this Section 6.2, each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2 with respect to such Taxable Year (other than allocations pursuant to Section 6.2(e) and (f) below). This Section 6.2(a) is intended to comply with the “minimum gain chargeback” requirement of Regulations § 1.704-2(f) and shall be interpreted consistently therewith.

(b) Notwithstanding the other provisions of this ARTICLE VI (other than Section 6.2(a) above), except as provided in Regulations § 1.704-2(i)(4), if there is a net decrease in Minimum Gain attributable to Member Nonrecourse Debt during any Taxable Year, any Member with a share of Minimum Gain attributable to Member Nonrecourse Debt at the beginning of such Taxable Year shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Regulations §§ 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.2(b), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2, other than Section 6.2(a) above and Section 6.2(e) and (f) below, with respect to such Taxable Year. This Section 6.2(b) is intended to comply with the chargeback of items of income and gain requirement in Regulations § 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations § 1.704-l(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain (including gross income and gain) shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.2(a) and (b) above.

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(d) In the event any Member has a deficit balance in its Adjusted Capital Account at the end of any Taxable Year, such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 6.2(d) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 6.2 have been tentatively made as if this Section 6.2(d) were not in this Agreement.

(e) Company Nonrecourse Deductions for each Taxable Year shall be allocated to the Members pro rata in accordance with their respective Capital Accounts for such Fiscal Year. If the Managing Member determines in its good faith discretion that the Company’s Nonrecourse Deductions must be allocated in a different manner to satisfy the safe harbor requirements of the Regulations promulgated under section 704(b) of the Code, the Managing Member is authorized, upon notice to the Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(f) Member Nonrecourse Deductions for Taxable Year shall be allocated to the Member or Members that bear the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations § 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

(g) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to section 734(b) or 743(b) of the Code is required, pursuant to Regulations § 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset), or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to the Regulations.

(h) The Managing Member is authorized to make appropriate amendments to the allocations of items pursuant to this Section 6.2 if necessary in order to comply with section 704 of the Code or the applicable Regulations thereunder; provided, however, that no such change shall have a material adverse effect upon the amount distributable or allocable to any Member hereunder. Should any Taxing Jurisdiction require an adjustment to the sharing, as between the Members, of any Company item of income, gain, loss or deduction, such adjustment shall be deemed made pursuant to this Section 6.2.

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Section 6.3 Curative Allocations. The Regulatory Allocations are intended to comply with certain requirements of the Regulations. The Members intend, so as to preserve the intended economic arrangement among them, that, to the extent possible, all Regulatory Allocations shall be offset with other allocations (“Curative Allocations”) of items of Company income, gain, loss and deduction pursuant to this Section 6.3. Therefore, notwithstanding any other provision (other than the Regulatory Allocations), the Managing Member shall make such offsetting Curative Allocations in whatever manner it determines appropriate so that after such Curative Allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if neither the Regulatory Allocations nor the Curative Allocations were part of the Agreement and all Company items were allocated pursuant to Section 6.1.

Section 6.4 Series B Preferred Units. Upon the conversion of any Series B Preferred Units into Class C Units, the Company’s assets shall be revalued in accordance with Section 5.7 and Liquidity Event Net Income or Liquidity Event Net Loss shall be allocated to each Common Unit pursuant to Section 6.1(a)(i) or Section 6.1(a)(iii), as the case may be. If and to the extent that the Capital Account of any Common Unit issued upon such conversion (determined after taking into account the allocations described in the preceding sentence) is less than the liquidation value of such Common Unit, an amount equal to the excess of such liquidation value over such Capital Account shall be reallocated pro rata from the Capital Accounts of all Common Units outstanding prior to such conversion to the Capital Accounts of the Common Units issued upon such conversion in accordance with Regulations § 1.704- l(b)(2)(iv)(s)(3). If and to the extent that the Capital Account of any Common Unit issued upon such conversion is greater than the liquidation value of such Common Unit (determined after taking into account the allocations described in the second preceding sentence), an amount equal to the excess of such Capital Account over such liquidation value shall be reallocated pro rata from the Capital Accounts of the Common Units issued upon such conversion to the Capital Accounts of all Common Units outstanding prior to such conversion in accordance with Regulations § 1.704-l(b)(2)(iv)(s)(3).

Section 6.5 Allocation of Taxable Income or Taxable Loss and Other Allocation Rules.

(a) Except as otherwise provided in this Section 6.5, for U.S. federal income tax purposes, (i) Taxable Income or Taxable Loss shall be allocated among the Members in accordance with the allocation of the correlative items of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1, Section 6.2, Section 6.3 and Section 6.7 and (ii) each tax credit shall be allocated to the Members in the same manner as the receipt or expenditure giving rise to such credit is allocated pursuant to Section 6.1, Section 6.2, Section 6.3 and Section 6.7.

(b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for U.S. federal income tax purposes among the Members as follows:

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(i) In the case of a Contributed Property, (x) such items attributable thereto shall be allocated among the Members in the manner provided under section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted tax basis at the time of contribution and (y) any item of Residual Gain or Residual Loss attributable thereto shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1, Section 6.2, Section 6.3 and Section 6.7. For purposes of implementing the foregoing, the Company shall adopt the “remedial allocation method” described in Regulations section 1.704-3(d).

(ii) In the case of an Adjusted Property, (x) such items attributable thereto shall (A) first, be allocated among the Members in a manner consistent with the principles of section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property, and (B) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with clause (i) above; and (y) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1, Section 6.2, Section 6.3 and Section 6.7. For purposes of implementing the foregoing, the Company shall adopt the “remedial allocation method” described in Regulations section 1.704-3(d).

(c) Any item of Taxable Income attributable to the sale or other taxable disposition of any Company asset which is characterized as Recapture Income shall, to the extent possible, be allocated among the Members in the same proportions and to the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(d) All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under section 754 of the Code which may be made by the Company; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by sections 734 and 743 of the Code.

(e) If, as a result of the conversion of any Senior Preferred Units, a Capital Account reallocation is required pursuant to Section 6.4, the Company shall make corrective allocations pursuant to Regulations § 1.704-l(b)(4)(x).

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Section 6.6 Special Allocations. For purposes of Regulations § 1.752-3(a)(3), the Members agree that Company Nonrecourse Liabilities in excess of the sum of (A) the amount of Minimum Gain attributable to Company Nonrecourse Liabilities and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Members pro rata in accordance with their respective Capital Accounts for such Taxable Year.

Section 6.7 Forfeiture Allocations. Upon a Member’s forfeiture of any substantially non-vested Membership Interest, such Member shall be allocated (such allocations, “Forfeiture Allocations”) a pro rata portion of each item of gross income and gain (as a positive amount) or gross deduction and loss (as a negative amount), to the extent such items are available, for the Fiscal Year of such forfeiture equal to (i) the positive excess, if any, of (A) the amount of distributions (including deemed distributions under section 752(b) of the Code and the adjusted tax basis of any property so distributed) to such Member with respect to such forfeited Common Unit (to the extent such distributions are not taxable under section 731 of the Code) over (B) any capital contributions made with respect to such forfeited Membership Interest (including deemed contributions under section 752(a) of the Code), minus (ii) the cumulative Net Income, Net Loss, Liquidity Event Net Income and Liquidity Event Net Loss allocated to such Member with respect to such forfeited Membership Interest.

Section 6.8 Allocation of Underpayment. If the Company pays an Imputed Underpayment or an underpayment in respect of any administrative adjustment pursuant to Section 11.3(d) with respect to any Reviewed Year, (i) the Managing Member shall determine what, if any, portion of such underpayment (and any penalties and interest thereon) is allocable to the Series A Preferred Units or Series B Preferred Units and allocate items of gross expense to the holder of the Series A Preferred Units or Series B Preferred Units, as the case may be, and (ii) the Managing Member shall allocate any remaining amount of the underpayment (and any penalties and interest thereon) as an item of gross expense among the holders of Common Units pro rata to each such Member’s holding of Common Units for such Reviewed Year.

ARTICLE VII

DISTRIBUTIONS

Section 7.1 Declaration and Payment of Distributions Generally. To the extent permissible under the Act and subject to this ARTICLE VII, the Members shall be entitled to receive distributions, including distributions in connection with the liquidation, dissolution or winding up of the affairs of the Company, when and as determined by the Managing Member.

Section 7.2 Regular Distributions. All distributions (other than distributions in connection with Section 5.13 or a Liquidity Event (in which case Section 7.3 below shall apply)) shall be distributed as follows:

(a) Company Participating Interest. The Company shall distribute to CS Management with respect to its Company Participating Interest and any Fiscal Year an amount equal to the amount that, and immediately prior to the time when, CS Management is obligated to distribute such amount with respect to the CS Management Participating Interest and such Fiscal Year.

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(b) Series A Preferred Units.

(i) Subject to the requirements of the Act, the Company shall make distributions pro rata to the holders of the Series A Preferred Units in an amount equal to the allocations to such holders of (x) Net Income pursuant to Section 6.1(a)(i)(B) in excess of the amount determined under Section 6.1(a)(i)(B)(x) and pursuant to Section 6.1(a)(i)(C) in excess of the amount determined under Section 6.1(a)(i)(C)(x); or (y) Liquidity Event Net Income pursuant to Section 6.1(a)(iii)(A) in excess of the amount determined under Section 6.1(a)(iii)(A)(x) and pursuant to Section 6.1(a)(iii)(B) in excess of the amount determined under Section 6.1(a)(iii)(B)(x), within 90 days of the end of any Fiscal Year in which there is any allocation of Taxable Income that relates to such allocation of either Net Income or Liquidity Event Net Income.

(ii) Subject to the requirements of the Act, the Company shall make distributions pro rata to the holders of the Series A Preferred Units in an amount equal to the amount of the dividends payable with respect to the Corresponding Series A Preferred Share, at such times at which such dividends are payable.

No distribution shall be made pursuant to this Section 7.1(b) until all distributions required to be made under Section 7.1(a) have been made.

(c) Series B Preferred Units. Subject to the requirements of the Act, the Company shall make distributions to the Series B-l Preferred Units, and to each Series B-l Preferred Unit equally, and to the Series B-2 Preferred Units, and to each Series B-2 Preferred Unit equally, pro rata in accordance to the aggregate liquidate preferences of such Series B-l Preferred Units and Series B-2 Preferred Units, respectively, in an amount equal to the allocations to such holders of (x) Net Income pursuant to Section 6.1(a)(i)(D) in excess of the amount determined under Section 6.1(a)(i)(D)(x); or (y) Liquidity Event Net Income pursuant to Section 6.1(a)(iii)(C) in excess of the amount determined under Section 6.1(a)(iii)(C)(x), within 90 days of the end of any Fiscal Year in which there is any allocation of Taxable Income that relates to such allocation of either Net Income or Liquidity Event Net Income. No distribution shall be made pursuant to this Section 7.1(c) until all distributions required to be made under Section 7.1(a) and Section 7.1(b) have been made.

(d) Common Units. Subject to the requirements of the Act, the Company shall make distributions to the Common Units, and to each Common Unit equally, in an amount equal to the allocations to such holders of (x) Net Income pursuant to Section 6.1(a)(i)(G) in excess of the amount determined under Section 6.1(a)(i)(G)(x) and pursuant to Section 6.1(a)(i)(H) in excess of the amount determined under Section 6.1(a)(i)(H)(x); or (y) Liquidity Event Net Income pursuant to Section 6.1(a)(iii)(F) in excess of the amount determined under Section 6.1(a)(iii)(F)(x) within 90 days of the end

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of any Fiscal Year in which there is any allocation of Taxable Income that relates to such allocation of either Net Income or Liquidity Event Net Income. No distribution shall be made pursuant to this Section 7.1(d) until all distribution required to be made under Section 7.1(a), Section 7.1(b) and Section 7.1(c) have been made.

(e) Series B Preferred Units and Common Units. Subject to the requirements of the Act, the Company shall make distributions to the holder of (x) each Series B-l Preferred Unit; (y) Series B-2 Preferred Unit, and (z) Common Unit in an amount equal to the amount of the dividends payable with respect to each share of the Corresponding Series B-l Preferred Stock, Corresponding Series B-2 Preferred Stock and Corresponding Common Stock, as the case may be, at such times and in such amounts as such dividends are payable. No distribution shall be made pursuant to this Section 7.1(e) until all distributions required to be made under Section 7.1(a), Section 7.1(b), Section 7.1(c) and Section 7.1(d) have been made.

(f) Tax Distributions. The Company shall, within 30 days after the end of each quarter of each Fiscal Year, distribute to (1) the Series B-l Preferred Units in accordance to the number of Common Units into which such Series B-l Preferred Units are convertible, and to each Series B-l Preferred Unit equally, (2) the Series B-2 Preferred Units in accordance to the number of Common Units into which such Series B-2 Preferred Units are convertible, and to each Series B-2 Preferred Unit equally, and (3) the Common Units, and to each Common Unit equally, an amount of cash equal to the product of (i) the Group Inc. Tax Rate, times (ii) the Taxable Income of the Company allocable to such Units pursuant to Section 6.1(a)(i)(I) and not distributed pursuant to Section 7.1(e), for such quarter.

Section 7.3 Distribution of Liquidity Event Proceeds. The Company shall distribute the proceeds of any Liquidity Event, less reasonable reserves as determined in good faith by the Managing Member, within 5 days after such Liquidity Event. Such Distribution shall be made (i) to the holder of the Company Participating Interest in an amount equal to the amount CS Management is obligated to distribute as a result of such Liquidity Event with respect to the CS Management Participating Interest; and (ii) with respect to each Series A Preferred Unit, Series B-l Preferred Unit, Series B-2 Preferred Unit and Common Unit (including each Class A Unit) in accordance with the preferences and entitlements of each share of Corresponding Series A Preferred Stock, Corresponding Series B-l Preferred Stock, Corresponding Series B-2 Preferred Stock, and Corresponding Common Stock, respectively set forth in the Group Inc. Col as if such Liquidity Event were a Deemed Liquidation Event (as defined in the Group Inc. Col) and increased to take into account any taxes payable by Group Inc. on any taxable income realized on such Liquidity Event; provided, however, that after the holder of the Corresponding Series B Preferred Stock have received their respective Liquidation Amounts (as defined in the Group Inc. Col), the Company shall distribute an amount equal to the Remaining Balance to the holder of the Company Preferred Interest.

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Section 7.4 Limitations on Distributions.

(a) The Company shall not make a distribution to a Member to the extent that at the time of the distribution, after giving effect to the distribution, all Liabilities of the Company, other than Liabilities to Members on account of their interests in the Company and Liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company, except that the fair value of property that is subject to a Liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that Liability.

(b) A Member who receives a distribution in violation of Section 7.4(a) above, and who knew at the time of the distribution that the distribution violated this Section 7.4, shall be liable to the Company for the amount of the distribution. A Member who receives a distribution in violation of this Section 7.4, and who did not know at the time of the distribution that the distribution violated this Section 7.4, shall not be liable for the amount of the distribution. Subject to Section 7.4(c) below, this Section 7.4(b) shall not affect any obligation or Liability of a Member under other applicable law for the amount of a distribution.

(c) A Member who receives a distribution from the Company shall have no Liability under this Section 7.4, the Act or other applicable law for the amount of the distribution after the expiration of three years from the date of the distribution unless an action to recover the distribution from such Member is commenced prior to the expiration of the said three-year period and an adjudication of Liability against such Member is made in the action.

Section 7.5 Amounts of Tax Paid or Withheld. The Company shall pay to any Taxing Jurisdiction any amounts required to be paid with respect to distributions, allocations, or other payments to Members pursuant to any provision of law of such Taxing Jurisdiction. All amounts withheld or required to be withheld pursuant to any provision of law of any Taxing Jurisdiction with respect to any payment, distribution, or allocation to a Member shall be treated as an amount paid or distributed to the Member with respect to whom such amount was withheld pursuant to this ARTICLE VII and shall, without duplication, reduce the amount of future distribution that would otherwise be made to such Member for all purposes under this Agreement.

Section 7.6 Distribution in Kind.

(a) No Member shall have a right to demand and receive any distribution in any form other than cash.

(b) Any property distributed shall be valued at its fair market value on the date of distribution by the Company, as determined by the Managing Member, and the Capital Account of each Member shall be adjusted in accordance with Section 5.5 as if the Company had sold such distributed property in a Liquidity Event for such fair market value and the Liquidity Event Net Income or Liquidity Event Net Loss from such sale was allocated pursuant to Section 6.1(a)(iii) or Section 6.1(a)(iv).

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ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification by the Company.

(a) The Company shall indemnify an Indemnified Representative against any Damages incurred in connection with any Proceeding in which the Indemnified Representative may be involved as a party or otherwise by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member, Managing Member, or officer of the Company, in his, her, or its capacity as such, including Damages resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement or negligence, except:

(i) where such indemnification is expressly prohibited by applicable law;

(ii) where the conduct of the Indemnified Representative has been determined in a nonappealable judgment of a court of competent jurisdiction to (A) constitute willful misconduct, gross negligence, or fraud, or (B) be based upon or attributable to the receipt by the Indemnified Representative from the Company of a personal benefit to which the Indemnified Representative is not legally entitled;

(iii) to the extent such indemnification has been determined to be otherwise unlawful;

(iv) to the extent that such Damages reasonably could have been mitigated by such Indemnified Representative or such Indemnified Representative receives insurance proceeds or has rights of offset or contribution at law, in contract, or otherwise with respect to such Damages;

(v) if the Indemnified Representative is an Officer or Managing Member, to the extent that (A) such Indemnified Representative did not act in good faith; (B) such Indemnified Representative had a conflict of interest or did not reasonably believe that his or her conduct was in, or at least not opposed to, the Company’s best interest; or (C) in the case of any criminal Proceeding, there is reasonable cause to believe the Indemnified Representative’s conduct was unlawful; or

(vi) such Damages that arise from an action by such Indemnified Representative taken in material breach of, or in material conflict with, this Agreement or any other agreement with the Company to which such Indemnified Representative is party or bound.

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(b) If an Indemnified Representative is entitled to indemnification in respect of a portion, but not all, of any Liabilities to which such Person may be subject, the Company shall indemnify such Indemnified Representative to the maximum extent for such portion of the Liabilities.

(c) The termination of a Proceeding by settlement shall not create a presumption that the Indemnified Representative is not entitled to indemnification.

(d) To the extent that an Indemnified Representative of the Company has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, and such Person is otherwise entitled to indemnification hereunder, such Person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such Person in connection therewith.

Section 8.2 Proceedings Initiated by Indemnified Representatives. Notwithstanding any other provision of this ARTICLE VIII, the Company shall not indemnify under this ARTICLE VIII an Indemnified Representative for any Damages incurred in a Proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the Indemnified Representative unless such initiation of or participation in the Proceeding is authorized, either before or after its commencement, by the Managing Member. This Section 8.2 does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an Indemnified Representative granted by or pursuant to this ARTICLE VIII.

Section 8.3 Advancing Expenses. The Company shall pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by an Indemnified Representative in advance of the final disposition of a Proceeding described in Section 8.1 or the initiation of or participation in which is authorized pursuant to Section 8.2 upon receipt of an undertaking by or on behalf of the Indemnified Representative to repay the amount if it is ultimately determined that such Person is not entitled to be indemnified by the Company pursuant to this ARTICLE VIII. The financial ability of an Indemnified Representative to repay an advance shall not be a prerequisite to the making of such advance.

Section 8.4 Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided in this ARTICLE VIII or otherwise, the Company may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Company, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Managing Member shall deem appropriate. Absent fraud, the determination of the Managing Member with respect to such amounts, costs, terms and conditions shall be conclusive against all Members, security holders, officers and the Managing Member and shall not be subject to voidability.

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Section 8.5 Payment of Indemnification. An Indemnified Representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the Chief Executive Officer of the Company. The indemnification pursuant to this ARTICLE VIII shall be made only from the assets of the Company and no Member shall be personally liable therefor.

Section 8.6 Contribution. If the indemnification provided for in this ARTICLE VIII or otherwise is unavailable for any reason in respect of any Damages or portion thereof, the Company shall contribute to the Damages to which the Indemnified Representative may be subject in such proportion as is appropriate to reflect the intent of this ARTICLE VIII or otherwise.

Section 8.7 Contract Rights; Amendment or Repeal. All rights under this ARTICLE VIII shall be deemed a contract between the Company and the Indemnified Representative pursuant to which the Company and each Indemnified Representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

Section 8.8 Scope of Article. The rights granted by this ARTICLE VIII shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of disinterested Members or otherwise, both as to action in an Indemnified Capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this ARTICLE VIII shall continue as to a Person who has ceased to be an Indemnified Representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a Person.

Section 8.9 Reliance on Provisions. Each Person who shall act as an Indemnified Representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this ARTICLE VIII.

ARTICLE IX

TRANSFERABILITY

Section 9.1 Restriction on Transfer.

(a) Except as set forth in Section 9.1(b) and Section 9.1(c) no Member shall Transfer any portion of its Membership Interest other than with the consent of the Managing Member and, in the case of the Company Preferred Interest and Company Participating Interest, the Board of Directors of Group Inc. (including one Series B Preferred Director) unless such Transfer is an Exempt Transfer (as defined in the ROFR Agreement)) For the avoidance of doubt, solely for the purposes of this Section 9.1(a), each of WBI and CS Management LLC shall be deemed to be Key Holders under the ROFR Agreement.

(b) The holders of the Class A Units may Transfer their Class A Units to the extent provided in, and subject to compliance with, the ROFR Agreement.

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(c) The holders of the Class A Units or any Permitted Transferee (within the meaning of the Exchange Agreement) may transfer their Class A Units to Group Inc. in exchange for Corresponding Common Stock pursuant to and in accordance with the Exchange Agreement.

Section 9.2 Effect of Transfer.

(a) In addition to satisfaction of Section 9.1, no assignee or proposed transferee of all or part of a Membership Interest in the Company shall have the right to become admitted as a Member, unless and until:

(i) the assignee or proposed transferee has executed a joinder agreement, in form approved by the Managing Member accepting and adopting the provisions of this Agreement;

(ii) the assignee or proposed transferee has paid all reasonable expenses of the Company requested to be paid by the Managing Member in connection with the admission of such assignee or proposed transferee as a Member;

(iii) if requested by the Managing Member, the proposed transferee has delivered to the Company an opinion of counsel reasonably satisfactory to the Managing Member that such Transfer is exempt from the registration requirements of the Securities Act and applicable state securities laws; and

(iv) if requested by the Managing Member, the proposed transferee has taken any other actions as deemed necessary by the Managing Member, in its sole discretion, including the execution of a voting agreement or an irrevocable proxy with respect to such Membership Interest granting to another Person the right to vote such Transferred Membership Interest.

(b) The Members hereby authorize the Company to execute whatever documents as may be necessary to add a Permitted Transferee as a party to this Agreement, either by execution of a joinder or otherwise, and upon any such addition, the Permitted Transferee shall be deemed a Member for all purposes hereunder. A Person who is a Permitted Transferee may be admitted to the Company, subject to Section 9.2(a) above, as a Member and may receive a Membership Interest in the Company without making a contribution or being obligated to make a contribution to the Company. Promptly upon the consummation of any Transfer of a Membership Interest permitted hereunder, such Transfer shall be reflected by the Company in a revised Exhibit A.

(c) Any Transfer in contravention of the foregoing or any other provision of this Agreement shall be null and void and ineffective to Transfer all or any part of any Membership Interest, and shall not bind, or be recognized by, or on the books of, the Company, and any transferee or assignee in such transaction shall not be or be treated as or deemed to be a Member for any purpose. In the event any Member shall at

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any time attempt or purport to Transfer a Membership Interest, or any part thereof, in contravention of any of the provisions of this Agreement, then each other Member shall, in addition to all rights and remedies at law and equity, be entitled to specific performance of the provisions of this Agreement and a decree or order restraining and enjoining any such transaction, and the offending Member shall not plead in defense thereto that there would be an adequate remedy at law, it being expressly hereby acknowledged and agreed that damages at law would be an inadequate remedy for a breach or threatened breach of the provisions of this Agreement concerning such transactions.

Section 9.3 No Resignation of Members. A Member may not withdraw or resign from the Company prior to dissolution or winding up of the Company.

Section 9.4 Successors. If a Member is dissolved or terminated, the powers of that Member may be exercised by its legal representative or successor. The successor of a Member shall succeed to the obligations of such Member hereunder and right of the Member to receive allocations and distributions hereunder, and may be admitted as a Member in accordance with the provisions of this ARTICLE IX, but shall not be deemed a member, and shall not be entitled to voting rights hereunder, unless and until so admitted.

ARTICLE X

DISSOLUTION AND TERMINATION

Section 10.1 Dissolution. The Company shall be dissolved upon the occurrence of any of the following events (each, a “Dissolution Event”):

(a) By the consent of the Managing Member;

(b) Upon the sale by the Company of all or substantially all of its assets; or

(c) Upon the entry of a decree of judicial dissolution under Section 3-5 of the Act or an administrative dissolution under Section 18-802 of the Act.

Section 10.2 Activities of the Company Pending Liquidation. Upon the occurrence of a Dissolution Event, the continuing operation of the Company’s business shall be confined to those activities reasonably necessary to wind up the Company’s affairs, discharge its obligations, and preserve and distribute its assets and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 10.3 Liquidation and Termination.

(a) Upon dissolution of the Company, the Managing Member shall act as liquidator and shall be responsible for the winding up of the affairs of the Company and the distribution of its assets. In connection with a winding up of the affairs of the Company, the Managing Member shall cause a proper accounting to be made by a recognized firm of certified public accountants of the assets and Liabilities of the

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Company. If any Liability is contingent or uncertain in amount, a reserve will be established in such amount as the Liquidator deems reasonably necessary. Upon satisfaction or other discharge of such contingency, the amount of the reserve not required, if any, will be distributed as provided in this Section 10.3.

(b) The Managing Member shall liquidate the assets of the Company and apply and distribute the proceeds of such liquidation in the order of priority set forth in Section 10.4, unless otherwise required by mandatory provisions of applicable law.

(c) The Managing Member shall be authorized to sell any, all or substantially all of the assets of the Company for deferred payment obligations, and to hold, collect and otherwise administer any such obligations or any other deferred payment obligations held or acquired as assets of the Company.

(d) The Managing Member shall cause any notice required by law or agreement to be delivered to a known creditor of, or claimant against, the Company to be so delivered as required. A reasonable time, including any time required to collect deferred payment obligations, shall be allowed for the orderly liquidation of the assets of the Company and the discharge of Liabilities to creditors so as to enable the Managing Member to reasonably minimize any losses attendant upon the liquidation.

Section 10.4 Distribution of Assets.

(a) In the event of a dissolution of the Company, upon the winding up of the Company, a final allocation of Net Income Net Loss, Liquidity Event Net Income and Liquidity Event Net Loss shall be made in accordance with ARTICLE VI, and the Company’s assets shall be distributed in the following manner and order of priority:

(i) First, to creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of Liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than Liabilities for which reasonable provision for payment has been made;

(ii) Second, to the establishment of any reserves as the Managing Member may deem reasonably necessary for contingent, conditional or unmatured claims or obligations of the Company arising out of or in connection with the Company or its liquidation. Such reserves shall be held by the Managing Member for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, as soon as practicable, to distribute the balance thereafter remaining in the manner provided in the following subdivisions of this Section 10.4;

(iii) Third, the balance (if any), of the Company’s assets shall be distributed pursuant to Section 7.3.

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(b) The Company following dissolution shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Company and all claims and obligations which are known to the Company but for which the identity of the claimant is unknown. If there are sufficient assets, such claims and obligations shall be paid in full and any such provision for payment made shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed as provided in Section 10.4(a) above.

Section 10.5 Cancellation of Certificate. The Certificate of the Company shall be canceled upon the dissolution and the completion of winding up of the Company.

ARTICLE XI

BOOKS; REPORTS TO MEMBERS; TAX ELECTIONS

Section 11.1 Books and Records.

(a) The Managing Member shall maintain separate books of account for the Company which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the conduct of the Company and the operation of its business.

(b) Except as and until otherwise required by the Code, the books of the Company shall be kept in accordance with the accrual method of accounting.

(c) Each Member of the Company has the right, subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as may be established by the Managing Member, to obtain from the Company from time to time upon reasonable demand for any purpose reasonably related to such Member’s Membership Interest:

(i) true and full information regarding the status of the business and financial condition of the Company;

(ii) promptly after they become available, a copy of the federal, state and local income tax returns for each year of the Company;

(iii) a current list of the name and last known business, residence or mailing address of each Member;

(iv) a copy of this Agreement, the Certificate and all amendments thereto; and

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(v) any other information regarding the affairs of the Company as is just and reasonable.

(d) The Company may maintain its records in other than a written form if such form is capable of conversion into written form within a reasonable time.

(e) Any demand by a Member under this Section 11.1 shall be in writing and shall state the purpose of such demand.

Section 11.2 Tax Information. Within 60 days after the end of each Fiscal Year, the Company shall supply to each Member all information necessary and appropriate to be included in each Member’s income tax returns for that year. If the Company makes the election under Code section 6226(a)(1), as amended by the BBA, the Company shall supply to each Member the statement required by Code section 6226(a)(2), as amended by the BBA, and any Regulations issued thereunder.

Section 11.3 Partnership Representative.

(a) The Chief Executive Officer is hereby designated the “Partnership Representative” of the Company within the meaning of Code section 6223, as amended by the BBA. The Partnership Representative shall file a designation of itself as such with the IRS. Should the Chief Executive Officer resign as Partnership Representative in a writing directed to the Managing Member, the Managing Member shall designate a replacement Partnership Representative, such designation to take effect as of the date specified in such written resignation. Any appointment as Partnership Representative under this Section 11.3(a) that is then in effect shall survive dissolution and winding up of the Company under ARTICLE X of this Agreement.

(b) The Partnership Representative shall (i) furnish to each Member affected by an audit of the Company income tax returns a copy of each notice or other communication received from the IRS or applicable state authority, (ii) furnish each Member with a copy of any notice received in his capacity as Partnership Representative from any Taxing Jurisdiction, and (iii) keep such Member informed of any administrative or judicial Proceeding. The Partnership Representative shall only exercise its authority provided in Code section 6223(a), as amended by the BBA, with the approval of the Managing Member, including (i) subject to Section 3.3(s), making the election described in Code section 6226(a), as amended by the BBA, with respect to any Imputed Underpayment; (ii) filing an administrative adjustment request pursuant to Code section 6227(a), as amended by the BBA; and (iii) filing a petition for readjustment pursuant to Code section 6234(a), as amended by the BBA.

(c) The Company shall not be obligated to pay any fees or other compensation to the Partnership Representative in its capacity as such. However, the Company shall reimburse the expenses (including reasonable attorneys’ and other professional fees) incurred by the Partnership Representative in such capacity.

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(d) Any Imputed Underpayment shall be paid by the Company pursuant to section 6225 of the Code, as amended by the BBA, or, if the Company makes the election provided for in section 6226 of the Code, as amended by the BBA, by the Member. Any payment by the Company of (x) any Imputed Underpayment, or (y) any underpayment in respect of any administrative adjustment request filed pursuant to Code section 6227(a), as amended by the BBA, shall be allocated pursuant to Section 6.8. The Members shall cooperate with the Partnership Representative in minimizing the amount of any Imputed Underpayment by supplying the Partnership Representative with such information concerning their tax classifications, and the tax classifications of and other information regarding their direct and indirect beneficial owners, as the Partnership Representative may reasonably request from time to time.

(e) The Company shall indemnify and hold harmless the Partnership Representative from and against any Damages sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Member’s responsibilities as Partnership Representative, so long as such act or decision was not the result of gross negligence, fraud, bad faith or willful misconduct by the Partnership Representative. The Partnership Representative shall be entitled to rely on the advice of legal counsel as to the nature and scope of its responsibilities and authority as Partnership Representative, and any act or omission of the Partnership Representative pursuant to such advice shall in no event subject the Partnership Representative to Liability to the Company or any Member.

Section 11.4 Tax Elections.

(a) The Company may elect to amortize organizational costs.

(b) The Company may make the election under section 754 of the Code and shall take such action as is necessary to ensure that each of its existing and future Subsidiaries that is treated as a partnership for U.S. federal income tax purposes makes the election under section 754 of the Code.

(c) By executing this Agreement, each Member authorizes and directs the Company to elect to have the “safe harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “Revenue Procedure”) apply to any Membership Interest in the Company transferred to a service provider by the Company, in connection with services provided to the Company or any of its Subsidiaries on or after the effective date of such Revenue Procedure. For purposes of making such safe harbor election, the Partnership Representative is hereby designated as the “partner who has the responsibility for federal income tax reporting” by the Company within the meaning section 3.03(1) of the Revenue Procedure. The Company and each Member hereby agree to comply with all requirements of the safe harbor described in the Revenue Procedure, including, without limitation, the requirement that each Member shall prepare and file all federal income tax returns reporting the income tax effects of each Common Unit issued by the Company that qualifies for the safe harbor in a manner consistent with the requirements of the Revenue Procedure. A Member’s obligations to comply with the requirements of this Section 11.4 shall survive such Member’s ceasing

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to be a Member of the Company and/or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 11.4, the Company shall be treated as continuing in existence. Each Member authorizes the Partnership Representative to amend this Section 11.4 without such amendment constituting an amendment for purposes of Section 12.3, and each Member agrees to execute such other documents, to the extent necessary to achieve substantially the same or similar tax treatment with respect to any Membership Interest transferred to a service provider in connection with services provided to the Company or any of its Subsidiaries as set forth in section 4 of the Revenue Procedure (e.g., to reflect changes from the rules set forth in the Revenue Procedure in subsequent Internal Revenue Service guidance).

Section 11.5 Certain Tax Actions. Without the prior consent of the holders of a majority of the shares of the outstanding Corresponding Series B Preferred Stock, the Company shall not, and the Company shall cause the Partnership Representative not to, for any taxable period (or portion thereof) ending on or prior to the date on which the holders of Class A Units exchange all of their Units for Corresponding Common Stock pursuant to the Exchange Agreement, adopt, make or change any tax accounting method or policy, practice or election relating to or affecting the allocation of items of Company income, gain, expense or loss for Capital Account purposes or for tax purposes, if such action could reasonably be expected to adversely and disproportionately affect such holders of stock of Group Inc. in respect of their indirect interest in the Company.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 12.2 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes the previous Agreement and all prior understandings and agreements of the parties with respect thereto.

Section 12.3 Amendments.

(a) Subject to any consent required by the holders of shares of Group Inc. stock set forth in the Group Inc. Col, this Agreement may be modified or amended, and any provision hereof (or any breach hereof) may be waived, from time to time by the consent of the Members holding the majority of the Company’s Common Units and the consent of the Managing Member as provided in Section 3.5; provided, however, that any amendment of this Agreement that is disproportionately and materially adverse to the interests of a particular Member relative to the other Members shall also require the consent of such Member.

(b) The schedule of Members set forth at Exhibit A may be updated in writing by the Company to reflect changes of the Members. Any amendment of Exhibit A made in accordance with this Agreement, shall not be deemed an amendment to this Agreement.

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Section 12.4 Power of Attorney. Each Member hereby constitutes and appoints the Managing Member, and each of its authorized officers and attorneys-in-fact, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to:

(a) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and all amendments or restatements hereof) that the Managing Member deems necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company, (B) all certificates, documents and other instruments that the Managing Member deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement, (C) all certificates, documents and other instruments that the Managing Member deems necessary or appropriate to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, (D) all certificates, documents and other instruments relating to the admission of any new Member pursuant to this Agreement, (E) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Company, and (F) any and all filings the Managing Member deems necessary to be made with any regulatory agency, commission or other organization with respect to the business of the Company; and

(b) execute, swear to, acknowledge, deliver, file and record all consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the Managing Member, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Managing Member or the Members hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the Managing Member, to effectuate the terms or intent of this Agreement;

provided, however, that, in each case, any such actions are permitted by, or consistent with the terms and conditions of, this Agreement.

Section 12.5 Choice of Law. The terms and provisions hereof shall be construed under the laws of the State of Delaware (without regard to any conflicts of law principles).

Section 12.6 Consent to Jurisdiction. Each Member:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the state courts of, and federal courts for, the State of New York;

(b) consents that any such action or proceeding may be brought in such courts, and waives any objection that he may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

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(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address, which is set forth in Exhibit A; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

Section 12.7 Arbitration. Notwithstanding Section 12.6, each Member:

(a) to the maximum extent permissible under applicable law, shall and hereby does waive trial by jury and adjudication in a court for any action, proceeding or counterclaim with respect to any matter whatsoever arising out of, or in any way connected with, this Agreement;

(b) consents that any dispute with respect to the Company’s securities business activities shall be submitted for binding arbitration by and in accordance with the rules of Financial Industry Regulatory Authority, Inc.;

(c) except as provided in Section 12.7(b), consents that any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including with respect to the scope or applicability of arbitration, shall be submitted exclusively for binding arbitration administered by Judicial Arbitration and Mediation Services (JAMS) pursuant to its “Streamlined Arbitration Rules and Procedures” in New York, New York before a single arbitrator;

(d) agrees that any party hereto may commence arbitration by sending to the other parties a written notice of arbitration setting forth the nature of the matter to be resolved thereby;

(e) agrees that the costs of any arbitration shall be shared equally between the parties thereto;

(f) agrees that all decisions of the relevant arbitrator shall be final, binding, and conclusive on all parties, that no party has a right to appeal the decision of the arbitrator, and that judgment on the award of the arbitrator may be entered in accordance with applicable law in any court having jurisdiction thereof; and

(g) agrees that the foregoing are the exclusive processes for resolving disputes with respect to this Agreement and the Company; provided, however, that nothing in this Section 12.7 limits the ability of a Member or an owner of an interest in a Member to file any regulatory charge against the Company.

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Section 12.8 Notices. Except as otherwise provided in this Agreement, any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally or sent by electronic mail (deemed given at the time of transmission and deemed received at the time it becomes capable of being accessed from such electronic mail address of the recipient) or overnight express to the party or to the executive officer of the party named in Exhibit A to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member’s address, which is set forth in Exhibit A and to the Company at its principal place of business, or at such other address as a party may direct in writing.

Section 12.9 Transaction with Affiliates. The Company or any of its Subsidiaries may employ or transact business with any Person, notwithstanding the fact that a Member, or an Affiliate of a Member, may be, or may have an interest in or in connection with, such Person; provided that any such transaction shall be on an arms-length basis and shall be disclosed to the Managing Member in advance of the consummation thereof.

Section 12.10 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which act would have originally constituted a violation, from having the effect of an original violation.

Section 12.11 Severability. If any provision of this Agreement or its application to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make this Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid thereafter valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

Section 12.12 No Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Person other than the parties to this Agreement and their respective successors and assigns; provided however, that the holders of the Corresponding Series B Preferred Stock shall be express third party beneficiaries of this Agreement solely for purposes of enforcing the express rights granted to such Persons, the Requisite Holders or the Series B Preferred Director in this Agreement.

Section 12.13 Interpretation. It is the intention of the Members that the rights of the Members and their successors-in-interest shall be governed by the terms of this Agreement, and that the right of any Member or successor-in-interest to assign, Transfer, sell or otherwise dispose of any interest in the Company shall be subject to limitations and restrictions of this Agreement. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to one gender include all genders, and (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to.” The headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.

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Section 12.14 Further Assurances. Each Member shall execute all such certificates and other documents and shall do all such other acts as the Managing Member deems appropriate to comply with (a) the requirements of law for the formation of the Company, (b) any laws, rules, regulations and third-party requests relating to the acquisition, operation or holding of the property of the Company or (c) the intent and purposes of this Agreement.

Section 12.15 Counterparts. This Agreement may be executed in two or more counterparts (delivery of which may occur via facsimile), each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party’s execution of this as an amendment and restatement of the Previous Agreement, without the necessity of further proof thereof.

Section 12.16 Effectiveness. This Agreement shall be effective as an amendment and restatement of the Previous Agreement as of the Effective Date.

****

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[SIGNATURE PAGE TO THE EIGHTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT]

IN WITNESS WHEREOF, the undersigned Member, intending to be legally bound, has executed this Operating Agreement of Clear Street Holdings LLC as of the date first above written.

Clear Street Holdings USVI Inc.

By:	/s/ Elli Ausubel
Name: Elli Ausubel
Title: Authorized Signatory

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[SIGNATURE PAGE TO THE EIGHTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT]

IN WITNESS WHEREOF, the undersigned Member, intending to be legally bound, has executed this Operating Agreement of Clear Street Holdings LLC as of the date first above written.

Clear Street Group Inc.

By:	/s/ Christopher Pento
Name: Christopher Pento
Title: Chief Executive Officer

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[SIGNATURE PAGE TO THE EIGHTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT]

IN WITNESS WHEREOF, the undersigned Member, intending to be legally bound, has executed this Operating Agreement of Clear Street Holdings LLC as of the date first above written.

Clear Street Management LLC

By:	/s/ Christopher Pento
Name: Christopher Pento
Title: Officer

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[SIGNATURE PAGE TO THE EIGHTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT]

IN WITNESS WHEREOF, the undersigned Member, intending to be legally bound, has executed this Operating Agreement of Clear Street Holdings LLC as of the date first above written.

WBI LP

By:	/s/ Elli Ausubel
Name: Elli Ausubel
Title: Authorized Signatory

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EXHIBIT A

Member	Membership Interest
WBI LP 6100 Red Hook Qtr. St. Thomas USVI Attn: Elli Ausubel	Company Preferred Interest

Clear Street Management LLC 150 Greenwich Street, 45th Floor New York, NY 10006 Attn: Chris Pento	Company Participating Interest

Clear Street Holdings USVI Inc. 6100 Red Hook Qtr. St. Thomas USVI Attn: Elli Ausubel	130,373,000 Class A Units

Clear Street Group Inc. 150 Greenwich Street, 45th Floor New York, NY 10006 Attn: Chris Pento	33,492,853 Class C Units 300,000 Class D Units 1,400,000 Series A Preferred Units 52,197,604 Series B-l Preferred Units 2,406,757 Series B-2 Preferred Units

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SIXTH AMENDMENT TO CREDIT AGREEMENT

This Sixth Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of November 12, 2024, by and among CLEAR STREET LLC, a Delaware limited liability company (the “Borrower”), CLEAR STREET HOLDINGS LLC, a Delaware limited liability company (the “Guarantor” or the “Parent”), the financial institutions party to this Amendment, as the Initial Lenders, the New Lenders (as hereinafter defined), and BMO BANK N.A., as Administrative Agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS

A. The Borrower, the Initial Lenders and the Administrative Agent entered into a certain Credit Agreement, dated as of December 4, 2020, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. Each of Goldman Sachs Bank USA and Regions Bank (each a “New Lender” and together with the other financial institutions party to this Amendment, the “Lenders”) will be joining the Credit Agreement as a New Lender.

C. The Borrower has asked the Lenders to make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.

Subject to the satisfaction or waiver of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1. The following defined terms appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in their entirety as follows:

“Change of Control” means the occurrence of any of the following:

(a) the Cohen Affiliates shall cease at any time and for any reason (including death or incapacity) to own, directly or indirectly, at least 50.1 of the Voting Stock of the Parent and of the Ultimate Parent,

(b) the failure of the Parent to own, directly or indirectly, 100 of the Voting Stock of the Borrower,

(c) the Cohen Affiliates shall cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of the Ultimate Parent,

(d) the Ultimate Parent shall (i) at any time that Parent is managed by a board of directors (or equivalent governing body), cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of the Parent or (ii) at any time that Parent is managed by a managing member, cease to serve as the managing member of the Parent, or

(e) the Parent shall (i) at any time that Borrower is managed by a board of directors (or equivalent governing body), cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of the Borrower or (ii) at any time that Borrower is managed by a managing member, cease to serve as the managing member of the Borrower, or

(f) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness of the Ultimate Parent, the Parent or the Borrower shall occur.

“Commitment” means, as to any Lender, the obligation of such Lender to make Loans in an aggregate principal at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1attached hereto and made a part hereof, as the same may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the aggregate Commitments of the Lenders is $440,000,000 on the Sixth Amendment Effective Date.

“Overnight Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) Term SOFR for such day plus 0.11448 , (b) the Target Rate for such day, and (c) 0.25 . Any change in the Overnight Base Rate due to a change in the Target Rate or Term SOFR, as applicable, shall be effective from and including the effective date of the change in such rate. If the Term SOFR is not available for any reason, then the Overnight Base Rate shall be the greater of clauses (b) and (c) above and shall be determined without reference to clause (a) above.

“Parent” means Clear Street Holdings LLC, a Delaware limited liability company.

“Required Lenders” means (i) at any time there are two or fewer Lenders, 100 of the Lenders and (ii) at any time there are more than two Lenders, then two or more Lenders having Total Credit Exposures representing more than 50.0 of the Total Credit Exposures of all Lenders; provided, that Lenders that are Affiliates shall be deemed as single Lender for purposes of calculating the minimum number of Required Lenders. To the extent provided in the last paragraph of Section 11.3, the Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Reserve Borrowing Base” means, at any time, an amount equal to the difference between (A) the requested withdrawals of customers’ cash from the Excluded Account (including cash of customers’ PAB) , less (B) cash received by the Borrower that is required to be deposited into the Excluded Account, in each case from the last computation date of the value of the Excluded Account through the date of determination.

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“Settlement Bank Obligations” means any and all obligations of the Borrower owing to BMO Bank N.A. and its Affiliates, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with depository, cash management, and treasury management services provided to the Borrower, including, without limitation, controlled disbursement, automated clearinghouse transactions, payments to clearinghouses, return items, overdrafts, interstate depository network services, transfer of funds from the Borrower to any seller of securities.

“Sublimit” means, at any time the same is to be determined, an amount equal to 75.0 of the Commitments in effect at such time.

“Termination Date” means (i) November 11, 2025, (ii) the date upon which a Level II Termination Event occurs unless such Level II Termination Event has been waived in accordance with this Agreement, or (iii) or such earlier date on which the Commitment is terminated in whole pursuant to Section 2.14, 8.2 or 8.3.

1.2. Section 1.1 of the Credit Agreement shall be and hereby is amended by adding the following new defined terms thereto in proper alphabetical order:

“Sixth Amendment” means that certain Sixth Amendment to Credit Agreement dated as of November 12, 2024, by and among the Borrower, the Lenders, and the Administrative Agent.

“Sixth Amendment Effective Date” means the date that the Sixth Amendment becomes effective in accordance with its terms.

“Ultimate Parent” means Clear Street Group Inc., a Delaware corporation.

1.3. Clause (e) of the defined term “Eligible Equity Security” appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(e) the issuer of such security is not a Lender or an Affiliate of the Administrative Agent or any Lender.

1.4. Clause (a) of the defined term “Eligible Security” appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows (a) (i) it is traded on an Exchange and is not subject to any restriction on transfer (including without limitation Rule 144 and Rule 144A promulgated by the SEC) and (ii) is not a security that is a crypto currency or where the value of such security is derived from the value of any crypto currency, including exchange traded funds and trust for Bitcoin, Ether and any other crypto currency;

1.5. The defined terms “Sanctioned Person” and “Sanctions” appearing in Section 1.1 of the Credit Agreement shall be and hereby is amended by deleting the reference to “Her Majesty’s Treasury of the United Kingdom” to “His Majesty’s Treasury of the United Kingdom.”

1.6. Section 2.17(a) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(a) the aggregate amount of all such Revolver Increases after the Sixth Amendment Effective Date shall not exceed $100,000,000 and any such Revolver Increase shall be in an amount not less than $5,000,000 (or such lesser amount then agreed to by the Administrative Agent);

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1.7. Section 5.6 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 5.6. No Material Adverse Change. Since December 31, 2023, there has been no change in the condition (financial or otherwise) or business of the Borrower or of the Borrower and its Subsidiaries taken as a whole which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

1.8. Section 5.25 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 5.25. Designated Examining Authority. Financial Industry Regulatory Authority (“FINRA”) has been designated as the Designated Examining Authority for the Borrower, and the Borrower’s Designated Self-Regulatory Organizations are FINRA, the New York Stock Exchange, the National Futures Association and CME Group, Inc.

1.9. Section 6.5(c) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(c) (i) as soon as available, and in any event no later than 60 days after the last day of each fiscal quarter of each fiscal year of the Ultimate Parent, a copy of the consolidated balance sheet of the Ultimate Parent and its Subsidiaries as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings, and cash flows of the Ultimate Parent and its Subsidiaries for the fiscal quarter and for the fiscal year to date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Ultimate Parent in accordance with GAAP (subject to the absence of footnote disclosures and year end audit adjustments) and certified to by its chief financial officer or another officer of the Ultimate Parent acceptable to Administrative Agent;

(ii) as soon as available, and in any event within 120 days after the last day of each fiscal year of the Ultimate Parent, copies of the consolidated balance sheet of the Ultimate Parent and its Subsidiaries as of the close of such period and the consolidated statements of income, retained earnings, and cash flows of the Ultimate Parent and its Subsidiaries for such period, and accompanying notes thereto, each in reasonable detail, accompanied by an unqualified opinion (subject to normal year-end adjustments and except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Ultimate Parent’s independent certified public accountants) thereon of a firm of independent public accountants of recognized national standing, selected by the Ultimate Parent and reasonably satisfactory to the Administrative Agent, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

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1.10. Section 7.1(j) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(j) Intentionally Omitted; and

1.11. Sections 7.12(a) and (b) of the Credit Agreement shall be amended and restated to read in their entirety as follows:

(a) Minimum Tangible Net Worth. The Borrower shall at all times maintain its Tangible Net Worth of not less than $450,000,000 plus 50.0 of the aggregate Increases after the Sixth Amendment Effective Date.

(b) Minimum Excess Net Capital. The Borrower shall at all times maintain Excess Net Capital of not less than $300,000,000.

1.12. Section 8.1(n) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(n) Intentionally Omitted.

1.13. Section 10.1(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(b) NSCC Margin Collateral. To secure the payment and performance of the NSCC Margin Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing lien on and security interest in, and right of set-off against, all right, title, and interest of the Borrower, whether now owned or existing or hereafter created, acquired or arising, in and to all of the NSCC Margin Collateral; provided, that the Administrative Agent’s security in and lien on the Settlement Account granted herein shall be subordinate to the lien on the Settlement Account in favor of the Administrative Agent to secure the Settlement Bank Obligations.

1.14. Section 10.6(ii) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(ii) The Borrower agrees that the Settlement Account shall at all times be subject to the “control” (within the meaning of Section 9-104 of the UCC) of and held by the Administrative Agent as the depositary bank during the term of this Agreement. The Borrower shall have the right to transfer or otherwise dispose of any funds in the Settlement Account to finance the ordinary course operations of the Borrower’s business unless and until the Borrower has received notice from the Administrative Agent or the Required Lenders that an Event of Default has occurred and is continuing, provided, that no such notice is required and the Borrower shall no longer have the right to transfer or otherwise dispose of any such funds upon the occurrence of an Event of Default described in Section 8.1(j), 8.1(k), 8.1(l) or 8.1(m).

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1.15. The penultimate sentence of Section 11.2(d) of the Credit Agreement shall be and hereby is amended by deleting the phrase “acting solely for this purpose as an agent of the Borrower” and inserting in its place the phrase “acting solely for this purpose as a non-fiduciary agent of the Borrower”.

1.16. Section 11.3(iii) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(iii) no amendment shall do any of the following unless signed by each Lender affected thereby: (a) extend the Termination Date; provided, that only the consent of the Required Lenders shall be necessary to amend or waive any Level II Termination Event, (b) subordinate any of the Obligations owed to the Lenders in right of payment or otherwise adversely affect the priority of payment of any of such Obligations, or (c) subordinate any of the Liens securing the Obligations except to the extent such subordination is expressly permitted pursuant to Section 10.1(b) hereof; and

1.17. Section 11.20 of the Credit Agreement shall be and hereby is amended by deleting the period at the end of clause (i) and replacing it with “; or” and immediately thereafter inserting a new clause (j) to read in its entirety as follows:

or (j) to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (j).

1.18. Each of Schedule 2.1, Exhibit A and Exhibit C to the Credit Agreement shall be amended and restated in its entirety in the form of Schedule 2.1, Exhibit A and Exhibit C attached hereto.

SECTION 2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. The Borrower, the Guarantor, the Lenders, and the Administrative Agent shall have executed and delivered this Amendment.

2.2. If requested by any Lender increasing its Commitment, the Administrative Agent shall have received for such Lender such Lender’s duly executed Notes of the Borrower dated the date hereof.

2.3. The Administrative Agent shall have received copies of the Guarantor’s and the Borrower’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer).

6

2.4. The Administrative Agent shall have received copies (executed or certified as may be appropriate) of resolutions of the Board of Directors or other governing body of the Borrower and the Guarantor authorizing the execution, delivery, and performance of this Amendment.

2.5. The Administrative Agent shall have received an incumbency certificate containing the name, title and genuine signature of the Borrower’s Authorized Representatives.

2.6. The Administrative Agent shall have received good standing certificates for the Borrower and the Guarantor, dated as of a date no earlier than 30 days prior to the date hereof, from the Delaware Secretary of State.

2.7. Legal matters incident to the execution and delivery of the Loan Documents and to the transactions contemplated hereby shall be satisfactory to the Administrative Agent and its counsel; and the Administrative Agent shall have received the favorable written opinion of inhouse counsel for the Borrower in form and substance satisfactory to the Agent and its counsel.

2.8. The Administrative Agent shall have received fees set forth in that certain Mandate Letter dated August 27, 2024, between the Administrative Agent and the Borrower, including upfront fees payable to each Lender equal to 0.20 of such Lender’s Commitment after giving effect to this Amendment.

2.9. The Administrative Agent shall have received financing statement, tax, and judgment lien search results against the Guarantor, the Borrower and their Property evidencing the absence of Liens thereon except as permitted by Section 7.2 of the Credit Agreement.

SECTION 3. REPRESENTATIONS.

In order to induce the Lenders to enter into this Amendment, each of Borrower and the Guarantor (collectively, the “Credit Parties”) hereby represents and warrants to the Administrative Agent and the Required Lenders that as of the date hereof:

3.1. Authorization, Etc. Each Credit Party has the power and authority to execute, deliver and perform this Amendment. Each Credit Party has taken all necessary action (including, without limitation, obtaining approval of its equity holders, if necessary) to authorize its execution, delivery and performance of this Amendment. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Credit Parties’ execution, delivery and performance of this Amendment, except for those already duly obtained. This Amendment has been duly executed and delivered by the Credit Parties and constitutes the legal, valid and binding obligation of the Credit Parties, enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. The execution, delivery and performance of this Amendment by the Credit Parties does not (i) contravene the terms of any of such Credit Party’s Organizational Documents; (ii) conflict with or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon the Property of such Credit Party by reason of the terms of any material contractual obligation (including without limitation contractual obligations arising from any material agreements to which such Credit Party is a party or which is binding upon it); or (iii) violate any applicable law in any material respect.

7

3.2. Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

3.3. No Default. No Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4. REAFFIRMATIONS.

4.1. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Loan Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Loan Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2. The Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. The Guarantor hereby confirms to the Administrative Agent that, after giving effect to this Amendment, the Guarantee of the Guarantor and each other Loan Document to which the Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of the Guarantor to any future waivers or modifications to the Credit Agreement.

SECTION 5. NEW LENDERS; EQUALIZATION OF LOANS.

5.1. New Lenders. Upon the satisfaction of the conditions precedent set forth in Section 2 hereof, each New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement as a Lender, and have all the rights and obligations of a “Lender” under the Credit Agreement, (ii) shall have a Commitment in the amount set forth on Schedule 2.1 to the Credit

8

Agreement, and (iii) agrees to be bound by the terms and conditions of the Credit Agreement as if it were an original signatory thereto. Each New Lender hereby confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. Each New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. Each New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

5.2. Equalization of Loans. Upon the satisfaction of the conditions precedent set forth in Section 2 hereof, the Lenders each agree to make such purchases and sales of interests in the outstanding Loans among themselves so that each Lender is then holding its Percentage of outstanding Loans. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

SECTION 6. MISCELLANEOUS.

6.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or the other Loan Documents, except as specifically set forth herein. Without limiting the foregoing, each party to this Amendment agrees to comply with all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.

6.2. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent.

6.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be

9

an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of Amendment. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Amendment shall be deemed a Loan Document.

[Remainder Left Intentionally Blank]

10

This Sixth Amendment to Credit Agreement is entered into as of the date and year first above written.

CLEAR STREET LLC, as the Borrower

By:	/s/ Andrew Volz
Name: Andrew Volz
Title: Chief Executive Officer

CLEAR STREET HOLDINGS LLC, as the Guarantor

By:	/s/ Chris Pento
Name: Chris Pento
Title: Chief Executive Officer

[Signature Page to the Sixth Amendment to Credit Agreement]

ACCEPTED AND AGREED TO. BMO BANK N.A., as a Lender and as Administrative Agent

By:	/s/ Matthew Witt
Name: Matthew Witt
Title: Vice President

CIBC BANK USA, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

NORTHBROOK BANK & TRUST COMPANY, N.A., as a LENDER

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

OLD NATIONAL BANK, as a Lender

By:
Name:
Title:

[Signature Page to the Sixth Amendment to Credit Agreement]

ACCEPTED AND AGREED TO. BMO BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:	/s/ Morgan Donovan
Name: Morgan Donovan
Title: Managing Director

OLD NATIONAL BANK, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:	/s/ Brandon Troster
Name: Brandon Troster
Title: Senior Vice President

TRISTATE CAPITAL BANK, AS A LENDER

By:
Name:
Title:

[Signature Page to the Sixth Amendment to Credit Agreement]

ACCEPTED AND AGREED TO. BMO BANK N.A., as a Lender and as Administrative Agent

By:	/s/ Matthew Witt
Name: Matthew Witt
Title: Vice President

CIBC BANK USA, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

NORTHBROOK BANK & TRUST COMPANY, N.A., as a LENDER

By:	/s/ Connor Huxtable
Name: Connor Huxtable
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

OLD NATIONAL BANK, as a Lender

By:
Name:
Title:

[Signature Page to the Sixth Amendment to Credit Agreement]

ACCEPTED AND AGREED TO. BMO BANK N.A., as a Lender and as Administrative Agent

By:	/s/ Matthew Witt
Name: Matthew Witt
Title: Vice President

CIBC BANK USA, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

NORTHBROOK BANK & TRUST COMPANY, N.A., as a LENDER

By:
Name:
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Sherman Wong
Name: Sherman Wong
Title: Director

OLD NATIONAL BANK, as a Lender

By:
Name:
Title:

[Signature Page to the Sixth Amendment to Credit Agreement]

ACCEPTED AND AGREED TO. BMO BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:
Name:
Title:

OLD NATIONAL BANK, as a Lender

By:	/s/ Zachary Flahaven
Name: Zachary Flahaven
Title: SVP

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

TRISTATE CAPITAL BANK, AS A LENDER

By:
Name:
Title:

[Signature Page to the Sixth Amendment to Credit Agreement]

ACCEPTED AND AGREED TO. BMO BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:
Name:
Title:

OLD NATIONAL BANK, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

TRISTATE CAPITAL BANK, AS A LENDER

By:	/s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

[Signature Page to the Sixth Amendment to Credit Agreement]

TRISTATE CAPITAL BANK, as a Lender

By:
Name:
Title:

REGIONS BANK, as a New Lender

By:	/s/ William Soo
Name: William Soo
Title: Managing Director

GOLDMAN SACHS BANK USA, as a New Lender

By:
Name:
Title:

[Signature Page to the Sixth Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA, as a New Lender

By:	/s/ Ananda DeRoche
Name: Ananda DeRoche
Title: Authorized Signatory

[Signature Page to the Sixth Amendment to Credit Agreement]

EXHIBIT A

NOTICE OF BORROWING

Date:     ,

To:

BMO Bank N.A., as Administrative Agent for the Lenders party to the Credit Agreement dated as of December 4, 2020 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Clear Street LLC, certain Lenders which are signatories thereto, BMO Bank N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned,         (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the Borrowing specified below:

(1) Borrowing Date

(2) Dollar Amount of Loan Requested

(3)	Dollar Amount of Loan Requested and Type of Loan (check all the apply):

$       FICC Loan

$       Margin Loan - Customer Loan secured by Customer Securities

$       Margin Loan - Firm Loan secured by Firm Securities

$       NSCC Margin Loan

$       Receivable Loan

$       Reserve Loan

Annex I attached hereto sets forth data and computations evidencing the Borrowing Base, and all of such data and computations are true, correct and complete and have been made in accordance with the relevant sections of the Credit Agreement.

For new value received the undersigned hereby pledges to the Administrative Agent and grants to the Administrative Agent, for the benefit of the Lenders, a security interest in the securities and other Property listed on the schedule(s) attached hereto as Annex II and made a part hereof and confirms a pledge of and security interest in the same now in effect in favor of the Administrative Agent, together with all rights related thereto and all proceeds thereof pursuant to the terms of the Credit Agreement.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;

(b) no Default has occurred and is continuing or would result from such proposed Loan; and

(c) after giving effect to the Loan:

(i) the aggregate principal amount of all Loans outstanding under this Agreement shall not exceed the Commitment;

(ii) the aggregate principal amount of Margin Loans at any time outstanding shall not exceed the Margin Borrowing Base as then determined and computed,

(iii) the aggregate principal amount of FICC Loans at any time outstanding shall not exceed the FICC Borrowing Base as then determined and computed,

(iv) the aggregate principal amount of NSCC Margin Loans at any time outstanding shall not exceed the NSCC Borrowing Base as then determined and computed,

(v) the aggregate principal amount of Receivables Loans at any time outstanding shall not exceed the Receivable Borrowing Base as then determined and computed

(vi) the aggregate principal amount of Reserve Loans at any time outstanding shall not exceed the Reserve Borrowing Base as then determined and computed,

(vii) the aggregate principal amount of Customer Loans at any time outstanding shall not exceed the Customer Loan Limit, and

(viii) the aggregate principal amount of Firm Loans at any time outstanding shall not exceed the Firm Loan Limit.

(4)

With respect to FICC Loans, NSCC Margin Loans, Receivable Loans and Reserve Loans, the Number of Zero Loan Days during the current month:    . [Number of Zero Loan Days during any calendar month cannot be less than 8]

CLEAR STREET LLC

By:
Name:
Title:

ANNEX I

TO

NOTICE OF BORROWING

A - BORROWING BASE (MARGIN LOANS)**

(1)	Market Value of Eligible Federal Government Securities	x90	$
(2)	Market Value of Eligible Bond Securities	x90	$
(3)	the Market Value of Eligible Equity Securities	x80	$
(4)	Sum of Lines (1), (2) and (3)		$
(5)	Outstanding Margin Loans		$
(6)	Availability (Line (4) minus Line (5))		$

B - BORROWING BASE (FICC LOANS)
(1)	Eligible FICC Margin Deposits	x80	$
(2)	Outstanding FICC Loans		$
(3)	Availability (Line (A) minus Line (B))		$

C - BORROWING BASE (NSCC MARGIN L OANS)
(1)	Previous month 10th lowest Eligible NSCC Margin Deposits		$
(2)	Current Eligible NSCC Margin Deposits		$
(3)	Line (2) minus Line (1)		$
(4)	Line (3) multiplied by 80 (to the extent positive)		$
(5)	Outstanding NSCC Margin Loans		$
(6)	Availability (Line (4) minus Line (5))		$

** (i) Eligible Securities shall exclude securities held in the Borrower’s inventory for more than thirty (30) consecutive days and (ii) Eligible Bond Securities and Eligible Equity Securities of an issuer and its Affiliates of such Eligible Bond Security or Eligible Equity Security shall be excluded if the Market Value of such Eligible Bond Securities or Eligible Equity Securities exceeds 15% of all of the Collateral; provided, that only the excess Market Value shall be excluded for purposes of determining the Margin Borrowing Base.

D - BORROWING BASE (RECEIVABLE LOANS)

(1)	Aggregate unpaid amount of Eligible Receivables for which the margin has been called but not received by the Borrower	x80	$
(2)	The amount by which the Eligible Receivables owing from any one Account Debtor and its Affiliates exceeds 15 of all Eligible Receivables	X100	$
(3)	Line (1) minus Line (2)		$
(4)	Outstanding Receivable Loans		$
(5)	Availability (Line (3) minus Line (4))		$

E - BORROWING BASE (RESERVE LOANS)
(1)	Amount in Reserve Account as of (the “Requested Withdrawal Date”)		$
(2)	Requested customer withdrawals from the Requested Withdrawal Date		$
(3)	Deposits required to be made in the Excluded Account from the Requested Withdrawal Date		$
(4)	Line (2) minus Line (3) (to the extent positive)		$
(5)	Outstanding Reserve Loans		$
(6)	Availability (Line (4) minus Line (5)		$

2

LIMITATIONS ON AVAILABILITY
A.	Outstanding Loans after giving effect to such requested Borrowing (sum of Lines (A)(5), (B)(2), (C)(5), (D)(4), and (E)(5))	$
B.	The lesser of (i) $440,000,000 and (ii) Line A	$
C.	Outstanding FICC Loans, NSCC Margin Loans, Receivable Loans and Reserve Loans after giving effect to such requested Borrowing (sum of (B)(2), (C)(5), (D)(4), and (E)(5))	$
D.	The lesser of (i) 75.0 of the Commitments and (ii) Line C	$

3

Annex II

to

Notice of Borrowing

EXHIBIT C

CLEAR STREET LLC

COMPLIANCE CERTIFICATE

To: BMO Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of December 4, 2020, among Clear Street LLC, as Borrower, the Lenders party thereto from time to time, and BMO Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected      of the Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4. The financial statements required by Section 6.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5. The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement. In the event of a conflict between the attached spreadsheet and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this  day of     20___.

CLEAR STREET LLC

By:
Name:
Title:

2

SCHEDULE I

TO COMPLIANCE CERTIFICATE

CLEAR STREET LLC

COMPLIANCE CALCULATIONS

FOR CREDIT AGREEMENT DATED AS OF DECEMBER 4, 2020

CALCULATIONS AS OF     ,

A. Minimum Tangible Net Worth (Section 7.12(a))
1. Tangible Net Worth	$
2. Line A1 shall not be less than	$
3. The Borrower is in compliance (circle yes or no)		yes/no
B. Minimum Excess Net Capital (Section 7.12(b))
1. Excess Net Capital	$
2. Line B1 shall not be less than		$300,000,000
3. The Borrower is in compliance (circle yes or no)		yes/no
C. Total Assets to Total Equity (Section 7.12(c))
1. Total Assets	$
2. Matched repurchased agreements	$
3. Loans consisting of securities	$
4. Line C1 minus Line C2 minus Line C3	$
5. Total equity	$
6. Ratio of Line C4 to C5		to
7. Line C6 shall not exceed		13.0 to 1.0
8. The Borrower’s in Compliance		yes/no
D. Minimum Liquidity Ratio (Section 7.12(d))

1.  Unencumbered marketable securities (determined after taking into account prudent and customary financing haircuts as reasonably determined by the Administrative Agent) (exclusive of any securities on deposit in a Customer Reserve Bank Account or a PAB Reserve Bank Account, as those terms are defined in Exchange Act rule 15c3-3)

$

2.  Unencumbered cash (exclusive of any cash on deposit in a Customer Reserve Bank Account or a PAB Reserve Bank Account, as those terms are defined in Exchange Act rule 15c3-3 unless such cash on deposit is available to satisfy any obligation of the Borrower)

$

3.  Sum of Eligible FICC Margin Deposits and Eligible NSCC Margin Deposits (solely to the extent of the lesser of (x) the amount, if any, by which the Borrowing Base at such time exceeds the aggregate outstanding amount of Loans and (y) an amount equal to the Commitment minus the aggregate outstanding amount of Loans)

$
4. Sum of Lines D1 plus D2 plus D3	$

5.  Unsecured Indebtedness (other than the Loans, Subordinated Debt and intercompany Indebtedness that is subordinated to the Obligations, and exclusive of any credit balances carried for the account of any customer, broker or dealer)

$
6. Ratio of Line D4 to line D5		to
7. Line D6 ratio shall not be less than		1.0 to 1.0
8. The Borrower is in compliance (circle yes or no)		yes / no

2

SCHEDULE 2.1

COMMITMENTS

NAME OF LENDER	COMMITMENT
BMO Bank N.A.	$125,000,000.00
CIBC Bank USA	$60,000,000.00
Customers Bank	$50,000,000.00
Regions Bank	$50,000,000.00
Northbrook Bank & Trust Company, N.A.	$40,000,000.00
Bank of America, N.A.	$40,000,000.00
Old National Bank	$35,000,000.00
TriState Capital Bank	$20,000,000.00
Goldman Sachs Bank USA	$20,000,000.00

TOTAL	$440,000,000.00

SEVENTH AMENDMENT TO CREDIT AGREEMENT

This Seventh Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of February 5, 2025, by and among CLEAR STREET LLC, a Delaware limited liability company (the “Borrower”), CLEAR STREET HOLDINGS LLC, a Delaware limited liability company (the “Guarantor” or the “Parent”), the financial institutions party to this Amendment, as Lenders, and BMO BANK N.A., as Administrative Agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS

A. The Borrower, the Lenders and the Administrative Agent entered into a certain Credit Agreement, dated as of December 4, 2020, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower has asked the Required Lenders to make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.

Subject to the satisfaction or waiver of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1. The defined term “Total Assets to Total Equity Ratio” appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“Total Assets to Total Equity Ratio” means, at any time the same is to be determined, the ratio of (i) total assets of the Borrower and its Subsidiaries at such time, less assets constituting matched repos and matched securities loans (including synthetic stock loans) to the extent that there is an offsetting liability, less customer segregated cash and debt securities issued by the United States Treasury solely in connection with the futures commission merchant business to (ii) the difference between total assets of the Borrower and its Subsidiaries, less total liabilities and reserves of the Borrower and its Subsidiaries at such time, all as determined on a consolidated basis in accordance with GAAP.

1.2. Section 7.12(c) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(c) Total Assets to Total Equity Ratio. The Borrower shall not, at any time, permit the Total Assets to Total Equity Ratio to exceed 9.0 to 1.0.

1.3. Exhibit C to the Credit Agreement shall be amended and restated in the form of Exhibit C attached hereto.

SECTION 2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. The Borrower, the Guarantor, the Required Lenders, and the Administrative Agent shall have executed and delivered this Amendment.

2.2. Legal matters incident to the execution and delivery of this Amendment and to the transactions contemplated hereby shall be satisfactory to the Administrative Agent and its counsel.

SECTION 3. REPRESENTATIONS.

In order to induce the Lenders to enter into this Amendment, each of Borrower and the Guarantor (collectively, the “Credit Parties”) hereby represents and warrants to the Administrative Agent and the Required Lenders that as of the date hereof:

3.1. Authorization, Etc. Each Credit Party has the power and authority to execute, deliver and perform this Amendment. Each Credit Party has taken all necessary action (including, without limitation, obtaining approval of its equity holders, if necessary) to authorize its execution, delivery and performance of this Amendment. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Credit Parties’ execution, delivery and performance of this Amendment, except for those already duly obtained. This Amendment has been duly executed and delivered by the Credit Parties and constitutes the legal, valid and binding obligation of the Credit Parties, enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. The execution, delivery and performance of this Amendment by the Credit Parties does not (i) contravene the terms of any of such Credit Party’s Organizational Documents; (ii) conflict with or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon the Property of such Credit Party by reason of the terms of any material contractual obligation (including without limitation contractual obligations arising from any material agreements to which such Credit Party is a party or which is binding upon it); or (iii) violate any applicable law in any material respect.

3.2. Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

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3.3. No Default. No Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4. REAFFIRMATIONS.

4.1. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Loan Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Loan Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2. The Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. The Guarantor hereby confirms to the Administrative Agent that, after giving effect to this Amendment, the Guarantee of the Guarantor and each other Loan Document to which the Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of the Guarantor to any future waivers or modifications to the Credit Agreement.

SECTION 5. MISCELLANEOUS.

5.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or the other Loan Documents, except as specifically set forth herein. Without limiting the foregoing, each party to this Amendment agrees to comply with all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.

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5.2. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent.

5.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of Amendment. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Amendment shall be deemed a Loan Document.

[Remainder Left Intentionally Blank]

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This Seventh Amendment to Credit Agreement is entered into as of the date and year first above written.

CLEAR STREET LLC, as the Borrower

By:	/s/ Andrew Volz
Name: Andrew Volz
Title: Chief Executive Officer

CLEAR STREET HOLDINGS LLC, as the Guarantor

By:	/s/ Ed Tilly
Name: Ed Tilly
Title: Co-Chief Executive Officer

[Signature Page – Clear Street]

Accepted and agreed to.

BMO BANK N.A., as a Lender and as Administrative Agent

By:	/s/ Krupa Tantuwaya
Name: Krupa Tantuwaya
Title: Managing Director

CIBC BANK USA, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

NORTHBROOK BANK & TRUST COMPANY, N.A., as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

OLD NATIONAL BANK, as a Lender

By:
Name:
Title:

[Signature Page – Clear Street]

Accepted and agreed to.

BMO BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:	/s/ Morgan Donovan
Name: Morgan Donovan
Title: Managing Director

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

NORTHBROOK BANK & TRUST COMPANY, N.A., as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

OLD NATIONAL BANK, as a Lender

By:
Name:
Title:

[Signature Page – Clear Street]

Accepted and agreed to.

BMO BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:	/s/ Brandon Troster
Name: Brandon Troster
Title: SVP

NORTHBROOK BANK & TRUST COMPANY, N.A., as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

OLD NATIONAL BANK, as a Lender

By:
Name:
Title:

[Signature Page – Clear Street]

BMO BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

NORTHBROOK BANK & TRUST COMPANY, N.A., as a Lender

By:	/s/ Connor Huxtable
Name: Connor Huxtable
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

OLD NATIONAL BANK, as a Lender

By:
Name:
Title:

[Signature Page – Clear Street]

Accepted and agreed to.

BMO BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

NORTHBROOK BANK & TRUST COMPANY, N.A., as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Sherman Wong
Name: Sherman Wong
Title: Managing Director

OLD NATIONAL BANK, as a Lender

By:
Name:
Title:

[Signature Page – Clear Street]

Accepted and agreed to.

BMO BANK N.A., as a Lender and as Administrative Agent

By:
Name:
Title:

CIBC BANK USA, as a Lender

By:
Name:
Title:

CUSTOMERS BANK, as a Lender

By:
Name:
Title:

NORTHBROOK BANK & TRUST COMPANY, N.A., as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

OLD NATIONAL BANK, as a Lender

By:	/s/ Zachary Flahaven
Name: Zachary Flahaven
Title: SVP

[Signature Page – Clear Street]

TRISTATE CAPITAL BANK, as a Lender

By:	/s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

REGIONS BANK, as a Lender

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as a Lender

By:
Name:
Title:

M&T BANK, as a Lender

By:
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[Signature Page – Clear Street]

TRISTATE CAPITAL BANK, as a Lender

By:
Name:
Title:

REGIONS BANK, as a Lender

By:	/s/ William Soo
Name: William Soo
Title: Managing Director

GOLDMAN SACHS BANK USA, as a Lender

By:
Name:
Title:

M&T BANK, as a Lender

By:
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[Signature Page – Clear Street]

TRISTATE CAPITAL BANK, as a Lender

By:
Name:
Title:

REGIONS BANK, as a Lender

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Priyankush Goswami
Name: Priyankush Goswami
Title: Authorized Signatory

M&T BANK, as a Lender

By:
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[Signature Page – Clear Street]

TRISTATE CAPITAL BANK, as a Lender

By:
Name:
Title:

REGIONS BANK, as a Lender

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as a Lender

By:
Name:
Title:

M&T BANK, as a Lender

By:	/s/ Isaac Bailey
Name: Isaac Bailey
Title: Vice President

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[Signature Page – Clear Street]

TRISTATE CAPITAL BANK, as a Lender

By:
Name:
Title:

REGIONS BANK, as a Lender

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as a Lender

By:
Name:
Title:

M&T BANK, as a Lender

By:
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Chris Doering
Name: Chris Doering
Title: Senior Vice President

[Signature Page – Clear Street]

EIGHTH AMENDMENT TO CREDIT AGREEMENT

This Eighth Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of November 7, 2025, by and among CLEAR STREET LLC, a Delaware limited liability company (the “Borrower”), CLEAR STREET HOLDINGS LLC, a Delaware limited liability company (the “Guarantor” or the “Parent”), the financial institutions party to this Amendment, as the Initial Lenders, the New Lenders (as hereinafter defined), and BMO BANK N.A., as Administrative Agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS

A. The Borrower, the Initial Lenders and the Administrative Agent entered into a certain Credit Agreement, dated as of December 4, 2020, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower has asked the Lenders to make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

C. Each of the financial institutions executing this Amendment as a “New Lender” (each a “New Lender” and together with the Initial Lenders, the “Lenders”) will be joining the Credit Agreement as a New Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.

Subject to the satisfaction or waiver of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1. The following defined terms appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in their entirety as follows:

“Change of Control” means:

(a) Prior to the occurrence of a Qualifying IPO, the occurrence of any of the following:

(i) the Cohen Affiliates shall cease at any time and for any reason (including death or incapacity) to own, directly or indirectly, at least 50.1% of the Voting Stock of the Parent and of the Ultimate Parent;

(ii) the failure of the Parent to own, directly or indirectly, 100% of the Voting Stock of the Borrower,

(iii) the Cohen Affiliates shall cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of the Ultimate Parent,

(iv) the Ultimate Parent shall (i) at any time that Parent is managed by a board of directors (or equivalent governing body), cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of the Parent or (ii) at any time that Parent is managed by a managing member, cease to serve as the managing member of the Parent, or

(v) the Parent shall (i) at any time that Borrower is managed by a board of directors (or equivalent governing body), cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of the Borrower or (ii) at any time that Borrower is managed by a managing member, cease to serve as the managing member of the Borrower, or

(b) at any time upon or after the consummation of a Qualifying IPO, the occurrence of any of the following:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Cohen Affiliates becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the Voting Stock of Ultimate Parent on a fully-diluted basis (it being understood that any Person or group shall not be deemed to beneficially own equity interests or Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the equity interests or Voting Stock in connection with the transactions contemplated by such agreement); or

(ii) the failure of individuals who are members of the board of directors (or similar governing body) of the Borrower on the date of Qualifying IPO (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the date of Qualifying IPO or previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Borrower; provided, this clause (ii) shall not constitute a Change of Control if, at the time of such board change, the Cohen Affiliates continue to own, directly or indirectly, at least 50.1% of the Voting Stock of the Parent and of the Ultimate Parent; or

(c) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness of the Ultimate Parent, the Parent or the Borrower shall occur.

“Commitment” means, as to any Lender, the obligation of such Lender to make Loans in an aggregate principal at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1attached hereto and made a part hereof, as the same may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the aggregate Commitments of the Lenders is $980,000,000.00 as of the Eighth Amendment Effective Date.

“Excess Net Capital” means, as of any date the same is to be determined, the Borrower’s net capital as shown on line 3910 of the Borrower’s most recent FOCUS Part 2 report; provided, that capital charges related to contractual commitments in connection with underwriting the issuance of equity securities that are at least ninety percent (90%) presold may be added back to the determination of Excess Net Capital.

“Level I Termination Event” means the occurrence of any of the following:

(a) the NSCC requires the Borrower to make an Adequate Assurance Deposit or any other clearinghouse imposes a similar requirement on the Borrower;

(b) one or more Regulatory Authorities imposes fines, levies, or other monetary penalties (including the disgorgement of profits) against the Borrower in excess of $15,000,000 individually or in the aggregate;

(c) the Borrower enters into a settlement with any Person (including any Regulatory Authority), and the Borrower is obligated to pay an amount in excess of $15,000,000 as part of such settlement;

(d) one or more Regulatory Authorities imposes a fine, levy or other monetary penalty against the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer in excess of $1,000,000; or

(e) the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer enters into a settlement with any Person (including any Regulatory Authority), and such Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer is obligated to pay an amount in excess of $1,000,000 as part of such settlement.

“Level II Termination Event” means the occurrence of any of the following:

(a) one or more Regulatory Authorities imposes fines, levies, or other monetary penalties (including the disgorgement of profits) against the Borrower in excess of $20,000,000 individually or in the aggregate;

(b) any Regulatory Authority requires that a material portion of the Borrower’s business be suspended or otherwise prohibited from operating for a period of five (5) or more Business Days, including, as applicable, the suspension, revocation or termination of the Borrower as a broker-dealer with the SEC or as a member of a Regulatory Authority;

(c) the Borrower enters into a settlement with any Person (including any Regulatory Authority), and the Borrower is obligated to pay an amount in excess of $20,000,000 as part of such settlement;

(d) one or more Regulatory Authorities imposes a fine, levy or other monetary penalty against the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer, in their capacity as such, in excess of $2,000,000;

(e) the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer, in their capacity as such, enters into a settlement with any Person (including any Regulatory Authority), and such Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer, in their capacity as such, is obligated to pay an amount in excess of $2,000,000 as part of such settlement; or

(f) the Borrower’s then current Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer is suspended in any capacity for any reason for a period of five (5) or more Business Days or expelled by a Regulatory Authority.

“Receivable Borrowing Base” means, as of any time it is to be determined, the difference between (i) 80% of the aggregate unpaid amount of Eligible Receivables for which the margin has been called but not received by the Borrower; minus (ii) the amount by which the Eligible Receivables owing from a single Account Debtor (including the Affiliates of such Account Debtor) exceeds 25% of all Eligible Receivables, minus (iii) the amount by which the Eligible Receivables owing from any Account Debtor and its Affiliates (other than the single Account Debtor and its Affiliates set forth in clause (ii) above) exceeds 15% of all Eligible Receivables.

“Sublimit” means, at any time the same is to be determined, an amount equal to 80.0% of the Commitments in effect at such time.

“Termination Date” means the earliest to occur of: (i) November 6, 2026, (ii) the date upon which a Level II Termination Event occurs unless such Level II Termination Event has been waived in accordance with this Agreement, or (iii) the date upon which the Commitment is terminated in whole pursuant to Section 2.14, 8.2 or 8.3.

“Total Assets to Total Equity Ratio” means, at any time the same is to be determined, the ratio of (i)(A) total assets of the Borrower and its Subsidiaries at such time, less (B) assets constituting matched repos to the extent that there is an offsetting liability, less (C) the sum of matched stock loans, matched synthetic securities financing (including but not limited to SPX box option trades) to the extent that there is an offsetting liability and futures related customer balances to (ii) total shareholders’ equity of the Borrower and its Subsidiaries at such time, all as determined on a consolidated basis in accordance with GAAP.

1.2. The defined term “Applicable Interest Rate” appearing in Section 1.1 of the Credit Agreement shall be and hereby is amended by amending and restating clauses (ii) and (iv) therein to read in their entirety as follows:

(ii) a rate per annum equal to the Overnight Base Rate in effect from time to time plus 4.0% for FICC Loans

(iv) a rate per annum equal to the Overnight Base Rate in effect from time to time plus 4.0% for the Receivable Loans, and

1.3. The defined term “Eligible Bond Security” appearing in Section 1.1 of the Credit Agreement shall be and hereby is amended by amending and restating clause (g) therein to read in their entirety as follows:

(g) the issuer of such security is not the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or any Lender.

1.4. The defined term “Eligible Security” appearing in Section 1.1 of the Credit Agreement shall be and hereby is amended by amending and restating clause (e) therein to read in its entirety as follows:

(e) (i) it is held in an Account, and (ii) the issuer of such security is not an Affiliate of the Borrower.

1.5. Section 1.1 of the Credit Agreement shall be and hereby is amended by inserting new defined terms in their appropriate alphabetical order, each such defined term to read in its entirety as follows:

“Eighth Amendment” means that certain Eighth Amendment to Credit Agreement dated as of November 7, 2025, by and among the Borrower, the Lenders, and the Administrative Agent.

“Eighth Amendment Effective Date” means the date that the Eighth Amendment becomes effective in accordance with its terms.

“Qualifying IPO” means (i) the sale or issuance by Parent or any direct or indirect parent of Parent of its equity interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) or (ii) a transaction or series of transactions by Parent or any direct or indirect parent of Parent that results in the Equity Interests of Parent or any direct or indirect parent of Parent being registered under the Securities Act and listed on a national securities exchange.

1.6. Section 5.4(v) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(v) the Receivable Loans solely to finance the Borrower’s short-term liquidity needs arising from the timing difference between the Borrower calling for margin to be provided by its customers to it and such margin being received by the Borrower to meet margin calls at the Borrower’s futures and options clearinghouses and

1.7. Section 5.6 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 5.6. No Material Adverse Change. Since December 31, 2024, there has been no change in the condition (financial or otherwise) or business of the Borrower or of the Borrower and its Subsidiaries taken as a whole which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

1.8. Sections 7.12(a) and (b) of the Credit Agreement shall be amended and restated to read in their entirety as follows:

(a) Minimum Tangible Net Worth. The Borrower shall at all times maintain its Tangible Net Worth of not less than $600,000,000.

(b) Minimum Excess Net Capital. The Borrower shall at all times maintain Excess Net Capital of not less than $350,000,000.

1.8. The first sentence appearing in Section 11.4(d) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

To the fullest extent permitted by applicable law, no party shall assert, and each party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided, that nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

1.9. Each of Schedule 2.1, Exhibit A and Exhibit C to the Credit Agreement shall be amended and restated in its entirety in the form of Schedule 2.1, Exhibit A and Exhibit C attached hereto.

SECTION 2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. The Borrower, the Guarantor, the Lenders, and the Administrative Agent shall have executed and delivered this Amendment.

2.2. If requested by any Lender, the Administrative Agent shall have received for such Lender such Lender’s duly executed Note of the Borrower dated the date hereof.

2.3. The Administrative Agent shall have received copies of the Guarantor’s and the Borrower’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer).

2.4. The Administrative Agent shall have received copies (executed or certified as may be appropriate) of resolutions of the Board of Directors or other governing body of the Borrower and the Guarantor authorizing the execution, delivery, and performance of this Amendment.

2.5. The Administrative Agent shall have received an incumbency certificate containing the name, title and genuine signature of the Borrower’s and the Guarantor’s Authorized Representatives.

2.6. The Administrative Agent shall have received good standing certificates for the Borrower and the Guarantor, dated as of a date no earlier than 30 days prior to the date hereof, from the Delaware Secretary of State.

2.7. Legal matters incident to the execution and delivery of this Amendment and the other Loan Documents required hereby and to the transactions contemplated hereby shall be satisfactory to the Administrative Agent and its counsel; and the Administrative Agent shall have received the favorable written opinion of in-house counsel for the Borrower in form and substance satisfactory to the Agent and its counsel.

2.8. The Administrative Agent shall have received fees set forth in that certain Mandate Letter dated September 26, 2025, between the Administrative Agent and the Borrower, including upfront fees payable to each Lender equal to 0.20% of such Lender’s Commitment after giving effect to this Amendment.

2.9. The Administrative Agent shall have received financing statement, tax, and judgment lien search results against the Guarantor, the Borrower and their Property evidencing the absence of Liens thereon except as permitted by Section 7.2 of the Credit Agreement.

SECTION 3. REPRESENTATIONS.

In order to induce the Lenders to enter into this Amendment, each of Borrower and the Guarantor (collectively, the “Credit Parties”) hereby represents and warrants to the Administrative Agent and the Required Lenders that as of the date hereof:

3.1. Authorization, Etc. Each Credit Party has the power and authority to execute, deliver and perform this Amendment. Each Credit Party has taken all necessary action (including, without limitation, obtaining approval of its equity holders, if necessary) to authorize its execution, delivery and performance of this Amendment. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Credit Parties’ execution, delivery and performance of this Amendment, except for those already duly obtained. This Amendment has been duly executed and delivered by the Credit Parties and constitutes the legal, valid and binding obligation of the Credit Parties, enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. The execution, delivery and performance of this Amendment by the Credit Parties does not (i) contravene the terms of any of such Credit Party’s Organizational Documents; (ii) conflict with or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon the Property of such Credit Party by reason of the terms of any material contractual obligation (including without limitation contractual obligations arising from any material agreements to which such Credit Party is a party or which is binding upon it); or (iii) violate any applicable law in any material respect.

3.2. Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

3.3. No Default. No Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4. REAFFIRMATIONS.

4.1. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Loan Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Loan Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2. The Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. The Guarantor hereby confirms to the Administrative Agent that, after giving effect to this Amendment, the Guarantee of the Guarantor and each other Loan Document to which the Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of the Guarantor to any future waivers or modifications to the Credit Agreement.

SECTION 5. NEW LENDERS; EQUALIZATION OF LOANS; DESIGNATION OF ADDITIONAL AGENTS.

5.1. New Lenders. Upon the satisfaction of the conditions precedent set forth in Section 2 hereof, each New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement as a Lender, and have all the rights and obligations of a “Lender” under the Credit Agreement, (ii) shall have a Commitment in the amount set forth on Schedule 2.1 to the Credit Agreement, and (iii) agrees to be bound by the terms and conditions of the Credit Agreement as if it were an original signatory thereto. Each New Lender hereby confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. Each New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. Each New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

5.2. Equalization of Loans. Upon the satisfaction of the conditions precedent set forth in Section 2 hereof, the Lenders each agree to make such purchases and sales of interests in the outstanding Loans among themselves so that each Lender is then holding its Percentage of outstanding Loans. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

5.3. Designation of Additional Agents. The Administrative Agent appoints Bank of America, N.A., Regions Bank and UBS Securities LLC as Co-Documentation Agents in accordance with Section 9.8 of the Credit Agreement.

SECTION 6. MISCELLANEOUS.

6.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or the other Loan Documents, except as specifically set forth herein. Without limiting the foregoing, each party to this Amendment agrees to comply with all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.

6.2. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent.

6.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of Amendment. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Amendment shall be deemed a Loan Document.

[Remainder Left Intentionally Blank]

This Eighth Amendment to Credit Agreement is entered into as of the date and year first above written.

CLEAR STREET LLC, as the Borrower

By:	/s/ Andrew Volz
Name: Andrew Volz
Title: Chief Executive Officer

CLEAR STREET HOLDINGS LLC, as the Guarantor

By:	/s/ Ed Tilly
Name: Ed Tilly
Title: Co-Chief Executive Officer

[Signature Page to the Eighth Amendment to Credit Agreement]

Accepted and agreed to. BMO BANK N.A., as an Initial Lender and as Administrative Agent

By:	/s/ Matthew Witt
Name: Matthew Witt
Title: Vice President

[Signature Page to the Eighth Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as an Initial Lender and as a Co-Documentation Agent

By:	/s/ Sherman Wong
Name: Sherman Wong
Title: Managing Director

[Signature Page to the Eighth Amendment to Credit Agreement]

Accepted and agreed to. REGIONS BANK, as a Lender

By:	/s/ Brian Sandler
Name: Brian Sandler
Title: Managing Director

[Signature Page to the Eighth Amendment to Credit Agreement]

CIBC BANK USA, as an Initial Lender

By:	/s/ Morgan Donovan
Name: Morgan Donovan
Title: Managing Director

[Signature Page to the Eighth Amendment to Credit Agreement]

CUSTOMERS BANK, as an Initial Lender

By:	/s/ Brandon Troster
Name: Brandon Troster
Title: SVP

[Signature Page to the Eighth Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA, as an Initial Lender

By:	/s/ Dan Starr
Name: Dan Starr
Title: Authorized Signatory

[Signature Page to the Eighth Amendment to Credit Agreement]

M&T BANK, as an Initial Lender

By:	/s/ Isaac Bailey
Name: Isaac Bailey
Title: Vice President

[Signature Page to the Eighth Amendment to Credit Agreement]

U.S. BANK, NATIONAL ASSOCIATION, as an Initial Lender

By:	/s/ Chris Doering
Name: Chris Doering
Title: SVP

[Signature Page to the Eighth Amendment to Credit Agreement]

NORTHBROOK BANK & TRUST COMPANY, N.A., as an Initial Lender

By:	/s/ Connor Huxtable
Name: Connor Huxtable
Title: Vice President

[Signature Page to the Eighth Amendment to Credit Agreement]

OLD NATIONAL BANK, as an Initial Lender

By:	/s/ Jack Arends
Name: Jack Arends
Title: Authorized Signatory

[Signature Page to the Eighth Amendment to Credit Agreement]

TRISTATE CAPITAL BANK, as an Initial Lender

By:	/s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

[Signature Page to the Eighth Amendment to Credit Agreement]

UBS AG, STAMFORD BRANCH, as a New Lender and as a Co-Documentation Agent

By:	/s/ Joselin Fernandes
Name: Joselin Fernandes
Title: Director

By:	/s/ Muhammad Afzal
Name: Muhammad Afzal
Title: Director

[Signature Page to the Eighth Amendment to Credit Agreement]

BARCLAYS BANK PLC, as a New Lender

By:	/s/ Edward Pan
Name: Edward Pan
Title: Director

[Signature Page to the Eighth Amendment to Credit Agreement]

THE HUNTINGTON NATIONAL BANK, as a New Lender

By:	/s/ Amy Prager
Name: Amy Prager
Title: Managing Director

[Signature Page to the Eighth Amendment to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a New Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to the Eighth Amendment to Credit Agreement]

ROYAL BANK OF CANADA, as a New Lender

By:	/s/ Staci Sunshine Gola
Name: Stacy Sunshine Gola
Title: Authorized Signatory

[Signature Page to the Eighth Amendment to Credit Agreement]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a New Lender

By:	/s/ Tracy Win
Name: Tracy Win
Title: Authorized Signatory

[Signature Page to the Eighth Amendment to Credit Agreement]

THE BANK OF NEW YORK MELLON, as a New Lender

By:	/s/ Sonia Malhotra
Name: Sonia Malhotra
Title: Director

[Signature Page to the Eighth Amendment to Credit Agreement]

EXHIBIT A

NOTICE OF BORROWING

Date: ____________, ____

To:	BMO Bank N.A., as Administrative Agent for the Lenders party to the Credit Agreement dated as of December 4, 2020 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Clear Street LLC, certain Lenders which are signatories thereto, BMO Bank N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, __________________________ (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the Borrowing specified below:

(1)	Borrowing Date

(2)	Dollar Amount of Loan Requested

(3)	Dollar Amount of Loan Requested and Type of Loan (check all the apply):

	$	FICC Loan

	$	Margin Loan - Customer Loan secured by Customer Securities

	$	Margin Loan - Firm Loan secured by Firm Securities

	$	NSCC Margin Loan

	$	Receivable Loan

	$	Reserve Loan

Annex I attached hereto sets forth data and computations evidencing the Borrowing Base, and all of such data and computations are true, correct and complete and have been made in accordance with the relevant sections of the Credit Agreement.

For new value received the undersigned hereby pledges to the Administrative Agent and grants to the Administrative Agent, for the benefit of the Lenders, a security interest in the securities and other Property listed on the schedule(s) attached hereto as Annex II and made a part hereof and confirms a pledge of and security interest in the same now in effect in favor of the Administrative Agent, together with all rights related thereto and all proceeds thereof pursuant to the terms of the Credit Agreement.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;

(b) no Default has occurred and is continuing or would result from such proposed Loan; and

(c) after giving effect to the Loan:

(i) the aggregate principal amount of all Loans outstanding under this Agreement shall not exceed the Commitment;

(ii) the aggregate principal amount of Margin Loans at any time outstanding shall not exceed the Margin Borrowing Base as then determined and computed,

(iii) the aggregate principal amount of FICC Loans at any time outstanding shall not exceed the FICC Borrowing Base as then determined and computed,

(iv) the aggregate principal amount of NSCC Margin Loans at any time outstanding shall not exceed the NSCC Borrowing Base as then determined and computed,

(v) the aggregate principal amount of Receivables Loans at any time outstanding shall not exceed the Receivable Borrowing Base as then determined and computed

(vi) the aggregate principal amount of Reserve Loans at any time outstanding shall not exceed the Reserve Borrowing Base as then determined and computed,

(vii) the aggregate principal amount of Customer Loans at any time outstanding shall not exceed the Customer Loan Limit, and

(viii) the aggregate principal amount of Firm Loans at any time outstanding shall not exceed the Firm Loan Limit.

(4)

With respect to FICC Loans, NSCC Margin Loans, Receivable Loans and Reserve Loans, the Number of Zero Loan Days during the current month: [Number of Zero Loan Days during any calendar month cannot be less than 8]

CLEAR STREET LLC

By:
Name:
Title:

ANNEX I

TO

NOTICE OF BORROWING

A - BORROWING BASE (MARGIN LOANS)**
(1)	Market Value of Eligible Federal Government Securities	x 90%	$	____________
(2)	Market Value of Eligible Bond Securities	x 90%	$	____________
(3)	the Market Value of Eligible Equity Securities	x 80%	$	____________
(4)	Sum of Lines (1), (2) and (3)		$	____________
(5)	Outstanding Margin Loans		$	____________
(6)	Availability (Line (4) minus Line (5))		$	____________
B - BORROWING BASE (FICC LOANS)
(1)	Eligible FICC Margin Deposits	x 80%	$	____________
(2)	Outstanding FICC Loans		$	____________
(3)	Availability (Line (A) minus Line (B))		$	____________
C - BORROWING BASE (NSCC MARGIN LOANS)
(1)	Previous month 10th lowest Eligible NSCC Margin Deposits		$	____________
(2)	Current Eligible NSCC Margin Deposits		$	____________
(3)	Line (2) minus Line (1)		$	____________
(4)	Line (3) multiplied by 80% (to the extent positive)		$	____________
(5)	Outstanding NSCC Margin Loans		$	____________
(6)	Availability (Line (4) minus Line (5))		$	____________

**

(i) Eligible Securities shall exclude securities held in the Borrower’s inventory for more than thirty (30) consecutive days and (ii) Eligible Bond Securities and Eligible Equity Securities of an issuer and its Affiliates of such Eligible Bond Security or Eligible Equity Security shall be excluded if the Market Value of such Eligible Bond Securities or Eligible Equity Securities exceeds 15% of all of the Collateral; provided, that only the excess Market Value shall be excluded for purposes of determining the Margin Borrowing Base

D - BORROWING BASE (RECEIVABLE LOANS)
(1)	Aggregate unpaid amount of Eligible Receivables for which the margin has been called but not received by the Borrower	x 80%	$	____________
(2)	The amount by which the Eligible Receivables owing from a single Account Debtor (including the Affiliates of such Account Debtor) exceeds 25% of all Eligible Receivables	X 100%	$	____________
(3)	The amount by which the Eligible Receivables owing from any one Account Debtor and its Affiliates exceeds 15% of all Eligible Receivables	X 100%	$	____________
(4)	Line (1) minus Line (2) minus Line (3)		$	____________
(5)	Outstanding Receivable Loans		$	____________
(6)	Availability (Line (4) minus Line (5))		$	____________
E - BORROWING BASE (RESERVE LOANS)
(1)	Amount in Reserve Account as of _______ (the “Requested Withdrawal Date”)		$	____________
(2)	Requested customer withdrawals from the Requested Withdrawal Date		$	____________
(3)	Deposits required to be made in the Excluded Account from the Requested Withdrawal Date		$	____________
(4)	Line (2) minus Line (3) (to the extent positive)		$	____________
(5)	Outstanding Reserve Loans		$	____________
(6)	Availability (Line (4) minus Line (5)		$	____________

LIMITATIONS ON AVAILABILITY
A.	Outstanding Loans after giving effect to such requested Borrowing (sum of Lines (A)(5), (B)(2), (C)(5), (D)(5), and (E)(5))	$	____________
B.	The lesser of (i) the Commitments and (ii) Line A	$	____________
C.	Outstanding FICC Loans, NSCC Margin Loans, Receivable Loans and Reserve Loans after giving effect to such requested Borrowing (sum of (B)(2), (C)(5), (D)(5), and (E)(5))	$	____________
D.	The lesser of (i) the Sublimit and(ii) Line C	$	____________

Annex II

to

Notice of Borrowing

EXHIBIT C

CLEAR STREET LLC

COMPLIANCE CERTIFICATE

To:	BMO Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of December 4, 2020, among Clear Street LLC, as Borrower, the Lenders party thereto from time to time, and BMO Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected ______________ of the Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4. The financial statements required by Section 6.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5. The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement. In the event of a conflict between the attached spreadsheet and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____________ day of _______________ 20__.

CLEAR STREET LLC

By:
Name:
Title:

SCHEDULE I

TO COMPLIANCE CERTIFICATE

CLEAR STREET LLC

COMPLIANCE CALCULATIONS

FOR CREDIT AGREEMENT DATED AS OF DECEMBER 4, 2020

CALCULATIONS AS OF ___________________, __________

A.	Minimum Tangible Net Worth (Section 7.12(a))
1.	Tangible Net Worth	$____________
2.	Line A1 shall not be less than	$ 600,000,000
3.	The Borrower is in compliance (circle yes or no)	yes/no
B.	Minimum Excess Net Capital (Section 7.12(b))
1.	Excess Net Capital	$____________
2.	Line B1 shall not be less than	$ 350,000,000
3.	The Borrower is in compliance (circle yes or no)	yes/no
C.	Total Assets to Total Equity (Section 7.12(c))
1.	Total Assets	$____________
2.	Assets constituting matched repos to the extent that there is an offsetting liability	$____________
3.	The sum of matched stock loans, matched synthetic securities financing (including but not limited to SPX box option trades) to the extent that there is an offsetting liability and futures related customer balances	$____________
4.	Line C1 minus Line C2 minus Line C3
5.	Total shareholders’ equity of the Borrower and its Subsidiaries	$____________
6.	Ratio of Line C4 to C5	______ to ___
7.	Line C6 shall not exceed	9.0 to 1.0
8.	The Borrower’s in Compliance	yes/no

D.	Minimum Liquidity Ratio (Section 7.12(d))
1.	Unencumbered marketable securities (determined after taking into account prudent and customary financing haircuts as reasonably determined by the Administrative Agent) (exclusive of any securities on deposit in a Customer Reserve Bank Account or a PAB Reserve Bank Account, as those terms are defined in Exchange Act rule 15c3- 3)	$____________
2.	Unencumbered cash (exclusive of any cash on deposit in a Customer Reserve Bank Account or a PAB Reserve Bank Account, as those terms are defined in Exchange Act rule 15c3-3 unless such cash on deposit is available to satisfy any obligation of the Borrower)	$____________
3.	Sum of Eligible FICC Margin Deposits and Eligible NSCC Margin Deposits (solely to the extent of the lesser of (x) the amount, if any, by which the Borrowing Base at such time exceeds the aggregate outstanding amount of Loans and (y) an amount equal to the Commitment minus the aggregate outstanding amount of Loans)	$____________
4.	Sum of Lines D1 plus D2 plus D3	$____________
5.	Unsecured Indebtedness (other than the Loans, Subordinated Debt and intercompany Indebtedness that is subordinated to the Obligations, and exclusive of any credit balances carried for the account of any customer, broker or dealer)	$____________
6.	Ratio of Line D4 to line D5	___ to ___
7.	Line D6 ratio shall not be less than	1.0 to 1.0
8.	The Borrower is in compliance (circle yes or no)	yes/no

SCHEDULE 2.1

COMMITMENTS

NAME OF LENDER	COMMITMENT
BMO Bank N.A.	$125,000,000.00
Bank of America, N.A.	$75,000,000.00
Regions Bank	$75,000,000.00
UBS AG, Stamford Branch	$75,000,000.00
CIBC Bank USA	$65,000,000.00
Barclays Bank PLC	$50,000,000.00
Customers Bank	$50,000,000.00
Goldman Sachs Bank USA	$50,000,000.00
The Huntington National Bank	$50,000,000.00
M&T Bank	$50,000,000.00
Morgan Stanley Senior Funding, Inc.	$50,000,000.00
Royal Bank of Canada	$50,000,000.00
The Toronto-Dominion Bank, New York Branch	$50,000,000.00
U.S. Bank National Association	$50,000,000.00
Northbrook Bank & Trust Company, N.A.	$45,000,000.00
Old National Bank	$35,000,000.00
TriState Capital Bank	$25,000,000.00
The Bank of New York Mellon	$10,000,000.00
Total	$980,000,000.00